UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Cbeyond, Inc.

(Name of Registrant as Specified In Its Charter)

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320 Interstate North Parkway, Suite 500

Atlanta, Georgia 30339

(678) 424-2400

Dear Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Cbeyond, Inc., a Delaware corporation (“Cbeyond”), to be held at 9:30 a.m., local time, on Wednesday, July 9, 2014 at Hyatt House, 3595 Cumberland Boulevard Southeast, Atlanta, Georgia 30339.

On April 19, 2014, Cbeyond entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Birch Communications, Inc., a Georgia corporation (“Birch”), and Hawks Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Birch (“Merger Sub”), pursuant to which, among other things, Merger Sub will be merged with and into Cbeyond (the “Merger”) and the separate corporate existence of Merger Sub will cease with Cbeyond continuing as the surviving corporation in the Merger. If the Merger is completed, Cbeyond stockholders will have the right to receive approximately $10.00 per share in cash, without interest, subject to any withholding taxes required by applicable law and subject to potential reduction to an amount expected to be no less than $9.97 based on the actual number of shares of Cbeyond common stock (including restricted stock) and stock options outstanding at the effective time of the Merger and the maximum amount of aggregate consideration that Birch has agreed to pay pursuant to the Merger Agreement, in each case, as further described in this proxy statement. At the annual meeting, holders of Cbeyond common stock will be asked to consider and vote on:

•	a proposal to adopt the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement;

•	a non-binding, advisory proposal to approve certain compensation payable or that may become payable to our named executive officers in connection with the Merger;

•

a proposal to adjourn the annual meeting, if necessary, to solicit additional votes in favor of the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the annual meeting;

•

the election of two Class III directors to hold office until the effective time of the Merger, or, if the Merger is not completed, until the 2017 Annual Meeting of Stockholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death, or removal from office);

•	the ratification of the appointment by the Audit Committee of Ernst & Young LLP as Cbeyond’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	a non-binding, advisory proposal to approve the compensation that was paid to Cbeyond’s named executive officers.

The obligations of Cbeyond and Birch to complete the Merger are subject to the satisfaction or waiver of several conditions set forth in the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this proxy statement, and you are encouraged to read it in its entirety.

After careful consideration, Cbeyond’s Board of Directors determined that the Merger and the transactions contemplated by the Merger Agreement are advisable, substantively and procedurally fair to, and in the best interests of Cbeyond and its stockholders and unanimously authorized, accepted, approved and adopted the Merger Agreement and the transactions contemplated therein, including the Merger. Accordingly, Cbeyond’s Board of Directors recommends that you vote “FOR” the proposal to adopt the Merger Agreement and

i

approve the Merger and other transactions contemplated by the Merger Agreement (Proposal No. 1). The Board recommends that you vote “FOR” the proposal to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to the named executive officers of Cbeyond in connection with the Merger (Proposal No. 2). Cbeyond’s Board of Directors considered a number of factors in evaluating the Merger and also consulted with its financial advisor and outside counsel. The Cbeyond Board of Directors’ reasons for reaching these determinations are described in the enclosed proxy statement. If there are insufficient votes at the time of the annual meeting to approve the proposal to adopt the Merger Agreement, Cbeyond may propose to adjourn the annual meeting for the purpose of soliciting additional votes in favor of the proposal to adopt the Merger Agreement. Cbeyond’s Board of Directors recommends that you vote “FOR” the adjournment of the annual meeting, if necessary, to solicit additional votes in favor of the proposal to approve the adoption of the Merger Agreement (Proposal No. 3). Cbeyond’s Board of Directors recommends that you vote “FOR” each of the two nominees for Class III directors (Proposal No. 4), “FOR” the ratification of Ernst & Young LLP as Cbeyond’s independent auditor for fiscal 2014 (Proposal No. 5) and “FOR” the proposal to approve, on an advisory non-binding basis, the compensation that was paid to Cbeyond’s named executive officers (Proposal No. 6).

Your vote is very important. The Merger cannot be completed unless the proposal to adopt the Merger Agreement is approved by at least a majority of the outstanding shares of Cbeyond’s common stock.

Abstentions or the failure to vote your shares will have the same effect as a vote against the Merger. Therefore, it is important that your shares be represented and voted at the annual meeting. Even if you plan to attend the annual meeting in person, Cbeyond requests that you submit your proxy or voting instructions in advance of the annual meeting to ensure that your shares will be represented at the annual meeting in the event that your plans change and you are unable to attend. You may submit your proxy (i) via the Internet at www.proxyvote.com or (ii) by completing and signing the enclosed proxy and returning it in the accompanying postage pre-paid envelope. If your shares are held in the name of a broker, bank or other nominee, you may provide your voting instructions in accordance with the instructions provided by your broker, bank or other nominee. Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Thank you for your cooperation and continued support.

Sincerely,

James F. Geiger

Founder, Chairman and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger or the Merger Agreement, passed upon the merits or fairness of the Merger, or passed upon the adequacy or accuracy of the disclosure in the proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated June 5, 2014 and is first being mailed to stockholders on or about June 5, 2014.

320 Interstate North Parkway, Suite 500

Atlanta, Georgia 30339

(678) 424-2400

NOTICE OF ANNUAL MEETING

TO BE HELD JULY 9, 2014

The 2014 annual meeting of stockholders of Cbeyond will be held on Wednesday, July 9, 2014, at 9:30 a.m., local time, at the Hyatt House, 3595 Cumberland Boulevard Southeast, Atlanta, Georgia 30339, for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of April 19, 2014, as it may be amended from time to time (the “Merger Agreement”), by and among Cbeyond, Birch Communications, Inc., a Georgia corporation (“Birch”), and Hawks Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Birch (“Merger Sub”) and approve the Merger and other transactions contemplated by the Merger Agreement;

2. To approve, on an advisory non-binding basis, the compensation that may be paid or become payable to the named executive officers of Cbeyond in connection with the Merger;

3. To approve the adjournment of the annual meeting, if necessary or appropriate, including to solicit additional votes in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the annual meeting to approve the proposal to adopt the Merger Agreement;

4. To elect two Class III directors to hold office until the effective time of the Merger or, if the Merger is not completed, until the 2017 Annual Meeting of Stockholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death, or removal from office);

5. To ratify the appointment by the Audit Committee of Ernst & Young LLP as Cbeyond’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

6. To approve, on an advisory non-binding basis, the compensation that was paid to Cbeyond’s named executive officers; and

7. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed proxy statement.

The Board of Directors has fixed June 2, 2014 as the record date for determining stockholders entitled to vote at the annual meeting or any adjournments thereof.

You are cordially invited to attend the annual meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to vote your shares online or by mail by completing and returning the accompanying proxy card as promptly as possible to ensure your shares are voted at the meeting. If you choose to attend the meeting you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to Cbeyond, Attention: William Weber, General Counsel; by delivering a duly executed proxy bearing a later date to Cbeyond; or by attending the annual meeting and voting in person.

By Order of the Board of Directors,

J. Robert Fugate, Chief Financial Officer

June 5, 2014

Atlanta, Georgia

v

ANNEX A	Agreement and Plan of Merger by and among Birch Communications, Inc., Hawks Merger Sub, Inc. and Cbeyond, Inc., dated as of April 19, 2014.

ANNEX B	Opinion of UBS Securities LLC

ANNEX C	Section 262 of the General Corporation Law of the State of Delaware, as amended

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER

The following questions and answers briefly address some commonly asked questions about the annual meeting, the Merger Agreement and the Merger. These questions and answers do not contain all of the details that may be important to you as a stockholder of Cbeyond. Therefore, Cbeyond encourages you to carefully read this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information” on page 127 of this proxy statement. In this proxy statement, unless the context requires otherwise, the term “Cbeyond” refers to Cbeyond, Inc., a Delaware corporation, and its subsidiaries. The term “Birch” refers to Birch Communications, Inc., a Georgia corporation, and the term “Merger Sub” refers to Hawks Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Birch. The term “Merger Agreement” refers to the Agreement and Plan of Merger, dated as of April 19, 2014, as it may be amended from time to time, by and among Cbeyond, Birch and Merger Sub. Unless the context requires otherwise, the terms “you” and the “Cbeyond stockholders” refer to holders of Cbeyond’s common stock, par value $0.01 per share.

Q. Why is Cbeyond sending this proxy statement and proxy card?

A. On April 19, 2014, Cbeyond entered into the Merger Agreement providing for the merger of Merger Sub with and into Cbeyond, with Cbeyond surviving as a privately-held, wholly-owned subsidiary of Birch (the “Merger”). Cbeyond’s Board of Directors, which we refer to as the “Board of Directors” or the “Board”, is soliciting the vote of the Cbeyond Stockholders to approve the proposal to adopt the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement and the other matters to be voted on at the annual meeting. The Merger cannot occur without the required approval of the Cbeyond Stockholders.

Q. When and where is the annual meeting?

A. The annual meeting will take place on Wednesday, July 9, 2014 at 9:30 a.m., local time. The location of the annual meeting is the Hyatt House, 3595 Cumberland Boulevard Southeast, Atlanta, Georgia 30339.

Q. Who may attend and vote at the annual meeting?

A. All holders of Cbeyond’s common stock as of the record date for the annual meeting, which is June 2, 2014, are entitled to receive notice of, attend the annual meeting or any adjournment or postponement thereof and vote at the annual meeting.

You are entitled to attend the annual meeting only if you were a Cbeyond stockholder as of the close of business on June 2, 2014 or hold a valid proxy for the annual meeting. For directions to the annual meeting, please call Cbeyond’s Investor Relations at (678) 424-2400.

Q. What matters will be voted on at the annual meeting?

A. At the annual meeting, holders of Cbeyond’s common stock present in person or represented by proxy and entitled to vote will be asked:

•

to consider and vote on a proposal to adopt the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement, pursuant to which Cbeyond will become a wholly-owned subsidiary of Birch;

•	to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to the named executive officers of Cbeyond in connection with the Merger;

•

to approve the adjournment of the annual meeting, if necessary, to solicit additional votes in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the annual meeting to approve the proposal to adopt the Merger Agreement;

•

to elect two Class III directors to hold office until the effective time of the Merger, or, if the Merger is not completed, until the 2017 Annual Meeting of Stockholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death or removal from office);

•	to ratify the appointment by the Audit Committee of Ernst & Young LLP as Cbeyond’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

•	to approve, on an advisory non-binding basis, the compensation that was paid to Cbeyond’s named executive officers; and

•	to act upon other business that may properly come before the annual meeting or any adjournment or postponement thereof by or at the direction of the Board of Directors.

If the Cbeyond stockholders approve the proposal to adopt the Merger Agreement and the Merger is completed, Cbeyond will become a wholly-owned subsidiary of Birch at the effective time of the Merger.

Q. Why am I being asked to cast a non-binding advisory vote to approve the compensation that may be paid or become payable to the named executive officers of Cbeyond in connection with the Merger?

A. Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Cbeyond to conduct a non-binding advisory vote with respect to certain “golden parachute” compensation that may be paid or become payable to Cbeyond’s named executive officers in connection with the Merger, including the agreements and understandings with Cbeyond pursuant to which such compensation may be paid or become payable.

Q. If the Merger is completed, what will I be entitled to receive for my shares, my restricted stock or my options?

A. If the Merger is completed, holders of Cbeyond’s common stock at the effective time of the Merger will be entitled to receive $10.00 in cash (the “Per Share Merger Consideration”) for each share of common stock they own, subject to potential reduction to an amount expected to be no less than $9.97 based on the actual number of shares of Cbeyond common stock (including Cbeyond restricted stock) and Cbeyond stock options outstanding at the effective time of the Merger and the maximum amount of aggregate consideration that Birch has agreed to pay pursuant to the Merger Agreement. The Per Share Merger Consideration will be payable in cash, without interest, and subject to any withholding taxes required by applicable law. The parties have agreed that the aggregate consideration to be paid by Birch with respect to Cbeyond’s common stock, restricted stock and stock options (the “Aggregate Merger Consideration”) will not exceed the sum of (i) $323,426,610, plus (ii) the aggregate of the exercise prices of any Cbeyond stock options exercised after April 17, 2014, net of applicable withholding taxes, and prior to the closing date, plus (iii) any Per Share Merger Consideration to be paid for shares of Cbeyond restricted stock issued to non-employee directors after April 19, 2014, in the ordinary course of Cbeyond’s business (the “Merger Consideration Cap”). Accordingly, if a Per Share Merger Consideration equal to $10.00 would result in Birch paying Aggregate Merger Consideration of more than the Merger Consideration Cap, then the Per Share Merger Consideration will be reduced (rounded down to the nearest cent) to the highest amount possible which results in Aggregate Merger Consideration amount equal to or less than the Merger Consideration Cap.

If a Per Share Merger Consideration of $10.00 would result in the Aggregate Merger Consideration exceeding the Merger Consideration Cap, the actual Per Share Merger Consideration payable by Birch will be calculated as follows: (i) sum of (A) $323,426,610 plus (B) the aggregate exercise prices of Cbeyond stock options outstanding immediately prior to the effective time of the Merger, divided by (ii) the sum of (A) the number of shares of Cbeyond common stock (excluding shares of Cbeyond restricted stock) outstanding immediately prior to the effective time of the Merger, plus (B) the number of shares of Cbeyond restricted stock subject to time-based vesting outstanding immediately prior to the effective time of the Merger, plus (C) the number of shares of Cbeyond restricted stock subject to performance-based vesting for which the performance goals (measured as of the effective time of the Merger) are met, plus (D) the number of shares of Cbeyond common stock issuable upon the exercise of any Cbeyond stock option outstanding immediately prior to the effective time of the Merger. As of June 2, 2014, the record date, there are 30,984,631 shares of Cbeyond common stock (excluding shares of Cbeyond restricted stock) outstanding, 1,154,293 shares of Cbeyond restricted stock subject to time-based vesting, 203,500 shares of Cbeyond restricted stock subject to performance-based vesting (based on a “target” level of achievement), 308,400 shares of Cbeyond common stock issuable upon the exercise of outstanding “in-the-money” Cbeyond stock options and the aggregate exercise price of such “in-the-money” Cbeyond stock options is $2,367,848. Cbeyond expects to issue an aggregate amount of 90,000 shares of Cbeyond restricted stock to non-employee directors on June 7, 2014, which shares of Cbeyond restricted stock will vest on the first anniversary of the date of grant, provided that, in the event of the closing of the Merger, a pro-rated portion of the awards will vest and any remaining restricted shares subject to these awards will be forfeited to Cbeyond immediately prior to the closing of the Merger.

Based on the information available as of June 2, 2014, the record date, Cbeyond believes that the Per Share Merger Consideration will be no less than $9.97.

All outstanding and unexercised stock options (as of immediately prior to the effective time of the Merger) will become fully vested immediately prior to the effective time of the Merger, will be cancelled in the Merger in exchange for the right to receive in cash an amount equal to the product of (i) the total number of shares of Cbeyond common stock subject to the stock option multiplied by (ii) the excess, if any, of the Per Share Merger Consideration over the exercise price of the option, less any applicable withholding taxes.

The Merger Agreement provides that, to the extent subject to time-based vesting, each share of Cbeyond restricted stock outstanding and unvested immediately prior to the effective time of the Merger will become fully vested, and the holders of such outstanding shares will receive the same Per Share Merger Consideration in the Merger as other holders of Cbeyond’s common stock, less any applicable withholding taxes. The Merger Agreement also provides that, to the extent subject to performance-based vesting, each share of Cbeyond restricted stock outstanding and unvested immediately prior to the effective time of the Merger will become fully vested, the applicable performance goals will be measured as of the effective time of the Merger and, to the extent such goals are met, the holders of such outstanding shares will receive the same Per Share Merger Consideration in the Merger as other holders of Cbeyond’s common stock, less any applicable withholding taxes.

Stockholders that are entitled to and properly perfect their appraisal rights under Delaware law will be entitled to an appraisal by the Delaware Court of Chancery of the fair value of their shares of common stock in lieu of the Per Share Merger Consideration that such stockholders would otherwise be entitled to receive pursuant to the Merger Agreement.

Q. Will the Merger be a taxable transaction to me?

A. Yes. If you are a U.S. holder, the exchange of shares of Cbeyond’s common stock for cash pursuant to the Merger will generally be taxable for U.S. federal income tax purposes. If you are a U.S. holder, other than a U.S. holder who received shares of Cbeyond’s common stock in a compensatory arrangement, and your shares of Cbeyond’s common stock are converted into the right to receive cash in the Merger, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before deduction of any applicable withholding taxes) and your adjusted tax basis in such shares. The exchange of shares of Cbeyond’s common stock for cash pursuant to the Merger will generally not result in a non-U.S. holder being subject to U.S. federal income tax unless the non-U.S. holder has certain connections to the United States, but may be a taxable transaction under foreign tax laws. You should read “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 64 of this Proxy Statement for a more detailed discussion of the U.S. federal income tax consequences of the Merger to U.S. holders and non-U.S. holders. You should also consult your tax advisor for a complete analysis of the effect of the Merger on your U.S. federal, state and local and/or non-U.S. taxes, particularly if you received shares in a compensatory arrangement.

Q. What tax consequences will there be on my options and restricted stock?

A. If your outstanding restricted stock vests immediately prior to the effective time of the Merger, then you will generally recognize taxable income equal to the cash payment you receive for your stock. This will be treated as ordinary compensation income for income tax purposes and subject to income and other payroll tax withholding. Unvested restricted stock that is terminated or forfeited prior to closing (pursuant to termination of employment or otherwise) will not be entitled to any consideration at the close of the Merger.

If you already recognized ordinary income on your restricted stock at the time the stock vested, then you will generally recognize a capital gain or loss equal to the difference between the income you previously recognized and the amount paid for the stock in the Merger. The capital gain or loss will be long term if more than one year has expired between the time you recognized the income and the Merger. Holders of such vested restricted stock generally will not be subject to income or other payroll tax withholding on any such capital gain.

If you have not exercised your unexpired stock options prior to the Merger, then the payment you receive in the Merger for your options (whether or not the options were previously vested) will be ordinary compensation income for income tax purposes and subject to income and other payroll tax withholding. Unvested stock options that expire prior to the Merger (pursuant to termination of employment or otherwise) will not be entitled to any consideration at the close of the Merger.

If you have previously exercised your options, you recognized ordinary income at the time of exercise equal to the difference between the value of Cbeyond stock at such time and the exercise price. If you still hold the shares acquired upon the option exercise, generally, the difference between the amount paid for your stock in the Merger and the value of Cbeyond stock at the time you previously exercised the option will be a capital gain or loss and will be long term if more than one year has expired between the date you exercised the option and the date of closing. Holders of stock received pursuant to an option exercise generally will not be subject to income or other payroll tax withholding on any such capital gain.

Q. What effect will the Merger have on Cbeyond and its common stock?

A. Cbeyond’s common stock is currently registered under the Exchange Act and is quoted on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “CBEY”. As a result of the Merger, Cbeyond will become a privately-held, wholly-owned subsidiary of Birch. As a private company following the completion of the Merger, the registration of Cbeyond’s common stock and Cbeyond’s obligation to file reports and make other public disclosures with the Securities and Exchange Commission (the “SEC”) under the Exchange Act will be terminated, and Cbeyond’s common stock will no longer be listed on NASDAQ.

Q. How does Cbeyond’s Board of Directors recommend that I vote on the proposals?

A. After careful consideration, Cbeyond’s Board of Directors determined that that the Merger and the transactions contemplated by the Merger Agreement are advisable, substantively and procedurally fair to, and in the best interests of Cbeyond and its stockholders and has unanimously authorized, accepted, approved and adopted the Merger Agreement and the transactions contemplated therein, including the Merger.

Accordingly, Cbeyond’s Board of Directors recommends that you vote:

•	“FOR” the proposal to adopt the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement;

•	“FOR” the proposal to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to the named executive officers of Cbeyond in connection with the Merger; and

•

“FOR” the proposal to approve the adjournment of the annual meeting, if necessary to solicit additional votes in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the annual meeting to approve the proposal to adopt the Merger Agreement.

In addition, the Board of Directors, based on recommendations from its Audit, Corporate Governance and Nominating and Compensation Committees, recommends that you vote:

•

“FOR” the proposal to elect two Class III directors to hold office until the effective time of the Merger, or, if the Merger is not completed, until the 2017 Annual Meeting of Stockholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death or removal from office);

•	“FOR” the proposal to ratify the appointment by the Audit Committee of Ernst & Young LLP as Cbeyond’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	“FOR” the proposal to approve, on an advisory non-binding basis, the compensation that was paid to Cbeyond’s named executive officers.

To review the Board’s reasons for recommending the Merger, see the section entitled “The Merger—Reasons for the Merger and Recommendation of Cbeyond’s Board of Directors” beginning on page 44 of this proxy statement.

Q. Do any of Cbeyond’s directors and executive officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A. Yes. In considering the recommendation of Cbeyond’s Board of Directors with respect to the proposal to adopt the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement, you should be aware that Cbeyond’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of Cbeyond’s stockholders generally. Cbeyond’s Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of Cbeyond. See the section entitled “The Merger—Interests of Cbeyond’s Directors and Executive Officers in the Merger” beginning on page 57 of this proxy statement.

Q. What vote is required for the proposals?

A. The affirmative vote by holders of at least a majority of the outstanding shares of Cbeyond’s common stock is required for the adoption of the Merger Agreement (Proposal No. 1).

Proposal Nos. 2, 3, 5 and 6 require the affirmative vote of at least a majority of the shares of Cbeyond’s common stock, present in person or represented by proxy and entitled to vote at the annual meeting.

Nominees for election to the Cbeyond Board of Directors (Proposal No. 4) shall be elected by a plurality of the votes cast by holders of Cbeyond’s common stock present in person or by proxy at the Annual Meeting.

As of June 2, 2014, there were 32,444,174 shares of Cbeyond common stock outstanding.

Q. What is a quorum?

A. In accordance with Cbeyond’s bylaws, in order for any matter to be considered at the annual meeting, there must be a quorum present. The presence of the holders of a majority of the voting power of the outstanding shares of Cbeyond entitled to vote generally in the election of directors represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the shares of outstanding common stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Q. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A. If your shares are registered directly in your name with Cbeyond’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.” The proxy materials have been sent to you directly by Cbeyond.

If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following the voting instructions on the form that you receive from your broker, bank or other nominee.

Q. How do I vote?

A. If you are a stockholder of record, you may vote your shares of common stock:

•	by attending the annual meeting and voting your shares in person;

•	by completing, signing, dating and returning the enclosed proxy card and mailing it in the enclosed postage pre-paid envelope; or

•	via the Internet, using the instructions printed on your proxy card.

If your shares are held in street name through a brokerage account, bank or other nominee, you must provide your voting instructions in accordance with the voting instruction form provided by your broker, bank or other nominee. The availability of Internet voting will depend on your broker’s, bank’s or other nominee’s voting process.

Stockholders of record may vote in person at the annual meeting, either by attending the meeting yourself or authorizing a representative to attend the meeting on your behalf. If you are designating a representative, you must execute a proper proxy designating that person. If you are a beneficial owner of shares, in order to be able to vote in person at the annual meeting you must obtain a legal proxy from your broker, bank or other nominee naming you as the proxy holder and present it to the inspector of election with your ballot when you vote at the annual meeting.

Q. If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A. Other than for Proposal No. 5, your broker, bank or other nominee will only be permitted to vote your shares if you instruct your broker, bank or other nominee how to vote. You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares. If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted, which will be treated as a vote against the proposal to adopt the Merger Agreement.

Q. How are votes counted?

A. For each of Proposal Nos. 1, 2, 3, 5 and 6 you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal No. 4, you may vote “FOR” one or more specified nominees or you may “WITHHOLD” your vote for all nominees.

As noted above, shares held by stockholders attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker non-votes will be counted as present for purposes of determining a quorum.

If the Cbeyond stockholders of record neither submit a vote by proxy nor vote in person at the annual meeting, their shares will not be voted. If a Cbeyond stockholder holds shares beneficially in street name and does not return the voting instruction form received from their broker, bank or other nominee, the holder’s broker may not vote uninstructed shares on Proposal Nos. 1, 2, 3, 4 or 6, but may vote, in its discretion, on Proposal No. 5. When a broker is not permitted to vote a client’s uninstructed shares on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” Broker non-votes will have no effect on Proposal Nos. 2, 3, 4 or 6, but will have the effect of a vote “AGAINST” Proposal No. 1.

Abstentions will have the same effect as a vote “AGAINST” Proposal Nos. 1, 2, 3, 5 and 6. “WITHHOLD” votes will have no effect on the result of the votes on the election of directors for Proposal No. 4.

Q. What if I don’t vote for a proposal on the proxy I submit?

A. Unless you give other instructions on your proxy that you submit, or unless you give other instructions when you submit your proxy by Internet, the persons named as proxies will vote your shares:

•	“FOR” the proposal to adopt the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement;

•	“FOR” the proposal to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to the named executive officers of Cbeyond in connection with the Merger;

•

“FOR” the proposal to approve the adjournment of the annual meeting, if necessary to solicit additional votes in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the annual meeting to approve the proposal to adopt the Merger Agreement;

•

“FOR” the proposal to elect two Class III directors to hold office until the effective time of the Merger, or if the Merger is not completed, until the 2017 Annual Meeting of Stockholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death or removal from office);

•	“FOR” the proposal to ratify the selection of Ernst & Young LLP as Cbeyond’s independent auditor for fiscal 2014; and

•	“FOR” the proposal to approve, on an advisory non-binding basis, the compensation that was paid to Cbeyond’s named executive officers.

If any other business properly comes before the meeting or any adjournments or postponements thereof, the persons named as proxies will vote your shares in accordance with the recommendations of Cbeyond’s Board of Directors.

If you are the beneficial owner of shares and do not give voting instructions to your broker, bank or other nominee on a proposal, your shares will not be voted on any proposal other than Proposal No. 5.

Q. When should I send in my proxy or voting instructions?

A. You should send in your proxy card via mail, or submit your proxy over the Internet as soon as possible so that your shares will be voted at the annual meeting.

If your shares are held in the name of a broker, bank or other nominee, you should submit your voting instructions to your broker, bank or other nominee as soon as possible so that your shares will be voted at the annual meeting.

Q. May I revoke my proxy or voting instructions?

A. Yes. You may revoke your proxy at any time before the annual meeting by any of the following methods. First, you can send a written, dated notice to the Secretary of Cbeyond, at Cbeyond, Inc., 320 Interstate North Parkway, Suite 500, Atlanta, Georgia 30339, Attention: Secretary, stating that you revoke your proxy. Second, you can complete and submit a new, later-dated proxy by mail or over the Internet. Third, you can attend the meeting and vote in person. Your attendance at the annual meeting alone will not revoke your proxy. If you have instructed a broker, bank or other nominee to vote your shares, the procedures for changing your voting instructions described above will not apply and you must instead follow the directions received from your broker, bank or other nominee to change those instructions.

Q. What does it mean if I receive more than one proxy card or set of proxy materials?

A. If you own stock in more than one brokerage account or stock that is registered under different names, you may receive more than one proxy card and more than one set of proxy materials. For example, a stockholder may own some shares directly as a stockholder of record and other shares through a broker, bank or other nominee or through more than one broker, bank or other nominee. In these situations, the stockholder will receive multiple sets of proxy materials. The Cbeyond stockholders must vote, sign and return all of the proxy cards or follow the instructions for the submission of proxies by Internet on each of the proxy cards that the stockholder receives in order to vote all of the shares. Each proxy card a Cbeyond stockholders receives comes with its own postage pre-paid return envelope. When returning multiple proxy cards by mail, each proxy card should be returned separately in the return envelope that accompanies that proxy card.

Q. What happens if the meeting is postponed or adjourned?

A. Unless a new record date is fixed, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy at any time until it is voted.

Q. Am I entitled to appraisal rights?

A. The Cbeyond stockholders who do not vote in favor of the proposal to adopt the Merger Agreement are entitled to appraisal rights under Delaware law in connection with the Merger, provided such rights are properly perfected. Stockholders must comply with the requirements of Section 262 of the Delaware General Corporation Law, as amended, which is referred to in this proxy statement as the DGCL, in order to be entitled to have the “fair value” (as described in Section 262 of the DGCL) of their shares of common stock determined by the Court of Chancery of the State of Delaware and to receive payment based on that valuation instead of receiving the Per Share Merger Consideration. The ultimate amount stockholders would receive in an appraisal proceeding may be more than, the same as or less than the Per Share Merger Consideration. To exercise appraisal rights, stockholders must comply with the requirements of the DGCL. See the section entitled “The Annual Meeting—Appraisal Rights” beginning on page 25 of this proxy statement and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex C to this proxy statement.

Q. Is the Merger subject to the satisfaction of any conditions?

A. Yes. In addition to the approval of the proposal to adopt the Merger Agreement by the Cbeyond stockholders, the Merger is subject to the satisfaction of various conditions. For a description of these conditions, please see the section entitled “Proposal No. 1—The Merger Agreement—Conditions to the Merger” beginning on page 77 of this proxy statement.

Q. When is the Merger expected to be completed?

A. The parties to the Merger Agreement are working to complete the Merger as quickly as possible. In order to complete the Merger, Cbeyond must obtain the approval of the Cbeyond stockholders to adopt the Merger Agreement as described in this proxy statement, and the other closing conditions under the Merger Agreement must be satisfied, including the receipt of applicable regulatory approvals. Cbeyond currently expects to complete the Merger in the third quarter of 2014. Cbeyond cannot assure you that the Merger will be completed by any particular date.

Q. What happens if the Merger is not completed?

A. If the proposal to adopt the Merger Agreement is not approved by the Cbeyond stockholders, or if the Merger is not consummated for any other reason, Cbeyond’s stockholders will not receive any payment for their shares in connection with the Merger. Instead, Cbeyond will remain a public company and its shares of common stock will continue to be listed and traded on NASDAQ. In addition, under certain circumstances specified in the Merger Agreement, Cbeyond may be obligated to pay Birch a termination fee of $8,085,665 or Birch may be obligated to pay Cbeyond a termination fee of $16,166,830.

Q. Should I send in my Cbeyond stock certificates or other evidence of ownership now?

A. No. After the Merger is completed, the paying agent to be engaged by Birch in connection with the Merger will send to each of Cbeyond’s stockholders written, detailed instructions for exchanging your stock certificates for the Per Share Merger Consideration. You must return your stock certificates as described in the instructions. If your shares are held in “street name” by your broker, bank or other nominee, you may receive instructions from the broker, bank or other nominee as to what action, if any, you need to take to effect the exchange of your “street name” shares for the Per Share Merger Consideration. Please do not send in any certificates now.

Q. Will I be entitled to receive dividends for any period prior to the effective time of the Merger?

A. While you are still entitled to receive dividends for periods prior to the effective time of the Merger, Cbeyond has never paid or declared any dividends on its common stock and does not anticipate paying any dividends. In addition, Cbeyond has agreed not to pay or declare any dividends prior to the effective time of the Merger, without Birch’s consent.

Q. What happens to my vote if I sell my shares before the annual meeting?

A. The record date for stockholders entitled to vote at the annual meeting is earlier than both the date of the annual meeting and the consummation of the Merger. If you transfer your shares after the record date but before the annual meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies Cbeyond in writing of such special arrangements, you will retain your right to vote such shares at the annual meeting but will transfer the right to receive the Per Share Merger Consideration to the person to whom you transfer your shares.

Q. What should I do if I have questions?

A. If you have more questions about the annual meeting, the Merger or this proxy statement, or would like additional copies of this proxy statement, you should contact MacKenzie Partners, Inc., Cbeyond’s proxy solicitor, at (800) 322-2885.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents which Cbeyond incorporates by reference into this proxy statement, as well as the other documents Cbeyond files with the SEC, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Section Exchange Act of 1934, as amended, that are based on current expectations, estimates, forecasts and projections about Cbeyond’s future performance, business and beliefs, and management’s assumptions. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and Cbeyond undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) Cbeyond may be unable to obtain stockholder approval as required for the Merger; (2) conditions to the closing of the Merger may not be satisfied and required regulatory approvals may not be obtained; (3) the Merger may involve unexpected costs, liabilities or delays; (4) the business of Cbeyond may suffer as a result of uncertainty surrounding the Merger; (5) the outcome of any legal proceedings related to the Merger; (6) Cbeyond may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; (8) risks that the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; and (9) other risks to consummation of the Merger, including the risk that the Merger may not be consummated within the expected time period or at all. If the Merger is consummated, Cbeyond stockholders will cease to have any equity interest in Cbeyond and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of Cbeyond are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2013 and its quarterly report for the three months ended March 31, 2014, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

SUMMARY TERM SHEET

This summary term sheet summarizes the selected information contained in this proxy statement together with a page reference directing you to a more complete description of the topic, including regarding the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. This summary does not contain all the information that may be important to you as a stockholder of Cbeyond. Therefore, Cbeyond encourages you to carefully read this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information” on page 127 of this proxy statement. In this proxy statement, unless the context requires otherwise, the term “Cbeyond” refers to Cbeyond, Inc., a Delaware corporation. The term “Birch” refers to Birch Communications, Inc., a Georgia corporation, and the term “Merger Sub” refers to Hawks Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Birch. The term “Merger Agreement” refers to the Agreement and Plan of Merger dated as of April 19, 2014, as it may be amended from time to time, by and among Cbeyond, Birch and Merger Sub. Pursuant to the Merger Agreement, Merger Sub will merge with and into Cbeyond, with Cbeyond surviving as a wholly-owned subsidiary of Birch (the “Merger”). Unless the context requires otherwise, the terms “you” and “Cbeyond stockholders” refer to holders of Cbeyond’s common stock, par value $0.01 per share.

Parties to the Merger

Cbeyond, Inc.

320 Interstate North Parkway

Suite 500

Atlanta, Georgia 30339

(678) 424-2400

Cbeyond (NASDAQ: CBEY) is the technology ally for small and mid-sized businesses. Cbeyond enables its customers to focus on their core business activities by shifting the burden of information technology infrastructure management to Cbeyond. Cbeyond delivers cloud-based services, communications services, and network connectivity through award-winning enterprise data centers and a private, all-Internet Protocol. Founded in 1999, Cbeyond is a technology service provider with a long history of delivering technology and service innovation for small and mid-sized businesses.

Additional information about Cbeyond is provided in Cbeyond’s public filings with the U.S. Securities and Exchange Commission, which is referred to in this proxy statement as the SEC, which are incorporated by reference herein. For additional information about Cbeyond and its business, see the section entitled “Where You Can Find More Information” on page 127.

Birch Communications, Inc.

3060 Peachtree Road Northwest

Suite 1065

Atlanta, Georgia 30305

(816) 300-1686

Birch provides IP-based communications, cloud and managed services to businesses in all 50 states, the District of Columbia, Canada and Puerto Rico. Birch services include: voice, broadband, Internet access, hosted services, managed services, wireless voice, wireless data and many other communications, cloud and managed services. Voice and broadband services are, in most cases, delivered using the Birch secure IP-network.

Hawks Merger Sub, Inc.

3060 Peachtree Road Northwest

Suite 1065

Atlanta, Georgia 30305

(816) 300-1686

Merger Sub is a wholly owned subsidiary of Birch. Merger Sub was formed on or around April 11, 2014, solely for the purpose of effecting the Merger. Merger Sub has not conducted any business operations other than those incident to its formation and the transactions contemplated by the Merger Agreement. If the Merger is completed, the separate corporate existence of Merger Sub shall cease.

The Annual Meeting

The Purpose of the Annual Meeting (page 22)

Among other things, holders of Cbeyond’s common stock at the close of business on June 2, 2014 will be asked to consider and vote on the proposal to adopt the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement, which provides that, at the effective time of the Merger, Merger Sub will be merged with and into Cbeyond, with Cbeyond surviving as a privately-held, wholly-owned subsidiary of Birch (Proposal No. 1).

At the effective time of the Merger, holders of Cbeyond’s common stock will be entitled to receive the Per Share Merger Consideration for each share of common stock they own, subject to potential reduction to an amount expected to be no less than $9.97 based on the actual number of shares of Cbeyond common stock (including Cbeyond restricted stock) and Cbeyond stock options outstanding at the effective time of the Merger and the maximum amount of aggregate consideration that Birch has agreed to pay pursuant to the Merger Agreement. The Per Share Merger Consideration will be payable in cash, without interest, and subject to any withholding taxes required by applicable law. The parties have agreed that the Aggregate Merger Consideration will not exceed the Merger Consideration Cap, which is the sum of (i) $323,426,610, plus (ii) the aggregate of the exercise prices of any Cbeyond stock options exercised after April 17, 2014, net of applicable withholding taxes, and prior to the closing date, plus (iii) any Per Share Merger Consideration to be paid for shares of Cbeyond restricted stock issued to non-employee directors after April 19, 2014, in the ordinary course of Cbeyond’s business. Accordingly, if a Per Share Merger Consideration equal to $10.00 would result in Birch paying Aggregate Merger Consideration of more than the Merger Consideration Cap, then the Per Share Merger Consideration will be reduced (rounded down to the nearest cent) to the highest amount possible which results in Aggregate Merger Consideration amount equal to or less than the Merger Consideration Cap.

If a Per Share Merger Consideration of $10.00 would result in the Aggregate Merger Consideration exceeding the Merger Consideration Cap, the actual Per Share Merger Consideration payable by Birch will be calculated as follows: (i) sum of (A) $323,426,610 plus (B) the aggregate exercise prices of Cbeyond stock options outstanding immediately prior to the effective time of the Merger, divided by (ii) the sum of (A) the number of shares of Cbeyond common stock (excluding shares of Cbeyond restricted stock) outstanding immediately prior to the effective time of the Merger, plus (B) the number of shares of Cbeyond restricted stock subject to time-based vesting outstanding immediately prior to the effective time of the Merger, plus (C) the number of shares of Cbeyond restricted stock subject to performance-based vesting for which the performance goals (measured as of the effective time of the Merger) are met, plus (D) the number of shares of Cbeyond common stock issuable upon the exercise of any Cbeyond stock option outstanding immediately prior to the effective time of the Merger. As of June 2, 2014, the record date, there are 30,984,631 shares of Cbeyond common stock (excluding shares of Cbeyond restricted stock) outstanding, 1,154,293 shares of Cbeyond restricted stock subject to time-based vesting, 203,500 shares of Cbeyond restricted stock subject to performance-

based vesting (based on a “target” level of achievement), 308,400 shares of Cbeyond common stock issuable upon the exercise of outstanding “in-the-money” Cbeyond stock options and the aggregate exercise price of such “in-the-money” Cbeyond stock options is $2,367,848. Cbeyond expects to issue an aggregate amount of 90,000 shares of Cbeyond restricted stock to non-employee directors on June 7, 2014, which shares of Cbeyond restricted stock will vest on the first anniversary of the date of grant, provided that, in the event of the closing of the Merger, a pro-rated portion of the awards will vest and any remaining restricted shares subject to these awards will be forfeited to Cbeyond immediately prior to the closing of the Merger.

Based on the information available as of June 2, 2014, the record date, Cbeyond believes that the Per Share Merger Consideration will be no less than $9.97.

All outstanding and unexercised stock options (as of immediately prior to the effective time of the Merger) will become fully vested immediately prior to the effective time of the Merger and will be cancelled in the Merger in exchange for the right to receive in cash an amount equal to the product of (i) the total number of shares of Cbeyond common stock subject to the stock option multiplied by (ii) the excess, if any, of the Per Share Merger Consideration over the exercise price of the option, less any applicable withholding taxes.

The Merger Agreement provides that, to the extent subject to time-based vesting, each share of Cbeyond restricted stock outstanding and unvested immediately prior to the effective time of the Merger will become fully vested, and the holders of such outstanding shares will receive the same amount of the Per Share Merger Consideration in the Merger as other holders of Cbeyond’s common stock, less any applicable withholding taxes. The Merger Agreement also provides that, to the extent subject to performance-based vesting, each share of Cbeyond restricted stock outstanding and unvested immediately prior to the effective time of the Merger will become fully vested, the applicable performance goals will be measured as of the effective time of the Merger and, to the extent such goals are met, the holders of such outstanding shares will receive the same amount of the Per Share Merger Consideration in the Merger as other holders of Cbeyond’s common stock, less any applicable withholding taxes. If Cbeyond stockholders approve Proposal No. 1 to adopt the Merger Agreement and the Merger is completed, Cbeyond will become a privately-held wholly-owned subsidiary of Birch at the effective time of the Merger.

Cbeyond’s stockholders will also be asked to consider and vote upon a proposal to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to the named executive officers of Cbeyond in connection with the Merger (Proposal No. 2) and also upon a proposal to adjourn the annual meeting, if necessary for the purpose of soliciting additional votes in favor of the proposal to adopt the Merger Agreement (Proposal No. 3).

Cbeyond’s stockholders will be asked to approve three additional proposals unrelated to the Merger, including a proposal to elect two Class III directors nominated by Cbeyond’s Board of Directors to hold office until the effective time of the Merger, or, if the Merger is not completed, until the 2017 Annual Meeting of Stockholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death or removal from office) (Proposal No. 4); a proposal to ratify the selection of Ernst & Young LLP, which is referred to in this proxy statement as E&Y, as Cbeyond’s independent registered public accounting firm to audit its financial statements for the fiscal year ending December 31, 2014 (Proposal No. 5); and a proposal to approve, on an advisory non-binding basis, the compensation paid to Cbeyond’s named executive officers (Proposal No.  6).

Date, Time and Place of the Annual Meeting (page 22)

The annual meeting will be held on Wednesday, July 9, 2014, at 9:30 a.m., local time, at the Hyatt House, 3595 Cumberland Boulevard Southeast, Atlanta, Georgia 30339.

Recommendation of the Board of Directors of Cbeyond (page 22)

Cbeyond’s Board of Directors recommends that you vote:

•	“FOR” the proposal to adopt the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement;

•	“FOR” the proposal to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to the named executive officers of Cbeyond in connection with the Merger; and

•

“FOR” the proposal to approve the adjournment of the annual meeting, if necessary to solicit additional votes in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the annual meeting to approve the proposal to adopt the Merger Agreement.

In addition, the Board of Directors, based on recommendations from its Audit, Corporate Governance and Nominating and Compensation Committees, recommends that you vote:

•

“FOR” the proposal to elect two Class III directors to hold office until the effective time of the Merger, or, if the Merger is not completed, until the 2017 Annual Meeting of Stockholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death or removal from office);

•	“FOR” the proposal to ratify the appointment by the Audit Committee of Ernst & Young LLP as Cbeyond’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	“FOR” the proposal to approve, on an advisory non-binding basis, the compensation that was paid to Cbeyond’s named executive officers.

Record Date (page 23)

Holders of record of Cbeyond common stock at the close of business on June 2, 2014, which is referred to in this proxy statement as the record date, are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. As of the close of business on June 2, 2014, there were 32,444,174 shares of Cbeyond common stock outstanding and entitled to vote at the annual meeting, held by approximately 48 holders of record.

Who Can Vote (page 23)

Holders of record of Cbeyond common stock at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. A complete list of Cbeyond Stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at Cbeyond’s corporate headquarters at 320 Interstate North Parkway, Suite 500, Atlanta, Georgia 30339 during regular business hours for a period of no less than ten days before the annual meeting, and also at the annual meeting.

Required Vote and Quorum (page 23)

The affirmative vote by holders of at least a majority of the outstanding shares of Cbeyond’s common stock is required for the adoption of the Merger Agreement (Proposal No. 1).

Proposal Nos. 2, 3, 5 and 6 require the affirmative vote of at least a majority of the shares of Cbeyond’s common stock, present in person or represented by proxy and entitled to vote at the annual meeting.

Nominees for election to the Cbeyond Board of Directors (Proposal No. 4) shall be elected by a plurality of the votes cast by holders of Cbeyond’s common stock present in person or by proxy at the annual meeting.

As of June 2, 2014, there were 32,444,174 shares of Cbeyond common stock outstanding.

The presence of the holders of a majority of the voting power of the outstanding shares of Cbeyond entitled to vote generally in the election of directors represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business.

Solicitation of Proxies (page 29)

All expenses for soliciting proxies will be paid by Cbeyond, which has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies, for fees of approximately $40,000, plus reasonable out-of-pocket expenses. Proxies may be solicited by personal interview, mail and telephone. MacKenzie Partners, Inc. has contacted brokerage houses, other custodians and nominees to ask whether other persons are the beneficial owners of the shares they hold in street name and, if that is the case, will supply additional copies of the proxy materials for distribution to such beneficial owners. Cbeyond will reimburse such parties for their reasonable expenses for sending proxy materials to the beneficial owners of the shares. In addition, solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by Cbeyond’s directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such services. Cbeyond may commence solicitation of proxies on or after June 6, 2014 and will continue to solicit proxies until the annual meeting. Only the Cbeyond stockholders of record as of the record date are entitled to vote at the annual meeting.

Admission to the Annual Meeting (page 23)

You are entitled to attend the annual meeting only if you were a Cbeyond stockholder as of the close of business on June 2, 2014 or hold a valid proxy from a Cbeyond stockholder of record to attend the annual meeting. For directions to the annual meeting, please call Cbeyond’s Investor Relations at (678) 486-8023.

Submitting Your Proxy (page 24)

Cbeyond is providing the Cbeyond Stockholders two ways to submit their proxies:

•	by mail, using the enclosed proxy card and return envelope (proxy cards submitted by mail must be received before July 8, 2014 to be voted at the annual meeting); or

•	by Internet, using the instructions printed on the enclosed proxy card (voting instructions must be received by 11:59 p.m., Eastern time, July 8, 2014).

If you hold Cbeyond common stock in “street name” through a broker, bank or other nominee, you will receive separate instructions from your broker, bank or other nominee explaining how to vote your shares.

Revocability of Proxy (page 24)

Your proxy is revocable. If you are a holder of record of Cbeyond common stock as of the record date, you may revoke your proxy at any time before the vote is taken at the annual meeting by:

•

submitting a new proxy with a later date by using the telephone or Internet proxy submission procedures described in the proxy card, or by completing, signing, dating and returning a new proxy card by mail to Cbeyond;

•	attending the annual meeting and voting in person; or

•	sending written notice of revocation to the Secretary of Cbeyond at Cbeyond, Inc., Attn: Secretary, 320 Interstate North Parkway, Suite 500, Atlanta, Georgia 30339.

Attending the annual meeting in person without taking one of the actions described above will not in itself revoke a previously submitted proxy. If your shares are held in “street name” by your broker, bank or other nominee, you should follow the instructions of your broker, bank or other nominee regarding revocation of voting instructions.

The Merger

Structure of the Merger (page 67)

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, Merger Sub, a wholly-owned subsidiary of Birch, will merge with and into Cbeyond, and Cbeyond will be the surviving corporation in the Merger. As a result of the Merger, Cbeyond will become a wholly-owned subsidiary of Birch and will cease to be a publicly-traded company. The Merger Agreement is attached as Annex A to this proxy statement. Please read it carefully.

Consideration to be Received in the Merger (page 68)

At the effective time of the Merger, holders of Cbeyond’s common stock will be entitled to receive the Per Share Merger Consideration for each share of common stock they own, subject to potential reduction to an amount expected to be no less than $9.97 based on the actual number of shares of Cbeyond common stock (including Cbeyond restricted stock) and Cbeyond stock options outstanding at the effective time of the Merger and the maximum amount of aggregate consideration that Birch has agreed to pay pursuant to the Merger Agreement. The Per Share Merger Consideration will be payable in cash, without interest, and subject to any withholding taxes required by applicable law. The parties have agreed that the Aggregate Merger Consideration will not exceed the Merger Consideration Cap, which is the sum of (i) $323,426,610, plus (ii) the aggregate of the exercise prices of any Cbeyond stock options exercised after April 17, 2014, net of applicable withholding taxes, and prior to the closing date, plus (iii) any Per Share Merger Consideration to be paid for shares of Cbeyond restricted stock issued to non-employee directors after April 19, 2014, in the ordinary course of Cbeyond’s business. Accordingly, if a Per Share Merger Consideration equal to $10.00 would result in Birch paying Aggregate Merger Consideration of more than the Merger Consideration Cap, then the Per Share Merger Consideration will be reduced (rounded down to the nearest cent) to the highest amount possible which results in Aggregate Merger Consideration amount equal to or less than the Merger Consideration Cap.

If a Per Share Merger Consideration of $10.00 would result in the Aggregate Merger Consideration exceeding the Merger Consideration Cap, the actual Per Share Merger Consideration payable by Birch will be calculated as follows: (i) sum of (A) $323,426,610 plus (B) the aggregate exercise prices of Cbeyond stock options outstanding immediately prior to the effective time of the Merger, divided by (ii) the sum of (A) the number of shares of Cbeyond common stock (excluding shares of Cbeyond restricted stock) outstanding immediately prior to the effective time of the Merger, plus (B) the number of shares of Cbeyond restricted stock subject to time-based vesting outstanding immediately prior to the effective time of the Merger, plus (C) the number of shares of Cbeyond restricted stock subject to performance-based vesting for which the performance goals (measured as of the effective time of the Merger) are met, plus (D) the number of shares of Cbeyond common stock issuable upon the exercise of any Cbeyond stock option outstanding immediately prior to the effective time of the Merger. As of June 2, 2014, the record date, there are 30,984,631 shares of Cbeyond common stock (excluding shares of Cbeyond restricted stock) outstanding, 1,154,293 shares of Cbeyond restricted stock subject to time-based vesting, 203,500 shares of Cbeyond restricted stock subject to performance-based vesting (based on a “target” level of achievement), 308,400 shares of Cbeyond common stock issuable upon the exercise of outstanding “in-the-money” Cbeyond stock options and the aggregate exercise price of such “in-the-money” Cbeyond stock options is $2,367,848. Cbeyond expects to issue an aggregate amount of 90,000 shares of Cbeyond restricted stock to non-employee directors on June 7, 2014, which shares of Cbeyond restricted stock will vest on the first anniversary of the date of grant, provided that, in the event of the closing of the Merger, a pro-rated portion of the awards will vest and any remaining restricted shares subject to these awards will be forfeited to Cbeyond immediately prior to the closing of the Merger.

Based on the information available as of June 2, 2014, the record date, Cbeyond believes that the Per Share Merger Consideration will be no less than $9.97.

Cbeyond stockholders that are entitled to and properly perfect their appraisal rights under Delaware law will be entitled to an appraisal by the Delaware Court of Chancery of the fair value of their shares of Cbeyond common stock in lieu of the consideration that such stockholders would otherwise be entitled to receive pursuant to the Merger Agreement.

Treatment of Restricted Stock and Options (page 69)

The Merger Agreement provides that, all outstanding and unexercised stock options (as of immediately prior to the effective time of the Merger) will become fully vested immediately prior to the effective time of the Merger, will be cancelled in the Merger in exchange for the right to receive in cash an amount equal to the product of (i) the total number of shares of Cbeyond common stock subject to the stock option multiplied by (ii) the excess, if any, of the Per Share Merger Consideration over the exercise price of the option, less any applicable withholding taxes.

The Merger Agreement provides that, to the extent subject to time-based vesting, each share of Cbeyond restricted stock outstanding and unvested immediately prior to the effective time of the Merger will become fully vested, and the holders of such outstanding shares will receive the same amount of the Per Share Merger Consideration in the Merger as other holders of Cbeyond’s common stock, less any applicable withholding taxes. The Merger Agreement also provides that, to the extent subject to performance-based vesting, each share of Cbeyond restricted stock outstanding and unvested immediately prior to the effective time of the Merger will become fully vested, the applicable performance goals will be measured as of the effective time of the Merger and, to the extent such goals are met, the holders of such outstanding shares will receive the same amount of the Per Share Merger Consideration in the Merger as other holders of Cbeyond’s common stock, less any applicable withholding taxes.

Material U.S. Federal Income Tax Consequences of the Merger (page 64)

The exchange of shares of Cbeyond’s common stock for cash pursuant to the Merger will generally be taxable for U.S. federal income tax purposes to U.S. holders. If you are a U.S. holder other than a U.S. holder who received shares of Cbeyond’s common stock in a compensatory arrangement, and your shares of Cbeyond’s common stock are converted into the right to receive cash in the Merger, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before deduction of any applicable withholding taxes) and your adjusted tax basis in such shares. The exchange of shares of Cbeyond’s common stock for cash pursuant to the Merger will generally not result in a non-U.S. holder being subject to U.S. federal income tax unless the non-U.S. holder has certain connections to the United States, but may be a taxable transaction under foreign tax laws. You should read “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 64 of this

Proxy Statement for a more detailed discussion of the U.S. federal income tax consequences of the Merger to U.S. holders and non-U.S. holders. You should also consult your tax advisor for a complete analysis of the effect of the Merger on your U.S. federal, state and local and/or non-U.S. taxes, particularly if you received shares in a compensatory arrangement.

Opinion of UBS Securities LLC as Financial Advisor to Cbeyond (page 47)

On April 19, 2014, at a meeting of Cbeyond’s Board of Directors held to evaluate the proposed Merger, UBS Securities LLC, which we refer to as UBS, delivered to Cbeyond’s Board of Directors an oral opinion, which opinion was subsequently confirmed by delivery of a written opinion, dated April 19, 2014, to the effect that, as of April 19, 2014 and based on and subject to various assumptions made, matters considered and limitations described in its written opinion, that the Per Share Merger Consideration to be received by the holders of shares of Cbeyond common stock was fair, from a financial point of view, to such holders.

The full text of UBS’ opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. The opinion is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The summary of UBS’ opinion in this proxy statement is qualified in its entirety by reference to the full text of UBS’ written opinion. Holders of Cbeyond common stock are encouraged to read UBS’ opinion carefully in its entirety. UBS’ opinion was provided for the benefit of Cbeyond’s Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Per Share Merger Consideration, from a financial point of view, and does not address any other aspect of the Merger or any related transaction. UBS’ opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available with respect to Cbeyond or Cbeyond’s underlying business decision to effect the Merger. The opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Merger or any related transaction.

Financing of the Merger (page 55)

Cbeyond anticipates that the total funds needed to complete the Merger, including the funds needed to (i) pay Cbeyond’s stockholders (and holders of Cbeyond’s other equity-based interests) the amounts due to them under the Merger Agreement, which will not exceed the Merger Consideration Cap, and (ii) pay fees and expenses related to the Merger, will be funded through a combination of (x) borrowings of $450 million under a senior secured term loan facility, (y) borrowings of up to $15 million under a $50 million senior secured revolving credit facility and (z) excess cash on hand of Cbeyond.

In connection with the entry into the Merger Agreement, Birch received a debt commitment letter, dated April 19, 2014, which is referred to in this proxy statement as the debt commitment letter, from PNC Bank, National Association, PNC Capital Markets LLC and Jeffries Finance LLC, which are referred to in this proxy statement collectively as the commitment parties.

Pursuant to the debt commitment letter, PNC Bank, National Association and Jeffries Finance LLC, which are referred to in this proxy statement collectively as the lenders, have committed to provide, severally but not jointly, the aggregate of $500 million in debt financing to Birch, consisting of (i) a senior secured term loan facility in an aggregate principal amount of $450 million and (ii) a senior secured revolving credit facility with a maximum availability of $50 million (provided that only $15 million will be drawn at the closing of the Merger). The obligation of the lenders to provide debt financing under the debt commitment letter is subject to a number of conditions, including the absence of a material adverse effect (defined substantially similar to the definition of “Company material adverse effect” in the Merger Agreement, which is described under “Proposal No. 1—The Merger Agreement—Representations and Warranties” beginning on page 70), the execution of definitive documentation, the accuracy of certain specified representations and warranties in the loan documents, consummation of the Merger, refinancing of Birch’s existing debt, payment of applicable costs, fees and expenses, delivery of certain customary closing documents, and delivery of certain information relevant to the marketing of the debt financing and expiration of the marketing period set forth in the debt commitment letter. The debt commitment letter is not subject to a due diligence condition.

Cbeyond believes that the amounts committed under the debt commitment letter, together with excess cash on hand of Cbeyond, will be sufficient to complete the Merger, but Cbeyond cannot assure you of that. There is a risk that the conditions to the debt financing will not be satisfied and the debt financing may not be funded when required. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described in this proxy statement is not available as anticipated. The amounts to be funded under the debt commitment letter might be insufficient if, among other things, one or more of the parties to the debt commitment letter fails to fund the committed amounts in breach of such debt commitment letter or if the conditions to such commitments are not met. Although obtaining the proceeds of the financing under the debt commitment letter is not a condition to the completion of the Merger, the failure of Birch to obtain any portion of the committed debt financing (or alternative financing) is likely to result in the failure of the Merger to be completed. In that case, Birch may be obligated to pay Cbeyond a termination fee of $16,166,830, as described under “Proposal No. 1—The Merger Agreement—Termination Fee” beginning on page 79.

Conditions to the Merger (page 77)

Cbeyond, Birch and Merger Sub are not required to complete the Merger unless a number of conditions are satisfied or waived, as applicable. These conditions include:

•	the approval of the proposal to adopt the Merger Agreement by the affirmative vote of at least a majority of the outstanding shares of Cbeyond’s common stock;

•	the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”);

•	absence of any order, judgment, decree, injunction or ruling of a court of competent jurisdiction enjoining or prohibiting the consummation of the Merger;

•

the filing of notices with or the receipt of required regulatory approvals from the Federal Communications Commission (the “FCC”) and from the public service commissions (each, a “PSC” and together, the “PSCs”) (i) in the states of Arizona, California, Colorado, Delaware, Florida, Georgia, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Missouri, New Jersey, North Carolina, Ohio, Oregon, Texas, Virginia, Washington and the District of Columbia, in each case, with respect to the Merger and (ii) in the states of Arizona, Colorado, Delaware, Georgia, Hawaii, Indiana, Maryland, Nebraska, New Jersey, New York, Pennsylvania, Tennessee, West Virginia and the District of Columbia, in each case, with respect to Birch’s incurrence of the debt financing necessary for it to pay the Aggregate Merger Consideration and with respect to Cbeyond Communication, LLC’s incurrence of debt financing following the closing date;

•

the parties’ representations and warranties in the Merger Agreement being true and correct as of the closing date (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), generally subject to certain materiality standards; and

•

the parties’ having performed or complied with all agreements and covenants required to be performed or complied with at or prior to the closing date of the Merger, subject to certain materiality standards.

No Solicitation (page 74)

The Merger Agreement contains a customary non-solicitation provision that prohibits Cbeyond from soliciting alternative acquisition proposals from third parties and providing information to, and participating in discussions and engaging in negotiations with, third parties regarding alternative acquisition proposals, subject to the fulfillment of certain fiduciary requirements of Cbeyond’s Board of Directors and compliance with the terms of the Merger Agreement. In certain circumstances, Cbeyond’s Board of Directors has the right to change its recommendation in a manner consistent with the directors’ fiduciary duties, including in support of a “superior proposal.”

Termination of the Merger Agreement (page 78)

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the completion of the Merger as follows:

•	by mutual written consent of Birch and Cbeyond;

•

by either Cbeyond or Birch, if the closing has not occurred on or before midnight on October 19, 2014 (the “End Date”); except that the End Date may be extended for up to three months to the extent necessary to obtain required regulatory approvals so long as all of the other closing conditions have been satisfied and Birch is able to concurrently extend its debt commitment letters; and

•	by either Cbeyond or Birch in certain other circumstances.

Termination Fee (page 79)

Under certain circumstances specified in the Merger Agreement, Cbeyond may be obligated to pay Birch a termination fee of $8,085,665 or Birch may be obligated to pay Cbeyond a termination fee of $16,166,830.

Regulatory Matters (page 63)

Completion of the Merger is conditioned upon the filing of notices with or the receipt of approvals from the FCC and the PSCs (i) in the states of Arizona, California, Colorado, Delaware, Florida, Georgia, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Missouri, New Jersey, North Carolina, Ohio, Oregon, Texas, Virginia, Washington and the District of Columbia, in each case, with respect to the Merger and (ii) in the states of Arizona, Colorado, Delaware, Georgia, Hawaii, Indiana, Maryland, Nebraska, New Jersey, New York, Pennsylvania, Tennessee, West Virginia and the District of Columbia, in each case, with respect to Birch’s incurrence of the debt financing necessary for it to pay the Aggregate Merger Consideration and with respect to Cbeyond Communications, LLC’s incurrence of debt financing following the closing date. Cbeyond Communications, LLC and Birch (or the applicable subsidiary of Birch operating at the state level) filed the applications required for the transfer of control of the relevant franchises, licenses and similar instruments issued under the rules and regulations of the FCC on April 22, 2014 and filed the notices to the PSCs and the applications seeking requisite PSC approvals on or before May 12, 2014. Cbeyond will make the necessary filings to withdraw its certificates of convenience and necessity to offer telecommunications services that were issued by the PSCs in the states of Pennsylvania and New York.

In addition, as a condition to the Merger, the HSR Act requires Cbeyond and Birch to comply with the HSR Act’s notification and waiting period. The HSR Act provides for an initial 30-calendar-day waiting period following the necessary filings by the parties to the Merger, which were completed on May 2, 2014 by the filing of notification and report forms with the U.S. Department of Justice ( the “DOJ”) and the U.S. Federal Trade Commission (the “FTC”). The FTC granted early termination of the waiting period on May 14, 2014.

Appraisal Rights (page 25)

Pursuant to Section 262 of the DGCL, holders of Cbeyond common stock who do not vote in favor of adoption of the Merger Agreement and who comply fully with the applicable requirements of Section 262 of the DGCL and do not otherwise withdraw or lose the right to appraisal under Delaware law, have the right to seek appraisal of the fair value of their shares of Cbeyond common stock, as determined by the Delaware Court of Chancery, if the Merger is completed. The “fair value” of your Cbeyond common stock as determined by the Delaware Court of Chancery may be more than, less than, or equal to the value of the Per Share Merger Consideration that you are otherwise entitled to receive under the terms of the Merger Agreement. Holders of Cbeyond common stock who wish to preserve any appraisal rights they may have must so advise Cbeyond by submitting a written demand for appraisal prior to the vote to adopt the Merger Agreement, and must otherwise follow fully the procedures prescribed by Section 262 of the DGCL. A person having a beneficial interest in shares of Cbeyond common stock held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to follow the steps summarized in this proxy statement and in a timely manner to perfect appraisal rights.

In view of the complexity of Section 262 of the DGCL, Cbeyond stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

Interests of Cbeyond’s Directors and Executive Officers in the Merger (page 57)

In considering the recommendation of Cbeyond’s Board of Directors with respect to the proposal to adopt the Merger Agreement, stockholders should be aware that, aside from their interests as stockholders of Cbeyond, Cbeyond’s directors and executive officers have interests in the Merger that are different from, or in addition to, those of Cbeyond’s stockholders generally. These interests may create potential conflicts of interest. These interests include the acceleration and “cash-out” of certain equity and equity-based awards and the right to continued indemnification and insurance coverage by Cbeyond after the Merger.

The Cbeyond Board of Directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement and to recommend that Cbeyond’s stockholders vote in favor of adopting the Merger Agreement.

Litigation Related to the Merger (page 66)

A putative class action was filed by James Ewald, suing on behalf of himself and on behalf of an alleged class of Cbeyond’s stockholders, in the Delaware Court of Chancery, under the following caption: Ewald v. Cbeyond, Inc., et al., No. 9642-VCP, filed May 9, 2014. The verified amended complaint, filed May 28, 2014, names as defendants Cbeyond, members of Cbeyond’s Board of Directors, Birch, and Merger Sub. The plaintiff generally alleges that members of Cbeyond’s Board of Directors breached their fiduciary duties to Cbeyond’s stockholders, that the preliminary proxy filed on May 16, 2014 fails to disclose certain details regarding the deal process and the analysis performed by Cbeyond’s financial advisor, and that the Merger Agreement involves an unfair price and unreasonable deal protection devices that purportedly preclude competing offers. The complaint further generally alleges that Cbeyond, Birch, and Merger Sub aided and abetted those alleged breaches of fiduciary duty by the other defendants. The plaintiff seeks injunctive relief, including enjoining or rescinding the Merger, and an award of other unspecified attorneys’ and other fees and costs, in addition to other relief.

The outcome of this matter is uncertain and cannot be predicted with any certainty. A preliminary injunction could delay or jeopardize the completion of the Merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the Merger. Cbeyond believes that this action has no merit and intends to defend vigorously against it.

THE ANNUAL MEETING

Date, Time, Place and Purpose of the Annual Meeting

This proxy statement is being furnished to Cbeyond’s stockholders in connection with the solicitation of proxies by Cbeyond’s Board of Directors for use at the annual meeting to be held at Hyatt House, 3595 Cumberland Boulevard Southeast, Atlanta, Georgia 30339 on Wednesday, July 9, 2014 beginning at 9:30 a.m., local time, or at any adjournment or postponement thereof. At the annual meeting, holders of Cbeyond common stock present in person or represented by proxy and entitled to vote will be asked:

•

to consider and vote on a proposal to adopt the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement, pursuant to which Cbeyond will become a wholly-owned subsidiary of Birch (Proposal No. 1);

•	to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to the named executive officers of Cbeyond in connection with the Merger (Proposal No. 2);

•

to approve the adjournment of the annual meeting, if necessary, to solicit additional votes in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the annual meeting to approve the proposal to adopt the Merger Agreement (Proposal No. 3);

•

to elect two Class III directors to hold office until the effective time of the Merger, or, if the Merger is not completed, until the 2017 Annual Meeting of Stockholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death or removal from office) (Proposal No. 4);

•	to ratify the appointment by the Audit Committee of Ernst & Young LLP as Cbeyond’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal No. 5);

•	to approve, on an advisory non-binding basis, the compensation that was paid to Cbeyond’s named executive officers (Proposal No. 6); and

•	to act upon other business that may properly come before the annual meeting or any adjournment or postponement thereof by or at the direction of the Board of Directors.

A copy of the Merger Agreement is included as Annex A to this proxy statement. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about June  5, 2014.

Recommendation of Cbeyond’s Board of Directors

After careful consideration, Cbeyond’s Board of Directors determined that that the Merger and the transactions contemplated by the Merger Agreement are advisable, substantively and procedurally fair to, and in the best interests of, Cbeyond and its stockholders and has unanimously authorized, accepted, approved and adopted the Merger Agreement and the transactions contemplated therein, including the Merger.

Accordingly, Cbeyond’s Board of Directors recommends that you vote:

•	“FOR” the proposal to adopt the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement;

•	“FOR” the proposal to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to the named executive officers of Cbeyond in connection with the Merger; and

•

“FOR” the proposal to approve the adjournment of the annual meeting, if necessary to solicit additional votes in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the annual meeting to approve the proposal to adopt the Merger Agreement.

In addition, the Board of Directors, based on recommendations from its Audit, Corporate Governance and Nominating, and Compensation Committees, recommends that you vote:

•

“FOR” the proposal to elect two Class III directors to hold office until the effective time of the Merger, or, if the Merger is not completed, until the 2017 Annual Meeting of Stockholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death or removal from office);

•	“FOR” the proposal to ratify the appointment by the Audit Committee of Ernst & Young LLP as Cbeyond’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	“FOR” the proposal to approve, on an advisory non-binding basis, the compensation that was paid to Cbeyond’s named executive officers.

Record Date

Holders of record of Cbeyond common stock at the close of business on June 2, 2014, the record date, are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. As of the close of business on June 2, 2014, there were 32,444,174 shares of Cbeyond common stock outstanding and entitled to vote at the annual meeting, held by approximately 48 holders of record.

Required Vote and Quorum

The affirmative vote by holders of at least a majority of the outstanding shares of Cbeyond’s common stock is required for the adoption of the Merger Agreement (Proposal No. 1). Abstentions or the failure to vote your shares will have the same effect as a vote against the Merger.

Proposal Nos. 2, 3, 5 and 6 require the affirmative vote of at least a majority of the shares of Cbeyond’s common stock, present in person or represented by proxy and entitled to vote at the annual meeting.

Nominees for election to the Cbeyond Board of Directors (Proposal No. 4) shall be elected by a plurality of the votes cast by holders of Cbeyond’s common stock present in person or by proxy at the Annual Meeting.

The presence of the holders of a majority of the voting power of the outstanding shares of Cbeyond entitled to vote generally in the election of directors represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business.

Voting

Attendance

All holders of shares of Cbeyond common stock as of the close of business on the record date, including stockholders of record and beneficial owners of common stock registered in the “street name” of a bank, broker or other nominee, are invited to attend the annual meeting. For directions to the annual meeting, please call Cbeyond’s Investor Relations at (678)  486-8023.

Voting in Person

The Cbeyond stockholders of record as of the record date will be able to vote in person at the annual meeting. If you are not a stockholder of record, but instead hold your shares in “street name” through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the annual meeting.

Providing Voting Instructions by Proxy

To ensure that your shares are represented at the annual meeting, Cbeyond recommends that you provide voting instructions promptly by proxy, even if you plan to attend the annual meeting in person.

If you are a Cbeyond stockholder of record as of the record date, you may provide voting instructions by proxy by completing, signing, dating and returning the enclosed proxy card. You may alternatively follow the instructions on the enclosed proxy card for Internet proxy submissions. Proxy cards submitted by mail must be received before July 8, 2014 to be voted at the annual meeting. If you submit your proxy through the Internet, it must be received by 11:59 p.m., Eastern time, July 8, 2014.

If you sign, date and return your proxy without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals being presented at the annual meeting. If you fail to return your proxy, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting (unless you are a record holder as of the record date and attend the annual meeting in person) and will have the same effect as a vote “AGAINST” of Proposal No. 1.

For each of Proposal Nos. 1, 2, 3, 5 and 6 you may vote “FOR,” “AGAINST” or “ABSTAIN.” And for Proposal 4, you may vote “FOR” one or more specified nominees or you may “WITHHOLD” your vote for all nominees.

If your shares are held by a bank, broker or other nominee on your behalf in “street name,” your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares by proxy. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by proxy card.

In accordance with the rules of NASDAQ, banks, brokers and other nominees who hold shares of common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the approval of Proposal Nos. 1, 2, 3, 4 or 6. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares they may not vote such shares with respect to the approval of the Merger Agreement and a “broker non-vote” will arise. Broker non-votes, if any, will be counted for purposes of determining whether a quorum is present at the annual meeting. For shares of Cbeyond common stock held in “street name,” only such shares affirmatively voted “FOR” Proposal No. 1 will be counted as favorable votes for such proposal. Broker non-votes on Proposal No. 1 will have the same effect as votes “AGAINST” Proposal No. 1. Broker non-votes will not have any effect on Proposal Nos. 2, 3, 4 and 6. Brokers may vote in their discretion on Proposal No. 5.

Abstentions will be included in the calculation of the number of shares of Cbeyond common stock represented at the annual meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” each of Proposal Nos. 1, 2, 3, 5 and 6.

A “WITHHOLD” vote on Proposal No. 4 will be included in the calculation of the number of shares of common stock represented at the annual meeting for purposes of determining whether a quorum has been achieved, but will have no effect on the election of directors.

Revocation of Proxies

Your proxy is revocable. If you are a holder of record of Cbeyond common stock as of the record date, you may revoke your proxy at any time before the vote is taken at the annual meeting by:

•

submitting a new proxy with a later date by using the Internet proxy submission procedures described in the proxy card, or by completing, signing, dating and returning a new proxy card by mail to Cbeyond;

•	attending the annual meeting and voting in person; or

•	sending written notice of revocation to the Secretary of Cbeyond at Cbeyond, Inc., Attn: Secretary, 320 Interstate North Parkway, Suite 500, Atlanta, Georgia 30339.

Attending the annual meeting in person without taking one of the actions described above will not in itself revoke a previously submitted proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Cbeyond or by sending a written notice of revocation to Cbeyond, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Cbeyond before the day of the annual meeting.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy or submit new voting instructions.

Postponements and Adjournments

Although it is not currently expected, the annual meeting may be postponed or adjourned. A postponement or adjournment may occur, with the consent of Birch (such consent not to be unreasonably withheld or delayed), whether prior to or after conducting those portions of the meeting pertaining to the election of directors and ratification of auditors under any of the methods described below:

•

Pursuant to Cbeyond’s bylaws, and as authorized by the Merger Agreement, if a quorum is not present at the annual meeting, then the meeting may be postponed, recessed or adjourned by the chairman of the meeting or a majority of the shares of Cbeyond common stock represented at the annual meeting.

•

Under the Merger Agreement, Cbeyond may postpone, recess or adjourn the annual meeting, if necessary, to solicit votes for the purpose of obtaining the affirmative vote of the holders of a majority of the outstanding shares of Cbeyond common stock necessary to adopt the Merger Agreement.

•

Under the Merger Agreement, Cbeyond may postpone, recess or adjourn the annual meeting to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure that Cbeyond’s Board of Directors has determined in good faith (after consultation with its outside legal counsel) is necessary and for such supplemental or amended disclosure to be disseminated to and reviewed by Cbeyond’s stockholders prior to the annual meeting.

No postponement, recess or adjournment shall exceed thirty days in the aggregate.

Appraisal Rights

Holders of shares of Cbeyond common stock who do not vote in favor of the proposal to adopt the Merger Agreement and who properly perfect appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL which is attached to this proxy statement as Annex C. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL.

Under the DGCL, record holders of Cbeyond common stock who do not wish to accept the Per Share Merger Consideration have the right to seek appraisal of their shares of Cbeyond common stock and to receive payment for the fair value of their shares of Cbeyond common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The “fair value” of shares of Cbeyond common stock as determined by the Delaware Court of Chancery may be more than, less than, or equal to the Per Share Merger Consideration that holders are otherwise entitled to receive under the terms of the Merger Agreement. These rights are known as appraisal rights. Cbeyond stockholders who do not vote in favor of the proposal to adopt the Merger Agreement, who properly demand appraisal for their shares of Cbeyond common stock in compliance with the provisions of Section 262 of the DGCL, which is referred to in this proxy statement as Section 262, and who hold of record shares of Cbeyond common stock continuously through the effective time of the Merger and do not otherwise withdraw or lose the right to appraisal under Delaware law will be entitled to appraisal rights. Strict compliance with the statutory procedures in Section 262 is required. Failure to follow precisely any of the statutory requirements will result in the loss of appraisal rights.

Under Section 262, when a merger agreement is to be submitted for adoption at a meeting of stockholders, the company submitting the matter to a vote of stockholders must notify the stockholders, who were stockholders on the record date for notice of the meeting with respect to shares for which appraisal rights are available, that appraisal rights will be available not less than twenty days before the meeting to vote on the transaction. A copy of Section 262 must be included with such notice. This proxy statement constitutes Cbeyond’s notice to its stockholders that appraisal rights are available in connection with the Merger and the full text of Section 262 is attached to this proxy statement as Annex C, in compliance with the requirements of Section 262. Holders of shares of Cbeyond common stock who wish to consider exercising appraisal rights should carefully review the text of Section 262 contained in Annex C. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Cbeyond common stock, Cbeyond believes that a stockholder who is considering exercising such rights should seek the advice of legal counsel.

Holders of shares of Cbeyond common stock who wish to demand appraisal of their shares must deliver to Cbeyond a written demand for appraisal of the holder’s shares of Cbeyond common stock before the vote is taken to approve the proposal to adopt the Merger Agreement. The demand must reasonably inform Cbeyond of the identity of the holder of record of shares of Cbeyond common stock who intends to demand appraisal of his, her or its shares of Cbeyond common stock and that such holder intends to demand the appraisal of his, her or its shares. A stockholder seeking appraisal of his or her shares may not vote in favor of the proposal to adopt the Merger Agreement. In addition, a holder of shares of Cbeyond common stock wishing to exercise appraisal rights must hold of record the shares of Cbeyond common stock on the date the written demand for appraisal is made and must continue to hold such shares of Cbeyond common stock of record through the effective time of the Merger.

A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement or abstain from voting on the proposal to adopt the Merger Agreement. Voting against or failing to vote for the proposal to adopt the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the Merger Agreement.

All demands for appraisal should be addressed to Cbeyond’s General Counsel, William Weber, and must be delivered before the vote is taken to approve the proposal to adopt the Merger Agreement at the Cbeyond annual meeting. The demand must reasonably inform Cbeyond of the identity of the stockholder and the intention of the stockholder to demand appraisal of the “fair value” of his, her or its shares of Cbeyond common stock. A stockholder’s failure to deliver the written demand to Cbeyond prior to the taking of the vote on the adoption of the Merger Agreement at the annual meeting of Cbeyond stockholders will constitute a waiver of appraisal rights.

Only a holder of record of shares of Cbeyond common stock is entitled to demand an appraisal of the shares registered in that holder’s name. Accordingly, to be effective, a demand for appraisal by a stockholder of

Cbeyond common stock must be made by, or in the name of, the record stockholder. The demand must set forth fully and correctly the record stockholder’s name as it appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, in the case of uncertificated shares, should specify the stockholder’s mailing address and the number of shares registered in the stockholder’s name, and must state that the person intends thereby to demand appraisal of the stockholder’s shares in connection with the Merger. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of Cbeyond common stock of record. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand with respect to those shares of Cbeyond common stock. If a stockholder holds shares of Cbeyond common stock through a broker or bank who in turn holds the shares through a central securities depository nominee such as the Depository Trust & Clearing Corporation, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. If you hold your shares of Cbeyond common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

If shares of Cbeyond common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If the shares of Cbeyond common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, bank or other nominee, who holds shares of Cbeyond common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Cbeyond common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Cbeyond common stock as to which appraisal is sought. Where no number of shares of Cbeyond common stock is expressly mentioned, the demand will be presumed to cover all shares of Cbeyond common stock held in the name of the record owner.

Within ten days after the effective time of the Merger, the surviving corporation in the Merger must give written notice of the effective date of the Merger to each stockholder of Cbeyond who has complied with Section 262 and who did not vote in favor of the proposal to adopt the Merger Agreement. At any time within sixty days after the effective time of the Merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the consideration specified by the Merger Agreement for that stockholder’s shares of Cbeyond common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty days after the effective time of the Merger will require written approval of the surviving corporation.

Except with respect to a demand for appraisal that is properly withdrawn by the stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party within sixty days after the effective date of the Merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the court deems just.

Within 120 days after the effective time of the Merger, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Cbeyond common stock held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such petition and has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition. In the event that the surviving corporation does not file such petition, it is the obligation of the holders of Cbeyond common stock to initiate all necessary action to perfect their appraisal rights with respect to shares of Cbeyond common stock within the time prescribed in Section 262. The failure of a stockholder to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal. In addition, within 120 days after the effective time of the Merger, any stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement, will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Cbeyond common stock not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after such written request has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of Cbeyond common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving corporation such statement.

If a petition for appraisal is filed by a stockholder, service of a copy of the petition must be delivered to the surviving corporation. The surviving corporation will then be obligated, within twenty days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of Cbeyond common stock and with whom agreements as to the value of their shares of Cbeyond common stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares of Cbeyond common stock, and who hold shares represented by certificates, to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of Cbeyond common stock, the Delaware Court of Chancery will appraise the shares of Cbeyond common stock, determining their fair value by taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of Cbeyond common stock (in the case of holders of uncertificated shares, the payment will be made forthwith). Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the Merger and the date of payment of the judgment.

Neither Cbeyond nor Birch anticipates offering more than the Per Share Merger Consideration to any stockholder exercising appraisal rights and they reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Cbeyond common stock is less than the Per Share Merger Consideration. In determining “fair value,” the court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., 457 A.2d 701 (Del. 1983), the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., 684 A.2d 284 (Del. 1996), the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Costs of the appraisal proceeding may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Cbeyond common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time of the Merger, be entitled to vote shares of Cbeyond common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Cbeyond common stock, other than with respect to payment as of a record date prior to the effective time of the Merger. If no petition for appraisal is filed within 120 days after the effective time of the Merger or if a stockholder successfully withdraws such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder’s shares of Cbeyond common stock will be deemed to have been converted at the effective time of the Merger into the right to receive the Merger consideration pursuant to the Merger Agreement. In addition, in the circumstances described above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 and accept the Merger consideration offered pursuant to the Merger Agreement.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s statutory appraisal rights. In view of the complexity of Section 262 of the DGCL, Cbeyond stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

Solicitation of Proxies

All expenses for soliciting proxies will be paid by Cbeyond, which has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies, for fees of approximately $40,000, plus reasonable out-of-pocket expenses. Proxies may be solicited by personal interview, mail and telephone. MacKenzie Partners, Inc. has contacted brokerage houses, other custodians and nominees to ask whether other persons are the beneficial owners of the shares they hold in street name and, if that is the case, will supply additional copies of the proxy materials for distribution to such beneficial owners. Cbeyond will reimburse such parties for their reasonable expenses for sending proxy materials to the beneficial owners of the shares. In addition, solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by Cbeyond’s directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such services. Cbeyond may commence solicitation of proxies on or after June 6, 2014 and will continue to solicit proxies until the annual meeting. Only the Cbeyond Stockholders of record as of the record date are entitled to vote at the annual meeting.

Additional Assistance

If you have more questions about the Merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact MacKenzie Partners, Inc. at (800) 322-2885, which is acting as Cbeyond’s proxy solicitation agent and information agent in connection with the Merger.

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

Other Business

Cbeyond’s Board of Directors does not expect to bring any other matter before the annual meeting and is not aware of any other matter that may be considered at the meeting. However, if any other matter does properly come before the meeting, the proxy holders will vote the proxies in accordance with the recommendations of Cbeyond’s Board of Directors.

THE MERGER

This discussion of the Merger is qualified by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Background of the Merger

Cbeyond first launched service offerings focused primarily at small and medium-sized businesses (“SMBs”) in Atlanta in April 2001 and expanded its on-net network and service offerings into 13 additional metropolitan markets. Cbeyond’s initial offerings consisted primarily of bundled voice and data services delivered over T1 lines, and its strategy focused on deploying an asset-light but efficient network.

Following the recession of 2008 and the entry into Cbeyond’s markets of price-based competition from cable service providers and other competitive telecom providers, Cbeyond began experiencing pressure on its average revenue per customer, its customer retention rates and its operating margins. In response to the changing competitive landscape, Cbeyond began expanding its service capabilities to include IT service applications and certain cloud-based services, such as virtual servers, physical servers and cloud PBX services. As part of this product expansion, Cbeyond completed the acquisition of two small cloud infrastructure companies in 2010. Cbeyond also began to invest in Metro Ethernet capabilities in order to reduce operating costs and offer higher bandwidth to its customers. During 2011 Cbeyond identified an opportunity to shift its marketing focus more toward small and mid-sized businesses that are dependent on technology and have complex IT needs. Cbeyond defined certain of these technology-dependent customers as “Cbeyond 2.0” customers and focused on selling the newer, higher value-added bandwidth, cloud and IT services to this customer set, as well as to multi-location accounts, which use Cbeyond’s multiprotocol label switching service.

In early 2012, Cbeyond announced a new strategic initiative centered around accelerating the growth of its Cbeyond 2.0 customer base. This was primarily focused on a realignment of Cbeyond’s sales strategy and organization, including the creation of a new direct sales group dedicated to managing both existing and new technology-dependent customers, a reduction in its legacy direct sales force, and the addition of a dedicated inside sales team focused on cloud services. During this time, Cbeyond also improved its service offering portfolio by expanding its higher bandwidth offerings to customers. This was accomplished through targeted investment in both Cbeyond’s owned and partner-provided Ethernet-over-copper and fiber circuits.

Cbeyond’s operating and financial results in 2012 and 2013 demonstrated meaningful progress in evolving its revenue mix towards Cbeyond 2.0-based revenue. However, Cbeyond was not able to transition its sales force to selling Cbeyond 2.0 services at a pace quick enough to generate the Cbeyond 2.0 sales volumes that it had sought. Although sales productivity was improving gradually throughout 2013, the amount of new revenue being generated remained below management’s expectations. In addition, Cbeyond experienced increasing price pressure in the market on its legacy voice and data services, resulting in a higher customer churn rate for its legacy customer base.

Despite the progress made by Cbeyond on its Cbeyond 2.0 transformation strategy, the market price of Cbeyond’s common stock decreased throughout 2013. Management and the Board were therefore not satisfied that stockholder value was being created.

As part of its ongoing evaluation of Cbeyond’s business, Cbeyond’s senior management and Board periodically review, consider and assess Cbeyond’s operations, financial performance and industry conditions as they may affect Cbeyond’s long-term strategic goals and plans, including the consideration of potential opportunities for business combinations, acquisitions and other financial and strategic alternatives.

Against this background, the Board set as a specific agenda item for its October 23, 2013 meeting a discussion of whether Cbeyond should conduct a thorough review of its strategic alternatives at that time. In connection with that topic, management invited an investment bank (“Investment Bank A”) to present a preliminary review of potential strategic alternatives that the Board might consider based on discussions between Investment Bank A and management. The presentation included specific companies that might be suitable partners, acquirers or acquisitions for Cbeyond.

The Board meeting was attended in person by all members of the Board, representatives of Investment Bank A and a representative of Cbeyond’s long-standing outside legal counsel, Latham & Watkins LLP (“Latham & Watkins”). Investment Bank A’s presentation noted that Cbeyond’s 2.0 goals remained an attractive means for transforming Cbeyond but that progress towards those goals had been slower than anticipated. Investment Bank A advised the Board with respect to a broad range of strategic alternatives, including: (1) capital markets transactions, such as stock buybacks, which Investment Bank A advised are beneficial for mature companies with a high level of cash flow, but given the then-current circumstances of Cbeyond would be a challenging way to increasing stockholder value; (2) accelerating Cbeyond’s transition to 2.0 through small acquisitions, including specific potential acquisitions listed by Investment Bank A; and (3) a sale of Cbeyond. Investment Bank A advised that Cbeyond could potentially be attractive to a number of other companies involved in the telecommunications industry (“Strategic Acquirers”), which it listed, but would likely only be attractive to financial sponsors such as private equity firms (“Financial Sponsors”) that already held complementary portfolio companies where operating synergies would be possible. Investment Bank A provided a variety of metrics to value Cbeyond in a change of control transaction, including based on premiums paid, Cbeyond’s operating metrics and the prices at which comparable publicly held companies were trading.

Following Investment Bank A’s presentation and questions from the members of the Board, Investment Bank A left the meeting. Latham & Watkins reviewed the Board’s fiduciary duties, including potential conflicts of interest, in connection with a possible review of strategic alternatives. Each director gave his or her views as to whether it would be appropriate to conduct a review of strategic alternatives at that time. Following such discussion, the Board unanimously determined that Cbeyond should commence a review of strategic alternatives.

The Board also determined to form a temporary committee (the “Strategy Committee”) to provide advice and assistance to management during the process of reviewing strategic alternatives. The Board’s decision to form the Strategy Committee was based entirely on considerations of efficiency and the Board reserved, for the entire Board, the power to approve all decisions as to any specific strategic alternative or transaction. The Board appointed independent directors Jonathan Crane, David Rogan and Marvin Wheeler to serve on the Strategy Committee after determining that none of them had any conflicting relationship with any of the companies described on Investment Bank A’s list of potential transaction partners with Cbeyond. The Board also established that Strategy Committee meetings would be open to all members of the Board and invited James Geiger, Cbeyond’s founder, chairman and chief executive officer, and Robert Fugate, Cbeyond’s chief financial officer, and other members of senior management to attend meetings of the Strategy Committee as necessary to increase efficiency of communication and implementation of the process for reviewing strategic alternatives.

The Board determined that it would assist Cbeyond’s review of strategic alternatives for Cbeyond to engage a financial advisor. The Board discussed potential financial advisors with the directors focusing on the potential financial advisors’ experience in the telecommunications business and, to a lesser extent, familiarity with Cbeyond. Based on these criteria, the Board directed the Strategy Committee to interview four investment banks for a role as financial advisor to Cbeyond in connection with the review of strategic alternatives including Investment Bank A, UBS Securities LLC (“UBS”) and two other investment banks (collectively, the “Investment Bank Candidates”). The Board asked Latham & Watkins to contact the potential financial advisors to set up the interviews, emphasizing that the potential role was to assist with a true analysis of all strategic alternatives and that the use of the terminology “review of strategic alternatives” was not a code name for Cbeyond’s sale. The Board authorized management and the Strategy Committee to engage their choice for a financial advisor following the interviews on behalf of Cbeyond. Latham & Watkins contacted the four Investment Bank Candidates on October 23, 2013 and October 24, 2013.

The Board also asked Latham & Watkins to review Cbeyond’s corporate documents and the directors’ and officers’ indemnification agreements to evaluate whether modifications were necessary or appropriate.

On November 1, 2013, the Strategy Committee, Messrs. Geiger and Fugate, and a representative of Latham & Watkins interviewed the Investment Bank Candidates at the offices of Latham & Watkins in New York City. Following the interviews, the participants discussed the merits of each of the Investment Bank Candidates based on their expertise in the telecommunications industry, knowledge of Cbeyond and presentations at the meeting. The Strategy Committee and Messrs. Geiger and Fugate unanimously determined that Latham & Watkins should speak with Investment Bank A and UBS to determine whether a satisfactory engagement letter could be negotiated.

On November 3, 2013, the Board held a telephonic meeting to discuss the Strategy Committee’s activities to date, which was attended by all directors, Mr. Fugate and Latham & Watkins. At that meeting the Board delegated to the Strategy Committee of authority to choose between Investment Bank A and UBS and engage the selected investment bank on behalf of the Board. Management noted that Cbeyond was scheduled to issue a press release reporting financial results for the quarter ended September 30, 2013 on November 6, 2014 and raised the question of whether the Board’s decision to conduct a review of strategic alternatives and the formation of the Strategy Committee should be announced. The Board unanimously determined to announce the review of strategic alternatives and the formation of the Strategy Committee in the press release but not to announce the engagement of a financial advisor pending discussion with the financial advisor hired as to the best timing for announcement.

On November 5, 2013, Messrs. Geiger, Fugate and Crane, along with Robert Clancy, Cbeyond’s Senior Vice-President, Finance met with representatives of UBS to further discuss the potential engagement and Cbeyond’s business. On November 5, 2013, the closing price of Cbeyond’s common stock on NASDAQ was $6.36.

On the morning of November 6, 2013, Cbeyond issued a press release, which included the following statement:

Cbeyond’s Board of Directors has formed a Strategy Committee to explore ways to accelerate Cbeyond 2.0 growth and explore strategic alternatives to enhance stockholder value more quickly than by pursuing the Company’s organic growth and transformation. The alternatives reviewed will include acquisitions designed to accelerate our 2.0 transformation and visibility of our cloud services, joint venture and other financing and strategic arrangements, and a business combination or sale of the Company. The review may take an extended period and there is no assurance that any action or transaction will arise from the review. The Company will remain focused on its transition to Cbeyond 2.0. Cbeyond will not comment further or provide updates on the review except as it deems appropriate.

On November 11, 2013, the Strategy Committee held a telephonic meeting that was also attended by Messrs. Geiger and Fugate and a representative of Latham & Watkins. At that meeting, Messrs. Geiger and Fugate and the representative of Latham & Watkins described the status of proposed terms for engagement as financial advisor with each of Investment Bank A and UBS. Messrs. Geiger and Fugate noted their personal opinion that both Investment Bank A and UBS had the expertise and experience to serve as Cbeyond’s financial advisor but that UBS’ terms, particularly non-financial terms such as those relating to conflicts, were superior. Following a discussion, the Strategy Committee unanimously approved the engagement of UBS on the terms described at the meeting. Cbeyond executed the engagement letter with UBS on November 11, 2013. Under the terms of the engagement letter, Cbeyond agreed to pay UBS for its financial advisory services in connection with the Merger a fee based, in part, on the aggregate value of any sale or acquisition transaction. In addition, Cbeyond agreed to reimburse UBS for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

On November 18, 2013, the Strategy Committee held a telephonic meeting that also was attended by directors Martin Mucci and Bonnie Wurzbacher, Mr. Fugate, representatives of UBS and a representative of

Latham & Watkins. At the meeting, UBS reviewed with the directors an overview of: (1) the process for reviewing strategic alternatives; (2) potential purchasers of Cbeyond; and (3) potential acquisition targets. The Strategy Committee directed Latham & Watkins to discuss with UBS any potential conflicts of interest between UBS and any of the companies identified by UBS for potential involvement in a strategic transaction with Cbeyond. Latham & Watkins did so and determined that conflicts were not a concern.

On November 21, 2013, UBS met with Cbeyond’s senior executives at Cbeyond’s headquarters in order to improve UBS’ understanding of Cbeyond’s current business plan and discuss potential strategic partners.

On November 25, 2013, the Strategy Committee held a telephonic meeting that was also attended by Messrs. Geiger and Fugate, representatives of UBS and a representative of Latham & Watkins. UBS discussed with the attendees its meeting with senior executives of Cbeyond and potential Strategic Acquirers, as well as potential acquisition targets.

On December 3, 2013, the Strategy Committee held a telephonic meeting that was also attended by Messrs. Geiger and Fugate, representatives of UBS and a representative of Latham & Watkins. UBS described a potential timeline for calls to four potential Strategic Acquirers in December 2013 prior to a broader approach to potential acquirers after the year-end holidays and reviewed a preliminary analysis of certain potential strategic alternatives available to Cbeyond. The Strategy Committee authorized UBS to proceed with such outreach.

During December 2013, at the Board’s direction, UBS contacted three potential Strategic Acquirers and five potential acquisition targets to assess their level of interest in pursuing discussions with Cbeyond. One Strategic Acquirer indicated it was not interested in pursuing discussions because Cbeyond was not a strategic priority and two others expressed interest. One potential acquisition target (“Company A”) also expressed interest in discussing a transaction but indicated it would only be interested in a transaction that implied a multiple of Cbeyond’s common stock that was higher than the multiple at which Cbeyond’s common stock was then trading and, for that reason, it would prefer a cash transaction.

On December 16, 2013, the Strategy Committee held a telephonic meeting that was also attended by Messrs. Geiger and Fugate, representatives of UBS and a representative of Latham & Watkins. UBS discussed with the directors its discussions to date with both potential strategic acquirers and acquisition targets. With respect to its discussions with potential acquisition targets, UBS discussed with the directors that acquisition targets focused on a cloud-based business model underscored the challenges of acquiring businesses trading at significant multiples and that, at the type of valuation required to incentivize the owners of such companies to sell outside an auction process, Cbeyond would likely need to give up a meaningful ownership stake in the form of stock-based payment for the acquisition.

On January 6, 2014, the Strategy Committee held a meeting that was attended by Messrs. Wheeler and Rogan; Messrs. Geiger, Fugate, and Clancy; directors Mr. Costello and Ms. Wurzbacher; representatives of UBS and a representative of Latham & Watkins. At the meeting, UBS reviewed with the Board its December 2013 contacts with the eight parties and informed the Strategy Committee that two potential Strategic Acquirers had begun limited due diligence. UBS also discussed with the Board an expected timeline for the first quarter of 2014, including the launch of a formal process to approach potential strategic transaction partners. UBS noted that it had reviewed an information packet for potential Strategic Acquirers prepared by management. UBS also presented, for the Strategy Committee’s review, the components of a letter UBS expected to provide to parties as part of the strategic alternatives process. Following discussion, the Strategy Committee unanimously authorized management and UBS to proceed as outlined at the meeting.

At this meeting, the Strategy Committee discussed the question of whether to contact Financial Sponsors as well as potential Strategic Acquirers and discussed with Cbeyond’s advisors that the economics of Cbeyond’s 2.0 strategy were unlikely to lend themselves to a highly leveraged transaction without the economies of scale and synergies that could exist for a Strategic Acquirer, including, in some cases, Strategic Acquirers backed by a

Financial Sponsor. UBS also discussed with the Board that Cbeyond had publicly announced its review of strategic alternatives so any Financial Sponsor that was interested in considering an acquisition or other transaction with Cbeyond would be on notice to contact Cbeyond. For these reasons, following a discussion, the Strategy Committee, after considering, among other things, information, advice and recommendations received from its financial and other advisors, determined not to contact Financial Sponsors but that Cbeyond be open to in-bound calls from Financial Sponsors. The Strategy Committee then directed UBS to focus outbound inquiries on Strategic Acquirers in connection with a potential sale of Cbeyond and potential acquisition targets for Cbeyond.

Commencing January 8, 2014, at the Strategy Committee’s direction, UBS contacted a total of 58 companies, including 50 Strategic Acquirers and 8 potential acquisition targets. UBS also received unsolicited inquiries from 14 parties, including 8 Financial Sponsors and Birch Communications, Inc. (“Birch”). Ultimately, twenty parties executed confidentiality and standstill agreements, which included don’t ask, don’t waive standstill provisions (“Non-Disclosure Agreements”), with Cbeyond and received an information package prepared by management of Cbeyond and reviewed by UBS.

On January 13, 2014, the Strategy Committee held a meeting attended by Messrs. Wheeler and Rogan; Mr. Mucci; Messrs. Geiger, Fugate and Clancy; representatives of UBS and a representative of Latham & Watkins. At the meeting, UBS reported that Company A also planned to engage in a review of strategic alternatives and planned to include a potential acquisition by Cbeyond in that review. UBS indicated that, as of that time, two companies had already executed Non-Disclosure Agreements, 10 companies had expressed interest and were negotiating Non-Disclosure Agreements and 6 companies had declined to participate in the process for various reasons, including lack of strategic fit and the geographic scope of Cbeyond’s business. In addition, UBS listed the 8 Financial Sponsors that had contacted UBS or Cbeyond to express interest in light of the press release that disclosed Cbeyond’s review of strategic alternatives.

On January 16, 2014, at the direction of the Strategy Committee, UBS sent a letter to each of the remaining Strategic Acquirers and Financial Sponsors in the strategic alternatives process requesting the submission of indications of interest by February 3, 2014 from participants who wished to continue discussing a potential acquisition of Cbeyond. Proposals were to include a proposed price, the form of consideration proposed, financing required and further due diligence requirements. The letter noted that Cbeyond’s management would be available to make presentations to interested participants during the intervening period prior to February 3, 2014.

On January 20, 2014, the Strategy Committee held a meeting attended by all members; Mr. Mucci; Messrs. Geiger and Clancy; representatives of UBS and a representative of Latham & Watkins. With respect to the potential acquisition of Company A, UBS reported that it expected to receive preliminary due diligence materials from Company A’s financial advisor later that day and that Cbeyond should expect to review those materials and come to a preliminary assessment of Company A’s value and Cbeyond’s ability to finance that acquisition within approximately two weeks. UBS also reported that it had been in touch with 44 potential Strategic Acquirers, including four potential Strategic Acquirers that had approached UBS or Cbeyond in response to Cbeyond’s press release indicating that Cbeyond was exploring strategic alternatives and seven Financial Sponsors. UBS reported that 13 parties had executed Non-Disclosure Agreements and received information packages, seven parties were negotiating Non-Disclosure Agreements and 18 parties had declined to participate in the process for reasons including a lack of strategic fit, the geographic scope of Cbeyond’s business, Cbeyond’s focus on SMBs and the inability to do an acquisition at that time. UBS noted that, pursuant to earlier discussions with the Strategy Committee, the process letters called for potential acquirers to provide a preliminary indication of interest by February 3, 2014 for review at Cbeyond’s Board meeting on February 5, 2014.

On January 27, 2014, the Strategy Committee held a meeting attended by Mr. Crane; Ms. Wurzbacher; Messrs. Geiger, Fugate and Clancy; representatives of UBS and a representative of Latham & Watkins. UBS reported that it had now been in contact with 46 potential Strategic Acquirers and eight Financial Sponsors, that a total of 18 information packages and process letters had been sent, four Non-Disclosure Agreements were being negotiated and a total of 20 parties had declined to participate in the process. UBS reported that, with respect to the potential acquisition of Company A, Cbeyond and UBS had received preliminary information and there was to be a call among Cbeyond management, Company A and their financial advisors scheduled for later that week. Management indicated that it and UBS intended to provide an overview of Company A’s business, initial valuation considerations and potential synergies at the Board’s meeting on February 5, 2014.

On February 3, 2014, Lazard Freres & Co, LLC (“Lazard”) contacted UBS to indicate that Lazard was Birch’s financial advisor and that Birch wished to be considered as a potential acquirer of Cbeyond and participate in Cbeyond’s process. Following this contact by Lazard, UBS discussed Birch’s interest with management, and management agreed to allow Birch to participate in the strategic alternatives process, but noted that Birch would need to move quickly given that others were well into their evaluation of Cbeyond. After further consultation with management and Latham & Watkins, UBS informed Lazard on February 4, 2014 that Birch could be included in Cbeyond’s process but that Birch was late entering the process and would need to move quickly.

On February 3, 2014, UBS received indications of interest from seven potential acquirers of Cbeyond.

On February 4, 2014, Birch executed a Non-Disclosure Agreement and UBS delivered Cbeyond’s information package to Lazard.

On February 5, 2014, the Board held a meeting attended by all directors, Messrs. Fugate and Clancy, representatives of UBS and a representative of Latham & Watkins. At the meeting, UBS discussed with the Board the status of Cbeyond’s consideration of the acquisition of Company A as well as the potential sale of Cbeyond.

With respect to a potential acquisition of Company A, UBS and management discussed with the Board preliminary views on Company A’s business, illustrative potential synergies arising from an acquisition of Company A, a preliminary view of value of Company A to Cbeyond, an illustrative transaction and the potential effect of such a transaction on Cbeyond’s stockholder value. As part of that report UBS and management noted that management had engaged in a due diligence call with Company A, had (in consultation with UBS) developed sensitivity analyses of Company A’s projections for future performance and preliminarily analyzed potential financial leverage that could be employed by Cbeyond in an acquisition of Company A.

With respect to the potential sale of Cbeyond, UBS reported that on February 3, 2014, seven parties, including one potential strategic acquirer that would ultimately submit a subsequent proposal and with which Cbeyond would continue negotiations (“Company B”), three other Strategic Acquirers (some of which were backed by Financial Sponsors) and three Financial Sponsors, had provided preliminary indications of interest in acquiring Cbeyond at enterprise values ranging from $230 to $275 million. UBS gave a summary analysis of each indication of interest. UBS also noted that Birch had expressed interest in participating in the process and had been advised that, while participation would be allowed, Birch was behind in its participation and would need to move quickly to be considered as a potential acquirer.

UBS recommended that Cbeyond provide additional due diligence and management presentations to interested parties over the succeeding several weeks and authorize Latham & Watkins to draft a form of acquisition agreement for interested parties to address in connection with more definitive bids, which were recommended to occur within the following three weeks.

Following discussion, the Board authorized management, UBS and Latham & Watkins to continue to explore both the acquisition of Company A and a potential sale of Cbeyond consistent with the general timeline outlined at the meeting.

On February 10, 2014, the Strategy Committee held a meeting attended by Messrs. Crane and Wheeler; Messrs. Geiger, Fugate and Clancy; Messrs. Costello and Mucci and Ms. Wurzbacher; representatives of UBS and a representative of Latham & Watkins. The participants discussed the status of due diligence by participants in the sale process and Cbeyond’s review of the potential acquisition of Company A.

Following the Strategy Committee meeting on February 10, 2014, UBS received a written indication of interest from Birch to purchase Cbeyond at an enterprise value of between $290 and $320 million in cash, exceeding the range submitted by any of the previous bidders. The indication of interest stated that Birch would finance the transaction with third party debt and had engaged in preliminary discussions with financing institutions. Following consultation with management and Latham & Watkins, UBS informed Birch that it would be allowed to continue to participate in Cbeyond’s sale process.

From February 10, 2014 through March 30, 2014, the remaining Strategic Acquirers and Financial Sponsors involved in Cbeyond’s strategic alternatives process continued to perform due diligence, including participation in management presentations. In sum, management made presentations to 7 potential acquirers. Management presentations with Birch took place on February 25, 2014.

On February 20, 2014, UBS received an updated indication of interest from a Strategic Acquirer providing for a purchase of Cbeyond at an enterprise value of $255 million.

On February 26, 2014, the Strategy Committee held a meeting attended by all members; Messrs. Costello and Mucci; Ms. Wurzbacher; Messrs. Geiger, Fugate and Clancy; representatives of UBS and a representative of Latham & Watkins. With respect to the potential sale of Cbeyond, UBS reported on the status of each of the eight remaining participants’ due diligence activities. UBS noted that management presentations to these potential acquirers had been taking place and were scheduled to continue through March 3, 2014. UBS noted that, based on scheduling difficulties and the complexity of Cbeyond’s business, the process likely would require an extended due diligence period. Following a discussion, the Strategy Committee, after considering, among other things, information, advice and recommendations received from its financial and other advisors, requested that final bids by potential acquirers be targeted for near the end of March 2014. The Strategy Committee, after considering the recommendations of its financial and other advisors, among other things, determined that a form of merger agreement prepared by Latham & Watkins be made available for review by potential acquirers with a request for comments prior to final bids so that Cbeyond, UBS and Latham & Watkins could provide feedback on potential contractual issues prior to final bids.

With respect to Cbeyond’s potential acquisition of Company A, UBS noted that Company A had itself launched a formal sale process and that it would be unlikely that Cbeyond could pre-empt Company A’s process by making a proposal at that time. For that reason, the Board discussed with UBS and management that Cbeyond would likely have to wait until Company A called for preliminary indications of interest from all participants in its process before Cbeyond’s potential acquisition of Company A could move forward significantly. Management and UBS indicated that their view of Company A’s business had not changed significantly. Management further informed the Strategy Committee that Cbeyond had hired the firm of Altman Vilandrie & Co. (“Altman Vilandrie”) on February 7, 2014, as consultants to Cbeyond with respect to the potential acquisition of Company A. Management noted that Altman Vilandrie had previously served as a consultant to Cbeyond when Cbeyond explored another acquisition in 2013.

Following discussion, the Strategy Committee directed management and UBS to continue to pursue both the potential acquisition and the sale process in accordance with the timelines discussed at the meeting.

On March 4, 2014, UBS sent a letter to the remaining participants interested in acquiring Cbeyond stating that formal bids would be due on March 31, 2014. The letter indicated that Latham & Watkins would make available a draft form of merger agreement and that participants should provide written comments and proposed modifications to the form by March 21, 2014 in order that Cbeyond and Latham & Watkins could provide feedback prior to the participant’s formal bid on March 31, 2014. That form of merger agreement was made available to all participants in the sale process on March 14, 2014.

On March 13, 2014, Cbeyond released its financial results for the fourth quarter of 2013 and the full year 2013. The press release confirmed that Cbeyond’s review of strategic alternatives was continuing.

On March 14, 2014, the Board held a meeting attended by Messrs. Geiger, Costello, Crane, Rogan, Mucci and Ms. Wurzbacher; Mr. Fugate, Henry Lyon, Cbeyond’s chief accounting officer, William Weber, Cbeyond’s general counsel, Andy Christiansen, Cbeyond’s director of financial reporting, and a representative of Latham & Watkins. The representative of Latham & Watkins described the new form of indemnity agreement that had previously been distributed to the Board, including the changes from the existing form. The Board unanimously approved the modified form of indemnity agreement, and all parties to indemnity agreements in this form executed their new agreements on March 14, 2014.

On March 17, 2014, the Strategy Committee held a meeting attended by all members, Messrs. Costello, Mucci and Ms. Wurzbacher; Messrs. Geiger, Fugate and Clancy; representatives of UBS and a representative of Latham & Watkins. Management and UBS reported on their ongoing evaluation of the potential acquisition of Company A and their intention to provide a report to the Board on these activities at the Board’s April 2, 2014 meeting. UBS reviewed the status of discussions with potential acquirers and reviewed the terms and timeline of the process letter that had been sent to remaining potential acquirers on March 4, 2014. The representative of Latham & Watkins recommended the adoption of a management neutrality policy with respect to Cbeyond’s consideration of a potential sale. The representative of Latham & Watkins indicated that the purpose of the policy was to ensure that, in considering a potential sale, the interests of management relating to continued employment, compensation by any acquirer and equity of any acquirer would not influence Cbeyond’s decisions. Following discussion, the Strategy Committee directed Latham & Watkins to prepare a management neutrality policy for submission to the Board.

On March 21, 2014, Latham & Watkins received proposed modifications to the form of merger agreement from Jones Day (“Jones Day”), counsel to Birch. Management and Latham & Watkins, determined that the revised draft was commercially reasonable in most respects. However, they also noted that the proposed modifications from Birch with respect to the financing of the transaction did not provide sufficient certainty of closing. Moreover, in the event Birch did not close the proposed transaction because Birch did not receive required financing, Cbeyond’s sole remedy would be a cash payment to Cbeyond (a “reverse break-up fee”) equal to only 2.5% of the aggregate purchase price. UBS advised Lazard of Cbeyond’s concerns on March 27, 2014, and Latham & Watkins also advised Jones Day of the same concerns. Both UBS and Latham & Watkins indicated to their respective counterparts that failure to improve the financing provisions in connection with final proposals on March 31, 2014 would put Birch at a disadvantage compared to a potential acquirer which did not require financing to consummate the acquisition.

On March 24, 2014, Messrs. Geiger and Fugate, together with representatives of UBS met with Company A at Company A’s headquarters to receive management presentations and perform due diligence. At the meeting, management informed Company A that Cbeyond would require at least a week to review due diligence and make a revised proposal to acquire Company A.

On March 27, 2014, the Strategy Committee held a meeting attended by all members, Messrs. Costello, Mucci and Ms. Wurzbacher; Messrs. Geiger, Fugate and Clancy; representatives of UBS and a representative of Latham & Watkins. UBS reported on the status of the potential acquirers’ due diligence and, based on conversations with potential acquirers, its expectations as to which potential acquirers would submit a final proposal on March 31, 2014. UBS noted that three potential acquirers had dropped out of the process due to a variety of concerns, including a determination not to enter the SMB market, resource constraints and Cbeyond’s exposure to the SMB sector. UBS predicted that one Financial Sponsor would submit a term sheet rather than a complete proposal.

UBS also reported on the status of the potential acquisition of Company A. UBS noted that management and UBS had visited Company A’s headquarters for management meetings and due diligence. During that visit, Company A had indicated that it would also consider selling a portion of Company A’s assets to Cbeyond and that Cbeyond indicated to Company A that Cbeyond would need at least a week to review due diligence and make any proposal to Company A.

On March 28, 2014, Cbeyond sent a revised form of indemnity agreement for the directors and certain officers together with a memorandum from Latham & Watkins and Cbeyond’s Delaware counsel, Abrams & Bayliss, LLP, which firms had drafted the revised form, outlining the proposed changes from the form of indemnity agreement then in place.

On March 31, 2014, UBS received three submissions from potential acquirers. Birch submitted a complete proposal, including proposed financing commitments and financing fee letter, as well as additional proposed modifications to the merger agreement, at a price of $9.00 per share (which was effectively a proposal at $9.16 per share based on Cbeyond’s then expected capitalization at the closing of any transaction). Birch confirmed that it required no further due diligence and anticipated that it could execute a definitive merger agreement within one to two weeks. Company B submitted an indication of interest at a price of $8.96 (which was effectively a proposal at $9.13 per share based on Cbeyond’s then expected capitalization at the closing of any transaction) but provided no proposed modifications to the form of merger agreement and no evidence of Company B’s ability to obtain the financing for the transaction that it stated would be required to complete an acquisition. Company B indicated that it would require a four-week period for conducting additional due diligence, obtaining financing for the acquisition and negotiating the definitive merger agreement. A Financial Sponsor submitted a letter of intent for a transaction at a price of $6.96 (which was effectively a proposal at $7.09 per share based on Cbeyond’s then expected capitalization at the closing of any transaction).

On April 2, 2014, the Board held a meeting attended by all of the directors, Messrs. Fugate and Clancy, representatives of UBS and a representative of Latham & Watkins. For the portion of the meeting dealing with the potential acquisition of Company A, the meeting was also attended by representatives of Altman Vilandrie.

As an initial matter, a representative of Latham & Watkins gave a report on a form of management neutrality policy that had previously been delivered to the Board, indicated that the purpose of the policy was to ensure that, in considering a potential sale, the interests of management relating to continued employment, compensation by any acquirer and equity of any acquirer would not influence Cbeyond’s decisions and recommended that the Board adopt the policy. The Board unanimously adopted the policy and each senior officer of Cbeyond executed the management neutrality policy on or before March 29, 2014.

With respect to the potential acquisition of Cbeyond, the participants discussed remaining issues that needed to be addressed in Birch’s proposal including an increase in the purchase price, improvements in the terms and conditions to Birch’s financing, a significantly increased reverse break-up fee in the event that Birch was unable to consummate its financing following execution of a definitive merger agreement, removal of a proposed condition to consummation of the merger that Cbeyond retain $29 million of cash, payment to Cbeyond’s employees of bonuses accrued prior to consummation of the merger and relaxation of proposed requirements as to Cbeyond’s conduct of the business pending consummation of the merger. The participants discussed the fact that, while Company B’s proposal had a similar price to Birch’s proposal, Company B had no preliminary commitments for financing, had not addressed the form of merger agreement and required four weeks before Company B might be in a position to sign a merger agreement. Finally the participants discussed that the per-share acquisition price proposed by the Financial Sponsor’s letter of intent was 22% and 23% lower than the per-share acquisition prices proposed by Company B and Birch, respectively, and that the Financial Sponsor had not addressed the form of merger agreement.

The participants also discussed the status of Cbeyond’s investigation of a potential acquisition of Company A. Representatives from Altman Vilandrie presented a report on the potential acquisition including a revised potential business plan for Company A based on its analysis and potential cost and revenue synergies. UBS discussed with the Board a preliminary analysis of a potential business plan derived from projections from Cbeyond’s management, a pro forma growth profile, a valuation matrix based on various assumptions, potential sources and uses of funds in an acquisition of Company A and an analysis of potential liquidity for Cbeyond following an acquisition of Company A. UBS discussed with the Board that an increase in Cbeyond stockholder value arising from an acquisition of Company A would likely be delayed absent a positive change in the metric multiples at which Cbeyond’s common stock had been trading. UBS also discussed certain considerations for the Board in comparing an acquisition of Company A to Cbeyond’s value as a stand-alone company based on management’s Updated Base Case Projections. UBS then reviewed with the Board certain potential benefits from an acquisition of Company A, including increased scale, an expanded network, an expanded number of customers and potential growth in EBITDA and EBITDA margin. UBS also reviewed certain potential considerations of an acquisition of Company A, including a significant increase in leverage for Cbeyond’s balance sheet, risks of integration, a “doubling down” of the risks of legacy Cbeyond 1.0 business and significant delays in the combined companies’ ability to generate meaningful cash flow. Following such discussion, management indicated that it could not presently recommend an acquisition of Company A at Company A’s desired price, but believed that an acquisition of Company A at a lower price or an acquisition of a portion of Company A’s business might be a viable alternative to a sale of Cbeyond, particularly if Cbeyond provided equity to the holders of Company A’s stock as part of the consideration in an acquisition. UBS noted that Company A was seeking a more “developed” bid from Cbeyond in the next several days.

Following discussion, the Board unanimously directed that management, UBS and Latham & Watkins pursue improvement of Birch’s proposal consistent with the matters discussed at the meeting, that management and UBS continue to work with Company B and inform Company B that, while its price was competitive, Company B needed to complete due diligence and secure financing for the acquisition quickly, and that UBS inform the Financial Sponsor that the Financial Sponsor’s bid was not competitive and the Financial Sponsor would be dropped from the process. The Board also directed management and UBS to continue to pursue opportunities to acquire Company A or the portion of Company A desired by Cbeyond.

Between April 2, 2014 and April 5, 2014, UBS conveyed the Board’s position to each of the remaining participants in the sale and acquisition processes. In addition, on April 4, 2014, Lazard contacted UBS to request guidance regarding the transaction values that may be attractive to Cbeyond.

On April 5, 2015, the Board held a meeting attended by all directors, Messrs. Fugate and Clancy; representatives of UBS and a representative of Latham & Watkins. The representative of Latham & Watkins advised the directors as to their fiduciary duties based on a written presentation from Latham & Watkins that had been distributed to the directors on April 1, 2014. UBS described conversations with Lazard on behalf of Birch in which Lazard indicated Birch’s desire to move quickly to reach an agreement and Birch’s potential willingness to increase the proposed purchase price. UBS also described conversations with Company B in which UBS urged Company B to move forward promptly with its due diligence and obtain commitments for the financing that would be required for an acquisition.

UBS also described its conversations with Company A’s financial advisor in which UBS reiterated Cbeyond’s valuation of Company A and indicated that Cbeyond might be willing to pay some portion of the consideration for Company A in the form of Cbeyond’s common stock. UBS noted that Company A’s financial advisor had indicated that Company A would require a written proposal from Cbeyond before additional interaction between the companies could take place. Mr. Geiger asked the Board to consider providing an indication of interest to Company A that would provide for a lower price but that would include a component of Cbeyond common stock.

UBS discussed with the Board certain preliminary analyses of Cbeyond’s position in both the sale and acquisition processes, including Cbeyond’s historical trading prices, premiums and other metrics at various acquisition prices, a preliminary discounted cash flow analysis of Cbeyond’s value as a stand-alone company under Cbeyond’s business plan based on the Updated Base Case Projections, an analysis of potential financing leverage for Birch under its proposed transaction and projections for leverage and value creation in an acquisition by Cbeyond of Company A.

The representative of Latham & Watkins asked each member of the Board to express his or her opinion as to appropriate goals and next steps for the sale and acquisition processes. Following discussion, the Board unanimously determined that Cbeyond should continue both processes. With respect to Birch, the Board directed UBS to inform Lazard on behalf of Birch that Birch needed to improve both its proposed price to $323 million, or $10 per share based on Cbeyond’s then expected capitalization at closing, and the provisions proposed by Birch in the merger agreement relating to Birch’s financing commitments and reverse break-up fee. With respect to Company B, the Board instructed UBS to continue to press Company B to complete its due diligence and to obtain firm financing commitments. With respect to the potential acquisition of Company A, the Board instructed UBS to convey to Company A’s financial advisor that Cbeyond required additional due diligence pending any revised proposal.

On April 6, 2014, UBS spoke to Lazard on behalf of Birch to transmit the message described at the April 5, 2014 Board meeting. Lazard indicated that it expected Birch to respond quickly and that Lazard believed that the financing issues could also be resolved quickly.

On April 7, 2014, Birch delivered a letter to UBS containing a revised proposal at $10.00 per share of Cbeyond’s common stock based on the assumption that there would be 32.3 million shares of Cbeyond common stock outstanding at the closing of a transaction, indicating that this was Birch’s best and final proposal. On the same day, Company B’s financial advisor delivered to UBS a written request for substantial additional due diligence materials.

In addition, on April 7, 2014, the financial advisor to Company A called UBS to convey Company A’s reaction to Cbeyond’s latest proposal, in which the financial advisor indicated verbally that at the valuation Cbeyond had proposed, that Company A would prefer to take less consideration in cash and more in Cbeyond stock and that certain aspects of Company A’s capital structure limiting stock consideration could be addressed.

Following these activities on April 7, 2014, the Board held a telephonic meeting attended by all directors, Messrs. Fugate and Clancy, representatives of UBS and representatives of Latham & Watkins, including the Latham & Watkins representative reviewing the financing aspects of Birch’s proposal. UBS updated the Board on the activities described above occurring earlier on April 7, 2014. Latham & Watkins requested that each director give his or her views as to next steps in the sale and acquisition processes. Following discussion, the Board directed that Latham & Watkins should prepare a revised merger agreement addressing the remaining concerns to be delivered by UBS to Lazard on behalf of Birch with commentary that the Board had considered Birch’s revised price proposal constructive. The Board directed UBS to continue encouraging Company B to complete its due diligence and to provide Cbeyond with a firm financing proposal. The Board also directed management and UBS to continue work on a proposal for the acquisition of Company A with a mixture of cash and common stock at a reduced price.

On April 8, 2014, Latham & Watkins delivered a revised draft of the merger agreement to Jones Day. Latham & Watkins continued to exchange drafts of the merger agreement with Jones Day until April 18, 2014.

On April 9, 2014, UBS spoke with Company B’s financial advisor to discuss Company B’s due diligence request and the implications for the timing of agreeing on definitive documents for a transaction. UBS indicated to Company B’s financial advisor that, at Company B’s present stage of due diligence and financing, there was no actionable transaction for the Board to consider.

On April 10, 2014, at Cbeyond’s direction, UBS spoke to Lazard. UBS conveyed that, following Jones Day’s response to Latham & Watkins revised form of merger agreement delivered to Jones Day on April 8, 2014, there remained a number of significant issues, including financing provisions and reverse break-up fee, restrictions on operation of Cbeyond’s business between execution and closing of the merger agreement and treatment of continuing employees of Cbeyond both from execution to closing of the merger agreement and post-closing. UBS informed Lazard that the parties were not, therefore, close to execution of a merger agreement.

On the same date, at Cbeyond’s direction, UBS spoke to the financial advisor to Company A indicating that Cbeyond would need to perform additional analysis before Cbeyond could respond to Company A’s proposal that the consideration for the acquisition of Company A include Cbeyond’s common stock as well as cash and that to perform that, Cbeyond would need to perform additional due diligence. Mr. Geiger reinforced these requests and discussed potential transactions with Company A’s financial advisor and Company A’s chief executive officer in telephone conversations on April 14, 2014.

Latham & Watkins and Jones Day continued to negotiate open items in the merger agreement in drafts exchanged during the period April 8 through April 13, 2014, but were unable to make substantial process. Specifically, on April 9, 2014, Jones Day delivered a revised draft merger agreement to Latham & Watkins and then delivered a further revised draft to Latham & Watkins on April 11, 2014. Later in the day on April 11, 2014, Latham & Watkins delivered a revised draft of the merger agreement to Jones Day. On April 12, 2014, Jones Day delivered a revised draft of the merger agreement to Latham & Watkins.

On April 13, 2014, Latham & Watkins and Jones Day discussed the remaining open issues. Latham & Watkins suggested that Birch and Cbeyond meet in person regarding certain of the open issues. On April 13, 2014, Messrs. Fugate and Clancy met in person with Vincent Oddo, president and chief executive officer of Birch, and Edward James, chief financial officer of Birch, to discuss the open issues. Following those discussions, Messrs. Fugate and James exchanged emails to summarize their discussions on April 13, 2014 and April 14, 2014.

On April 14, 2014, at Cbeyond’s direction, UBS discussed with Lazard the unresolved issues in the merger agreement. UBS indicated that Birch’s failure to move on a number of these issues could prevent the parties from reaching agreement on a transaction. Latham & Watkins and Jones Day also participated in a telephone call to discuss open issues on the financing provisions in the merger agreement. Later that evening, Latham & Watkins delivered a revised draft of the merger agreement to Jones Day. Latham & Watkins reiterated to Jones Day that the Board had a regularly scheduled Board meeting on April 16, 2014 and that if Birch desired to have the Board approve the merger agreement for execution following that meeting, the proposed definitive agreement would need to be ready by 3:00 p.m. EDT on April 15, 2014 in order to give the Board adequate time to review the merger agreement.

On April 15, 2014, management and Company B had a due diligence call.

At approximately 1:30 p.m. on April 15, 2014, Jones Day delivered comments on the merger agreement to Latham & Watkins. Management, UBS and Latham & Watkins discussed the new comments, which included several significant changes relating to pricing, operation of Cbeyond’s business and an increase in the reverse break-up fee, raising it from 2.5% to 4%. Following discussion, at Cbeyond’s direction, UBS informed Lazard, and Latham & Watkins informed Jones Day, that the changes proposed were significant and therefore the Board would not be in a position to make any decision on the merger agreement at its Board meeting on April 16, 2014. In addition, at Cbeyond’s direction, each of UBS and Latham & Watkins conveyed to their counterparts at Lazard and Jones Day, respectively, that the parties were sufficiently far apart that Cbeyond felt that, in order to assess whether a transaction was possible, the parties should meet in person in Atlanta after conclusion of the Board meeting on April 16, 2014 to see whether terms could be reached. Later that day, Lazard and Jones Day confirmed that Birch was agreeable to such a meeting.

On April 16, 2014, the Board held a meeting attended by all directors; Messrs. Fugate and Clancy; representatives of UBS and representatives of Latham & Watkins. At the Board meeting, UBS updated the Board on the status of discussions with Company B. In addition, UBS presented an updated preliminary analysis of the potential acquisition of Company A, based in part on analysis and due diligence performed by Altman Vilandrie and Cbeyond; revenue mixtures between Cbeyond 1.0 and Cbeyond 2.0 revenue; potential synergies; a potential transaction overview with consideration including cash and Cbeyond common stock; a pro forma liquidity analysis and illustrative stockholder value creation.

With respect to a potential acquisition of Cbeyond by Birch, Latham & Watkins described the open issues in the merger agreement, including (1) the calculation of the purchase price and Cbeyond’s desire for a fixed price based on Cbeyond’s estimate that 32,285,620 shares of common stock and 57,041 options (assuming a net exercise) to purchase common stock would be outstanding at a closing of a merger with Birch, (2) Cbeyond’s ability to pay a bonus to its employees in accordance with its existing plan metrics with respect to the period prior to closing of the merger, (3) an increased reverse break-up fee, (4) the ability to provide Board members with their regular grant of restricted stock in June 2014 (such stock to vest on a daily basis until closing of the merger), (5) Cbeyond’s ability to incur additional capital leases relating to its fiber construction and (6) the removal, as a closing condition, of the regulatory approvals necessary in connection with Birch’s financing in states where Cbeyond does not operate. Latham & Watkins, management and UBS outlined the parties’ positions and asked the Board to authorize them to propose Cbeyond’s positions at the meeting scheduled with Birch following the Board meeting. A Latham & Watkins representative asked each director to express his or her opinion as to next steps in the sale and acquisition processes. The Board unanimously directed management, UBS and Latham & Watkins to take the recommended positions with Birch, but maintain flexibility in light of the status of discussions with Companies A and B. The Board also directed management, UBS and Latham & Watkins to continue to work with Companies A and B until it was clear that a satisfactory merger agreement could be executed with Birch.

At 2:30 p.m. on April 16, 2014, Messrs. Geiger, Fugate, Clancy and Weber, a representative of UBS and representatives of Latham & Watkins met with Messrs. Oddo and James, a member of the board of directors of Birch (who participated telephonically), representatives of Lazard and representatives of Jones Day in Atlanta. At the meeting, the parties discussed the outstanding issues outlined in the preceding paragraph. Following discussion, Birch and Cbeyond reached mutual agreement on each of the open issues. The parties also discussed timing for a meeting of the Board and execution of a definitive merger agreement. Specifically, Cbeyond described the travel schedule of the directors, recognized the upcoming “Good Friday” holiday and identified Cbeyond’s desire to provide the Board with sufficient time to review the final merger agreement prior to a Board meeting. The parties then instructed Latham & Watkins and Jones Day to revise the draft merger agreement so that the merger agreement could be delivered to members of the Board by April 18, 2014 in preparation for a Board meeting on April 19, 2014. After this meeting, on April 16, 2014, Latham & Watkins delivered a revised draft of the merger agreement to Jones Day.

On April 17, 2014, Cbeyond discovered that, due to an omission of certain shares of Cbeyond restricted stock in a report provided by the agent that administers Cbeyond’s employee stock plan, Cbeyond’s assessment of the number of shares of common stock that would be outstanding at the closing of a merger with Birch was approximately 86,800 shares higher than what Cbeyond had previously presented to Birch. Following conversations among management and Latham & Watkins, Cbeyond determined that Cbeyond would not seek to change the fixed aggregate consideration to be paid by Birch which had been discussed at the in-person meeting between the parties on April 16, 2014. On April 17, 2014, Jones Day delivered a revised draft of the merger agreement to Latham & Watkins.

On April 18, 2014, Latham & Watkins and Jones Day completed the form of merger agreement. The merger agreement contained a number of provisions favorable to Cbeyond, including broad fiduciary outs in the event of a superior proposal, a modest termination fee of 2.5% of the implied enterprise value in the Merger and a reverse break-up fee of 5%. On the same date, Cbeyond sent materials to the Board that included the proposed form of merger agreement and Cbeyond disclosure letter, materials previously delivered concerning the Board’s fiduciary duties, a presentation by UBS, a summary of the proposed merger agreement prepared by Latham & Watkins and the form of resolutions to be adopted at the Board meeting.

On April 19, 2014, the Board held a meeting attended by all directors; Messrs. Fugate, Clancy and Weber; representatives of UBS and representatives of Latham & Watkins. Messrs. Geiger and Fugate, together with representatives of UBS and Latham & Watkins gave a report on the meeting between the representatives of Cbeyond and Birch and their respective advisors that occurred on the afternoon of April 16, 2014. A representative of Latham & Watkins informed the Board of its fiduciary duties in the context of the proposed merger agreement. UBS reviewed with the Board a summary of Cbeyond’s activities during Cbeyond’s review of strategic alternatives, a summary of the proposed transaction, selected transaction data relating to premiums and multiples of EBITDA, the stock price performance of Cbeyond’s common stock, summary historical and projected financials, an analysis of the value of Cbeyond’s common stock based on management’s projections on a discounted cash flow basis, illustrative comparable company analysis and illustrative selected transactions analysis. UBS then provided to the Board its oral opinion, which opinion was subsequently confirmed by delivery of a written opinion, that, as of April 19, 2014 and based on and subject to various assumptions made, matters considered and limitations described in its written opinion, that the Per Share Merger Consideration to be received by the holders of shares of Cbeyond common stock was fair, from a financial point of view, to such stockholders. Latham & Watkins provided a presentation outlining the terms of the merger agreement and discussed the resolutions to be adopted by the Board if the Board determined to approve entering into the merger agreement. Each member of the Board was given the opportunity to ask questions of management, UBS and Latham & Watkins. Latham & Watkins also asked for each Board member’s individual opinion as to whether Cbeyond should enter into the merger agreement. During the discussion, the Board members noted that neither the potential acquisition of Company A nor the proposed purchase of Cbeyond by Company B were near to actionable, that both would require significant additional time and negotiation and that the merger agreement with Birch would provide superior consideration to stockholders in the next several years as compared to a “stand-alone” strategy for Cbeyond. Following discussion, the Board unanimously adopted the resolutions presented at the meeting including resolutions that (i) the Merger and the transactions contemplated by the Merger Agreement be, and are hereby approved (including for purposes of Section 203 of the DGCL), adopted and declared to be advisable, substantively and procedurally fair to, and in the best interests of, Cbeyond and its stockholders, (ii) authorizing, accepting, approving and adopting the Merger Agreement, and the terms and conditions set forth therein and (iii) recommending that the stockholders of Cbeyond adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby.

Following the Board meeting, the merger agreement was executed by each of the parties to the merger agreement. Cbeyond and Birch then drafted a joint press release announcing the transaction, which was issued before the opening of the stock market on April 21, 2014.

Reasons for the Merger and Recommendation of Cbeyond’s Board of Directors

Cbeyond’s Board of Directors, at a meeting duly called, determined that the Merger and the transactions contemplated by the Merger Agreement are advisable, substantively and procedurally fair to, and in the best interests of, Cbeyond and its stockholders, unanimously authorized, accepted, approved and adopted the Merger Agreement and the transactions contemplated therein, including the Merger, and recommended that Cbeyond’s stockholders vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement. In the course of reaching its decision to recommend that Cbeyond’s stockholders vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement, Cbeyond’s Board of Directors retained and consulted with its financial advisors, reviewed a significant amount of information and considered a number of reasons, including the following:

•

the Per Share Merger Consideration to be paid in the Merger represents a substantial premium to recent trading prices of Cbeyond’s common stock. Specifically, assuming that the Per Share Merger Consideration is $9.97 (the lowest anticipated Per Share Merger Consideration reasonably possible based on the information available to Cbeyond as of April 19, 2014), a premium:

•

of approximately 40.8% above the closing price of $7.08 per share of Cbeyond’s common stock on April 17, 2014, the last trading day prior to the meeting of Cbeyond’s Board of Directors at which the Merger Agreement was approved;

•	to the volume weighted average closing prices of Cbeyond’s common stock for the 1-month, 3-month and 6-month periods ended April 17, 2014, of 40.1%, 41.5% and 49.5%, respectively;

•	to the 52-week high closing price of 3.9% and low closing price of 85.0% for the Cbeyond common stock, in each case, for the period ended April 17, 2014;

•

the Per Share Merger Consideration consists entirely of cash, which provides liquidity and certainty of value to Cbeyond’s stockholders compared to a transaction in which stock or other securities are received as consideration, which the Board of Directors viewed as desirable;

•

the belief of the Board of Directors that the Merger is more favorable to Cbeyond’s stockholders than any other alternative reasonably available to Cbeyond and its stockholders, which belief was based on a number of factors, including the evaluation by the Board of Directors of Cbeyond’s business, operations, financial condition, acquisition opportunities, strategies and prospects, as well as the risks involved in achieving the goals of the strategies, and general industry, economic and market conditions, as compared to the certainty of value provided to Cbeyond’s stockholders in the Merger;

•

the likelihood that the Merger would be consummated based on, among other things, the relatively limited nature of the closing conditions included in the Merger Agreement, including Birch’s obligation to generally take all necessary efforts to obtain required regulatory approvals, the financial resources, including the debt commitment letters available to Birch to consummate the Merger, the absence of perceived substantive antitrust or competition issues resulting from the Merger, the likelihood that the Merger would be approved by requisite regulatory authorities and Birch’s past practice of consummating other transactions;

•

the strategic process undertaken by Cbeyond’s Board of Directors upon the advice of UBS, which included contacting 58 potential purchasers and the fact that multiple parties expressed interest in continuing discussions with Cbeyond, although Birch submitted the highest and most complete bid;

•

that the Merger Agreement affords Cbeyond’s Board of Directors the opportunity, subject to certain conditions and restrictions, to consider and change its recommendation in a manner consistent with, and to the extent required by, the directors’ fiduciary duties, including upon the receipt of unsolicited superior proposals in the period after signing and prior to approval of the Merger Agreement by Cbeyond’s stockholders;

•

the historical market prices of Cbeyond’s common stock, including the possibility that if Cbeyond remained a publicly-owned company, in the event of a decline in the market price of Cbeyond’s common stock or the stock market in general, the price that might be received by holders of Cbeyond’s common stock in the open market or in a future transaction might be less than the Per Share Merger Consideration to be paid pursuant to the Merger;

•

UBS’ review with Cbeyond’s Board of Directors of its financial analysis of the Merger and its delivery to Cbeyond’s Board of Directors of its oral opinion on April 19, 2014, which opinion was subsequently confirmed in writing that, as of the date of such opinion and subject to the assumptions, limitations and qualifications set forth in such opinion, the Per Share Merger Consideration to be received by holders of shares of Cbeyond’s common stock in the Merger was fair, from a financial point of view, to such holders. Such opinion has not been amended or rescinded as of the date of this Agreement, as more fully described below in the section entitled “The Merger—Opinion of UBS as Financial Advisor to Cbeyond;”

•	the extensive arms-length negotiations between the parties and the terms reflected in the Merger Agreement that Cbeyond’s Board of Directors thought were reasonable under the circumstances;

•	Cbeyond’s Board of Directors evaluated the business reputation and financial resources of Birch;

•	the fact that the Merger is subject to approval by Cbeyond’s stockholders; and

•

the fact that, under Delaware law, Cbeyond’s stockholders have appraisal rights with respect to their shares, as discussed in more detail above in the section entitled “The Annual Meeting—Appraisal Rights.”

In the course of its deliberations, the Board of Directors also considered a variety of risks and other countervailing factors concerning the Merger Agreement and the Merger, including the following:

•

the risks and costs to Cbeyond if the Merger does not close, including, without limitation, the diversion of management and employee attention, employee attrition and the potential adverse effect on Cbeyond’s business relationships and customers;

•

the restrictions that the Merger Agreement imposes on Cbeyond’s ability to solicit competing bids, and the fact that Cbeyond would be obligated to pay a termination fee of $8,085,665 (which represents approximately 2.5% of the equity value of Cbeyond implied by the transaction) to Birch under certain circumstances;

•

the fact that Cbeyond would no longer exist as an independent, publicly-traded company and Cbeyond’s stockholders would no longer participate in any of the potential future earnings or growth of Cbeyond and would not benefit from any appreciation in value of Cbeyond’s common stock;

•	the fact that an all-cash transaction would constitute a taxable transaction for Cbeyond’s U.S. stockholders for U.S. federal income tax purposes;

•	the fact that Birch does not have sufficient financial resources to pay the Aggregate Merger Consideration, although has obtained debt commitment letters from the lenders;

•

the risk that Birch’s matching rights might discourage third parties from submitting a competing acquisition proposal, but recognizing that such rights were a condition to Birch’s willingness to enter into the Merger Agreement and that Cbeyond’s Board of Directors considered such rights reasonable in light of the anticipated benefits of the Merger;

•

the restrictions on the conduct of Cbeyond’s business prior to the completion of the Merger, requiring Cbeyond to conduct its business only in the ordinary course and in a manner consistent with past practice, subject to specific limitations, which may delay or prevent Cbeyond from undertaking business opportunities that may arise pending completion of the Merger;

•

the fact that Cbeyond has incurred and will continue to incur significant transaction costs and expenses in connection with the proposed transaction, regardless of whether the Merger is consummated; and

•

the interests of Cbeyond’s executive officers and directors in the Merger described below under “The Merger—Interests of Cbeyond’s Directors and Executive Officers in the Merger,” which may be different from or in addition to the interests of Cbeyond’s stockholders.

The foregoing discussion of the reasons and factors considered by the Board of Directors is not intended to be exhaustive, but does set forth the principal factors considered by them. The members of the Board of Directors collectively reached the conclusion to recommend the approval of the proposal to adopt the Merger Agreement in light of the various reasons and factors described above and other reasons and factors that each member of the Board of Directors believed were appropriate. In view of the wide variety of factors considered by the Board of Directors in connection with its evaluation of the Merger and the complexity of these matters, the Board of Directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. Rather, the Board of Directors made its recommendation based on the totality of information presented to it and the investigation conducted by it. In considering the reasons and factors discussed above, individual directors may have given different weights to different reasons and factors.

After evaluating these reasons and factors, Cbeyond’s Board of Directors determined that the Merger and the transactions contemplated by the Merger Agreement are advisable, substantially and procedurally fair to, and in the best interests of Cbeyond and its stockholders and unanimously authorized, accepted, approved and adopted the Merger Agreement and the transactions contemplated therein, including the Merger. Accordingly, Cbeyond’s Board of Directors approved the Merger Agreement and recommends that Cbeyond’s stockholders approve the proposal to adopt the Merger Agreement.

The Board of Directors recommends that the stockholders of Cbeyond vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement.

Opinion of UBS as Financial Advisor to Cbeyond

Cbeyond retained UBS to act as financial advisor to Cbeyond’s Board of Directors and, if requested, to render to Cbeyond’s Board of Directors an opinion as to the fairness, from a financial point of view, of the Per Share Merger Consideration to be received by the holders of Cbeyond common stock. On April 19, 2014, at a meeting of Cbeyond’s Board of Directors held to evaluate the proposed merger, UBS delivered to Cbeyond’s Board of Directors an oral opinion, which opinion was confirmed by delivery of a written opinion, dated April 19, 2014, to the effect that, as of that date and based on and subject to various assumptions made, matters considered and limitations described in its opinion, the Per Share Merger Consideration to be received by the holders of Cbeyond common stock was fair, from a financial point of view, to such holders.

The full text of UBS’ opinion to Cbeyond’s Board of Directors describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. This opinion is attached to this proxy statement as Annex B and is incorporated herein by reference. Holders of Cbeyond common stock are encouraged to read UBS’ opinion carefully in its entirety. UBS’ opinion was provided for the benefit of Cbeyond’s Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Per Share Merger Consideration, from a financial point of view, and does not address any other aspect of the Merger or any related transaction. UBS’ opinion does not address the relative merits of the Merger or any related transaction as compared to other business strategies or transactions that might be available with respect to Cbeyond or Cbeyond’s underlying business decision to effect the Merger. UBS’ opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Merger or any related transaction. The following summary of UBS’ opinion is qualified in its entirety by reference to the full text of UBS’ opinion.

In arriving at its opinion, UBS, among other things:

•	reviewed certain publicly available business and financial information relating to Cbeyond;

•

reviewed certain internal financial information and other data relating to the business and financial prospects of Cbeyond that were not publicly available, including financial forecasts and estimates prepared by the management of Cbeyond that Cbeyond’s Board of Directors directed UBS to utilize for purposes of its analysis;

•	conducted discussions with members of the senior management of Cbeyond concerning the business and financial prospects of Cbeyond;

•	performed a discounted cash flow analysis of Cbeyond in which UBS analyzed the future cash flows of Cbeyond using financial forecasts and estimates prepared by the management of Cbeyond;

•	reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

•	compared the financial terms of the Merger with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

•	reviewed current and historical market prices of Cbeyond common stock;

•	reviewed the Merger Agreement; and

•	conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

In connection with its review, with the consent of Cbeyond’s Board of Directors, UBS assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by UBS for the purpose of its opinion. In addition, with the consent of Cbeyond’s Board of Directors, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Cbeyond, nor was UBS furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, UBS assumed, at the direction of Cbeyond’s Board of Directors, that they were reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the management of Cbeyond as to the future financial performance of Cbeyond. UBS further relied upon and assumed at the direction of Cbeyond’s Board of Directors, without independent verification, that there has been no change in the business, asset, liabilities, financial condition, results of operations, cash flows or prospects of Cbeyond since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to UBS, except for such changes as would not be material to UBS’ analysis or opinion and that there is no information or any facts that would make any of the information discussed with or reviewed by UBS incomplete or misleading. UBS’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to it as of, the date of its opinion.

At the request of Cbeyond’s Board of Directors, UBS contacted third parties to solicit indications of interest in a possible transaction with Cbeyond and held discussions with certain of these parties prior to the date of its opinion. At the direction of Cbeyond’s Board of Directors, UBS was not asked to, nor did UBS, offer any opinion as to the terms, other than the Per Share Merger Consideration to the extent expressly specified in UBS’ opinion, of the Merger Agreement or any related documents or the form of the Merger or any related transaction. In addition, UBS expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Per Share Merger Consideration. In rendering its opinion, UBS assumed, with the consent of Cbeyond’s Board of Directors, that (i) the parties to the Merger Agreement would comply with all material terms of the Merger Agreement, (ii) the Merger would be consummated in accordance with the terms of the Merger Agreement without any adverse waiver or amendment of any material term or condition thereof, and (iii) the adjustment (if any) to the Per Share Merger Consideration will not be material in any respect to UBS’ analyses or opinion. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger would be obtained without any material adverse effect on Cbeyond, Birch or the Merger. The issuance of UBS’ opinion was approved by an authorized committee of UBS.

In connection with rendering its opinion to Cbeyond’s Board of Directors, UBS performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison was identical to Cbeyond or the Merger. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

UBS believes that its analyses and the summary contained in this proxy statement must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS’ analyses and opinion. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

The estimates of the future performance of Cbeyond underlying UBS’ analyses are not necessarily indicative of actual future results or values, which may be significantly more or less favorable than those estimates. These estimates are necessarily subject to uncertainty because, among other things, they are based upon numerous factors and events beyond the control of the parties or their respective advisors. In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which were beyond the control of Cbeyond. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or acquired.

The Per Share Merger Consideration was determined through negotiation between Cbeyond and Birch and the decision by Cbeyond to enter into the Merger was solely that of Cbeyond’s Board of Directors. UBS’ opinion and financial analyses were only one of many factors considered by Cbeyond’s Board of Directors in its evaluation of the Merger and should not be viewed as determinative of the views of Cbeyond’s Board of Directors or management of Cbeyond with respect to the Merger or the Per Share Merger Consideration. While UBS provided advice to Cbeyond’s Board of Directors during Cbeyond’s negotiation with Birch, Cbeyond’s Board of Directors determined the Per Share Merger Consideration and UBS did not recommend any specific amount or type of merger consideration.

The following is a brief summary of the material financial analyses performed by UBS and reviewed with Cbeyond’s Board of Directors on April 19, 2014 in connection with UBS’ opinion. The financial analyses summarized below include information presented in tabular format. In order for UBS’ financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS’ financial analyses.

Discounted Cash Flow Analysis

UBS performed a discounted cash flow analysis utilizing financial forecasts and estimates prepared by Cbeyond’s management. UBS calculated a range of implied present values (as of December 31, 2013) of the standalone unlevered, after-tax, free cash flows that Cbeyond was forecasted to generate from calendar year 2014 through calendar year 2018 and of terminal values for Cbeyond, plus the present value of the cash tax savings from Cbeyond’s federal and state net operating loss carryforwards, estimated by Cbeyond’s management, referred to as NOLs. In performing its discounted cash flow analysis, UBS utilized the Updated Base Case Projections created by Cbeyond’s management. See the section entitled “The Merger—Financial Information Forecasts” beginning on page 52 for more information. Implied terminal values were derived by applying to Cbeyond’s calendar year 2018 estimated EBITDA, a range of last 12 months, referred to as LTM, estimated EBITDA multiples of 4.0x to 6.0x. Present values of cash flows and terminal values were calculated using discount rates ranging from 10.0% to 12.0%, which range was selected based on the weighted average cost of capital of Cbeyond, and the present value of Cbeyond’s NOLs was calculated using a discount rate of 11%, the mid-point of the range based on Cbeyond’s weighted average cost of capital.

The discounted cash flow analysis resulted in a range of implied present values of approximately $4.07 to $7.63 per share of Cbeyond common stock, as compared to the Per Share Merger Consideration.

Selected Public Companies Analysis

UBS compared selected financial and stock market data of Cbeyond with corresponding data of certain publicly traded telecommunications companies. Based upon its professional judgment and expertise, UBS deemed EarthLink Holdings Corp. to be the most relevant comparable public company because it has the most similar business profile, product set, asset intensity, growth, margin and cash flow profile to Cbeyond. UBS also reviewed, for informational purposes, financial and stock market data for the four other large telecommunications companies listed in the table below, although UBS deemed such companies less relevant for purposes of comparison to Cbeyond due to their financial and operational characteristics. UBS reviewed, among other things, the enterprise values, calculated as equity market value based on closing stock prices on April 17, 2014, plus debt, less cash, of the selected companies as a multiple of calendar year 2014 and 2015 estimated EBITDA. Estimated EBITDA represented I/B/E/S consensus estimates as of April 17, 2014. I/B/E/S is a database owned and operated by Thomson Financial, which contains estimated earnings, cash flows, dividends and other data based on published reports by equity research analysts for companies in the U.S. and foreign markets. UBS then compared the multiples derived for the selected companies with corresponding multiples implied for Cbeyond based on the closing price of Cbeyond common stock on April 17, 2014 and the Per Share Merger Consideration. This analysis indicated the following implied multiples for the selected companies, as compared to corresponding multiples implied for Cbeyond:

EV / EBITDA
	2014E	2015E
EarthLink Holdings Corp.	4.7x	4.7x

Cbeyond at 4/17/14	4.0x	4.0x
Cbeyond at Per Share Merger Consideration	5.7x	5.8x

Cogent Communications Group, Inc.	13.7x	11.7x
Level 3 Communications, Inc.	9.6x	8.9x
Lumos Networks Corp.	6.5x	6.2x
tw telecom inc.	10.2x	9.1x

Selected Transactions Analysis

UBS reviewed publicly available information relating to the following eight selected transactions involving companies in the telecommunications industry that UBS believed were comparable to Cbeyond’s business profile, as the involved target companies had a similar product set, asset intensity and margin profile to Cbeyond:

Announcement Date	Acquirer	Target
August 1, 2011	Windstream Corp.	PAETEC Holding Corp.
July 11, 2011	Icahn Associates Corp.	XO Holdings, Inc.
April 11, 2011	Level 3 Communications, Inc.	Global Crossing Limited
December 20, 2010	EarthLink, Inc.	One Communications Corp.
October 1, 2010	EarthLink, Inc.	ITC^DeltaCom, Inc.
September 13, 2010	PAETEC Holding Corp.	Cavalier Telephone Corporation
July 20, 2010	NTELOS Holdings Corp.	FiberNet business
November 3, 2009	Windstream Corp.	NuVox, Inc.

UBS reviewed, among other things, transaction values in the selected transactions, calculated as the purchase price paid for the target company’s equity, plus debt, less cash as a multiple of the LTM EBITDA and estimated EBITDA for the current unreported fiscal year, referred to as FY+1. UBS then compared these multiples derived for the selected transactions with corresponding multiples implied for Cbeyond based on the closing price of Cbeyond common stock on April 17, 2014 and the Per Share Merger Consideration. Financial data regarding the selected transactions were based on publicly available information, MergerMarket and Wall Street research as of the time of announcement of the relevant transaction. This analysis indicated the following implied high, mean, median and low multiples for the selected transactions, as compared to corresponding multiples implied for Cbeyond:

Enterprise Value /
	LTM EBITDA	FY+1 EBITDA
Mean	5.8x	6.0x
Median	5.7x	5.8x
High	6.9x	6.6x
Low	4.7x	5.6x

Cbeyond at 4/17/14	2.8x	4.0x
Cbeyond at Per Share Merger Consideration	4.0x	5.7x

Other Factors

In rendering its opinion, UBS also reviewed, for informational purposes:

•

the fact that the Per Share Merger Consideration is in excess of the historical closing prices of Cbeyond common stock in 99.8% of the trading days during the twenty-four month period prior to announcement of the Merger;

•

the fact that the Per Share Merger Consideration implies (1) a premium of 56.8% to the unaffected price of Cbeyond common stock on November 5, 2013 (the day before Cbeyond announced the formation of the Strategy Committee and its exploration of strategic alternatives), (2) a premium of 40.8% to the closing price of Cbeyond common stock on the last trading day before the announcement of the Merger, (3) premia of 40.1%, 41.5% and 49.5%, respectively, to the volume weighted average price of Cbeyond common stock in the one-month, three-months and six-months prior to the announcement of the Merger and (4) premia of 3.9% and 85.0%, respectively, to the 52-week high and low trading prices of Cbeyond common stock;

•

the fact that Cbeyond’s revenue, using actual 2012-13 results and Cbeyond’s projections for 2014-18, is projected to have a compound annual growth rate of negative 3.6% from 2012-16 and a compound annual growth rate of 8.1% from 2016-18; and

•

the fact that Cbeyond’s adjusted EBITDA, using actual 2012-13 results and Cbeyond’s projections for 2014-18 is projected to have a compound annual growth rate of negative 14.2% from 2012-16 and a compound annual growth rate of 25.0% from 2016-18.

Miscellaneous

Under the terms of UBS’ engagement, Cbeyond agreed to pay UBS for its financial advisory services in connection with the Merger an aggregate fee currently estimated to be approximately $3.2 million, a portion of which has been paid in connection with UBS’ opinion and approximately $2.5 million of which is contingent upon consummation of the Merger. In addition, under the terms of UBS’ engagement, in the event of an acquisition transaction by Cbeyond, UBS would have been compensated in a similar manner, although with a reduced minimum payment amount. In addition, Cbeyond agreed to reimburse UBS for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of Cbeyond and accordingly, may at any time hold a long or short position in such securities.

Cbeyond selected UBS as its financial advisor in connection with the Merger because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions. UBS is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Financial Information Forecasts

In the past, Cbeyond has announced summary guidance publicly as to its expected financial performance solely for the full fiscal year in which the announcement took place. In addition, in October 2013, Cbeyond management developed a long-term model for 2014-2018 (the “Base Case Projections”) in connection with the Board’s decision at its October 23, 2013 meeting regarding whether Cbeyond should evaluate its strategic alternatives. The Base Case Projections also were delivered to the investment bankers who interviewed to serve as Cbeyond’s financial advisor.

In preparation for the strategic alternatives process, management and UBS discussed and agreed that management should prepare reasonable good faith “upside” projections based on favorable outcomes of variables related to Cbeyond’s financial performance, including increased effectiveness of sales activities in 2016-2018, for use with potential strategic partners (the “Upside Case Projections”). Following such discussions, management prepared the Upside Case Projections in January 2014 and provided such projections to all potential strategic partners, including Birch. In addition, in early February 2014, management updated the Upside Case Projections based on Cbeyond’s actual results for the fiscal year ending December 31, 2013 and Cbeyond’s completion of its detailed 2014 budget (the “Updated Upside Case Projections”). The Updated Upside Case Projections were provided for potential strategic partners, including Birch, in Cbeyond’s data room. Also, following discussion with UBS, management determined to (and subsequently did) update the Base Case Projections in March 2014 based on Cbeyond’s actual performance following the time the Base Case Projections were formulated as well as management’s current assessment of Cbeyond’s future performance, including with respect to projected sales activities due to the then-current and expected future size of Cbeyond’s sales force (the “Updated Base Case Projections” and, together with the Base Case Projections, the Upside Case Projections and the Updated Upside Case Projections, the “Financial Forecasts”). At the direction of Cbeyond, UBS utilized the Updated Base Case Projections for purposes of its analysis described above in the section entitled “The Merger—Opinion of UBS as Financial Advisor to Cbeyond.” The Updated Base Case Projections were not supplied to potential strategic acquirers, including Birch.

These Financial Forecasts are presented below. The unaudited prospective financial information concerning Cbeyond’s anticipated operating performance for the 2014-2018 fiscal years set forth below in these projections is included in this proxy statement only because it was made available to one or more of UBS, Birch, other potential acquirers and their respective advisors, and the Board.

The prospective financial information contained in the Financial Forecasts constitutes forward-looking statements. The Financial Forecasts set forth below were prepared solely for internal use and were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, the Financial Forecasts do not purport to present Cbeyond’s operations in accordance with GAAP. Neither Cbeyond’s independent registered public accountant, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Financial Forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Financial Forecasts. The Financial Forecasts should not be relied upon as being indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the Financial Forecasts.

These Financial Forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond Cbeyond’s control. Cbeyond believes the assumptions that Cbeyond’s management used as a basis for this projected financial information were reasonable at the time that these Financial Forecasts were prepared, given the information available at that time. Important factors that may affect actual results and cause these financial forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to Cbeyond’s business (including its ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, the regulatory environment, general business and economic conditions and other factors described or referenced under “Special Note Regarding Forward-Looking Statements” beginning on page 10 of this proxy statement. In addition, the Financial Forecasts also reflect assumptions that are subject to change and do not reflect revised prospects for Cbeyond’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the Financial Forecasts were prepared. Cbeyond has not updated and does not intend to update, or otherwise revise the Financial Forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions on which such Financial Forecasts were based are shown to be in error. Cbeyond has made no representation to Birch or Merger Sub in the Merger Agreement concerning these Financial Forecasts. Accordingly, there is no assurance that these Financial Forecasts will be realized or that Cbeyond’s future financial results will not materially vary from these Financial Forecasts.

A summary of the forecasts prepared by management are as follows:

Forecasts (in millions)

BASE CASE PROJECTIONS

	2014E	2015E	2016E	2017E	2018E
Revenue	420	412	434	460	487
Operating Expenses	(363)	(372)	(380)	(386)	(393)

Adjusted EBITDA(1)	57	41	54	73	94
Less: Depreciation and Amortization	(65)	(64)	(65)	(65)	(65)
Adjusted EBIT(2)	(8)	(23)	(11)	8	29
Less: Share-Based Compensation	(17)	(13)	(11)	(11)	(11)
EBIT	(25)	(36)	(23)	(3)	18
Less: Taxes	(1)	(1)	(1)	(1)	(6)

After-Tax EBIT	(26)	(36)	(23)	(3)	12
Plus: Depreciation and Amortization	65	64	65	65	65
Less: Capital Expenditures(3)	(52)	(54)	(58)	(60)	(54)
Plus: (Increase)/Decrease in Working Capital	(3)	(13)	(12)	(12)	(11)

Unlevered Free Cash Flow	(16)	(39)	(28)	(11)	12

Operating Free Cash Flow(4)	5	(13)	(4)	13	40

UPSIDE CASE PROJECTIONS

	2014E	2015E	2016E	2017E	2018E
Revenue	418	417	480	572	668
Operating Expenses	(363)	(369)	(417)	(469)	(513)

Adjusted EBITDA(1)	55	48	63	103	155
Less: Depreciation and Amortization	(65)	(64)	(65)	(65)	(65)
Adjusted EBIT(2)	(10)	(16)	(2)	38	90
Less: Share-Based Compensation	(17)	(13)	(11)	(11)	(11)
EBIT	(27)	(29)	(14)	26	79
Less: Taxes	(1)	(1)	(1)	(9)	(29)

After-Tax EBIT	(28)	(29)	(14)	17	50
Plus: Depreciation and Amortization	65	64	65	65	65
Less: Capital Expenditures(3)	(53)	(54)	(63)	(72)	(73)
Plus: (Increase)/Decrease in Working Capital	(3)	(13)	(12)	(12)	(11)

Unlevered Free Cash Flow	(18)	(32)	(24)	(2)	30

Operating Free Cash Flow(4)	2	(6)	(0)	30	82

UPDATED UPSIDE CASE PROJECTIONS

	2014E	2015E	2016E	2017E	2018E
Revenue	418	418	481	573	670
Operating Expenses	(363)	(369)	(419)	(467)	(513)

Adjusted EBITDA(1)	55	49	63	106	157
Less: Depreciation and Amortization	(65)	(64)	(65)	(65)	(65)
Adjusted EBIT(2)	(10)	(15)	(2)	41	92
Less: Share-Based Compensation	(11)	(13)	(11)	(11)	(11)
EBIT	(19)	(28)	(14)	30	80
Less: Taxes	(1)	(1)	(1)	(10)	(30)

After-Tax EBIT	(22)	(28)	(14)	19	51
Plus: Depreciation and Amortization	65	64	65	65	65
Less: Capital Expenditures(3)	(53)	(54)	(63)	(73)	(74)
Plus: (Increase)/Decrease in Working Capital	(3)	(13)	(12)	(12)	(11)

Unlevered Free Cash Flow	(13)	(31)	(25)	(0)	31

Operating Free Cash Flow(4)	2	(6)	(0)	33	83

UPDATED BASE CASE PROJECTIONS

	2014E	2015E	2016E	2017E	2018E
Revenue	418	405	421	455	492
Operating Expenses	(363)	(351)	(370)	(393)	(412)

Adjusted EBITDA(1)	55	54	51	63	80
Less: Depreciation and Amortization	(65)	(64)	(65)	(65)	(65)
Adjusted EBIT(2)	(10)	(10)	(14)	(2)	15
Less: Share-Based Compensation	(11)	(13)	(11)	(11)	(11)
EBIT	(21)	(23)	(25)	(14)	4
Less: Taxes	0	0	0	0	(1)

After-Tax EBIT	(21)	(23)	(25)	(14)	2
Plus: Depreciation and Amortization	65	64	65	65	65
Less: Capital Expenditures(3)	(53)	(53)	(56)	(60)	(54)
Plus: (Increase)/Decrease in Working Capital	(3)	(13)	(12)	(12)	(11)

Unlevered Free Cash Flow	(12)	(24)	(29)	(20)	2

Operating Free Cash Flow(4)	2	1	(5)	3	26

(1)	EBITDA is generally defined as net income (loss) before interest, income taxes, depreciation, and amortization. EBITDA is not a defined term under GAAP and should not be used as an alternative to operating cash flow as a measure of liquidity. Cbeyond uses Adjusted EBITDA to further exclude, when applicable, non-cash share-based compensation; public offering or acquisition-related transaction costs; purchase accounting adjustments; gains, losses, and other costs associated with asset dispositions; and non-operating income or expense. Adjusted EBITDA may exclude charges for employee severances, asset or facility impairments, other exit activity costs associated with a management directed plan (including realignment costs), and costs associated with our strategic review. Adjusted EBITDA is not a defined term under GAAP and should not be used as an alternative to operating cash flow as a measure of liquidity.

(2)	EBIT is generally defined as net income (loss) before interest and taxes. EBIT is not a defined term under GAAP and should not be used as an alternative to operating cash flow as a measure of liquidity. Adjusted EBIT is calculated as Adjusted EBITDA less depreciation and amortization. Adjusted EBIT is not a defined term under GAAP and should not be used as an alternative to operating cash flow as a measure of liquidity.

(3)	Capital Expenditures represents cash purchases of property and equipment plus principal payments of capital lease obligations per the Consolidated Statement of Cash Flows.

(4)	Operating Free Cash Flow is defined as Adjusted EBITDA less Capital Expenditures.

Financing of the Merger

Cbeyond anticipates that the total funds needed to complete the Merger, including the funds needed to (i) pay Cbeyond’s stockholders (and holders of Cbeyond’s other equity-based interests) the amounts due to them under the Merger Agreement, which will not exceed the Merger Consideration Cap, and (ii) pay fees and expenses related to the Merger, will be funded through a combination of (x) borrowings of $450 million under a senior secured term loan facility, (y) borrowings of up to $15 million under a $50 million senior secured revolving credit facility and (z) excess cash on hand of Cbeyond.

In connection with the entry into the Merger Agreement, Birch received a debt commitment letter, dated April 19, 2014, which is referred to in this proxy statement as the debt commitment letter, from PNC Bank, National Association, PNC Capital Markets LLC and Jeffries Finance LLC, which are referred to in this proxy statement collectively as the commitment parties.

Pursuant to the debt commitment letter, PNC Bank, National Association and Jeffries Finance LLC, which are referred to in this proxy statement collectively as the lenders, have committed to provide, severally but not jointly, the aggregate of $500 million in debt financing to Birch, consisting of (i) a senior secured term loan facility in an aggregate principal amount of $450 million and (ii) a senior secured revolving credit facility with a maximum availability of $50 million (provided that only $15 million will be drawn at the closing of the Merger). The obligation of the lenders to provide debt financing under the debt commitment letter is subject to a number of conditions, including the absence of a material adverse effect (defined substantially similar to the definition of “Company material adverse effect” in the Merger Agreement, which is described under “Proposal No. 1—The Merger Agreement—Representations and Warranties” beginning on page 70), the execution of definitive documentation, the accuracy of certain specified representations and warranties in the loan documents, consummation of the Merger, refinancing of Birch’s existing debt, payment of applicable costs, fees and expenses, delivery of certain customary closing documents, and delivery of certain information relevant to the marketing of the debt financing and expiration of the marketing period set forth in the debt commitment letter. The debt commitment letter is not subject to a due diligence condition.

Cbeyond believes that the amounts committed under the debt commitment letter, together with excess cash on hand of Cbeyond, will be sufficient to complete the Merger, but Cbeyond cannot assure you of that. There is a risk that the conditions to the debt financing will not be satisfied and the debt financing may not be funded when required. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described in this proxy statement is not available as anticipated. The amounts to be funded under the debt commitment letter might be insufficient if, among other things, one or more of the parties to the debt commitment letter fails to fund the committed amounts in breach of such debt commitment letter or if the conditions to such commitments are not met. Although obtaining the proceeds of the financing under the debt commitment letter is not a condition to the completion of the Merger, the failure of Birch to obtain any portion of the committed debt financing (or alternative financing) is likely to result in the failure of the Merger to be completed. In that case, Birch may be obligated to pay Cbeyond a termination fee of $16,166,830, as described under “Proposal No. 1—The Merger Agreement—Termination Fee” beginning on page 79.

Effects on Cbeyond if the Merger is Not Completed

If the Merger Agreement is not approved by the Cbeyond stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the Merger. Instead, Cbeyond will remain an independent public company and Cbeyond’s common stock will continue to be listed and traded on NASDAQ. In addition, if the Merger is not completed, Cbeyond expects that management will operate the business in a manner similar to that in which it is being operated today and that Cbeyond’s stockholders will continue to be subject to the same risks and opportunities as they currently are, as well as general industry, economic and market conditions. Further, if the Merger is not completed, the trading price of Cbeyond’s common stock may decrease, and such decrease may be substantial, at least in the short term. Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares. If the Merger is not completed, Cbeyond’s Board of Directors will from time to time evaluate and review the business operations, properties, dividend policy and capitalization of Cbeyond, will make such changes as are deemed appropriate and will continue to seek to identify strategic alternatives to enhance stockholder value. If the Merger Agreement is not approved by Cbeyond’s stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Cbeyond will be offered or become available, or that Cbeyond’s business, prospects or results of operations will not be adversely impacted.

In addition, under certain circumstances specified in the Merger Agreement, Cbeyond may be obligated to pay Birch a termination fee of $8,085,665 or Birch may be obligated to pay Cbeyond a termination fee of $16,166,830. See the section entitled “Proposal No. 1—The Merger Agreement—Termination Fee” beginning on page 79 of this proxy statement for a discussion of the circumstances under which the termination fees would be required to be paid.

Delisting and Deregistration of Cbeyond Common Stock

Cbeyond’s common stock is currently registered under the Exchange Act and is quoted on the NASDAQ under the symbols “CBEY”. As a result of the Merger, Cbeyond will become a privately-held, wholly-owned subsidiary of Birch. As a private company following the completion of the Merger, the registration of Cbeyond’s common stock and Cbeyond’s obligation to file reports and make other public disclosures with the Securities and Exchange Commission under the Exchange Act will be terminated, and Cbeyond’s common stock will no longer be listed on NASDAQ.

Interests of Cbeyond’s Directors and Executive Officers in the Merger

In considering the recommendation of Cbeyond’s Board of Directors with respect to the proposal to adopt the Merger Agreement, stockholders should be aware that, aside from their interests as stockholders of Cbeyond, Cbeyond’s directors and executive officers have interests in the Merger that are different from, or in addition to, those of Cbeyond’s stockholders generally. These interests may create potential conflicts of interest and are described in more detail below.

The Board of Directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement and to recommend that the Cbeyond stockholders vote in favor of approving the Merger Agreement. For further information with respect to these interests and the “golden parachute” compensation, see the section entitled “Proposal No. 2—Advisory Non-Binding Vote Regarding Merger-Related Compensation.”

Employment Agreements

Cbeyond has entered into employment agreements with its executive officers, each of which is significantly similar to the others, except as described below. Pursuant to these agreements, Cbeyond will pay specified benefits to a particular executive upon his or her termination (other than termination by Cbeyond for “cause” or for resignation by the executive without “good reason,” as each is defined in the employment agreements). “Cause” is broadly defined as (1) an executive’s theft, embezzlement, or fraud upon Cbeyond, or unauthorized appropriation of assets or property of Cbeyond; (2) any act or acts of disloyalty, moral turpitude, or material misconduct by an executive that injures Cbeyond, or an executive’s conviction of a crime which results in injury to Cbeyond; (3) an executive’s repeated refusal to carry out instructions; (4) an executive’s willful violation of Cbeyond policies resulting in material harm to Cbeyond; or (5) an executive’s conviction of a felony or a crime involving moral turpitude. “Good reason” broadly includes: (1) significant reduction in the responsibilities or duties of an executive; (2) material reduction in an executive’s base salary, bonus opportunities, or benefits; (3) changes to the location of an executive’s office by fifty miles or more; or (4) the failure of a successor to Cbeyond to assume the employment agreement with an executive. Specifically, in the event of an executive’s officer’s termination by Cbeyond other than for “cause” or by reason of such executive’s resignation for “good reason,” in each case following a change of control, such executive officer will be entitled to the following severance benefits:

•

for all executive officers, base salary in the form of cash severance for one additional year from the date of termination (paid in installments over the severance period on Cbeyond’s normal pay dates);

•

for all executive officers except Mr. Geiger and Mr. Fugate, additional cash severance equal to executive’s bonus (defined as the average bonus paid over the prior three years or, if the executive has not been employed long enough to have been paid a bonus for the three previous years, an amount equal to the executive’s target bonus payout for the calendar year in which the date of termination occurs) paid on a lump-sum basis within three business days of the date six months following termination;

•

with respect to Mr. Geiger, additional cash severance equal to his bonus (defined as the average bonus paid over the prior three years) plus, as further described below, upon Mr. Geiger’s election, either an additional cash severance amount equal to 1.5 times his base salary, subject to certain adjustments described below, or an additional cash severance amount equal to 0.5 times his annual base salary (all paid on a lump-sum basis within three business days of the date six months following termination);

•

with respect to Mr. Fugate, additional cash severance equal to his bonus (defined as the average bonus paid over the prior three years) plus, as further described below, upon Mr. Fugate’s election, either an additional cash severance amount equal to 0.5 times his base salary, subject to certain adjustments described below, or no additional severance amount (all paid on a lump-sum basis within three business days of the date six months following termination);

•	continuation of benefit coverage (placing the terminated executive on COBRA) during the severance period;

•	accelerated vesting of certain equity awards; and

•

for option awards granted to the executive officer on or after September 30, 2005 (and all option awards granted to Messrs. Carmody, Lyon and Myers and Ms. Wheeler), a one-year period (two years for Mr. Geiger) for the executive officer to exercise such option awards following the date of termination.

The Merger will constitute a change of control for purposes of the executive employment agreements.

An executive must sign a release within 45 days of his termination in order to receive the termination benefits. All employment agreements with the executive officers provide for nondisclosure of Cbeyond’s confidential information and non-disparagement of Cbeyond and, after the termination of the executive’s employment with Cbeyond, a one-year period of non-solicitation of Cbeyond’s employees and a one-year non-compete obligation. In addition, following a change of control, Messrs. Geiger and Fugate can elect to be bound by an additional eighteen-month and six-month non-solicitation and non-compete obligations, respectively, in exchange for a lump sum payment equal to 1.5 times and 0.5 times their annual base salaries, respectively. Should Messrs. Geiger and Fugate elect not to be bound by the additional non-solicitation and non-compete obligation, they will be entitled to a lump sum payment equal to 50% and 0%, respectively, of their annual base salaries, respectively. Any such lump-sum payments are to be paid within three business days of the date six months after their termination date.

Termination of Employment of Joseph A. Oesterling

Mr. Oesterling resigned on December 31, 2013, and in accordance with his employment agreement and separation agreement, he will receive the following benefits in 2014, subject to compliance with a non-compete provision:

•

base salary in the form of cash severance for one additional year from date of termination at the annual base salary rate in effect on the date of termination ($295,000 paid in installments over the severance period on Cbeyond’s normal pay dates);

•	continuation of benefit coverage (payment for the cost of COBRA during the severance period at a cost of $21,897);

•

cash payment of $59,184, equal to 50% of the stock and cash amounts he would have received under the 2013 corporate bonus plan if he was employed on the payout date (which amount was paid in March 2014);

•

unvested equity awards will continue to vest for one additional year from date of termination, which includes participation in vesting of performance-based awards if Cbeyond meets the performance criteria; and

•	payments for consulting services for a period of six months (with a monthly retainer of $10,000), whether or not Cbeyond chooses to make use of his services.

If there is a change of control during 2014, Mr. Oesterling will receive an additional cash payment equal to $166,425 (equal to the average of the amounts paid for his 2011 and 2012 corporate bonuses and the bonus he would have received in 2013 if he had been employed on the payout date) and vesting of all unvested equity awards.

Acceleration and Payment of Equity Awards to Directors and Executive Officers

Directors, executive officers and all other Cbeyond employees that have been granted equity compensation awards under certain Cbeyond equity compensation plans are entitled to accelerated vesting of certain such awards upon certain events, including a change of control of Cbeyond, retirement and death or disability. The Merger constitutes a change of control under such equity compensation plans.

All outstanding and unexercised stock options (as of immediately prior to the effective time of the Merger) will become fully vested immediately prior to the effective time of the Merger and will be cancelled in the Merger in exchange for the right to receive in cash an amount equal to the product of (i) the total number of shares of Cbeyond common stock subject to the stock option multiplied by (ii) the excess, if any, of the Per Share Merger Consideration over the exercise price of the option, less any applicable withholding taxes.

The Merger Agreement provides that, to the extent subject to time-based vesting, each share of Cbeyond restricted stock outstanding and unvested immediately prior to the effective time of the Merger will become fully vested, and the holders of such outstanding shares will receive the same amount of the Per Share Merger Consideration in the Merger as other holders of Cbeyond common stock, less any applicable withholding taxes. The Merger Agreement also provides that, to the extent subject to performance-based vesting, each share of Cbeyond restricted stock outstanding and unvested immediately prior to the effective time of the Merger will become fully vested based on the achievement of the applicable performance goals measured as of the effective time of the Merger, and any remaining unvested shares shall be forfeited. To the extent vested, the holders of such outstanding shares will receive the same amount of the Per Share Merger Consideration in the Merger as other holders of Cbeyond’s common stock, less any applicable withholding taxes.

The following table sets forth, for each of Cbeyond’s directors and executive officers holding stock options as of June 2, 2014, the aggregate number of shares of Cbeyond’s common stock subject to outstanding and unexercised (whether vested or unvested) stock options. The value of the vested and unvested stock options has been calculated on a pre-tax basis by multiplying (1) the positive difference between the Per Share Merger Consideration and the per-share exercise price of each stock option, if any, by (2) the number of shares of common stock to such stock option:

Name	Vested Options (#)	Unvested Options (#)	Valued at $10.00 per share ($)
Non-Employee Directors
Kevin Costello	—	—	—
Jonathan Crane	—	—	—
Martin Mucci	13,142	—	—
David A. Rogan	38,865	—	—
Marvin Wheeler	—	—	—
Bonnie P. Wurzbacher	—	—	—

Executive Officers
James F. Geiger	715,558	35,000	119,150
J. Robert Fugate	223,294	15,600	47,236
N. Brent Cobb	144,215	14,350	47,236
Joseph A. Oesterling	160,089	14,350	47,236
Christopher C. Gatch	125,400	11,700	35,427
Henry C. Lyon	80,368	6,050	23,618
Carrie A. Wheeler	23,050	6,050	23,618
Paul Carmody	12,500	37,500	99,500
Timothy J. Myers Jr.	3,750	11,250	54,450

The following table sets forth the number of restricted shares of common stock held by directors and executive officers as of June 2, 2014 and their corresponding values, calculated on a pre-tax basis by multiplying the number of such shares by the Per Share Merger Consideration:

Name	Restricted Shares (#)(1)(2)(3)	Valued at $10.00 per share ($)
Non-Employee Directors
Kevin Costello	30,000	300,000
Jonathan Crane	30,000	300,000
Martin Mucci	30,000	300,000
David A. Rogan	30,000	300,000
Marvin Wheeler	30,000	300,000
Bonnie P. Wurzbacher	30,000	300,000

Executive Officers
James F. Geiger	83,858	838,580
J. Robert Fugate	64,937	649,370
N. Brent Cobb	48,114	481,140
Joseph A. Oesterling	14,966	149,660
Christopher C. Gatch	41,980	419,800
Henry C. Lyon	25,084	250,840
Carrie A. Wheeler	26,573	265,730
Paul Carmody	57,378	573,780
Timothy J. Myers Jr.	38,791	387,910

(1)	The restricted shares reflected in the table above do not include shares subject to performance restricted stock awards voluntarily forfeited, without consideration, by the executive officers effective May 2, 2014. Pursuant to a restricted stock forfeiture agreement dated May 2, 2014, between each executive officer and Cbeyond, each executive officer agreed to forfeit, effective immediately, all of his or her unvested performance restricted stock awards granted on September 23, 2012 and March 27, 2013, which performance restricted stock awards were determined to be unlikely to vest in accordance with their terms. The maximum number of shares that were eligible to vest under the forfeited awards, assuming performance at the maximum levels relative to the total stockholder return and revenue performance objectives applicable thereto, were as follows:

Name	Forfeited Performance Restricted Shares (#)
James F. Geiger	37,500
J. Robert Fugate	120,000
N. Brent Cobb	120,000
Joseph A. Oesterling	120,000
Christopher C. Gatch	67,500
Henry C. Lyon	40,500
Carrie A. Wheeler	40,500
Paul Carmody	25,500
Timothy J. Myers Jr.	9,000

(2)	For the non-employee directors, includes 15,000 restricted shares to be granted to each non-employee director by the Cbeyond Board of Directors on June 7, 2014. These grants will represent the ordinary course annual grants to which the non-employee directors are entitled for 2014. The restricted shares will vest on the first anniversary of the date of grant, provided that, in the event of the closing of the Merger, a pro-rated portion of the awards will vest. Any remaining restricted shares subject to these awards will be forfeited to Cbeyond immediately prior to the closing of the Merger.

(3)

The restricted shares reflected in the table include shares subject to outstanding unvested performance restricted stock awards granted to the named executive officers on February 13, 2014 assuming a “target”

level of performance and a closing on or before February 13, 2015. Pursuant to the terms of these awards, immediately prior to the closing of the Merger, provided that such closing occurs on or before February 13, 2015, the awards will become fully vested immediately prior to the closing of the Merger with respect to that number of shares of Cbeyond common stock as is determined based on “target” achievement of the applicable performance goals set forth in such award (achievement of the applicable performance goals at “maximum” levels would result in 150% of the “target” number of shares vesting). In the event the closing of the Merger occurs following such date, the awards will become vested with respect to that number of shares of Cbeyond common stock as is determined based on actual performance relative to the applicable performance goals set forth in such award as of the date of the closing.

Name	Number of Restricted Shares at “Target” Level of Performance (#)
James F. Geiger	25,000
J. Robert Fugate	25,000
N. Brent Cobb	14,000
Joseph A. Oesterling	—
Christopher C. Gatch	14,000
Henry C. Lyon	7,500
Carrie A. Wheeler	7,500
Paul Carmody	7,500
Timothy J. Myers Jr.	7,500

Payout of Benefits under the NQDCP

Cbeyond maintains an unfunded voluntary non-qualified deferred compensation plan, or the NQDCP, for the benefit of certain highly compensated employees, including the executive officers. Effective March 1, 2008, eligible employees were permitted to defer the receipt and taxation of up to 50% of base salary and commissions as well as up to 100% of performance-based incentive cash compensation. Deferral elections must be made before the beginning of the calendar year for which they apply and become irrevocable for that plan year. Amounts deferred are deemed to be invested in available investments of the plan based on the participants’ election. Deferred amounts are credited with earnings equal to the actual return on the deemed investments. Participants can elect to receive distributions in a lump sum or in up to ten annual installments and, can elect to begin distributions either upon separation from service or at a specified date prior to separation. In the event of a change of control, the timing of payment of all account balances will be accelerated and will be paid immediately. Distributions are payable in cash and are subject to ordinary income tax.

Cbeyond has established a trust used to accumulate funds of the non-qualified deferred compensation plan. The assets of the trust are subject to the claims of Cbeyond’s creditors. No amounts were contributed by Cbeyond under the nonqualified deferred compensation plan in 2013.

The following table sets forth the amounts under the NQDCP accounts payable to Cbeyond’s executive officers who participate in the NQDCP as of June 2, 2014:

Name	NQDCP Account Balance ($)
Joseph A. Oesterling	111,880
Christopher C. Gatch	190,288
Carrie A. Wheeler	61,585

Other Existing Compensation Arrangements

The 401(k) Plan is a tax qualified plan. Executive officers of Cbeyond participate in the 401(k) Plan on the same terms as are applicable to all employees. Cbeyond will continue to make all regular contributions under the 401(k) Plan through the closing date of the Merger.

New Management Arrangements

As of the date of this proxy statement, none of Cbeyond’s executive officers have entered into any agreement, arrangement or understanding with Cbeyond or with Birch or their respective affiliates specifically regarding the terms of employment with, or the right to participate in the equity of, the surviving corporation or Birch on a going-forward basis following the completion of the Merger.

Birch has indicated that it or its affiliates may pursue agreements, arrangements or understandings with Cbeyond’s executive officers, which may include cash-based and equity-based compensation and other forms of compensation. Prior to the effective time of the Merger, Birch may initiate negotiations with Cbeyond’s executive officers regarding continued employment with Cbeyond, Birch or one of their affiliates, and may enter into with Cbeyond’s executive officers definitive agreements regarding employment with the surviving corporation or Birch on a going-forward basis following the completion of the Merger.

Continuing Employees

The Merger Agreement provides that, until December 31, 2014, Birch will provide each employee of Cbeyond who continues to be employed by Birch, the surviving corporation or any subsidiary of Birch with (1) the same level of base salary as provided to such employee as of the date of the Merger Agreement, (2) the same bonus opportunity under Cbeyond’s corporate bonus plan, provided that in making the annual determination of the bonus a continuing employee is eligible to receive, (x) Birch shall utilize the performance goals in effect as of the effective time of the Merger to determine the pro rata portion of the bonus in respect of the portion of calendar year 2014 ending on the last day of the calendar month ending prior to the closing, and (y) Birch may change the performance goals used to determine the pro rata portion of the bonus attributable to the portion of calendar year 2014 occurring from and after the last day of the calendar month ending prior to the closing date, and (3) employee benefits which are substantially comparable in the aggregate to those provided to the employees of Birch and its subsidiaries who are at comparable positions to the continuing employees immediately prior to closing date; however, Birch will be under no obligation to retain any employee or group of employees of Cbeyond or its subsidiary.

The Merger Agreement further provides that for purposes of eligibility to participate, level of benefits, early retirement eligibility and early retirement subsidies, vesting and benefit accrual, except for benefit accrual purposes under any defined benefit pension plan, under the employee benefit plans, programs and arrangements maintained by Birch and its subsidiaries (including, after the closing date, the surviving corporation) that provide benefits to any continuing employee, Birch will give each continuing employee full credit for service with Cbeyond or any of its subsidiaries, and with any predecessor employer, to the same extent recognized by Cbeyond or its subsidiaries, except to the extent such service credit would result in a duplication of benefits for the same period of service.

The Merger Agreement further provides that Birch will (1) waive for each continuing employee and his or her dependents, any waiting period provision, payment requirement to avoid a waiting period, pre-existing condition limitation, actively at work requirement or any other restriction that would prevent immediate or full participation under the welfare plans of Birch or any of its subsidiaries applicable to such continuing employee to the extent such waiting period, pre-existing condition limitation, actively at work requirement or other restriction would not have been applicable to such continuing employee under the terms of the welfare plans of Cbeyond and its subsidiaries, and (2) give full credit under the welfare plans of Birch and its subsidiaries applicable to each continuing employee and his or her dependents for all co-payments and deductibles satisfied prior to the closing date in the same plan year as the closing date, and for any lifetime maximums, as if there had been a single continuous employer.

Indemnification and Insurance

Under the Merger Agreement, Cbeyond’s directors and executive officers will be entitled to certain ongoing indemnification, advancement of expenses and insurance coverage after the Merger under a continuation of the indemnification and advancement of expense provisions in Cbeyond’s certificate of incorporation and bylaws for a period of six years after the effective time of the Merger and, subject to certain limitations, Cbeyond has also agreed to maintain directors’ and officers’ liability insurance policies from the surviving corporation for a period of six years after the effective time. For more information regarding such indemnification and insurance coverage, see the section entitled “Proposal No. 1—The Merger Agreement—Indemnification of Officers and Directors” beginning on page 76.

Regulatory Matters

Federal Communications Commission

In order to obtain required FCC approvals, Cbeyond and its subsidiary that holds authorizations from the FCC that need to be transferred, and Birch are required to file applications with the FCC seeking approval of the transfer of control to Birch of the FCC licenses and authorizations held by Cbeyond and its subsidiary. On April 22, 2014, Cbeyond’s subsidiary and Birch jointly filed such applications seeking the requisite FCC approvals. A condition to the obligation of Cbeyond and Birch to complete the Merger is that the requisite FCC consents be granted and any conditions thereof be satisfied and that such FCC consents be in full force and effect.

Public Service Commissions

In order to receive required approvals from the PSCs in the states of California, Colorado, Delaware, Georgia, Maryland, Minnesota, New Jersey, Ohio, Texas, Virginia, and the District of Columbia, in each case, with respect to the Merger, Cbeyond’s subsidiary that holds authorizations from such PSCs, Birch (or the applicable subsidiary of Birch that holds authorizations from such PSCs), and in some instances also Cbeyond are required to file applications with such PSCs seeking approval of the indirect transfer of control to Birch of the Cbeyond subsidiary that hold the PSC licenses and authorizations. In order to provide notice to the PSCs in the states of Arizona, Florida, Illinois, Massachusetts, Michigan, Missouri, North Carolina, Oregon, and Washington, in each case, with respect to the Merger, Cbeyond’s subsidiary that holds authorizations from such PSCs, Birch (or the applicable subsidiary of Birch that holds authorizations from such PSCs), and in some instances also Cbeyond filed notice with such PSCs of the indirect transfer of control to Birch of the Cbeyond subsidiary that hold the PSC licenses and authorizations. In order to provide notice to or receive required approvals from the PSCs in the states of Arizona, Colorado, Delaware, Georgia, Hawaii, Indiana, Maryland, Nebraska, New Jersey, New York, Pennsylvania, Tennessee, West Virginia and the District of Columbia, in each case, with respect to Birch’s incurrence of the debt financing necessary for it to pay the Aggregate Merger Consideration and with respect to Cbeyond Communications, LLC’s incurrence of debt financing after the closing, Birch and/or Cbeyond Communications, LLC is required to provide notice to such PSCs or to file applications with such PSCs seeking approval of the debt financing transaction. By May 12, 2014, Cbeyond (or the applicable subsidiary of Cbeyond that holds authorizations from such PSCs) and Birch (or the applicable subsidiary of Birch that holds authorizations from such PSCs) jointly filed the notices or applications seeking requisite PSC approvals in the foregoing states. A condition to the obligation of Cbeyond and Birch to complete the Merger is that the PSC consents in each of the states listed above be granted and any conditions thereof be satisfied and that such PSC consents be in full force and effect. Cbeyond Communications, LLC also will make the necessary filings to withdraw its certificates of convenience and necessity to offer telecommunications services that were issued by the PSCs in the states of Pennsylvania and New York.

Antitrust Authorities

As a condition to the Merger, the HSR Act requires Cbeyond and Birch to comply with the HSR Act’s notification and waiting period. The HSR Act provides for an initial 30-calendar-day waiting period following the necessary filings by the parties to the Merger, which were completed on May 2, 2014 by filing of notification and report forms with the DOJ and the FTC. The FTC granted early termination of the waiting period on May 14, 2014.

Commitment to Obtain Approvals

Cbeyond and Birch have agreed to use reasonable best efforts to file all notices and obtain all consents and approvals of any governmental entity or third party required in connection with the Merger. Any regulators could object to the Merger and/or impose conditions or restrictions on their approvals that are materially adverse to Cbeyond and Birch. Under the terms of the Merger Agreement, Cbeyond and Birch have agreed to take any and all steps necessary to avoid or eliminate impediments to the Merger and to proceed with the Merger as soon as reasonably practicable, except that in no event will Birch be required to take any action that would reasonably be expected to have a Company material adverse effect.

Material U.S. Federal Income Tax Consequences

The following is a summary of certain material U.S. federal income tax consequences of the Merger to the holders of Cbeyond common stock that are converted into the right to receive cash in the Merger. This discussion is not a complete analysis of all potential U.S. federal income tax consequences, nor does it address any tax consequences arising under any state, local or foreign tax laws or U.S. federal estate or gift tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended, which is referred to in this proxy statement as the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, which is referred to in this proxy statement as the IRS, all as in effect as of the date hereof. These authorities may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the Merger or that any such contrary position would not be sustained by a court.

This discussion is limited to holders who hold Cbeyond common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax considerations that may be relevant to a holder in light of the holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including without limitation, expatriates and certain former citizens or long-term residents of the United States, partnerships and other pass-through entities, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-exempt organizations, tax-qualified retirement plans, persons subject to the alternative minimum tax, and persons holding Cbeyond common stock as part of a hedge, straddle or other risk reduction strategy or as part of a hedging or conversion transaction or other integrated investment. This discussion also does not address the U.S. federal income tax consequence to holders of Cbeyond common stock who acquired their shares through stock option or stock purchase plan programs or in other compensatory arrangements, holders who exercise appraisal rights under the DGCL, or holders who hold an equity interest, actually or constructively, in Birch or the surviving corporation after the Merger.

CBEYOND URGES YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL TAX CONSEQUENCES OF THE MERGER IN RESPECT OF YOUR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS.

As used in this discussion, a U.S. holder is any beneficial owner of Cbeyond common stock who is treated for U.S. federal income tax purposes as:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity taxed as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration over which a U.S. court can exercise primary supervision and all of the substantial decisions of which one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control or (ii) that has validly elected to be treated as a United States person for U.S. federal income tax purposes.

A non-U.S. holder is any beneficial owner of Cbeyond common stock who is an individual, corporation, estate or trust for U.S. federal income tax purposes and is not a U.S. holder.

If a partnership (or other entity taxed as a partnership for U.S. federal income tax purposes) holds Cbeyond common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold Cbeyond common stock and partners in such partnerships are urged to consult their tax advisors regarding the specific U.S. federal income tax consequences to them.

U.S. Holders

Effect of the Merger. The receipt of cash in exchange for Cbeyond common stock in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for Cbeyond common stock in the Merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in Cbeyond common stock surrendered. Any such gain or loss would be a long-term capital gain or loss if the holding period for Cbeyond common stock exceeded one year. Long-term capital gains of noncorporate taxpayers are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations. Gain or loss must be calculated separately for each block of Cbeyond common stock (i.e., common stock acquired at the same cost in a single transaction) exchanged for cash in the Merger.

Information Reporting and Backup Withholding. Payments made to U.S. holders in the Merger generally will be subject to information reporting and may be subject to backup withholding (currently at a rate of 28%). To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return to the paying agent to be engaged by Birch in connection with the Merger a Form W-9 which will be included in the letter of transmittal delivered by such paying agent, certifying that such holder is a U.S. person, the taxpayer identification number provided is correct, and that such holder is not subject to backup withholding. Certain holders (including corporations) generally are not subject to backup withholding. Backup withholding is not an additional tax. U.S. holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

Non-U.S. Holders

Effect of the Merger. A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash for Cbeyond common stock in the Merger unless:

•	the holder is an individual who was present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met;

•

the gain is effectively connected with the holder’s conduct of a trade or business in the United States, or, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the holder in the United States; or

•

Cbeyond is or has been a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Merger or the period that the non-U.S. holder held Cbeyond common stock and the non-U.S. holder owned, actually or constructively, more than 5% of Cbeyond common stock at any time during the shorter of such periods.

Gains described in the first bullet point above generally will be subject to U.S. federal income tax at a flat 30% rate, but may be offset by U.S. source capital losses. Unless a tax treaty provides otherwise, gain described in the second bullet point above will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates. Non-U.S. holders described in the second bullet point that are foreign corporations also may be subject to a 30% branch profits tax (or applicable lower treaty rate) on such effectively connected gain. Non-U.S. holders are urged to consult any applicable tax treaties that may provide for different rules.

With respect to the third bullet point, in general, a corporation is a USRPHC if the fair market value of its “United States real property interests” (as defined in the Code and applicable Treasury Regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Although there can be no assurances in this regard, Cbeyond does not believe it is, or has been during the five years preceding the Merger, a USRPHC for U.S. federal income tax purposes. However, since Cbeyond common stock is regularly traded on an established securities market (within the meaning of applicable Treasury Regulations), in the event Cbeyond is or has been a USRPHC during the five year period preceding the date of the Merger, Cbeyond common stock will be treated as U.S. real property interests only with respect to a non-U.S. Holder that owned (actually or constructively) more than 5% of Cbeyond common stock during the shorter of (i) the five year period preceding the date of the Merger and (ii) the period that the non-U.S. holder held the common stock. Non-U.S. Holders who have owned (actually or constructively) more than 5% of Cbeyond common stock during the period described in the preceding sentence should consult their own tax advisors regarding the U.S. federal income tax consequences of the Merger.

Information Reporting and Backup Withholding. Payments made to non-U.S. holders in the Merger may be subject to information reporting and backup withholding (currently at a rate of 28%). Non-U.S. holders can avoid backup withholding by providing the paying agent with the applicable and properly executed IRS Form W-8 certifying the holder’s non-U.S. status or by otherwise establishing an exemption. Backup withholding is not an additional tax. Non-U.S. holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each holder should consult the holder’s tax advisors regarding the applicability of the rules discussed above to the holder and the particular tax effects to the holder of the Merger in light of such holder’s particular circumstances and the application of state, local and foreign tax laws.

Litigation Related to the Merger

A putative class action was filed by James Ewald, suing on behalf of himself and on behalf of an alleged class of Cbeyond’s stockholders, in the Delaware Court of Chancery, under the following caption: Ewald v. Cbeyond, Inc., et al., No. 9642-VCP, filed May 9, 2014. The verified amended complaint, filed May 28, 2014, names as defendants Cbeyond, members of Cbeyond’s Board of Directors, Birch, and Merger Sub. The plaintiff generally alleges that members of Cbeyond’s Board of Directors breached their fiduciary duties to Cbeyond’s stockholders, that the preliminary proxy filed on May 16, 2014 fails to disclose certain details regarding the deal process and the analysis performed by Cbeyond’s financial advisor, and that the Merger Agreement involves an unfair price and unreasonable deal protection devices that purportedly preclude competing offers. The complaint further generally alleges that Cbeyond, Birch, and Merger Sub aided and abetted those alleged breaches of fiduciary duty by the other defendants. The plaintiff seeks injunctive relief, including enjoining or rescinding the Merger, and an award of other unspecified attorneys’ and other fees and costs, in addition to other relief.

The outcome of this matter is uncertain and cannot be predicted with any certainty. A preliminary injunction could delay or jeopardize the completion of the Merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the Merger. Cbeyond believes that this action has no merit and intends to defend vigorously against it.

PROPOSAL NO. 1—THE MERGER AGREEMENT

This section describes selected material terms of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this proxy statement. Cbeyond encourages you to read carefully the full text of the Merger Agreement because it is the legal document that governs the Merger. The Merger Agreement has been included to provide you with information regarding certain of its terms. It is not intended to provide you with any factual information about Cbeyond. Such information can be found elsewhere in this proxy statement and in the reports, proxy statements and other information that Cbeyond files with or furnish to the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 127.

Structure of the Merger

If all of the conditions to the Merger are satisfied or waived in accordance with the Merger Agreement, Merger Sub will merge with and into Cbeyond. The separate corporate existence of Merger Sub will cease and Cbeyond will survive the Merger and become a wholly-owned subsidiary of Birch. From the effective time of the Merger, all properties, rights, privileges, immunities, powers, franchises, licenses and authority of Cbeyond and Merger Sub will vest in the surviving corporation, and all debts, liabilities, obligations, restrictions and duties of Cbeyond and Merger Sub will become those of the surviving corporation. Following the completion of the Merger, the registration of Cbeyond’s common stock and Cbeyond’s obligation to file reports and make other public disclosures with the SEC under the Exchange Act with respect to such registration will be terminated, and Cbeyond’s common stock will no longer be listed on NASDAQ. This proxy statement sometimes refers to Cbeyond after the Merger as the surviving corporation.

Effective Time; Marketing Period

The closing of the Merger, which is referred to in this proxy statement as the closing, will take place no later than the third business day following the date on which the last of the conditions to closing have been satisfied or waived (to the extent permitted by applicable law) (other than the conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions). However, if the “marketing period” (as summarized below) has not ended at such time, the closing will instead take place (a) on the date following the satisfaction or waiver of such conditions that is the earliest to occur of (i) a business day during the marketing period specified by Birch on two business days’ notice to Cbeyond and (ii) two business days after the final day of the marketing period, or (b) at such other date as agreed to in writing by Birch, Merger Sub and Cbeyond.

The effective time of the Merger, which this Proxy Statement sometimes refers to as the “effective time”, will occur on the closing date upon filing of the certificate of merger with the Secretary of State of the State of Delaware.

The marketing period is the first period of at least 20 consecutive business days following the date of the Merger Agreement on which Birch shall have delivered to the lenders certain financial statements, pro forma financial statements and other financial data and information and information customarily included in a confidential information memorandum relating to Birch, Cbeyond and their subsidiaries. However, (i) the marketing period will not commence if, on or prior to the completion of such consecutive 20 business day period, Cbeyond will have announced (y) any intention to restate any of the historical financial statements included in such financial information or (z) that any such restatement is under consideration or may be a reasonable possibility, (ii) if Cbeyond in good faith reasonably believes it has delivered the required information, it may deliver to Birch a written notice to that effect, in which case the required information will be deemed to have been delivered on the date specified in that notice, unless Birch in good faith reasonably believes Cbeyond has not completed such delivery and, within three business days after the delivery of such notice by Cbeyond, delivers a written notice to Cbeyond to that effect, and (iii) notwithstanding anything to the contrary, the marketing period shall end on any earlier date that is the date on which (A) the proceeds of Birch’s debt financing are obtained or (B) Birch or one or more of its affiliates enters into definitive documentation with respect to such debt financing which does not contain any separate marketing period concept. In addition, the marketing period will end on the earlier of (a) five business days prior to the End Date, and (b) the date that is 25 business days after the date on which the closing conditions related to stockholder approval and receipt of regulatory approvals have been satisfied or waived by Birch (subject to certain limitations regarding the timing of the delivery of certain required information by Cbeyond to Birch).

Board of Directors and Officers of the Surviving Corporation

From and after the effective time of the Merger, the officers of Merger Sub immediately prior to the effective time of the Merger will be the officers of the surviving corporation and the directors of Merger Sub immediately prior to the effective time of the Merger will be the directors of the surviving corporation, in each case, until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the surviving corporation. Cbeyond will use commercially reasonable efforts to deliver to Birch resignations of the directors of Cbeyond to be effective as of the effective time of the Merger.

Consideration to be Received in the Merger

The Merger Agreement provides that, at the effective time of the Merger, holders of Cbeyond’s common stock will be entitled to receive the Per Share Merger Consideration, less any applicable withholding taxes.

The parties have agreed that the Aggregate Merger Consideration will not exceed the Merger Consideration Cap, which is the sum of (i) $323,426,610, plus (ii) the aggregate of the exercise prices of any Cbeyond stock options exercised after April 17, 2014, net of applicable withholding taxes, and prior to the closing date, plus (iii) any Per Share Merger Consideration to be paid for shares of Cbeyond restricted stock issued to non-employee directors after April 19, 2014, in the ordinary course of Cbeyond’s business. Accordingly, if a Per Share Merger Consideration equal to $10.00 would result in Birch paying Aggregate Merger Consideration of more than the Merger Consideration Cap, then the Per Share Merger Consideration will be reduced (rounded down to the nearest cent) to the highest amount possible which results in Aggregate Merger Consideration amount equal to or less than the Merger Consideration Cap.

If a Per Share Merger Consideration of $10.00 would result in the Aggregate Merger Consideration exceeding the Merger Consideration Cap, the actual Per Share Merger Consideration payable by Birch will be calculated as follows: (i) sum of (A) $323,426,610 plus (B) the aggregate exercise prices of Cbeyond stock options outstanding immediately prior to the effective time of the Merger, divided by (ii) the sum of (A) the number of shares of Cbeyond common stock (excluding shares of Cbeyond restricted stock) outstanding immediately prior to the effective time of the Merger, plus (B) the number of shares of Cbeyond restricted stock subject to time-based vesting outstanding immediately prior to the effective time of the Merger, plus (C) the number of shares of Cbeyond restricted stock subject to performance-based vesting for which the performance goals (measured as of the effective time of the Merger) are met, plus (D) the number of shares of Cbeyond common stock issuable upon the exercise of any Cbeyond stock option outstanding immediately prior to the effective time of the Merger. As of June 2, 2014, the record date, there are 30,984,631 shares of Cbeyond common stock (excluding shares of Cbeyond restricted stock) outstanding, 1,154,293 shares of Cbeyond restricted stock subject to time-based vesting, 203,500 shares of Cbeyond restricted stock subject to performance-based vesting (based on a “target” level of achievement), 308,400 shares of Cbeyond common stock issuable upon the exercise of outstanding “in-the-money” Cbeyond stock options and the aggregate exercise price of such “in-the-money” Cbeyond stock options is $2,367,848. Cbeyond expects to issue an aggregate amount of 90,000 shares of Cbeyond restricted stock to non-employee directors on June 7, 2014, which shares of Cbeyond restricted stock will vest on the first anniversary of the date of grant, provided that, in the event of the closing of the Merger, a pro-rated portion of the awards will vest and any remaining restricted shares subject to these awards will be forfeited to Cbeyond immediately prior to the closing of the Merger.

Based on the information available as of June 2, 2014, the record date, Cbeyond believes that the Per Share Merger Consideration will be no less than $9.97, calculated as follows: (i) the sum of (A) $323,426,610 plus (B) $2,367,848, divided by (ii) the sum of (A) 30,984,631, plus (B) 1,154,293, plus (C) 203,500, plus (D) 308,400.

The foregoing treatment will not apply to shares of Cbeyond common stock:

•	held in the treasury of Cbeyond, all of which will be cancelled without payment of any consideration therefor and shall cease to exist;

•

owned of record by Birch or any of its wholly owned subsidiaries, and in each case not held on behalf of third parties, all of which will be cancelled without payment of any consideration therefor and shall cease to exist; and

•

held by stockholders who are entitled to demand, do properly demand, and have not withdrawn such demand for appraisal rights pursuant to, and otherwise complied in all respects with, Section 262 of the DGCL, all of which will not be converted into, or represent the right to receive the Per Share Merger Consideration, unless such stockholders withdraw, fail to perfect, or otherwise lose the right to payment of the fair cash value of their shares under the DGCL (see “The Annual Meeting—Appraisal Rights” beginning on page 25 of this proxy statement).

Birch, Merger Sub, the surviving corporation and the paying agent to be engaged by Birch in connection with the Merger are entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of Cbeyond’s common stock or other amounts otherwise payable pursuant to the Merger Agreement any applicable taxes required to be deducted and withheld under the Code or any provision of federal, state, local or foreign tax law.

Cbeyond’s stockholders may be entitled to assert appraisal rights instead of receiving the Per Share Merger Consideration. For a description of these appraisal rights, please see the section entitled “The Annual Meeting—Appraisal Rights” beginning on page 25 of this proxy statement.

Treatment of Cbeyond Compensatory Awards

All outstanding and unexercised stock options (as of immediately prior to the effective time of the Merger) will become fully vested immediately prior to the effective time of the Merger, will be cancelled in the Merger in exchange for the right to receive in cash an amount equal to the product of (i) the total number of shares of Cbeyond common stock subject to the stock option multiplied by (ii) the excess, if any, of the Per Share Merger Consideration over the exercise price of the option, less any applicable withholding taxes.

The Merger Agreement provides that, to the extent subject to time-based vesting, each share of Cbeyond restricted stock outstanding and unvested immediately prior to the effective time of the Merger will become fully vested, and the holders of such outstanding shares will receive the same Per Share Merger Consideration in the Merger as other holders of Cbeyond’s common stock, less any applicable withholding taxes. The Merger Agreement also provides that, to the extent subject to performance-based vesting, each share of Cbeyond restricted stock outstanding and unvested immediately prior to the effective time of the Merger will become fully vested, the applicable performance goals will be measured as of the effective time of the Merger and, to the extent such goals are met, the holders of such outstanding shares will receive the same Per Share Merger Consideration in the Merger as other holders of Cbeyond’s common stock, less any applicable withholding taxes.

Following the effective time of the Merger, no holder of a Cbeyond stock option or share of Cbeyond restricted stock or any participant in any Cbeyond stock plan, employee benefit arrangement or under any employment agreement shall have any right to acquire any capital stock or other equity interests (including any “phantom” stock or stock appreciation rights) in Cbeyond or the surviving corporation.

Payment Procedures

As soon as reasonably practicable following the effective time of the Merger, and in any event not later than the third business day following the effective time of the Merger, Birch will cause the paying agent to mail to each record holder of shares entitled to receive the Per Share Merger Consideration a letter of transmittal and instructions for surrendering the corresponding certificates evidencing shares (or affidavits of loss in lieu of certificates). Upon surrender of such certificates in accordance with the instructions and delivery of a letter of transmittal, duly executed and in proper form, each such holder of Cbeyond common shares will be entitled to receive the Per Share Merger Consideration for each such share, subject to any withholding taxes required by applicable law.

In the case of book-entry shares, each holder of such shares whose shares were converted into the right to receive the Per Share Merger Consideration shall automatically upon the effective time of the Merger be entitled to receive, and Birch will cause the paying agent to pay and deliver as promptly as practicable after the effective time of the Merger, the cash amount of the Per Share Merger Consideration with respect to such shares.

In the event that any share certificates have been lost, stolen or destroyed, the paying agent will issue the consideration payable in exchange for such lost, stolen or destroyed certificates upon delivery of an affidavit and, if required by Birch or the paying agent, a bond.

You should NOT send your Cbeyond stock certificates to the paying agent until you have received transmittal materials from the paying agent. DO NOT return your Cbeyond stock certificates with the enclosed proxy.

After the effective time of the Merger, there will be no further registration of transfers of common shares on Cbeyond’s records. On or after the effective time of the Merger, any certificates presented to the paying agent, the surviving corporation or Birch for any reason will be cancelled against delivery of the Per Share Merger Consideration to which the holders are entitled pursuant to the terms of the Merger Agreement.

Representations and Warranties

The Merger Agreement contains representations and warranties made by Cbeyond to Birch and Merger Sub and representations and warranties made by Birch and Merger Sub to Cbeyond. The assertions embodied in the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties not set forth in the Merger Agreement. The representations and warranties set forth in the Merger Agreement may also be subject to contractual standards of materiality different from those generally applicable to investors under securities laws. For the foregoing reasons, you should not rely on the representations and warranties contained in the Merger Agreement as statements of factual information.

In the Merger Agreement, Cbeyond has made customary representations and warranties to Birch and Merger Sub with respect to, among other things:

•	corporate matters relating to Cbeyond and its subsidiary, including due organization, existence, qualification, corporate power and authority;

•	required consents and approvals;

•	the absence of certain conflicts;

•	Cbeyond’s and its subsidiary’s capitalization;

•

financial information and the accuracy of information contained in registration statements, reports and other documents that Cbeyond files with the SEC, the compliance of Cbeyond’s SEC filings with applicable federal securities law and, with respect to the financial statements therein, generally accepted accounting principles, or GAAP;

•	maintenance of disclosure controls and procedures required by Rule 13a-15 or 15d-15 of the Exchange Act;

•	maintenance of internal accounting controls

•	the absence of certain changes with respect to Cbeyond since December 31, 2013;

•	the absence of undisclosed liabilities;

•	Cbeyond’s and its subsidiary’s indebtedness;

•	Cbeyond’s and its subsidiary’s material contracts;

•	compliance with law;

•	litigation against Cbeyond or its subsidiary;

•	Cbeyond’s owned and leased real property

•	intellectual property;

•	insurance;

•	regulatory matters and permits;

•	tax matters;

•	Cbeyond’s employee benefit plans;

•	labor and other employment matters;

•	environmental matters;

•	accuracy of information supplied by Cbeyond for inclusion in this proxy statement;

•	brokers’ and finders’ fees;

•	Cbeyond’s and its subsidiary’s networks;

•	Cbeyond’s and its subsidiary’s personal properties and assets;

•	the opinion of Cbeyond’s financial advisor; and

•	inapplicability to the Merger of Section 203 of the DGCL.

Certain of Cbeyond’s representations and warranties are qualified by reference to the disclosure in Cbeyond’s filings with the SEC and publicly available prior to the date of the Merger Agreement (other than any disclosures contained under the heading “risk factors” or any disclosure of risks included in any “forward-looking statements” disclaimer) and as set forth in Cbeyond’s confidential disclosure letter delivered to Birch pursuant to the Merger Agreement. In addition, some of the representations and warranties in the Merger Agreement made by Cbeyond are qualified by knowledge or by a “materiality” or “Company material adverse effect” standard.

For purposes of the Merger Agreement, a “Company material adverse effect” means a material adverse effect on the assets, liabilities, business, results of operations or financial condition of Cbeyond and its subsidiary, taken as a whole; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, nor will any of the following (including the effect of any of the following) be taken into account in determining whether there has been or will be, a “Company material adverse effect”: (a) any change after the date of the Merger Agreement in applicable law, GAAP or any applicable accounting standards or any interpretation thereof; (b) general economic, political or business conditions or changes therein in the geographies in which Cbeyond and its subsidiary operate (including commencement, continuation or escalation of war, armed hostilities or national or international calamity); (c) financial and capital markets conditions, including interest rates and currency exchange rates, and any changes therein in the geographies in which Cbeyond and its subsidiary operate; (d) any change generally affecting the industries in which Cbeyond and its subsidiary operate in the geographies in which Cbeyond and its subsidiary operate; (e) the entry into or announcement of the Merger Agreement, the pendency or consummation of the transactions or the performance of the Merger Agreement; (f) the compliance with the terms of the Merger Agreement or the taking of any action (or the omission of any action) required or contemplated by the Merger Agreement; (g) any act of God or natural disaster; (h) any acts of terrorism or change in geopolitical conditions in the geographies in which Cbeyond and its subsidiary operate; (i) any failure of Cbeyond and its subsidiary to meet any projections or forecasts (provided that clause (i) will not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company material adverse effect (to the extent such change or effect is not otherwise excluded from this definition of Company material adverse effect)); or (j) any matter to which Birch hereafter consents in writing; provided, further, that in the case of the foregoing clauses (a), (b), (c), (d), (g) and (h), except to the extent that such matters materially and disproportionately impact Cbeyond and its subsidiary (taken as a whole) relative to other businesses in the industries in which Cbeyond and its subsidiary operate.

In addition, each of Birch and Merger Sub made customary representations and warranties to Cbeyond with respect to, among other things:

•	corporate matters relating to Birch and Merger Sub, including due organization, existence, qualification, corporate power and authority;

•	required consents and approvals;

•	the absence of certain conflicts;

•	litigation against Birch or Merger Sub;

•	brokers’ and finders’ fees;

•	ownership of Cbeyond’s capital stock or entry into agreements related thereto;

•	the financial resources available to Birch to allow it to complete the Merger, including paying the Aggregate Merger Consideration;

•	accuracy of information supplied by Birch for inclusion in this proxy statement;

•	ownership and lack of prior activities of Merger Sub;

•	absence of agreements with Cbeyond’s directors, officers or affiliates; and

•	non-reliance by Birch and Merger Sub on representations and warranties of Cbeyond that are not included in the Merger Agreement.

Covenants Relating to the Conduct of Cbeyond’s Business

From the date of the Merger Agreement until the earlier of the effective time of the Merger or the termination of the Merger Agreement, Cbeyond has agreed that it will, and will cause its subsidiaries to, subject to certain exceptions, (i) conduct its operations in all material respects in the ordinary course of business consistent with past practice, (ii) use its commercially reasonable efforts to preserve intact its business organization, satisfactory relationship with its employees, and the goodwill and current relationships with customers, suppliers and other business relationships, subject, in each case, to modifications to Cbeyond’s business which were publicly announced or otherwise disclosed to Birch prior to the date of the Merger Agreement, and (iii) use its commercially reasonable efforts to conduct its operations in accordance with a cash forecast set forth in Cbeyond’s confidential disclosure letter delivered to Birch pursuant to the Merger Agreement. During the same period, Cbeyond has also agreed that, subject to certain exceptions, including those listed in Cbeyond’s confidential disclosure letter to Birch, Cbeyond will not, and will not permit its subsidiary to, do any of the following or take certain other actions without the prior approval of Birch, which approval may not be unreasonably withheld, delayed or conditioned:

•	amend Cbeyond’s charter documents or the charter documents of its subsidiary;

•

authorize for issuance, issue, grant, sell, deliver, dispose of, pledge or otherwise encumber any equity securities of Cbeyond or its subsidiary; provided, that Cbeyond may (i) issue shares of its common stock upon the exercise of any Cbeyond stock options outstanding as of the date of the Merger Agreement or issued in accordance with an employee plan described below, and (ii) issue equity securities in accordance with an employee plan described below;

•

make, pay or declare any dividend or distribution to Cbeyond’s stockholders or redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire, any equity securities of Cbeyond or its subsidiary, other than the repurchase or forfeiture of outstanding shares of restricted stock pursuant to the terms of Cbeyond stock plans;

•

except in the ordinary course of business, enter into, renew or extend any material contract, or materially adversely modify, terminate (excluding any expiration in accordance with its terms), or otherwise waive, release or assign to a third party any material rights, claims or benefits of Cbeyond or any of its subsidiaries under any material contract;

•	sell, assign, transfer, convey, lease, license, encumber or otherwise dispose of any material assets or properties, except in the ordinary course of business;

•

in accordance with the terms of an employee plan in existence as of the date of the Merger Agreement or except as required by applicable law: (i) grant or increase any change-in-control, severance or termination pay to (or amend any such existing arrangement with) any director, officer, consultant or employee of Cbeyond or any of its subsidiaries, (ii) establish, adopt or amend any collective bargaining agreement, (iii) establish, adopt, accelerate or amend any bonus, commission, profit-sharing, thrift, pension, retirement, deferred compensation, stock option, restricted stock or other employee plan covering any director, officer, advisor, consultant or employee of Cbeyond or any of its subsidiaries or (iv) increase compensation, bonus, commission or other benefits payable, except in the ordinary course of business consistent with past practice for non-officer employees, or grant any stock option, restricted stock or other equity award, to any director, officer or employee of Cbeyond or any of its subsidiaries;

•

acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, any corporation, partnership, association, joint venture or other business organization or division thereof;

•

make any material loans or material advances of money to any person (other than Cbeyond or its subsidiary), except for (i) advances to employees or officers of Cbeyond or its subsidiary for expenses or (ii) extensions of credit to customers, in each case, incurred in the ordinary course of business;

•

make or rescind any material income tax election to the extent such action would adversely affect Birch or Cbeyond or any of its subsidiaries with respect to a taxable period (or portion thereof) beginning after the closing date;

•	except as required by GAAP, change any material accounting principles, methods or practices;

•	create, incur, suffer to exist or otherwise be liable with respect to any indebtedness not set forth in Cbeyond’s confidential disclosure letter delivered to Birch pursuant to the Merger Agreement or increase the amount of any such outstanding indebtedness; provided, that notwithstanding the foregoing, Cbeyond or any of its subsidiaries may incur indebtedness in the ordinary course of business with respect to capital lease obligations relating to or arising from up to a specified number of fiber-lit buildings and the associated core rings;

•

make any capital expenditures that are not contemplated by the capital expenditure budget set forth in Cbeyond’s confidential disclosure letter delivered to Birch pursuant to the Merger Agreement (taking into account the restrictions set forth in the preceding provision);

•	materially change recurring or non-recurring rates, promotions, sales incentives, commission plans, credit policies or collections procedures;

•	fail to maintain, or allow to lapse, or abandon any material intellectual property rights;

•	commence, settle or offer to settle any proceeding, except for the commencement of proceedings or settlements that require the payment of less than $500,000 as the sole remedy;

•

materially accelerate the billing or other realizations of accounts receivable or delay the payment of, or fail to pay or satisfy when due, any accounts payable outside the ordinary course of business consistent with past practice; or

•	enter into any agreement, or otherwise become obligated, to do any of the foregoing.

No Solicitation of Transactions

Cbeyond has agreed that, from the date of the Merger Agreement until the earlier of the effective time of the Merger or the termination of the Merger Agreement, it will, and will cause its subsidiary to and use reasonable best efforts to cause its and their representatives to, (i) cease any existing solicitation, encouragement, discussion or negotiation with any third party that may have been ongoing with respect to an “acquisition proposal” (as defined below), and (ii) request any such third party to promptly comply with its obligations under the applicable confidentiality agreement to return or destroy all confidential information concerning Cbeyond and its subsidiaries.

Cbeyond has also agreed that it will not, and will cause its subsidiary and use reasonable best efforts to cause its and their representatives not to, (i) solicit, initiate, or knowingly facilitate or encourage any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an acquisition proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any non-public information relating to Cbeyond or any of its subsidiaries to, or afford access to the books or records or officers of Cbeyond or any of its subsidiaries to, any third party with respect to an acquisition proposal, or (iii) except as required by the Board’s fiduciary duties, waive, terminate, modify or release any person (other than Birch, Merger Sub and their respective affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation.

Cbeyond also agreed that it will not, and will cause its subsidiaries and use reasonable best efforts to cause its representatives not to (i) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement (other than an acceptable confidentiality agreement) with respect to any acquisition proposal, referred to in this proxy statement as an “alternative acquisition agreement”; or (ii) take any action to exempt any third party from the restrictions on “business combinations” contained in the takeover statute or otherwise cause such restrictions not to apply.

However, if at any time prior to adoption of the Merger Agreement by Cbeyond’s stockholders (i) Cbeyond has received a written acquisition proposal from a third party that did not result from a breach of the Merger Agreement and (ii) the Board determines in good faith, after consultation with its financial and outside legal advisors, that such acquisition proposal constitutes, or would reasonably be expected to lead to, a “superior proposal” (as defined below), then Cbeyond may (x) furnish non-public information to such third party and (y) engage in discussions or negotiations with such third party with respect to the acquisition proposal; provided, that Cbeyond is required to comply with certain requirements regarding the information provided to such third party. In addition, Cbeyond, its subsidiary and its representatives may contact any third party to seek to clarify and understand the terms and conditions of any inquiry or proposal made by such third party to determine whether such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal.

For purposes of the Merger Agreement, “acquisition proposal” means any proposal, offer or inquiry from a third party relating to (i) any sale, lease, exchange, transfer, license or other disposition, in a single transaction or series of related transactions, of (A) twenty percent or more of the net sales, net income, cash flow or consolidated assets of Cbeyond and its subsidiaries, taken as a whole, or (B) twenty percent or more of the combined voting power of Cbeyond; (ii) any tender offer or exchange offer that if consummated would result in any person or group acquiring beneficial ownership of twenty percent or more of the combined voting power of Cbeyond; (iii) the issuance by Cbeyond of twenty percent or more of its voting securities; or (iv) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, share exchange or other transaction involving Cbeyond and any of its subsidiaries in which a third party or its stockholders, if consummated, would acquire (A) twenty percent or more of the net sales, net income, cash flow or consolidated assets of Cbeyond and its subsidiaries, taken as a whole, or (B) twenty percent or more of the combined voting power of Cbeyond or the surviving entity or the resulting direct or indirect parent of Cbeyond or such surviving entity.

For purposes of the Merger Agreement, a “superior proposal” means a bona fide written acquisition proposal (except the references therein to “twenty percent” are replaced by “fifty percent”) made by a third party which, the Board determines in good faith, after consultation with its financial and outside legal advisors, taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal (including conditions to consummation), (A) if accepted, is reasonably likely to be consummated in accordance with its terms and (B) if consummated would result in a transaction that is more favorable to Cbeyond’s stockholders from a financial point of view than the Merger and the other transactions contemplated by the Merger Agreement (including any adjustment to the terms and conditions to which Birch irrevocably commits in accordance with the below “Proposal No. 1—The Merger Agreement—Cbeyond Board Recommendation”).

Cbeyond Board Recommendation

Cbeyond has agreed that, from the date of the Merger Agreement until the effective time of the Merger or the earlier termination of the Merger Agreement, neither the Board nor any committee thereof will:

•	withdraw, change, amend, modify or qualify, or otherwise propose publicly to withdraw, change, amend, modify or qualify, in a manner adverse to Birch or the recommendation of the Board;

•	fail to include the recommendation of the Board in this proxy statement;

•

approve or recommend, or publicly propose to approve or recommend, any acquisition proposal (any of the actions described in this clause or the preceding two clauses, an “Adverse Recommendation Change”); or

•	cause or permit Cbeyond to enter into any alternative acquisition agreement.

However, at any time prior to adoption of the Merger Agreement by Cbeyond’s stockholders, the Board will be permitted to (x) terminate the Merger Agreement to concurrently enter into a definitive alternative acquisition agreement and/or (y) effect any Adverse Recommendation Change, if the Board determines in good faith, after consultation with its financial and outside legal advisors, that failure to take such action would be inconsistent with the directors’ fiduciary duties.

The Board will not be entitled to effect an Adverse Recommendation Change unless and until (i) Cbeyond has provided written notice to Birch that Cbeyond intends to take such action, (ii) during the three Business Day period following Birch’s receipt of such notice Cbeyond will negotiate with Birch in good faith (to the extent

Birch desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement so that the failure to make such Adverse Recommendation Change would no longer be inconsistent with the directors’ fiduciary duties; and (iii) following the end of the three Business Day period, the Board will have determined in good faith, after consultation with its financial and outside legal advisors, taking into account any changes to the Merger Agreement irrevocably offered in writing by Birch that the failure to make such Adverse Recommendation Change would still be inconsistent with its fiduciary duties. In certain circumstances, Cbeyond will be required to provide new notice as described in this paragraph; provided, however, that for purposes of this new notice, references to the three Business Day period above will be deemed to be references to a two Business Day period.

If the Merger Agreement is terminated in certain circumstances as a result of an Adverse Recommendation Change, Cbeyond will be required to Birch a termination fee of $8,085,665 as described below under “Proposal No. 1—The Merger Agreement—Termination Fee.”

Filings; Other Actions

Both Cbeyond and Birch are required to use reasonable best efforts to take promptly all actions, and do promptly all things necessary, proper or advisable under applicable laws to consummate and make effective the Merger, including, without limitation, obtaining all necessary consents and approvals, and effecting all necessary registrations and filings (including filings pursuant to the HSR Act and any filings required by the FCC or the PSCs). Cbeyond and Birch have agreed to take any and all steps necessary to avoid or eliminate impediments to the Merger and to proceed with the Merger as soon as reasonably practicable, except that in no event will Birch be required to take any action that would reasonably be expected to have a Company material adverse effect.

Proxy Statement

Cbeyond agreed to prepare this proxy statement and the accompanying materials as promptly as reasonably practicable after executing the Merger Agreement and to cause this proxy statement and the accompanying materials to be mailed to its stockholders as promptly as practicable. Cbeyond also has agreed to establish a record date for, call, give notice of, convene and hold a meeting of its stockholders for the purpose of seeking the required stockholder approval of the Merger Agreement as promptly as practicable following the date of the Merger Agreement.

Public Announcements

Both Cbeyond and Birch have agreed, subject to certain exceptions, to consult with each other and mutually agree upon any press release or public announcement pertaining to the Merger before the issuance of such press release or public announcement.

Indemnification of Officers and Directors

Under the terms of the Merger Agreement, Birch has agreed that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the effective time of the Merger as provided in the certificate of incorporation or bylaws of Cbeyond or any of its subsidiaries in favor of persons who are or were directors, officers or employees of Cbeyond or its subsidiaries (collectively, the “Indemnified Parties”), will survive for a period of six years following the Merger. Birch also agreed that for a period of six years following the Merger, it and the surviving corporation will jointly and severally indemnify, and advance expenses to, the Indemnified Parties to the fullest extent permitted by applicable law. The Merger Agreement further provides that Cbeyond will purchase, prior to the effective time of the Merger, a “tail policy” providing coverage to directors and officers for six years following the effective time of the Merger with at least the same coverage as under Cbeyond’s existing directors’ and officers’ liability insurance policy and fiduciary insurance policies; provided, that the cost of such “tail policy” will not exceed 250% of the last annual premium paid by Cbeyond prior to the date of the Merger Agreement.

Financing Covenant; Cbeyond Cooperation

Birch will use its reasonable best efforts to obtain the debt financing for the Merger on the terms and conditions described in the debt commitment letters. If any portion of the debt financing becomes unavailable on the terms contemplated in the debt commitment letters (including the flex provisions related thereto), Birch is required to use its reasonable best efforts to arrange and obtain alternative financing from alternative sources on terms and conditions that are not materially less favorable to Birch than those set forth in the debt financing commitment letters, in an amount sufficient to consummate the transactions contemplated by the Merger Agreement as promptly as practicable following the occurrence of such event. Birch has agreed to keep Cbeyond informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the debt financing.

Cbeyond has agreed to use its reasonable best efforts to provide to Birch (at Birch’s sole expense) all cooperation reasonably requested by Birch that is customary and necessary to permit Birch to arrange, obtain and syndicate the debt financing for the Merger.

Conditions to the Merger

The respective obligations of Birch and Merger Sub, on the one hand, and Cbeyond, on the other hand, to complete the Merger are subject to the satisfaction or waiver at or prior to the effective time of the Merger of each of the following conditions:

•	the Merger Agreement must be approved by Cbeyond’s stockholders;

•	expiration or early termination of the waiting period applicable to the consummation of the Merger under the HSR Act;

•	absence of any order, judgment, decree, injunction or ruling of a court of competent jurisdiction enjoining or prohibiting the consummation of the Merger; and

•

the filing of notices with or the receipt of required regulatory approvals from the FCC and from the PSCs (i) in the states of Arizona, California, Colorado, Delaware, Florida, Georgia, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Missouri, New Jersey, North Carolina, Ohio, Oregon, Texas, Virginia, Washington and the District of Columbia, in each case, with respect to the Merger and (ii) in the states of Arizona, Colorado, Delaware, Georgia, Hawaii, Indiana, Maryland, Nebraska, New Jersey, New York, Pennsylvania, Tennessee, West Virginia and the District of Columbia, in each case, with respect to Birch’s incurrence of the debt financing necessary for it to pay the Aggregate Merger Consideration and with respect to Cbeyond Communications, LLC’s incurrence of debt financing following the closing date;

The obligations of Birch and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver at or prior to the effective time of the Merger of each of the following conditions:

•

certain representations or warranties of Cbeyond relating to its organization, its governing documents, its capitalization, its authority, takeover laws and the financial advisor opinion must be true and correct in material all respects, as of the closing date, except for any representation and warranty that is expressly made as of a specific date or time (which needs only be true and correct in all material respects as of such date or time);

•

all of Cbeyond’s other representations and warranties (without giving effect to any references to any Company material adverse effect or materiality qualifications) must be true and correct in all respects as of the closing date, except for any representation and warranty that is expressly made as of a specific date or time (which needs only be true and correct in all respects as of such date or time), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company material adverse effect;

•

Cbeyond having performed, in all material respects, the agreements and covenants to be performed by it at or prior to the effective time of the Merger, except for certain covenants related to (i) operation of Cbeyond’s business in accordance with Cbeyond’s cash forecast, (ii) issuance of Cbeyond’s equity securities, subject to certain exceptions, (iii) incurrence of indebtedness and (iv) making capital expenditures, other than in accordance with Cbeyond’s capital expenditure budget, which, in each case, must have been performed in all respects;

•	absence, since the date of the Merger Agreement, of any change, event, development, condition, occurrence or effect which has had a Company material adverse effect; and

•	receipt of an officer’s certificate from Cbeyond certifying that the conditions set forth above have been satisfied.

Cbeyond’s obligation to consummate the Merger will be subject to the satisfaction or waiver at or prior to the effective time of the Merger of each of the following conditions:

•

certain representations or warranties of Birch and Merger Sub relating to the organization, authority, and financing of each must be true and correct in material all respects, as of the closing date, except for any representation and warranty that is expressly made as of a specific date or time (which needs only be true and correct in all material respects as of such date or time);

•

all other representations and warranties of Birch and Merger Sub must be true and correct in all respects as of the closing date, except for any representation and warranty that is expressly made as of a specific date or time (which needs only be true and correct in all respects as of such date or time) and except as has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Birch and Merger Sub to consummate the Merger on a timely basis;

•	each of Birch and Merger Sub having performed, in all material respects, the agreements and covenants to be performed by them at or prior to the effective time of the Merger; and

•	receipt of an officer’s certificate from Birch certifying that the conditions set forth above have been satisfied.

Termination

The Merger Agreement may be terminated:

•	by mutual written agreement of Cbeyond and Birch;

•

by either Cbeyond or Birch, if the closing has not occurred on or before midnight on October 19, 2014 (the “End Date”); provided, however, that (i) each of Birch and Cbeyond will have the right, in its sole discretion, to extend the End Date to a date not beyond January 19, 2015, in order to satisfy certain conditions related to certain governmental approvals, and Birch agreed to seek an extension of its debt commitment letters to account for such extension (provided, that the End Date will not be extended if Birch is unable to obtain such extension of its debt commitment letters) and (ii) neither the right to extend the End Date nor the right to terminate the Merger Agreement may be exercised by any party whose failure to perform any material covenant or obligation under the Merger Agreement has been the primary cause of any such closing condition to be satisfied on or before the End Date;

•	by either Cbeyond or Birch, upon the existence of any final, non-appealable governmental order of a court of competent jurisdiction enjoining or otherwise prohibiting the consummation of the Merger;

•

by either Birch or Cbeyond, if Cbeyond’s stockholders do not approve the Merger Agreement at the annual meeting or any adjournment or postponement thereof at which the Merger Agreement is voted upon; provided that the right to terminate the Merger Agreement for this reason is not available to a party if the failure to obtain such approval results from a material breach of the Merger Agreement by such party;

•

by Birch, whether before or after the approval of the Merger Agreement by Cbeyond’s stockholders, if Cbeyond has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the Merger Agreement, or if any of such representations and warranties become inaccurate, which breach, failure to perform or inaccuracy, (i) would result in a failure of certain conditions to Birch’s and Merger Sub’s obligation to complete the Merger and (ii) cannot be cured within 45 days following Birch’s delivery of written notice to Cbeyond of such breach;

•

by Cbeyond, whether before or after the approval of the Merger Agreement by Cbeyond’s stockholders, if Birch or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the Merger Agreement, or if any of such representations and warranties become inaccurate, which breach, failure to perform or inaccuracy, (i) would result in a failure of certain conditions to Cbeyond’s obligation to complete the Merger and (ii) cannot be cured within 45 days following Cbeyond’s delivery of written notice to Birch of such breach;

•

by Birch, if, prior to the approval of the Merger Agreement by Cbeyond’s stockholders, an Adverse Recommendation Change shall have occurred; provided that Birch’s right to terminate the Merger Agreement for this reason expires at 5:00 p.m. Eastern Time on the fifteenth Business Day following the date on which such Adverse Recommendation Change occurs;

•	by Cbeyond, at any time prior to the approval of the Merger Agreement by Cbeyond’s stockholders, in order to enter into a definitive agreement with respect to a superior proposal; or

•

by Cbeyond, if after the marketing period has ended, (x) all of the conditions to closing been satisfied or waived (other than (1) conditions that, by their nature, are to be satisfied at closing and which were, at the time of termination, capable of being satisfied and (2) certain PSC consents which shall be deemed to have been obtained on the date which is five Business Days prior to the End Date), (y) Cbeyond has notified Birch that it is ready, willing and able to consummate the closing and (z) Birch and Merger Sub have failed to consummate the closing prior to the earlier of one Business Day prior to the End Date and three Business Days following delivery of such written notice from Cbeyond.

Effect of Termination or Breach of Merger Agreement

If the Merger Agreement is terminated, the terminating party is required to provide the notice of termination to the other parties, specifying the provisions of the Merger Agreement pursuant to which such termination is made and describing the basis for such termination in reasonable detail. Upon termination, the Merger Agreement will be void and of no effect and there will be no liability under the Merger Agreement on the part of any party, except (i) with respect to the Merger Agreement provisions addressing termination fees, (ii) survival of the confidentiality agreement between Cbeyond and Birch and (iii) nothing in the Merger Agreement relieves any party from liability or damages to the other party for intentional and willful breach of the Merger Agreement prior to its termination.

Termination Fee

Cbeyond will be required to pay Birch a termination fee of $8,085,665 if:

•

in the event that an acquisition proposal is made to Cbeyond and, thereafter, the Merger Agreement is terminated as a result of a failure to consummate the Merger on or before the End Date, and, within twelve months after such termination, Cbeyond (a) enters into an alternative acquisition agreement and such acquisition proposal is consummated or (b) such acquisition proposal has been completed;

•

in the event that an acquisition proposal is made to Cbeyond or publicly announced and, thereafter, the Merger Agreement is terminated as a result of a failure to obtain the required stockholder approval, and, within twelve months after such termination, Cbeyond (a) enters into an alternative acquisition agreement and such acquisition proposal is consummated or (b) such acquisition proposal has been completed;

•	Birch terminates the Merger Agreement as a result of an Adverse Recommendation Change; and

•	Cbeyond terminates the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal.

Birch will be required to pay Cbeyond a termination fee of $16,166,830 if Cbeyond terminates the Merger Agreement as a result of (i) Birch or Merger Sub breaching or failing to perform any of their representations, warranties, covenants or agreements contained in the Merger Agreement, or any of such representations and warranties becoming inaccurate, which breach, failure to perform or inaccuracy, (x) results in a failure of certain conditions to Cbeyond’s obligation to complete the Merger and (y) cannot be cured within 45 days following Cbeyond’s delivery of written notice to Birch of such breach or (ii) (x) all of the conditions to closing being satisfied or waived, (y) Cbeyond notified Birch that it is ready, willing and able to consummate the closing and (z) Birch and Merger Sub failed to timely consummate the closing.

Expenses

Except as expressly set forth in the Merger Agreement, all expenses incurred by the parties will be borne by the party which has incurred the expenses and in the event that the Merger is not consummated, Birch will pay all fees and expenses in connection with any debt financing arrangements, regardless of whether such debt financing fees and expenses were to be incurred by Cbeyond or any of its subsidiaries.

Amendment or Supplement; Waiver

Any provision of the Merger Agreement may be amended or waived in writing signed by the parties prior to the effective time of the Merger; provided, that no amendment or waiver will be made subsequent to receipt of the approval of Cbeyond’s stockholders if such amendment would require further approval of such stockholders.

No failure or delay by any party in exercising any right, power or privilege under the Merger Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Recommendation of the Board

Cbeyond’s Board of Directors recommends that you vote “FOR” the proposal to adopt the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement.

PROPOSAL NO. 2—ADVISORY NON-BINDING VOTE REGARDING MERGER-RELATED COMPENSATION

In accordance with Section 14A of the Exchange Act, Cbeyond is asking its stockholders to cast a non-binding advisory vote on the compensation that may be paid or become payable to each of its “named executive officers,” as determined in accordance with Item 402(t) of Regulation S-K, in connection with the Merger. The terms of the Merger-related compensation are described in this proxy statement under “The Merger—Interests of Cbeyond’s Directors and Executive Officers in the Merger” and the total amounts payable to Cbeyond’s named executive officers is set forth below under the table entitled “Merger-Related Compensation.” Accordingly, Cbeyond is asking its stockholders to vote on the adoption of the following resolution:

RESOLVED, that the compensation that may be paid or become payable to Cbeyond’s named executive officers in connection with the Merger, as disclosed in the section of this proxy statement entitled “Proposal No. 2—Advisory Non-Binding Vote Regarding Merger-Related Compensation—Merger-Related Compensation” pursuant to Item 402(t) of Regulation S-K, is hereby APPROVED on a non-binding advisory basis.

The vote on this proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement. Accordingly, you may vote to approve this proposal on Merger-related compensation and vote not to adopt the Merger Agreement and vice versa. Because the vote on the compensation that may be paid or become payable to Cbeyond’s named executive officers in connection with the Merger is advisory in nature only, it will not be binding on either Cbeyond, Birch or Merger Sub. If the proposal to adopt the Merger Agreement is approved, Cbeyond is contractually obligated to pay such executive compensation, subject only to the conditions applicable thereto regardless of the outcome of the advisory vote under this Proposal No. 2. Adoption of this resolution requires the affirmative “FOR” vote of a majority of the votes cast for the proposal.

Merger-Related Compensation

The following table sets forth the information required by item 402(t) of Regulation S-K regarding the compensation for each named executive officer of Cbeyond that is based on or otherwise relates to the Merger, assuming the following:

•	the price per share paid to each stockholder in the Merger is $10.00; and

•	the Merger closed on June 2, 2014, the last practicable date prior to the filing of this proxy statement.

Name	Cash ($)(1)	Equity ($)(2)	Pension/NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimbursement ($)(5)	Other ($)		Total ($)
James F. Geiger Chairman, President and Chief Executive Officer	1,463,690	957,730	—	13,069	—	—		2,434,489

J. Robert Fugate Executive Vice President and Chief Financial Officer	681,845	696,606	—	16,256	—	—		1,394,707

N. Brent Cobb Executive Vice President and Chief Revenue Officer	462,215	528,376	—	4,440	—	—		995,031

Joseph A. Oesterling Former Executive Vice President and Chief Network and Technology Officer	—	196,896	111,880	—	—	348,508	(6)	657,284

Christopher C. Gatch Executive Vice President and Chief Technical Officer	439,698	455,227	190,288	13,574	—	—		1,098,787

(1)	For all executive officers except Mr. Geiger and Mr. Fugate, the amount listed in the column represents (a) one year of base salary (payable in installments over the severance period) based on the base salary in effect as of June 2, 2014 and (b) an amount equal to the executive’s average annual bonus paid over the three years prior to the date of termination (and for purposes of the table, the average of the annual bonuses for 2011, 2012 and 2013 was used) (payable in a lump sum within three business days of the date that is six months following the date of termination).

For Mr. Geiger, the amount listed in the column represents (i) two and one-half times his annual base salary (with one times his base salary payable in installments over the severance period and the remainder payable in a lump sum within three business days of the date that is six months following the date of termination) based on the base salary in effect as of June 2, 2014 and (ii) an amount equal to his average annual bonus paid over the three years prior to the date of termination (and for purposes of the table, the average of the annual bonuses for 2011, 2012 and 2013 was used) (payable in a lump sum within three business days of the date that is six months following the date of termination).

For Mr. Fugate, the amount listed in the column represents (i) one and one-half times his annual base salary (with one times his base salary payable in installments over the severance period and the remainder payable in a lump sum within three business days of the date that is six months following the date of termination) based on the base salary in effect as of June 2, 2014 and (ii) an amount equal to his average annual bonus paid over the three years prior to the date of termination (and for purposes of the table, the average of the annual bonuses for 2011, 2012 and 2013 was used) (payable in a lump sum within three business days of the date that is six months following the date of termination).

Amounts for Messrs. Geiger and Fugate were computed assuming they will elect to be bound by the additional eighteen-month and six-month non-complete obligation period, respectively, contemplated by their employment agreements. These cash payments are double-trigger benefits in that they will be paid only if the executive officer experiences a qualifying termination of employment following the effective time.

The annual base salaries for each named executive officer as of June 2, 2014, and the average of the annual bonuses paid to each named executive officer for 2011, 2012 and 2013, used to calculate the foregoing severance amounts are as follows:

Name	Base Salary ($)	Average Annual Bonus for 2011, 2012 and 2013 ($)
James F. Geiger	400,000	463,690
J. Robert Fugate	300,000	231,845
N. Brent Cobb	295,000	167,215
Christopher C. Gatch	280,000	159,698

(2)	Assuming a maximum Per Share Merger Consideration of $10.00, these amounts would include (i) the estimated intrinsic value of Cbeyond’s stock options that will accelerate, vest and be cashed out in connection with the Merger as follows: Mr. Geiger—$119,150; Mr. Fugate—$47,236; Mr. Cobb—$47,236; Mr. Oesterling—$47,236; and Mr. Gatch—$35,427; and (ii) the value of restricted stock that will vest in connection with the Merger as follows: Mr. Geiger—$838,580; Mr. Fugate—$649,370; Mr. Cobb—$481,140; Mr. Oesterling—$149,660; and Mr. Gatch—$419,800. These amounts are payable pursuant to the Merger Agreement on a single-trigger basis and the payments are not conditioned upon termination of employment. These payments will be made in a lump sum in connection with the closing of the Merger (less applicable withholding taxes). The acceleration is based on vesting status as of June 2, 2014 and reflects the forfeiture of certain performance restricted stock awards by the executive officers effective May 2, 2014.

For more information about Cbeyond stock options and Cbeyond restricted stock held by the named executive officers that will vest immediately prior to the closing of the Merger and/or be cashed out in connection with the Merger, see the section of this proxy statement titled “The Merger—Interests of Cbeyond’s Directors and Executive Officers in the Merger.”

(3)	Mr. Cobb and Mr. Oesterling, the only named executive officers who participate in the NQDCP, are fully vested in NQDCP benefits but, pursuant to the terms of the NQDCP, such NQDCP benefits will become payable upon the completion of the Merger rather than pursuant to the executives’ existing deferral elections, and thus there is no enhancement of compensation as a result of the Merger, but there is an acceleration of the timing of payment as a result of the Merger. These amounts are payable pursuant to the Merger Agreement on a single-trigger basis and the payments are not conditioned upon termination of employment.

(4)	Consists of continued healthcare coverage for the applicable severance period following the date of termination. For purposes of quantifying healthcare benefits payable by Cbeyond to an executive during the applicable severance period, Cbeyond relies on assumptions used for financial reporting purposes under GAAP. These benefits are double-trigger benefits in that they will be paid only if the executive officer experiences a qualifying termination of employment following the effective time of the Merger.

(5)	None of Cbeyond’s named executive officers is eligible for a tax gross-up under Internal Revenue Code Section 4999 (golden parachute payments) or 409A (deferred compensation) or other Merger-related tax reimbursement.

(6)

For Mr. Oesterling, reflects amount payable under his employment agreement and his separation agreement entered into on December 31, 2013, with Cbeyond, for the period from June 1, 2014 through December 31, 2014. Under this agreement, Mr. Oesterling resigned effective December 31, 2013. Under the terms of his employment and separation agreement, Mr. Oesterling will receive his annual base salary in accordance with standard payroll practices at the rate in effect on the date of his termination ($295,000), continued benefit coverage at Cbeyond’s cost, continued vesting of his outstanding equity awards (including participation in vesting of performance-based awards if Cbeyond meets the performance criteria), during 2014, and payments for consulting services for a period of six months (with a monthly retainer of $10,000), whether or not Cbeyond chooses to use his services, subject to compliance with a non-compete provision. These amounts are payable to Mr. Oesterling without regard to the Merger, but are included in this table in light of the timing of his entry into the separation agreement with Cbeyond. In addition, if there is a change of control during 2014, Mr. Oesterling will receive an additional cash payment in the amount of $166,425 (calculated as the average of the amounts paid for his 2011 and 2012 corporate bonuses and the full bonus he would have received in 2013 if he had been employed on the payout date) and vesting of all unvested equity awards. These amounts are payable on a single-trigger basis and the payments are not conditioned upon any additional events.

The Board of Directors recommends that you vote “FOR” the proposal to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to the named executive officers of Cbeyond in connection with the Merger.

PROPOSAL NO. 3—ADJOURNMENT OF THE ANNUAL MEETING

If there are insufficient votes at the time of the annual meeting to approve the proposal to adopt the Merger Agreement, Cbeyond may propose to adjourn the annual meeting for the purpose of soliciting additional votes to approve the proposal to adopt the Merger Agreement. In the event there are present, in person or by proxy, sufficient votes by the Cbeyond stockholders to approve the proposal to adopt the Merger Agreement, Cbeyond does not anticipate that it will adjourn or postpone the annual meeting. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given unless the adjournment is for more than 30 days or Cbeyond is required to change the record date. Any adjournment of the annual meeting for the purpose of soliciting additional votes to approve the Merger Agreement will allow Cbeyond’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the annual meeting, as adjourned or postponed.

The Board of Directors recommends that you vote “FOR” the approval of the adjournment of the annual meeting, if necessary, to solicit additional votes to approve the proposal to adopt the Merger Agreement.

IMPORTANT INFORMATION ABOUT CBEYOND

Cbeyond is a Delaware corporation with principal executive offices at 320 Interstate North Parkway, Suite 500, Atlanta, Georgia 30339. Cbeyond’s telephone number is (678) 424-2400. Cbeyond was founded in 1999. Cbeyond is the technology ally for small and mid-sized businesses. Cbeyond enables its customers to focus on their core business activities by shifting the burden of information technology infrastructure management to Cbeyond. Cbeyond delivers cloud-based services, communications services, and network connectivity through award-winning enterprise data centers and a private, all-Internet Protocol. Cbeyond is a technology service provider with a long history of delivering technology and service innovation for small and mid-sized businesses.

Market Price and Dividend Data

Cbeyond’s common stock is traded on NASDAQ under the symbol “CBEY”. The tables below show, for the periods indicated, the high and low trading sales prices for shares of Cbeyond’s common stock, as reported by NASDAQ.

	High	Low
Year Ending December 31, 2014
Second Quarter (through June 4, 2014)	$9.99	$6.61
First Quarter	$7.95	$6.33
Year Ended December 31, 2013
First Quarter	$9.35	$6.85
Second Quarter	$9.60	$7.03
Third Quarter	$9.20	$5.83
Fourth Quarter	$7.12	$5.39
Year Ended December 31, 2012
First Quarter	$9.42	$7.20
Second Quarter	$8.05	$5.61
Third Quarter	$10.19	$6.40
Fourth Quarter	$10.11	$6.65
Year Ended December 31, 2011
First Quarter	$16.34	$11.41
Second Quarter	$14.74	$11.31
Third Quarter	$13.84	$6.97
Fourth Quarter	$8.53	$5.75

The closing price of Cbeyond’s common stock on NASDAQ on April 17, 2014, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $7.08. The closing price of Cbeyond’s common stock on NASDAQ on November 5, 2013, the last trading day prior to Cbeyond’s public announcement that it was exploring strategic alternatives, was $6.36. The closing price of Cbeyond’s common stock on NASDAQ on June 4, 2014, the last practicable trading day before the printing of this proxy statement was $9.94. You are encouraged to obtain current market quotations for Cbeyond’s common stock in connection with voting your shares of Cbeyond common stock.

The number of Cbeyond stockholders of record on June 2, 2014 was approximately 48.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table provides summary information regarding beneficial ownership of Cbeyond’s outstanding capital stock as of June 2, 2014, for:

•	Each person or group who beneficially owns more than 5% of Cbeyond’s capital stock on a fully diluted basis;

•	Each of the named executive officers named in the Summary Compensation Table;

•	Each of Cbeyond’s directors and nominees to become a director; and

•	All of Cbeyond’s directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of Cbeyond common stock held by them. For purposes of this table, the number of shares of Cbeyond common stock outstanding as of June 2, 2014 is deemed to be 32,444,174. Unless otherwise noted, the address for each director and executive officer is c/o Cbeyond, Inc., 320 Interstate North Parkway, Atlanta, Georgia 30339.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
Executive Officers and Directors
James F. Geiger(1)	1,392,921	4.20%
John R. Fugate(2)	454,082	1.39%
N. Brent Cobb(3)	290,393	*
Joseph A. Oesterling(4)	215,225	*
Christopher C. Gatch(5)	238,460	*
Kevin Costello(6)	78,296	*
Jonathan Crane(7)	26,821	*
Martin Mucci(8)	100,699	*
David A. Rogan(9)	144,687	*
Marvin Wheeler(10)	26,821	*
Bonnie P. Wurzbacher(11)	58,805	*
All directors and executive officers as a group(15 persons)	3,418,787	10.06%

Beneficial owners of 5% or more
BlackRock, Inc.(12)	2,744,479	8.46%

*	Denotes less than 1% beneficial ownership

(1)	Includes options to purchase 715,558 shares of Cbeyond common stock and 96,358 restricted shares (of which 37,500 restricted shares are performance restricted shares granted to the executive on February 13, 2014 and included assuming a “maximum” level of performance). For more information about these performance restricted shares, see the section entitled “The Merger—Interests of Cbeyond’s Directors and Executive Officers in the Merger” beginning on page 57 of this proxy statement.

(2)	Includes options to purchase 223,294 shares of Cbeyond common stock and 77,437 restricted shares (of which 37,500 restricted shares are performance restricted shares granted to the executive on February 13, 2014 and included assuming a “maximum” level of performance). For more information about these performance restricted shares, see the section entitled “The Merger—Interests of Cbeyond’s Directors and Executive Officers in the Merger” beginning on page 57 of this proxy statement.

(3)	Includes options to purchase 144,215 shares of Cbeyond common stock and 55,114 restricted shares (of which 21,000 restricted shares are performance restricted shares granted to the executive on February 13, 2014 and included assuming a “maximum” level of performance). For more information about these performance restricted shares, see the section entitled “The Merger—Interests of Cbeyond’s Directors and Executive Officers in the Merger” beginning on page 57 of this proxy statement.

(4)	Includes options to purchase 160,089 shares of Cbeyond’s common stock and 14,966 restricted shares.

(5)	Includes options to purchase 125,400 shares of Cbeyond common stock and 48,980 restricted shares (of which 21,000 restricted shares are performance restricted shares granted to the executive on February 13, 2014 and included assuming a “maximum” level of performance). For more information about these performance restricted shares, see the section entitled “The Merger—Interests of Cbeyond’s Directors and Executive Officers in the Merger” beginning on page 57 of this proxy statement.

(6)	Includes 15,000 restricted shares of Cbeyond’s common stock.

(7)	Includes 15,000 restricted shares of Cbeyond’s common stock.

(8)	Includes options to purchase 13,142 shares of Cbeyond’s common stock and 15,000 restricted shares.

(9)	Includes options to purchase 38,865 shares of Cbeyond’s common stock and 15,000 restricted shares.

(10)	Includes 15,000 restricted shares of Cbeyond’s common stock.

(11)	Includes 15,000 restricted shares of Cbeyond’s common stock.

(12)	Includes 2,744,479 shares beneficially owned by BlackRock, Inc. including 2,674,405 shares with sole voting power as reported on Schedule 13G/A filed on January 10, 2014. BlackRock’s address is 40 East 52nd Street, New York, NY 10022.

PROPOSAL NO. 4—ELECTION OF CLASS III DIRECTORS

Cbeyond’s Board currently comprises seven members divided into three classes. Each year at the annual meeting, the stockholders vote on the election of the members of the current expiring class, or other nominees, for a three year term of office. The term of office of the Class I directors expires at the 2015 annual meeting, the term of office of the Class II directors expires at the 2016 annual meeting, and the term of office of the Class III directors expires at this year’s annual meeting, or in any event at such time as their respective successors are duly elected and qualified or their earlier resignation, death, or removal from office.

Nominees for election to the Board shall be elected by a plurality of the votes cast by holders of the common stock present in person or by proxy at the annual meeting, each share being entitled to one vote.

In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of Cbeyond. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

The following table lists the Class III directors who have been nominated for election to serve until the annual meeting in 2017 and the Class I and II directors who will continue to serve until the annual meetings in 2015 and 2016, respectively:

Class I Directors (Term Expiring 2015)	Class II Directors (Term Expiring 2016)	Class III Directors (Term Expiring 2017)
Martin Mucci Bonnie P. Wurzbacher	David A. Rogan Jonathan Crane Marvin Wheeler	James F. Geiger Kevin Costello

Cbeyond’s Board has approved the nominations of Messrs. Geiger and Costello as Class III directors for election at the annual meeting to serve until the annual meeting in 2017 or until such time as their respective successors are elected and qualified or their earlier resignation, death, or removal from office.

Directors Subject to Election at the 2014 Annual Meeting of Stockholders

In addition to the information presented below regarding each nominee’s and continuing director’s specific experience, qualifications, attributes, and skills that led Cbeyond’s Board to the conclusion that they should serve as a director, Cbeyond also believes that all of its director nominees have a reputation for integrity, honesty, and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Cbeyond and its Board. Finally, Cbeyond values their significant executive leadership experience derived from, among other things, their service as executives of large corporations and their experience on other public company boards of directors and board committees.

James F. Geiger	(Director since 1999)

Mr. Geiger, age 55, has been Cbeyond’s Chairman, President and Chief Executive Officer since he founded Cbeyond in 1999. Prior to founding Cbeyond, Mr. Geiger was Senior Vice President and Chief Marketing Officer of Intermedia Communications. Mr. Geiger was also in charge of Digex, Intermedia’s complex web-hosting organization, since acquisition and until just prior to its carve-out IPO. Before joining Intermedia, Mr. Geiger was a founding principal and CEO of FiberNet, a metropolitan area network provider, sold to Intermedia in 1996. In the 1980s Mr. Geiger held various sales and marketing management positions at Frontier Communications, Inc. He began his career at Price Waterhouse (now PricewaterhouseCoopers LLP) and received a bachelor’s degree in accounting and pre-law from Clarkson University. In addition, Mr. Geiger serves on the Board of Trustees of the Marist School, an independent Catholic School of the Marist Fathers and Brothers, the

Executive Advisory Board of the Cox School of Business at Southern Methodist University, the TMT advisory board of Madison Dearborn Partners and the Board of Directors of ReachLocal, a public company headquartered in Woodland Hills, CA, focused on online advertising and search optimization for small businesses. He also serves as chair of the Audit Committee for the Board of Directors of ReachLocal. In 2011, Mr. Geiger was selected to the board of councilors of the Carter Center in Atlanta, an organization that is committed to advancing peace and health worldwide, and most recently as a member of the Business Advisory Group for Georgia Senatorial Candidate Michelle Nunn’s campaign. He is the founder of Cbeyond and has successfully led Cbeyond and the Board since Cbeyond’s inception. The Board selected Mr. Geiger to serve as director because he provides day-to-day leadership as the current CEO of Cbeyond which gives him intimate knowledge of Cbeyond’s operations. Further, Mr. Geiger brings extensive historical perspective to his role as well as extensive knowledge and experience in the industry; he has the experience and commitment necessary to ensure Cbeyond enjoys continued success and maintains its dedication to its core values, strategies, and strengths.

Kevin Costello	(Director since 2010)

Mr. Costello, age 52, recently retired as President of Ariba, Inc. In that role, he executed the strategy and vision that transformed Ariba into the leading global provider of cloud computing and commerce management solutions. Mr. Costello was charged with directing all of Ariba’s integrated global commercial units including sales, marketing, professional services, channels, and The Ariba Network. He is regarded in that market as a leader in the Software as a Service (or “SaaS”) space with a focus on providing solutions that deliver immediate benefit through network enabled capabilities. Mr. Costello brings over 25 years of consulting and advisory experience in helping companies improve their competitive position through the use of technology, strategy and services that deliver sustaining results. Prior to joining Ariba, Mr. Costello served in multiple senior management positions during his 18-year tenure with Andersen Business Consulting. His role as a Global Managing Partner included responsibility for supply chain, advanced technologies, and customer relationship management solutions. Mr. Costello holds a bachelor of science degree from the University of Illinois and is a Certified Public Accountant. Mr. Costello’s key qualifications as a director include his extensive knowledge of the SaaS marketplace and his executive experience with Ariba, a leading SaaS company with a business model that is complimentary to Cbeyond’s business model and is focused squarely in the direction Cbeyond is moving as it expands its data center operations to deliver Infrastructure as a Service (or “IaaS”) and SaaS to small and medium-sized businesses across the country. Mr. Costello’s background and experience give him unique insights into Cbeyond’s challenges, opportunities and operations.

The two nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked otherwise, proxies received will be voted “FOR” the election of each of the nominees named above. For purposes of the election of directors, broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

The Board of Directors recommends that you vote “FOR” the election of each named nominee for Class III director.

Directors Continuing in Office

Jonathan Crane	(Director since 2012)

Jonathan Crane, age 64, has been a technology industry leader for more than 35 years with significant cloud experience. Mr. Crane is currently the Chief Commercial Officer at IPsoft, where he is responsible for overall growth strategies. Before joining IPsoft he served as President and Chairman of the board at Savvis, overseeing significant expansion of the company’s cloud business including a comprehensive redirection of its sales organization and its marketing focus. Prior to Savvis he rejoined a troubled Worldcom as Chief Strategy Officer and led the company out of bankruptcy. Earlier in his career Crane held numerous executive positions in corporations such as Lightstream, Marcam Solutions, MCI, and ROLM. Mr. Crane received his Bachelor of Arts degree from Dartmouth College, and he is a current director of the Eleazar Wheelock Society, a non-profit dedicated to furthering the interests, welfare, and educational purposes of the college. Mr. Crane’s key qualifications as a director include his extensive knowledge of the IaaS marketplace and his executive experience with Savvis, a leading IaaS company; this background is particularly valuable as Cbeyond moves through its strategic evolution to focus on providing managed infrastructure services to small and medium sized businesses. Mr. Crane’s deep telecom background paired with his experience in selling and delivering IaaS give him unique insights into the challenges and opportunities Cbeyond faces today as well as the ability to provide meaningful input into sales, marketing and operational issues.

Martin Mucci	(Director since 2008)

Mr. Mucci, age 55, is President & CEO of Paychex, Inc., a leading provider of payroll, human resource, and benefit outsourcing solutions for small and medium sized businesses serving over 564,000 clients generating over $2 billion in annual revenues. Prior to being appointed CEO in 2010, Mr. Mucci was Senior Vice President of Operations for Paychex and responsible for all operations and customer service as well as product management and information technology functions. Prior to joining Paychex, Mr. Mucci was the CEO of Frontier Telephone of Rochester and president of telephone operations with responsibility for the operations, customer service, and financial performance of Frontier’s local telephone companies. Mr. Mucci holds a bachelor’s degree in accounting from St. John Fisher College in Rochester, New York and received an MBA through the University of Rochester’s William E. Simon Graduate School of Business. In 2007, he completed a two-year term as Chairman of the Rochester Business Alliance Board of Directors where he remains a member of the Board of Directors and Executive Committee. He is an immediate past Chairman of the St. John Fisher College Board of Trustees. Mr. Mucci also serves on the Federal Reserve Bank of New York Upstate Advisory Board. In 1999, Mr. Mucci received the Excellence in Management Award from St. John Fisher College in recognition of his professional accomplishments in business and service to his community. Mr. Mucci’s key qualifications as a director include his extensive knowledge of the telecommunications marketplace, his executive experience with a large telecommunications company, and his position as CEO of Paychex, a public company with a business model that is similar and complimentary to Cbeyond’s business model, which gives him unique insights into Cbeyond’s challenges, opportunities, and operations.

David A. Rogan	(Director since 2006)

Mr. Rogan, age 56, has been retired since August 2009. Prior to his retirement, Mr. Rogan was Vice President of Cisco Systems, Inc. He was responsible for managing Cisco’s growing, global captive financial services company and wholly-owned subsidiary, Cisco Systems Capital, where he also served as its President and General Manager. Mr. Rogan previously served as Vice President, Treasurer for Cisco Systems and was responsible for worldwide treasury needs which include: funding and project financing; portfolio management; day-to-day cash management; risk management; global bank relations; foreign exchange and interest rate risk management; and stock administration. Prior to joining Cisco, Mr. Rogan was the Assistant Treasurer at Apple Computer, Inc. for more than four years, where his major responsibilities were worldwide funding, investments, and financial market risk management. He also spent more than five years with General Motors in New York in various treasury-related positions, most recently as Director of Foreign Exchange and International Cash Management. Mr. Rogan has a bachelor’s degree from the University of Connecticut and an MBA from the University of Chicago, Graduate School of Business. Mr. Rogan’s key qualifications as a director include his deep background in finance and accounting at public companies, his risk-management experience and his experience at Cisco, which is an important, long-term vendor of critical infrastructure equipment for Cbeyond.

Marvin Wheeler	(Director since 2012)

Marvin Wheeler, age 60, has significant experience in cloud hosting, data center operations, IT efficiency and IP services deployment. Most recently he served as chief operating officer and chief strategy officer of Terremark, where he was instrumental in growing the company from a startup to a global cloud company acquired by Verizon for $2 billion. Before joining Terremark, Mr. Wheeler spent 24 years at BellSouth managing data center and WAN/LAN Operations, in addition to directing some of the largest and most critical 24/7 operations centers in the Southeastern U.S. He has vast experience with key operational processes such as provisioning, maintenance, change management, and network reliability. He has served on the Intel Capital Advisory Board as well as the Microsoft Service Provider Advisory Board and held the positions of founding member, secretary, executive director, and chairman of the board of the Open Data Center Alliance, an independent IT consortium focused on growing cloud computing through open, interoperable standards. Mr. Wheeler currently serves as a member of the Department of Homeland Security’s National Security Telecommunications Advisory Committee (NSTAC) Secure Government Communications (SGC) Scoping Subcommittee. Mr. Wheeler has a degree in Business Administration with a concentration in marketing from the University of Florida. Mr. Wheeler’s key qualifications as a director include his extensive knowledge of the IaaS marketplace, his deep operational background with data centers, and his executive experience with Terremark, a leading IaaS company; this background is particularly valuable as Cbeyond moves through its strategic evolution to focus on providing managed infrastructure services to small and medium sized businesses from its own expanding data center operations. Mr. Wheeler provides Cbeyond with experience-based insights into the challenges and opportunities it faces today as well as meaningful input into operationalizing IaaS deployments and growing data center operations.

Bonnie P. Wurzbacher	(Director since 2011)

Mrs. Wurzbacher, age 57, has been retired since 2012. Prior to her retirement, she held various senior leadership roles at The Coca-Cola Company in sales, marketing, and management including: Senior Vice President, Global Customer & Channel Leadership; Vice President, Customer Strategy; Vice President, Southeast Area; Vice President McDonald’s Account; and Assistant Vice President, Education Market. In 2004, she was given responsibility for a $1.6 billion portfolio of global customers, new business acquisition, and the development of growth strategies for all key channels, working in close partnership with The Coca-Cola Company’s franchised bottling partners around the world. In January 2011, Mrs. Wurzbacher accepted a special assignment to help launch a global initiative called “5 BY 20” that will enable the economic empowerment of 5 million women by 2020 with a focus on improving the capabilities of women who own or operate small businesses in developing countries. A strong advocate for women in leadership, Mrs. Wurzbacher was a founding member of The Coca-Cola Company’s Global Advisory Councils for Customer and Commercial Leadership, and Women’s Leadership and Corporate Social Responsibility. Mrs. Wurzbacher graduated from Wheaton College (Illinois) with a B.A. in Education and later received her M.B.A. in General Management from Emory University in Atlanta. She currently serves as a Senior Advisor to World Vision, Inc., an Advisor to the D. Hastert Center for Economic and Public Policy at Wheaton College, and a trustee of Columbia Theological Seminary. She has also served on the boards of GFS Holdings, Inc., The Georgia Independent College Association, The Network of Executive Women, The March of Dimes, and the Wheaton College Board of Visitors. Mrs. Wurzbacher’s key qualifications as a director include her extensive experience in marketing and strategy at a world leader in these disciplines, a particularly valuable background at a time when Cbeyond is executing a significant strategic shift. Mrs. Wurzbacher’s life-long focus on sustainable and ethical business practices provides the Board with fresh insights into these critical areas, and her advocacy for women in leadership provides a valuable new perspective to both the Board and senior management.

CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND COMMITTEES

Meetings and Organization

During 2013, Cbeyond’s Board of Directors met eight times. Each director, during his or her term as director, attended at least 75% of the aggregate number of meetings of the Board and meetings of committees on which he or she served during 2013. During 2013, the Board of Directors had a standing Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, Technology and Innovation Committee, and Strategy Committee. Cbeyond encourages but does not require all of its directors to attend the annual meeting. Two directors attended the 2013 annual meeting, including Cbeyond’s CEO.

Code of Ethics

Cbeyond’s Code of Ethics (also referred to as Cbeyond’s Code of Conduct) may be found on Cbeyond’s website at ir.cbeyond.net/documents.cfm. Cbeyond shall provide a copy of the Code of Ethics without charge to any person who requests it by sending a request to Cbeyond in care of the Secretary of the Board.

Director Independence

The NASDAQ listing standards require that a majority of the members of the Board of Directors be independent. A director does not qualify as independent unless the Board of Directors determines that the director has no direct or indirect material relationship with Cbeyond. In assessing the independence of its members, the Board of Directors examined the commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships of each member. The Board of Directors’ inquiry extended to both direct and indirect relationships with Cbeyond. Based upon both detailed written submissions by its members and discussions regarding the facts and circumstances pertaining to each member, considered in the context of applicable rules and regulations of the SEC and the listing standards of NASDAQ, the Board of Directors has determined that all current directors and nominees and all of the persons who have served as directors during the year ended December 31, 2013 are independent, other than Mr. Geiger. In reviewing director independence, the Board determined that Mr. Rogan’s former position as an executive of Cisco Systems, Inc., a significant supplier of equipment, software, and services to Cbeyond, did not impair his independence as a director.

The Board’s Role in Risk Oversight

The Board of Directors’ role in Cbeyond’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to Cbeyond, including operational, financial, legal, regulatory, strategic, and reputational risks; further, the Board of Directors and management have established an enterprise risk management process to provide a comprehensive approach to assessing business, operational, financial, and environmental risks to Cbeyond. The full Board of Directors (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable the Board of Directors to understand Cbeyond’s risk identification, risk management, and risk mitigation strategies. When a committee receives the report, the Chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables to the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter and its responsibility to oversee Cbeyond’s compliance with legal and regulatory requirements, the Audit Committee discusses Cbeyond’s policies with respect to risk assessment and risk management.

The Board of Directors and management have established an enterprise risk management process to provide a comprehensive approach to assessing business, operational, financial, and environmental risks to Cbeyond. To date, Cbeyond’s process has not identified compensation policies and practices as a source of risk to Cbeyond. In addition, the Committee considers, in establishing and reviewing the executive compensation programs, whether the programs encourage unnecessary or excessive risk taking that are reasonably likely to have a material adverse effect on Cbeyond and has concluded that they do not. In particular, the Compensation Committee believes that the executive compensation programs do not encourage risk taking beyond Cbeyond’s ability to effectively identify and manage significant risks and are compatible with effective internal controls, risk management practices of Cbeyond, and the desire to focus executives on specific short-term goals important to Cbeyond’s success. The Compensation Committee also believes that long-term equity awards do not encourage unnecessary or excessive risk taking since the awards vest over a multi-year period and the ultimate value of the awards is tied to Cbeyond’s stock price.

Furthermore, the Compensation Committee believes that a number of the Company’s compensation policies and practices provide a source of risk mitigation to the Company, including:

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Its practice of providing a substantial portion of executive compensation in the form of long-term equity awards, which help to align executives’ interests with those of the Company’s long-term stockholders;

•	The broad participation of employees in the long-term equity award program, which serves to align employees’ interests with those of the Company’s long-term stockholders;

•	Its increasing use of performance-based equity awards for senior executive participants in its long-term equity award program

•	Its use of staggered and long-term equity vesting schedules to help ensure that executives have significant value tied to long-term stock price performance;

•	Its balance of cash and equity compensation, as well as the balance between stock options and full value shares in the equity compensation provided;

•	The right of the Committee to exercise discretion in approving and potentially modifying any recommended salary adjustments, bonus payments, or equity awards to executives;

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The broad participation of employees in its annual performance-based incentive awards and its use of consistent and objective performance criteria for all incentive compensation plan participants, both of which serve to align management and staff on achieving common goals;

•	Its stock ownership guidelines for the Board and senior executives; and

•	The anti-hedging and anti-pledging restrictions contained in its Insider Trading Policy.

Leadership Structure

Cbeyond’s Board of Directors is currently comprised of six independent directors and one employee director. As is a common practice among many public companies in the United States, the Board of Directors has appointed the Company’s Chief Executive Officer to serve as Chairman of the Board. Mr. Geiger has held both of these positions since his founding of the Company in 1999. In his position as CEO, Mr. Geiger has primary responsibility for the day-to-day operations of the Company and provides consistent leadership on the Company’s key strategic objectives. In his role as Chairman of the Board of Directors, he sets the strategic priorities for the Board of Directors, presides over its meetings and communicates its strategic findings and guidance to management. The Board of Directors believes that the combination of these two roles provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy and is important in unifying the Company’s strategy behind a single vision. In addition, the Company believes that its CEO is effective at managing the risks the Company faces and, in his role as Chairman, is able to facilitate the Board’s oversight of such risks.

Cbeyond recognizes that different board leadership structures may be appropriate for companies in different situations and believes that no one structure is suitable for all companies. Cbeyond believes that its current Board leadership structure is optimal for it because it demonstrates to Cbeyond’s employees, suppliers, customers, and other stakeholders that Cbeyond is under strong leadership, with a single person setting the tone and having primary responsibility for managing Cbeyond’s operations. Having a single leader for both Cbeyond and the Board of Directors eliminates the potential for confusion or duplication of efforts, and provides clear leadership for Cbeyond. Cbeyond believes Cbeyond, like many U.S. companies, has been well-served by this leadership structure. Based on these circumstances, Cbeyond’s Board of Directors has determined that its leadership structure is appropriate and does not warrant a lead independent director.

The Cbeyond Board of Directors conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for Cbeyond and its stockholders. Cbeyond’s Corporate Governance Guidelines provide the flexibility for the Board of Directors to modify or continue its leadership structure in the future, as it deems appropriate.

Criteria and Diversity

In considering whether to recommend any candidate for inclusion in the Board of Directors’ slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in Cbeyond’s Corporate Governance Guidelines. These criteria include the ability to make independent analytical inquiries, experience relevant to the success of a publicly-traded company, experience in Cbeyond’s industry and with relevant social policy concerns, understanding of Cbeyond’s business on a technical level, other board service, and educational and professional background. Each candidate nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness, and responsibility. Cbeyond’s Corporate Governance Guidelines specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation, and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Cbeyond believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board of Directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability, or any other basis proscribed by law.

Communication with Board Members

Although Cbeyond has no formal process by which stockholders may communicate directly to directors, it believes that the informal process, in which stockholder communications that are received by the Secretary for the Board of Directors’ attention, or summaries thereof, are forwarded to the Board of Directors, has served the Board’s and the stockholders’ needs. In view of the SEC’s disclosure requirements relating to this issue, the Nominating and Corporate Governance Committee may consider development of more specific procedures. Until any other procedures are developed and posted on Cbeyond’s corporate website, any communications to the Board of Directors should be sent to it in care of the Secretary of the Board.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. Crane and Mucci, both of whom are independent members of Cbeyond’s Board. Mr. Mucci serves as the chairman of this committee. Cbeyond has adopted a charter governing the activities of the Nominating and Corporate Governance Committee, which can be found on Cbeyond’s website at ir.cbeyond.net/charters.cfm. Pursuant to its charter, the Nominating and Corporate Governance Committee’s responsibilities include identifying individuals qualified to become Board members, recommending to the Board director nominees to fill vacancies in the membership of the Board as they occur and, prior to each annual meeting of stockholders, recommending director nominees for election at such meeting, making recommendations to the Board concerning the composition and organization of the Board, including the composition of Board committees, conducting succession planning regarding the Chief Executive Officer and other senior officer positions of Cbeyond, and overseeing the Board in its annual performance review. The Nominating and Corporate Governance Committee also develops and recommends to the Board corporate governance principles applicable to Cbeyond. Board candidates are considered based upon various criteria, such as knowledge, perspective, professional and personal integrity, experience in corporate management, experience in the relevant industry, mature business judgment, relevant specific industry, social policy or regulatory affairs knowledge, and any other factors appropriate in the context of an assessment of the Nominating and Corporate Governance Committee’s understood needs of the Board at that time.

The Nominating and Corporate Governance Committee has the sole authority to retain, compensate, and terminate any search firm or firms to be used in connection with the identification, assessment, or engagement of directors and director candidates. The Nominating and Corporate Governance Committee considers proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. Cbeyond has not adopted a formal process because it believes that the informal consideration process has been adequate. The Nominating and Corporate Governance Committee intends to review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a proposed name for Board consideration, the name of that nominee and related personal information should be forwarded to the Nominating and Corporate Governance Committee, in care of the Secretary of the Board, not earlier than 90 calendar days but not later than 70 calendar days in advance of the first anniversary of the preceding year’s annual meeting, in order to assure time for meaningful consideration by the Nominating and Corporate Governance Committee. See also “Notice of Stockholder Business and Nominations” of Cbeyond’s Bylaws for the process of submitting proposals.

The Nominating and Corporate Governance Committee met four times during 2013.

Compensation Committee

The Compensation Committee currently consists of Mrs. Wurzbacher and Messrs. Costello and Wheeler (who replaced Mr. Rogan as a member of the Compensation Committee on February 13, 2013), each of whom is independent in accordance with the applicable rules and regulations of the SEC and Nasdaq. Mr. Costello serves as the chairman of this committee. Cbeyond has adopted a charter governing the activities of the Compensation Committee, which is available on Cbeyond’s website at ir.cbeyond.net/charters.cfm. The Compensation Committee is responsible for determining compensation for executive officers and other employees and administering the compensation programs (described further under the caption “Executive Compensation—Compensation Discussion and Analysis”). The Compensation Committee retains Cook as an advisor and has reviewed the independence of Cook and determined that no conflicts of interest exists. The Compensation Committee met eight times during 2013.

Compensation Committee Interlocks and Insider Participation

During 2013:

•	The Compensation Committee was comprised of Mrs. Wurzbacher and Messrs. Rogan, Costello, and Wheeler (who replaced Mr. Rogan as a member of the Compensation Committee on February 13, 2013);

•	None of the members of the Compensation Committee was an officer (or former officer) or employee of Cbeyond or its subsidiary;

•

None of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with Cbeyond or its subsidiary in which the amount involved exceeded $120,000;

•

None of Cbeyond’s executive officers served on the Compensation Committee (or another Board committee with similar functions) of any entity where one of that entity’s executive officers served on Cbeyond’s Compensation Committee;

•	None of Cbeyond’s executive officers was a director of another entity where one of that entity’s executive officers served on Cbeyond’s Compensation Committee; and

•

None of Cbeyond’s executive officers served on the Compensation Committee (or another board committee with similar functions) of another entity where one of that entity’s executive officers served as a director on Cbeyond’s Board of Directors.

Technology and Innovation Committee

The Technology and Innovation Committee currently consists of Messrs. Rogan, Crane, and Wheeler, each of whom is independent in accordance with the applicable rules and regulations of the SEC and Nasdaq. Mr. Rogan serves as the chairman of this committee. Cbeyond has adopted a charter governing the activities of the Technology and Innovation Committee, which is available on Cbeyond’s website at ir.cbeyond.net/charters.cfm. The Technology and Innovation Committee is responsible for assisting Cbeyond’s Board of Directors and management team in achieving Cbeyond’s mission in a variety of ways, including review and analysis of emerging technologies, product road map review, and strategic planning input. The Technology and Innovation Committee met three times during 2013.

Strategy Committee

In October 2013, Cbeyond’s Board of Directors formed a Strategy Committee to explore ways to accelerate Cbeyond 2.0 growth and explore strategic alternatives to enhance stockholder value more quickly than by pursuing Cbeyond’s organic growth and transformation. The alternatives under review included acquisitions designed to accelerate Cbeyond’s strategic transformation and the visibility of Cbeyond’s cloud services, joint ventures and other financing and strategic arrangements, and a business combination or sale of Cbeyond.

The Strategy Committee currently consists of Messrs. Rogan, Crane, and Wheeler, each of whom is independent in accordance with the applicable rules and regulations of the SEC and NASDAQ. The Committee does not currently have a chairman. The Strategy Committee met four times during 2013.

On April 19, 2014, Cbeyond entered into a definitive agreement to be acquired by Birch Communications, Inc. As a result, the Board of Directors does not expect to require the services of the Strategy Committee subsequent to that date.

COMPENSATION OF DIRECTORS

Compensation of Directors

The Compensation Committee periodically engages Frederic W. Cook & Co. (or “Cook”) to review Cbeyond’s policies for non-employee director compensation. The compensation for Cbeyond’s directors was set based on comparative data provided by Cook. Generally, Cbeyond uses a combination of cash and share-based incentive compensation to attract qualified candidates to serve on the Board and to compensate the directors for services provided. Cbeyond has designed its compensation to be more heavily weighted towards equity to align the compensation of non-employee directors with long-term stockholder interests. The Committee periodically benchmarks director compensation levels, most recently in 2013, at which time Cook indicated that Cbeyond’s director compensation levels approximated the median of its executive compensation peer group practice (refer to page 107 for a description of Cbeyond’s peer group). The compensation program for the members of the Board of Directors has remained unchanged since 2010.

In 2013, Cbeyond paid its non-employee Board members annual retainers of $25,000 for Board membership, $15,000 for Audit Committee Chairmanship, $10,000 each for Nominating Committee, Technology and Innovation Committee, and Compensation Committee chairmanships, and $5,000 for non-chair membership on each committee. In addition to membership fees, in 2013, each non-employee director received $1,000 for each board meeting attended in person and $500 for each board meeting attended telephonically. Cbeyond does not provide additional compensation for attendance of directors at committee meetings. Cbeyond fully reimburses non-employee directors for all reasonable expenses they incur to attend Board and/or committee meetings.

Cbeyond also provides the non-employee Board members with initial equity grants upon their commencement of service on the Board of Directors and annual equity grants as part of their annual compensation. Cbeyond’s policy is to provide each new director his or her initial grant at the next meeting of the committee in which equity grants are made following his or her election or appointment to the Board. The annual equity grant for directors occurs on the date of each annual meeting, which generally occurs in June of each year. Cbeyond’s equity compensation for non-employee directors consists of an initial grant of restricted stock with a value of $100,000 and an annual grant of restricted stock with a value of $200,000, limited to no more than 15,000 shares per director per annual grant. Based on Cbeyond’s stock price on the grant date, the 15,000 share limit was operable for the June 2013 grant, and the value of the restricted shares was $126,300, which was below the intended value. For 2014, the Compensation Committee increased the limit to 20,000 shares per director (not to exceed a value of $200,000 on the grant date). These awards vest one year from the date of grant. Any additional future equity awards to directors are within the discretion of the Board of Directors.

In the Merger Agreement, Cbeyond agreed to reduce the annual grant of restricted stock to each non-employee director for 2014 to 15,000 shares to each non-employee director, consistent with the number of shares awarded in 2013. These grants represent the ordinary course annual grants to which the non-employee directors are entitled for 2014 and are expected to be granted on June 7, 2014. The restricted shares will vest on the first anniversary of the date of grant, provided that, in the event of the closing of the Merger, a pro-rated portion of the awards will vest and any remaining restricted shares subject to these awards will be forfeited to Cbeyond immediately prior to the closing of the Merger.

Cbeyond’s formal stock ownership guidelines require non-employee directors to hold shares of Cbeyond stock valued at three times their annual cash retainer. All directors are in compliance with the stock ownership requirement.

2013 Director Compensation Table

The following table provides compensation information for non-employee directors for the year ended December 31, 2013.

Name*	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Kevin Costello	41,958	126,300	168,258
Jonathan Crane	41,318	126,300	167,618
D. Scott Luttrell(3)	19,764	—	—
Martin Mucci	44,868	126,300	171,168
David A. Rogan	62,458	126,300	188,758
Larry D. Thompson(4)	6,217	—	6,217
Marvin Wheeler	37,458	126,300	163,758
Bonnie P. Wurzbacher	36,000	126,300	162,300

*	James F. Geiger, Cbeyond’s Chairman, President, and CEO is not included in this table as he is an employee of Cbeyond and thus receives no compensation for his services as a director. The compensation received by Mr. Geiger as an employee of Cbeyond is shown in the Summary Compensation Table below.

(1)	Amounts include annual retainer, committee membership and chairmanship fees, and meeting fees earned by Cbeyond’s directors during the year ended December 31, 2013.

(2)	Amounts include the grant date fair value of Stock Awards calculated in accordance with ASC 718, Stock Compensation granted pursuant to Cbeyond’s Equity Incentive Award Plan (or “Equity Incentive Plan”). Assumptions used in the calculation of this amount are included in footnote 13 to Cbeyond’s audited financial statements for the year ended December 31, 2013 included in Cbeyond’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2014. As of December 31, 2013, each director has the following number of unvested stock awards and options outstanding, respectively: Kevin Costello, 15,000 and 0; Jonathan Crane, 15,000 and 0; Scott Luttrell, 0 and 0; Martin Mucci, 15,000 and 13,142; David A. Rogan, 15,000 and 38,865; Larry D. Thompson, 0 and 0; Marvin Wheeler, 15,000 and 0; and Bonnie Wurzbacher, 15,000 and 0.

(3)	D.Scott Luttrell, a Class I Director, retired from the Board following the conclusion of Cbeyond’s annual meeting held on June 7, 2013.

(4)	Larry D. Thompson, a Class II Director, retired from the Board effective on March 4, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Cbeyond’s officers and directors, and persons who own more than ten percent of a registered class of Cbeyond’s stock to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than ten percent stockholders are required by SEC regulation to furnish Cbeyond with copies of all Section 16(a) reports they file. Based on its records and other information, Cbeyond believes that all Section 16(a) filing requirements applicable to its directors and executive officers for 2013 were timely met except for one report filed on behalf of each NEO.

PROPOSAL NO. 5—RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Audit Committee has reappointed Ernst & Young LLP as Cbeyond’s independent registered public accounting firm to audit Cbeyond’s financial statements for the fiscal year ending December 31, 2014, and has further directed that the Board of Directors submit the selection of independent auditor for ratification by the stockholders at the annual meeting.

A representative of E&Y is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to questions.

The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by Cbeyond’s independent registered public accounting firm. Under this policy, the Audit Committee has specified categories of audit services, audit-related services and tax services that are pre-approved, subject to appropriate documentation and other requirements. In addition, the Audit Committee has specified categories of other services that Cbeyond’s independent registered public accounting firm is precluded from providing to Cbeyond. In the event that ratification of this selection of the independent registered public accounting firm is not approved by a majority of the shares of common stock voting thereon, the Audit Committee will review its future selection of Cbeyond’s independent registered public accounting firm.

If the Cbeyond stockholders approve Proposal No. 1 to adopt the Merger Agreement and the Merger is completed, Cbeyond will become a wholly-owned subsidiary of Birch at the effective time of the Merger. Accordingly, if the Cbeyond Stockholders approve Proposal No. 1, the effect of any vote on Proposal No. 5 will continue until the effective time of the Merger.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of E&Y as Cbeyond’s Independent Auditor for fiscal year 2014.

AUDIT MATTERS

Audit Committee

Cbeyond’s standing Audit Committee consists of Messrs. Rogan, Mucci, and Costello, each of whom is independent as the term “independence” is defined in the applicable listing standards of Nasdaq and Rule 10A-3 under the Exchange Act. Mr. Rogan serves as the Audit Committee chairman. Based on his extensive experience as a financial executive of publicly traded companies, the Board has determined that Mr. Rogan qualifies as an audit committee financial expert, as that term is defined in SEC rules and any similar requirements of NASDAQ. The responsibilities of the Audit Committee include:

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Appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit or non-audit services;

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Oversight of Cbeyond’s independent registered public accounting firm, including reviewing the independence and quality control procedures and the experience and qualifications of Cbeyond’s independent registered public accounting firm’s senior personnel that are providing Cbeyond audit services;

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Meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

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Reviewing financing plans, the adequacy and sufficiency of Cbeyond’s financial and accounting controls, practices and procedures, the activities and recommendations of Cbeyond’s independent registered public accounting firm and Cbeyond’s reporting policies and practices, and reporting recommendations to the Board for approval;

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Establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	Preparing the reports required by the rules of the SEC to be included in Cbeyond’s annual proxy statement.

The Audit Committee met nine times during 2013. The charter of the Audit Committee may be located on Cbeyond’s website at ir.cbeyond.net/charters.cfm.

Audit Committee Report

The Audit Committee has reviewed and discussed with management Cbeyond’s audited consolidated financial statements as of and for the year ended December 31, 2013.

The Audit Committee has discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed with the Audit Committee by the American Institute of Certified Public Accountants and the Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board, and have discussed with Ernst & Young LLP their independence, including the written disclosures and letter required by Rule 3526 of the Public Company Accounting Oversight Board.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in Cbeyond’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the Securities and Exchange Commission.

The Audit Committee:

David A. Rogan, Chairman

Martin Mucci

Kevin Costello

Independent Auditor’s Fees

The following table presents fees for professional audit services rendered by Cbeyond’s independent auditor, E&Y, for the audit of Cbeyond’s annual financial statements for fiscal 2013 and fiscal 2012, and fees billed for other services rendered by the independent auditor during those periods.

	Fiscal 2013 ($)	Fiscal 2012 ($)
Audit Fees(1)	1,149,693	1,067,292
Audit-Related Fees	—	—
Tax Fees(2)	52,542	36,860
All Other Fees	—	58,633
Total	1,202,235	1,162,785

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audit services.

(2)	Tax fees were principally for services related to domestic and international tax compliance and reporting, including services related to expatriate tax compliance.

Policy on Audit Committee Pre-Approval of Services

The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by Cbeyond’s independent registered public accounting firm. Under this policy, the Audit Committee has specified categories of audit services, audit-related services and tax services that are pre-approved, subject to appropriate documentation and other requirements. In addition, the Audit Committee has specified categories of other services that Cbeyond’s independent registered public accounting firm is precluded from providing to Cbeyond.

EXECUTIVE OFFICERS

Set forth below are the names, business experience, principal occupations and employment and ages of Cbeyond’s executive officers.

James F. Geiger, age 55, has been Cbeyond’s Chairman, President and Chief Executive Officer since he founded Cbeyond in 1999. Prior to founding Cbeyond, Mr. Geiger was Senior Vice President and Chief Marketing Officer of Intermedia Communications. Mr. Geiger was also in charge of Digex, Intermedia’s complex web-hosting organization, since acquisition and until just prior to its carve-out IPO. Before joining Intermedia, Mr. Geiger was a founding principal and CEO of FiberNet, a metropolitan area network provider, sold to Intermedia in 1996. In the 1980s Mr. Geiger held various sales and marketing management positions at Frontier Communications, Inc. He began his career at Price Waterhouse (now PricewaterhouseCoopers LLP) and received a bachelor’s degree in accounting and pre-law from Clarkson University. In addition, Mr. Geiger serves on the Board of Trustees of the Marist School, an independent Catholic School of the Marist Fathers and Brothers, the Executive Advisory Board of the Cox School of Business at Southern Methodist University, the TMT advisory board of Madison Dearborn Partners and the Board of Directors of ReachLocal, a public company headquartered in Woodland Hills, CA, focused on online advertising and search optimization for small businesses. He also serves as chair of the Audit Committee for the Board of Directors of ReachLocal. In 2011, Mr. Geiger was selected to the board of councilors of the Carter Center in Atlanta, an organization that is committed to advancing peace and health worldwide, and most recently as a member of the Business Advisory Group for Georgia Senatorial Candidate Michelle Nunn’s campaign. He is the founder of Cbeyond and has successfully led Cbeyond and the Board since Cbeyond’s inception. The Board selected Mr. Geiger to serve as director because he provides day-to-day leadership as the current CEO of Cbeyond which gives him intimate knowledge of Cbeyond’s operations. Further, Mr. Geiger brings extensive historical perspective to his role as well as extensive knowledge and experience in the industry; he has the experience and commitment necessary to ensure Cbeyond enjoys continued success and maintains its dedication to its core values, strategies, and strengths.

J. Robert Fugate, age 53, has been Cbeyond’s Executive Vice President, Chief Financial Officer, and Secretary since 2000. Mr. Fugate leads Cbeyond’s financial and accounting operations, investor relations, and legal and regulatory affairs and is a founder of Cbeyond. From 1988 until the founding of Cbeyond, Mr. Fugate served as chief financial officer for several communications and technology companies, including Splitrock Services, Inc., a nationwide Internet and data network services provider, and Mobile Telecommunication Technologies Corp. (later SkyTel Communications Corp.), or Mtel, an international provider of wireless data services. Prior to joining Cbeyond, Mr. Fugate oversaw numerous public securities offerings, as well as other financial transactions, and was previously an investment banker at Prudential-Bache Securities. He began his career at Mobile Communications Corporation of America. Mr. Fugate serves on the board of directors of the Adaptive Learning Center, a non-profit organization that assists children with developmental disabilities. Mr. Fugate received an MBA from Harvard Business School and a bachelor’s degree from the University of Mississippi.

N. Brent Cobb, age 44, joined Cbeyond in 2005 and serves as Cbeyond’s Executive Vice President of Enterprise Solutions, responsible for the revenue growth and customer life-cycle of Cbeyond’s most valuable customers. His teams focus on marketing and selling to Cbeyond’s 2.0 target prospects and customers with inside and outside sales resources while providing a highly differentiated on-boarding and support service model. Previously, Mr. Cobb has managed sales, marketing, customer operations, network planning, network operations, account management, and was the general manager of the mobile product line. Prior to joining Cbeyond, Mr. Cobb was the founder and executive vice president of strategy and business development of SK-EarthLink, a joint venture between SK Telecom and EarthLink, Inc. He also held a variety of senior management positions at EarthLink, Inc. including vice president and general manager, primarily in the wireless and Internet appliance business units. He also has direct sales, marketing, and managed consulting experience. Mr. Cobb has a bachelor’s degree in mechanical engineering from Clemson University and an MBA from the Goizueta Business School at Emory University.

Christopher C. Gatch, age 42, is Cbeyond’s Executive Vice President and Chief Technical Officer. Mr. Gatch joined Cbeyond in 1999 as Vice President of Business Development, and later served as Vice President of Product Development, Vice President of Engineering, and Chief Technology Officer. Prior to co-founding Cbeyond, Mr. Gatch worked at Intermedia Communications, where his last role was senior director of strategic marketing, focusing on research and development of VoIP alternatives for the company. Mr. Gatch has a bachelor’s degree in computer engineering from Clemson University and a master’s degree in the management of technology from the Georgia Institute of Technology.

Henry C. Lyon, age 49, joined Cbeyond in 2004 and serves as Cbeyond’s Senior Vice President and Chief Accounting Officer. Prior to joining Cbeyond, Mr. Lyon was vice president and corporate controller and chief accounting officer for World Access, Inc., a provider of international long distance service focused on markets in Europe, from 2000 to 2004. Mr. Lyon also held positions as vice president and corporate controller for Nova Corporation, as principal for Broadstreet Development Company, LLC and as audit manager for Ernst & Young LLP. Mr. Lyon graduated from the University of Georgia in 1986 with a bachelor’s degree in Business Administration in Accounting.

Carrie A. Wheeler, age 46, joined Cbeyond in 2009 and serves as Cbeyond’s Senior Vice President and Chief Operating Officer. In this role, she is responsible for overseeing customer operations including Service Delivery, Customer Activations, Customer Care and Technical Support, Network Optimization, Field Services and Customer Satisfaction. She is also responsible for customer renewal and retention including programs, marketing, and profitability assurance for Cbeyond’s core base of customers. Prior to her role as COO, from

2010 to 2013 she served as Cbeyond’s Chief Information Officer responsible for Cbeyond’s overall Corporate Capital Investment Portfolio, Program Management Office, IT Strategy, BSS/OSS Application Development, online applications, all internal support systems, and Billing Operations. Prior to joining Cbeyond, Carrie held several IT and operational leadership positions at AT&T, BellSouth, MCI Communications, and Accenture. She is the 2014-2015 Chairman of the Technology Association of Georgia’s Education Collaborative (TAG-Ed) board of directors. In addition, she serves on the Georgia CIO Leadership Association’s Advisory Council and is an active member of Women in Technology. She obtained a bachelor’s degree in marketing and finance from Trinity University and a master’s degree in Business Administration from Southern Methodist University.

Paul Carmody, age 42, joined Cbeyond in 2012 and serves as Cbeyond’s Senior Vice President and Chief Marketing Officer, responsible for Cbeyond’s Marketing, Product, and various Sales Support organizations. Mr. Carmody joins Cbeyond with nearly two decades of IT marketing, product development and customer relations experience. Before joining Cbeyond, he served as the senior vice president of product management and business development at Internap, where he oversaw the company’s managed and cloud hosting, colocation, and enterprise IP and CDN units. Previously, Mr. Carmody was senior vice president of marketing, product and strategy at Broadlane. He also served as vice president of product development at Rackspace where he helped build its first official product team and standardized the go-to-market process. Mr. Carmody holds a bachelor’s degree from Princeton University and an MBA from Stanford University.

Timothy J. Myers Jr., age 44, is Cbeyond’s Senior Vice President and Chief Information Officer. He is responsible for the Technology and Operations strategy and execution that support the growth and transformation priorities of Cbeyond. His scope includes technology infrastructure, architecture and engineering, application development and delivery including platforms and systems (customer network, customer applications, cloud environments, internal OSS/BSS/BI applications, and data centers). Mr. Myers joined Cbeyond in 2012 as Vice President of Cloud Engineering and Development and later served as Senior Vice President of Infrastructure Platforms and Engineering. Prior to joining Cbeyond, Mr. Myers was Senior Vice President Enterprise Technology Infrastructure/Emerging Technologies for SunTrust Banks from 2002 to 2012. Mr. Myers also held positions as Chief Information Officer for AFY and various technical engineering and technology consulting roles since 1993. Mr. Myers began his technology career during five years of service in the United States Army and studied Criminal Justice at the University of Maryland and Central Texas College.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

Cbeyond’s Compensation Committee, which is referred to in this proxy statement as the Committee, of the Board has responsibility for establishing, administering. and upholding the Cbeyond’s compensation philosophy. The Committee ensures that the total compensation paid to Cbeyond’s executive officers with the rank of Vice President and above, which are referred to in this proxy statement, collectively, as the Senior Leadership Team, is fair, reasonable, and competitive. Generally, the types of compensation and benefits provided to Cbeyond’s Chief Executive Officer, Chief Financial Officer, and the other individuals included in the Summary Compensation Table, who refer to, collectively, as the named executive officers or NEOs, are similar to those provided to our other executive officers. Our NEOs in 2013 include the following officers:

•	James F. Geiger, Chairman, President and Chief Executive Officer;

•	J. Robert Fugate, Executive Vice President and Chief Financial Officer;

•	N. Brent Cobb, Executive Vice President and Chief Revenue Officer;

•	Joseph A. Oesterling, former Executive Vice President and Chief Network and Technology Officer; and

•	Christopher C. Gatch, Executive Vice President and Chief Technical Officer.

Executive Summary

Important 2013 compensation issues discussed in more detail below include the following:

•

Cbeyond’s Senior Leadership Team earned 53.5% of their 2013 annual corporate bonus, which was based solely on financial measures, with 60% based on revenue performance and 40% based on Adjusted EBITDA performance;

•	Part of the long-term incentive plan for NEOs includes an annual equity grant and 50% of the NEOs’ 2013 annual equity grant included performance-based vesting requirements.

•

CEO total compensation declined by 16% in 2013 as compared to 2012 and total compensation for all NEOs other than the CEO combined declined by 56% in 2013 as compared to 2012 due to below-target payouts under the annual bonus plan.

Overview of 2013 Cbeyond Performance

In 2013, Cbeyond continued the Cbeyond 2.0 business transformation, building market differentiation with Cbeyond’s unique ability to deliver converged network and cloud services to small and mid-sized business customers who lack large IT staffs. Cbeyond has focused on realigning its organization to match the market opportunity and has continued to drive for improved efficiency as it re-deploys its resources to support the growth of Cbeyond 2.0 services to new and existing customers while retaining its Cbeyond 1.0 customer base. To support Cbeyond’s strategy, it has transformed its direct sales force into a more consultative and experienced organization in order to better address the solutions required by technology dependent customers. Cbeyond has also broadened its channel partner relationships and believe that co-selling between its sales channels will be increasingly important to its success. In 2013, Cbeyond continued to improve and expand its products and capabilities, which include offering managed services and professional services to its customers. Cbeyond also continues to increase its capabilities to serve a significant number of its customers with Metro Ethernet and have added new wholesale bandwidth partners to provide the symmetrical Ethernet connections Cbeyond’s customers need. By the end of 2013, Cbeyond had lit fiber connections to 507 buildings to supplement its third-party provided Ethernet connections with Cbeyond’s own fiber in buildings where Cbeyond has existing customer density and multiple customer prospects. Upfront costs associated with Cbeyond’s Metro Ethernet initiative are expected to be offset by significant access cost savings and competitive advantages over time.

Cbeyond’s revenue performance in 2013 was below the ambitious goals Cbeyond set for itself due to factors related to both its Cbeyond 1.0 and Cbeyond 2.0 sales efforts. Although Cbeyond 2.0 sales productivity steadily improved throughout the year, sales productivity and the pace of its improvement were below Cbeyond’s expectations. In addition, Cbeyond’s 1.0 customer churn rate was slightly higher than Cbeyond’s plan. Cbeyond’s Adjusted EBITDA performance in 2013 was below Cbeyond’s expectations primarily due to lower revenue than planned. However, 2013 ended, Cbeyond saw a number of positive signs:

•	Cbeyond’s 2.0 revenue was 18.6% of total revenue in the fourth quarter of 2013, versus 9.5% in the fourth quarter of 2012, a growth rate of 81.1%;

•	Cbeyond has a growing pipeline of Cbeyond 2.0 customers of larger size than Cbeyond’s typical historical customer;

•	The average revenue per customer location (or “ARPU”) of Cbeyond’s 2.0 customers continued to be approximately 80% higher than Cbeyond’s 1.0 customers; and

•	The churn rate of Cbeyond’s 1.0 customers appears to have stabilized while Cbeyond reduced the level of retention-related credits and discounts.

Cbeyond’s 2.0 strategy noted above was undertaken to better serve Cbeyond’s customers, differentiate Cbeyond in the competitive arena, exploit a significant differentiated market opportunity and return Cbeyond to growth. Cbeyond believes that, over time, these steps will improve the quality of its revenue by achieving higher levels of revenue per account, improve customer retention, improve profitability and, most importantly, lead to sustainable revenue growth. Furthermore, Cbeyond believes that its strategic decisions and its execution against its business goals will lead to increased stockholder value.

Overview of Compensation Program

Cbeyond’s compensation program is designed to provide incentives to grow Cbeyond’s revenues and Adjusted EBITDA while maintaining an appropriate level of capital expenditures to support that growth, and Cbeyond believes that the achievement of its goals will help increase its cash flow in the long term. Cbeyond believes that increasing its cash flow will enhance stockholder value in the long term. Cbeyond’s compensation program is designed to retain the personnel it needs to accomplish these goals and to motivate them to perform in a manner consistent with stockholders’ interests and in a manner that discourages their taking unnecessary or excessive risk.

Cbeyond’s Board is committed to corporate governance best practices and recognizes the substantial interests that stockholders have in executive compensation matters. The Committee has designed its executive compensation programs to achieve the following key objectives:

Objective	How Cbeyond’s compensation programs reflect this objective
Achieve strong Cbeyond performance	• Align executive compensation with Cbeyond’s and the individual’s performance • Make a substantial portion of total compensation variable with performance
Align executives’ and stockholders’ interests

•     Provide executives with the opportunity to participate in the ownership of Cbeyond

•     Reward executives for long-term growth in the value of Cbeyond’s stock

•     Link executive pay to specific, measurable results intended to create value for stockholders

Motivate executives to achieve key performance goals

•     Compensate executives with performance-based awards that depend upon the achievement of established corporate targets

•     Reward executives for individual contributions to Cbeyond’s achievement of Cbeyond-wide performance measures

Attract and retain talented executive team

•     Target total compensation at the 50th percentile range among companies with which Cbeyond competes for talent and for stockholder investment

•     Utilize independent compensation consultants and market survey data to periodically monitor pay relative to peer companies

•     Grant equity awards with multi-year vesting

Cbeyond believes that a mix of salary, annual bonus opportunity, and long-term incentives in the form of equity grants provides an appropriate combination of rewards designed to attract and retain management talent, provide motivation for strong corporate and individual performance, and align management’s economic interests with those of stockholders. Cbeyond believes that the annual bonus opportunity and performance-based equity grants insure that a substantial portion of Cbeyond’s executives’ total compensation is performance-based. During 2013, approximately 63% of NEO target compensation was either tied to achievement of operating performance goals, in the case of the non-equity incentive plan and performance-based equity awards, or was directly influenced by changes in Cbeyond stock price, in the case of time-based stock options, which were granted prior to 2013, or restricted share grants. Fifty percent of all 2013 equity grants to NEOs have performance-vesting requirements.

Cbeyond believes that the most important measurements of financial performance in its business are revenue, Adjusted EBITDA, and Free Cash Flow, which is a non-GAAP financial measure defined as Adjusted EBITDA less cash capital expenditures. In addition, Cbeyond believes that a customer satisfaction measure is an important indicator of Cbeyond’s business performance, given Cbeyond’s strategy to differentiate its business versus competitors based on the depth and quality of Cbeyond’s customer relationships, and that customer satisfaction leads to higher revenue, Adjusted EBITDA and Free Cash Flow over time.

Cbeyond’s Adjusted EBITDA is also a non-GAAP financial measure. EBITDA represents net income (loss) before interest, income taxes, depreciation, and amortization. Cbeyond defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation, and amortization expense, excluding, when applicable:

•	Non-cash share-based compensation;

•	Gains, losses, and other costs associated with asset dispositions;

•	Non-operating income or expense;

•	Public offering or acquisition-related transaction costs;

•

Purchase accounting related adjustments, which affect period-to-period financial performance comparability in periods subsequent to the acquisition and are not indicative of changes in underlying results of operations;

•	Charges for employee severances, asset or facility impairments, other exit activity costs associated with a management directed plan (including realignment costs); and

•	Costs associated with Cbeyond’s strategic review.

For a reconciliation of Adjusted EBITDA and Free Cash Flow to Net (Loss) Income, please see page 24 of Cbeyond’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 17, 2014.

Cbeyond’s 2012 bonus plan was based on achievement against target levels of revenue, Free Cash Flow, customer satisfaction, and the percentage of Cbeyond’s revenue that came from Cbeyond 2.0 customers in the fourth quarter of 2012. In 2013, Cbeyond adopted a more simplified bonus structure based solely on quarterly total revenue and annual Adjusted EBITDA performance. Cbeyond believes that these two measures incorporate customer satisfaction and require a level of capital expenditures and investments in the business to maintain Cbeyond 1.0 revenue and grow Cbeyond 2.0 revenue. Furthermore, Cbeyond believes that having two measures in the bonus plan provided greater focus for its management team in a year of transition. Cbeyond’s revenue performance in 2013 was below the ambitious goals Cbeyond set for itself due to factors related to both its Cbeyond 1.0 and Cbeyond 2.0 sales efforts. Although Cbeyond 2.0 sales productivity steadily improved throughout the year, sales productivity and the pace of its improvement was below Cbeyond’s expectations. In addition, Cbeyond’s 1.0 customer churn rate was slightly higher than Cbeyond’s plan. Together, these factors contributed to lower levels of revenue and Adjusted EBITDA compared to Cbeyond’s plan. As a result, in 2013, Cbeyond recorded the following results which translated into a bonus achievement of 53.5%:

•	Revenue of $463.4 million, a decrease of 5% over 2012;

•	Adjusted EBITDA of $78.5 million, a decrease of 16.7% over 2012.

Adjustments to executive compensation levels and opportunities for 2013 reflected Cbeyond’s share performance during 2012 as well as the results of stockholders’ 2012 “say on pay” voting results. Total compensation for the CEO declined again in 2013 so that it is now 21.8% below its 2011 level and 15.7% below its 2012 level. There has been no increase in the CEO’s base salary since 2008. Total combined base salaries for the NEOs, other than the CEO, did not increase in 2013.

To support Cbeyond’s retention objectives and to further tie the interests of Cbeyond’s NEOs to those of its stockholders, the Committee has implemented a more comprehensive compensation plan to include performance-based grants for all members of Cbeyond’s Senior Leadership Team. The Committee and Cbeyond have also adopted a number of governance practices intended to encourage management behavior consistent with the interests of stockholders, including minimum ownership guidelines for senior executives and directors, “double trigger” equity vesting upon change in control, no excise tax gross-ups, an anti-hedging policy, and no stock option repricing or cash buyouts of underwater stock options without stockholder approval. In addition, the Committee believes that the significant level of performance-based equity grants measured against long-term relative share performance and multi-year business performance, as well as the significant percentage of cash compensation that is tied to annual business performance measures, is consistent with the interests of stockholders.

Compensation Philosophy and Objectives

The Committee, as well as management, believes that the most effective executive compensation program is one that is designed to reward Cbeyond’s employees for Cbeyond’s achievement of specific annual and long-term goals ultimately intended to create stockholder value, and that such compensation should assist Cbeyond in attracting and retaining key executives critical to Cbeyond’s growth and long-term success. The Committee evaluates compensation to ensure that Cbeyond maintains its ability to attract and retain superior employees in key positions by providing such employees with compensation that is competitive relative to the compensation paid to similarly situated executives of Cbeyond’s peer companies. To that end, the Committee believes executive compensation packages provided by Cbeyond to its executives, including the NEOs, should include both cash, which rewards annual performance, and non-cash share-based compensation, which rewards long-term performance and creation of stockholder value.

Role of the Committee and Executive Officers in Executive Compensation Decisions

The Committee makes all final compensation decisions related to Cbeyond’s executive officers, including the NEOs. The Committee selects and engages an independent compensation consultant to provide guidance on executive compensation levels and program design, and to periodically benchmark the compensation of each executive to a peer group of companies for each executive’s position. Messrs. Geiger and Fugate review the guidance provided by the independent compensation consultant together with other factors such as Cbeyond and individual performance and affordability, in developing compensation recommendations with respect to all executive officers other than the CEO. The compensation recommendations for management made by the CEO, with respect to annual salary adjustments, performance-based incentive compensation and share-based award amounts are then presented to the Committee, in addition to observations of the compensation consultant. The Committee then has the right to exercise its discretion in approving and potentially modifying any recommended adjustments or awards to executives. The Committee sets the compensation of the CEO in a manner that is consistent with the underlying principles and guidelines used in setting the other executives’ compensation.

Setting Executive Compensation

Based on the above-mentioned objectives, the Committee has structured annual cash and long-term share-based executive compensation to motivate executives to achieve the business goals set by Cbeyond. In setting executive compensation, the Committee uses a variety of considerations, including affordability from income statement, cash flow, and share dilution perspectives; executive and company performance; as well as benchmark data supplied by Cook from time-to-time.

In order to maintain competitive pay, the Committee has engaged Cook since 2007 to conduct periodic reviews of Cbeyond’s total compensation program for the executive officers, including the NEOs. Cook is also periodically engaged by the Committee to conduct an analysis regarding the competitiveness and reasonableness of Cbeyond’s senior executive compensation structure, as well as aggregate costs and dilutive implications associated with Cbeyond’s long-term incentive program and provide feedback to management and the Committee regarding the competitiveness and reasonableness of such compensation structure. Prior to finalizing executive compensation levels and performance incentives for 2013, the Committee received Cook’s confirmation that, in its view, Cbeyond’s executive pay levels and incentives were within the range of competitive practice, and Cook noted that 2013 executive compensation was consistent with the financial objectives of Cbeyond. During 2013, Cook refreshed its benchmarking data to inform Cbeyond’s executive compensation decisions for 2014. With respect to 2014 compensation, the Committee used comparative compensation data of a peer group of 19 telecommunications and cloud-based services providers that are similar to Cbeyond in terms of customer profile and revenues. The peer companies are:

Cogent Communications	General Communication	Mitel Networks	ShoreTel
Consolidated Comm. Holdings	Inteliquent	NTELOS Holdings	tw telecom
Digital River	Internap Network Services	Premeire Global Services	Vonage Holdings
Eathlink	j2 Global	Primus Telecom Group	Websense
Fairpoint Communications	Lumos Networks	Rackspace Hosting

As of September 30, 2013, Cbeyond’s revenue approximated the median of its peer group.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee reviews known peer group data, share availability under Cbeyond’s Equity Incentive Plan, accounting and cash flow impact, as well as recommendations provided by management to determine the appropriate level and mix of incentive compensation. Historically, and during the year ended December 31, 2013, the Committee provided Cbeyond’s NEOs with a significant level of equity incentive compensation in order to ensure alignment of management’s interests with long-term stockholders’ interests. In 2013, 32% of Cbeyond’s CEO’s target compensation and on average 26% of Cbeyond’s other NEOs target compensation was equity-based.

2013 Executive Compensation Components

For the year ended December 31, 2013, the principal components of compensation for Cbeyond’s NEOs were:

•	Base salary;

•	Performance-based annual compensation incentives; and

•	The annual share-based compensation refresh (service- and performance-based restricted stock awards).

Cbeyond also provides medical and retirement plan benefits and limited perquisites to its NEOs, which are the same benefits provided to all employees with the exception of Cbeyond’s deferred compensation plan. Refer below for further discussion of Cbeyond’s deferred compensation plan offered to certain highly-compensated employees.

Base Salary

Cbeyond provides its NEOs and other employees with a base salary to compensate them for services rendered during the fiscal year. Base salaries for NEOs are determined for each as a portion of their total annual cash compensation, based on their position and responsibility, by using market data obtained from the peer review performed by Cook as well as internal review of each NEO’s total compensation, both individually with reference to the executive’s performance and relative to other officers. Providing competitive total annual cash compensation opportunities enables Cbeyond to attract and retain key executives critical to Cbeyond’s growth and long-term success. However, base salaries for Cbeyond’s NEOs are not set by reference to a specific targeted competitive position relative to Cbeyond’s peer group.

Salary levels are typically determined annually as part of Cbeyond’s performance review process as well as upon a promotion or other change in job responsibility. In the absence of such changes, the Committee considers other factors in setting annual salaries, including overall company performance, the value of equity awards that have been received, and competitive market data. As previously noted, during 2013, Cbeyond’s NEOs’ base salaries were not increased at all. The salaries paid to Cbeyond’s NEOs for 2013 are reflected in the Summary Compensation Table below.

Performance-Based Incentive Compensation

Cbeyond’s bonus plan serves to align and motivate all corporate employees, including the NEOs, on the achievement of specified performance targets for two of Cbeyond’s key corporate metrics: revenue and Adjusted EBITDA. Cbeyond believes that revenue is an important measure of its success in serving customers as well as maintaining Cbeyond’s competitive differentiation and market share. Revenue incorporates Cbeyond’s goals of driving growth in services to Cbeyond 2.0 customers and maximizing retention of Cbeyond’s 1.0 customers, which is based on providing valued products and high quality customer service. In addition, Cbeyond believes that Adjusted EBITDA provides a gauge of the efficiency and profitability of Cbeyond’s operations and is an important indicator of financial health, as well as a primary measure of interest to Cbeyond’s investors.

The payout factor for each performance criteria is determined based upon Cbeyond’s actual performance measured against the performance target, which is generally set the same level as Cbeyond’s internal budget for the year. Incentive amounts to be paid under the performance-based programs may be adjusted by the Committee to account for unusual events such as material changes to the business subsequently approved by the Board that were not provided for in the budget targets, extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Committee does not consider the effect of such events to be indicative of Cbeyond’s performance. All of Cbeyond’s bonus participants, including Cbeyond’s NEOs (except Mr. Oesterling), received 20% of their 2013 annual bonus in vested shares of Cbeyond common stock at the time of payment of the corporate bonus in early 2014, and a 10% premium to these shares, which vests in late 2014. The purpose of the equity component to the bonus plan was to provide Cbeyond’s management team with an enhanced equity compensation opportunity, show confidence in Cbeyond’s business to investors, and reduce cash outflows.

For 2013, Cbeyond’s revenue performance metric carried a weighting of 60% and Cbeyond’s Adjusted EBITDA performance metric carried a weighting of 40% of the bonus opportunity. The respective weightings reflected the Committee’s view of the relative importance of these targets to Cbeyond and its stockholders at this point in Cbeyond’s 2.0 transformation process. The revenue component target payout level was established and calculated based on quarterly objectives for consolidated performance; amounts earned based on quarterly performance were not paid until completion of the annual performance period. The Adjusted EBITDA target payout level was established and calculated based on Cbeyond’s annual objectives for consolidated performance. The Committee believes that quarterly revenue targets are an appropriate measurement period for a recurring revenue business model, allowing for more frequent feedback and accountability to plan participants; however, due to the greater variability in the timing and accounting treatment of certain costs, the Committee believes that annual measurements are more appropriate for Adjusted EBITDA.

In the event that established minimum performance levels are exceeded but applicable target payout levels are not achieved, the executive officers earn proportional awards. If the established minimum performance level is not met for a particular performance criteria component, the payout factor is zero for that particular component. The performance targets for both revenue and Adjusted EBITDA have a maximum payout factor of 130% (based on achievement above plan) and a threshold payout factor of 70% (which represents minimum qualifying performance levels below which payout is zero). For all bonus components, the Committee generally sets performance targets at levels that it believes require superior performance by the executives to achieve maximum payouts.

In 2013, Cbeyond’s aggregate performance against its annual objectives resulted in an overall payout factor to NEOs of 53.5% of Cbeyond’s target executive bonus opportunity. Cbeyond’s 2013 bonus performance targets, achievement results and percentages, and bonus percentages earned for each target were as follows (in millions):

Financial Measure	Performance Targets ($)	Performance Threshold ($)	Performance Maximum ($)	Actual Achievement ($)	Achievement Percentage	Percentage of Bonus Earned
Revenues
1st Quarter	120.2-120.5	117.2	123.5	119.9	97%	14.5%
2nd Quarter	121.2-121.5	117.8	124.8	118.2	73%	11.0%
3rd Quarter	122.3-122.7	118	127	113.7	—%	—%
4th Quarter	123.9-124.4	118.6	129.7	111.5	—%	—%
Adjusted EBITDA	83.5-84.0	78	89.5	78.5	70%	28.0%

Total						53.5%

The Committee sets each NEO’s bonus potential as a percentage of base cash salary. The bonus target percentage for Mr. Geiger was set at 150% of his base salary, the bonus percentage for Mr. Fugate was 100% of his base salary, and the bonus target percentage for Messrs. Cobb, Oesterling, and Gatch was set at 75% of their respective base salaries. These target bonus levels were unchanged from 2012.

The bonus plan payout for each NEO is computed by multiplying the overall payout factor by each executive’s potential percentage. Payment of the incentive bonus is contingent upon continued employment through the date of payout, unless an executive officer would otherwise be entitled to such payment pursuant to the terms of an employment agreement.

The bonus plan incentive compensation denoted in column (g) of the Summary Compensation Table reflects amounts in the year earned for performance by the NEOs in each respective fiscal year; however, payments for these amounts occur in the year subsequent to the year in which they were earned.

Share-Based Compensation

Cbeyond’s share-based awards program assists Cbeyond to:

•	Link executive compensation to the creation of stockholder value;

•	Provide an opportunity for increased equity ownership by executives;

•	Maintain competitive levels of total compensation; and

•	Attract and retain key executives.

Share-based awards are generally granted annually to NEOs and other key employees as part of the total recommended compensation for each executive’s relative position within Cbeyond. Prior to 2012, the Committee generally targeted granting the NEOs approximately 50% of the value of their awards in stock options. In 2013, share-based awards were delivered with a combination of service- and performance-based vesting requirements, with performance-based awards comprising 50% of the total award.

Generally, the annual share-based awards are approved at the Committee’s first regularly scheduled quarterly meeting of the calendar year. However, newly hired executive officers are reviewed for such share-based awards at the next regularly scheduled quarterly Committee meeting following their hire date, and the Committee may also address off-cycle grants to NEOs to take into account special circumstances.

For the 2013 annual equity grants to NEOs, 50% are service-based and will vest over three years while the other 50% were performance-based. For the performance-based awards, the Committee set the vesting criteria for half of the awards as Cbeyond’s 2013 and 2014 combined revenue and the vesting criteria for the other half of the awards as Cbeyond’s three-year total stockholder return, which is referred to in this proxy statement as TSR, compared to the TSR of companies comprising the Russell 2000 Index over the same period. The revenue-based awards were scheduled to cliff-vest after two years and the TSR-based awards were scheduled to cliff vest after the three-year performance period. The vesting of the awards is scheduled to be based upon the following performance criteria:

Vesting of awards	Combined 2013-2014 revenue	TSR relative to Russell 2000 index
Minimum (35% vesting)	$955 million	40th percentile
Target (100% vesting)	$993 million	60th percentile
Maximum (150% vesting)	$1,009 million	75th percentile

The measurement period for the TSR-based awards was scheduled to run from January 1, 2013 through December 31, 2015. If Cbeyond’s TSR was negative over the performance period, the maximum possible vesting percentage was 100% without regard to Cbeyond’s performance relative to the Russell 2000 companies.

These shares of performance restricted stock were voluntarily forfeited by the named executive officers, without consideration, effective May 2, 2014.

Stock Ownership Guidelines

To support the objectives of increasing the amount of stock owned by Cbeyond’s officers and aligning the interests of its officers with those of Cbeyond’s stockholders, Cbeyond adopted stock ownership guidelines in 2011. Under the guidelines, the CEO is required to hold shares of Cbeyond’s stock valued at three times his annual salary and other NEOs are required to hold shares of Cbeyond’s stock valued at an amount equal to their annual salary. Directors are required to hold shares of Cbeyond’s stock valued at three times their annual cash retainer. All NEOs and directors are in compliance with Cbeyond’s stock ownership guidelines.

The Committee’s Consideration of Stockholders 2013 Say on Pay Voting Results

At Cbeyond’s 2013 Annual Meeting of Stockholders, approximately 98% of the votes cast on the say-on-pay proposal voted in support of the compensation paid to NEOs for 2013. While this vote was merely advisory, the Committee takes all forms of stockholder feedback seriously, and it carefully considered these results, direct discussions with stockholders, and Cbeyond’s stock performance when examining total executive compensation for 2012 and 2013.

Based on the 2013 say-on-pay voting results and the other factors listed above, the Committee continues to focus on providing a strong link between executive pay and Cbeyond performance, including by granting performance-based vesting requirements for a substantial percentage of all NEO share-based compensation and a comprehensive evaluation of total NEO compensation, taking into account Cbeyond performance, stockholder returns, and the need of Cbeyond to retain key executives. Based on these criteria, as well as other factors discussed above, total compensation for the CEO declined from 2012 to 2013.

Other Compensation

Retirement and Other Benefits

Cbeyond encourages its employees to save for retirement and, as such, offer a 401(k) savings plan. The 401(k) savings plan is a tax-qualified retirement savings plan pursuant to which all employees, including the NEOs, are able to contribute up to the limit prescribed by the Internal Revenue Code on a before-tax basis. Cbeyond matches up to 3.5% of eligible compensation contributed by the employees. Cbeyond match is generally funded in Cbeyond stock subsequent to the 401(k) plan year-end.

Perquisites and Other Personal Benefits

At the election of individual executives, Cbeyond pays for an annual physical evaluation. None of the NEOs elected to receive this benefit during 2013.

Termination Benefits

Cbeyond has entered into At-Will Employment Agreements with each of the NEOs that provide for specified benefits upon termination (other than termination by Cbeyond for cause or for voluntary termination without “good reason”), including termination in connection with a change-in-control; these NEO agreements do not contain any guarantees of employment of any period of time, do not provide any NEO with change-in-control payments exceeding three times base salary and bonus, do not provide any NEO with severance payments should they leave Cbeyond voluntarily whether before or after a change-in-control, do not provide an NEO with change-in-control payments without loss of job or substantial diminution in job duties, and do not provide any NEO with a tax gross-up of any kind. The termination benefits in these agreements are offered in order to ensure that Cbeyond attracts and retains key executives as Cbeyond competes for talent in a marketplace where similar protections are commonly offered as well as to ensure that the executives remain focused on Cbeyond’s business during any period of change. Information regarding termination benefits and applicable payments under such agreements in effect for 2013 for the NEOs is provided under the heading “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

Tax Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, as amended, which provides that Cbeyond may not deduct compensation of more than $1,000,000 that is paid to certain individuals considered “covered employees” within the meaning of Section 162(m). A “covered employee” refers to the CEO and any individual among the next three highest compensated officers (other than the CFO). While Cbeyond considers the tax deductibility of each element of executive compensation as a factor in its overall compensation program, the Committee, however, retains the discretion to approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in Cbeyond’s best interest for such compensation to be paid without regard to whether it may be tax deductible.

Compensation Committee Report

The Compensation Committee of Cbeyond has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in Cbeyond’s Annual Report on Form 10-K for the year ended December 31, 2013.

The Compensation Committee:

Kevin Costello, Chairman

Marvin Wheeler

Bonnie P. Wurzbacher

The table below summarizes the total compensation earned by each of the NEOs for the fiscal years ended December 31, 2013, 2012, and 2011. All NEOs were still employed by Cbeyond on December 31, 2013. No discretionary bonuses were paid to any NEOs.

2013 Summary Compensation Table

	(b)	(c)	(e)	(f)	(g)	(i)	(j)
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
James F. Geiger	2013	400,000	475,011	—	327,421	8,925	1,211,357
Chairman, President, and Chief Executive Officer	2012	400,000	220,627	194,198	613,650	8,750	1,437,224
	2011	400,000	300,236	389,346	450,000	8,575	1,548,157

J. Robert Fugate	2013	300,000	203,506	—	163,710	8,925	676,141
Executive Vice President, Chief Financial Officer, and Secretary	2012	300,000	779,235	76,718	306,825	8,750	1,471,528
	2011	300,000	150,783	129,782	225,000	8,575	814,140

N. Brent Cobb	2013	295,000	185,153	—	120,737	8,925	609,815
Executive Vice President of Enterprise Solutions	2012	291,250	864,514	76,718	223,407	8,750	1,464,638
	2011	280,000	75,703	97,337	157,500	8,575	619,114

Joseph A. Oesterling	2013	295,000	185,153	—	59,184	8,925	548,262
former Executive Vice President of Technology and Operations	2012	291,250	777,569	76,718	223,407	8,750	1,377,694
	2011	280,000	105,321	97,337	157,500	8,575	648,733

Christopher C. Gatch	2013	280,000	173,300	—	109,654	8,925	571,879
Executive Vice President and Chief Technical Officer	2012	276,250	433,069	57,538	220,377	8,750	995,984
	2011	265,000	105,182	97,337	149,062	8,575	625,156

(1)	James F. Geiger’s and J. Robert Fugate’s annual salary remained unchanged from 2011 to 2013. N. Brent Cobb and Joseph A Oesterling both received an increase in their annual salary from $280,000 to $295,000 in 2012. Christopher C. Gatch’s salary increased from $265,000 to $280,000 in 2012. The amounts in the column above reflect amounts earned in 2012 as the salary change was mid-year.

(2)	The amounts in columns (e) and (f) reflect the grant date fair value of Stock Awards and Option Awards calculated in accordance with ASC 718, Stock Compensation granted pursuant to the Equity Incentive Plan. Assumptions used in the calculation of this amount are included in footnote 13 to Cbeyond’s audited financial statements for the fiscal year ended December 31, 2013 included in Cbeyond’s Annual Report on Form 10-K filed with the SEC on March 17, 2014. The 2013 totals include the grant date fair values attributable to performance-based restricted stock awards for each of the NEOs based on the probable outcome of the performance objectives applicable to such awards on the grant date. The full grant date fair value of the awards, assuming maximum achievement of the applicable performance objectives, is set forth in the table below:

Name	Grant Type	Date of Grant	Full Grant Date Fair Value ($)
James F. Geiger	Revenue-based Stock Awards	3/27/2013	133,313
	TSR-based Stock Awards	3/27/2013	110,063

J. Robert Fugate	Revenue-based Stock Awards	3/27/2013	53,325
	TSR-based Stock Awards	3/27/2013	44,025

N. Brent Cobb	Revenue-based Stock Awards	3/27/2013	53,325
	TSR-based Stock Awards	3/27/2013	44,025

Joseph A. Oesterling	Revenue-based Stock Awards	3/27/2013	53,325
	TSR-based Stock Awards	3/27/2013	44,025

Christopher C. Gatch	Revenue-based Stock Awards	3/27/2013	53,325
	TSR-based Stock Awards	3/27/2013	44,025

(3)	The amounts in column (g) reflect the amounts awarded to the NEOs under the terms of the corporate bonus plan, which is discussed in further detail under the heading Performance-Based Incentive Compensation in the “Executive Compensation—Compensation Discussion and Analysis” section above. Each NEO, with the exception of Joseph A. Oesterling, received a portion of the 2013 corporate bonus plan in stock awards. Amounts earned under the corporate bonus plan are listed based on the year in which the performance criteria is based (amounts listed for 2013 reflect cash and stock awards earned under the 2013 corporate bonus plan). The grant date fair value of the stock awards earned under the 2013 corporate bonus plan, but granted on March 14, 2014, is as follows: James F. Geiger, $64,200; J. Robert Fugate, $32,100; N. Brent Cobb, $23,674; and Christopher C. Gatch, $17,976. In accordance with his separation agreement, Mr. Oesterling received a cash payment equal to 50% of the stock and cash amounts he would have received under the 2013 corporate bonus plan if he was employed on the payout date. Termination benefits for Mr. Oesterling are not included in the table above as they will be paid during 2014 and are contingent upon compliance with a non-compete provision. Mr. Oestrerling’s benefits are discussed in further detail in the “Executive Compensation—Potential Payments Upon Termination or Change in Control” section below.

(4)	The amounts in column (i) reflect the 401(k) matching contribution for the respective year and is discussed in further detail under the heading Other Compensation—Retirement and Other Benefits in the “Executive Compensation—Compensation Discussion and Analysis” section above.

Grants of Plan-Based Awards

The table below provides information about equity and non-equity plan-based awards granted to the NEOs in 2013.

2013 Grants of Plan-Based Awards Table

Name	Grant Date	Compensation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(5)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)(2)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James F. Geiger			63,000	600,000	780,000
	3/27/2013	3/27/2013							25,000			177,750
	3/27/2013	3/27/2013				4,375	12,500	18,750				88,875
	3/27/2013	3/27/2013				4,375	12,500	18,750				73,375
	3/15/2013	3/22/2012							1,628			12,275

J. Robert Fugate			31,500	300,000	390,000
	3/27/2013	3/27/2013							10,000			71,100
	3/27/2013	3/27/2013				1,750	5,000	7,500				35,550
	3/27/2013	3/27/2013				1,750	5,000	7,500				29,350
	3/15/2013	3/22/2012							814			6,138

Joseph A. Oesterling			22,936	218,438	283,969
	3/27/2013	3/27/2013							10,000			71,100
	3/27/2013	3/27/2013				1,750	5,000	7,500				35,550
	3/27/2013	3/27/2013				1,750	5,000	7,500				29,350
	3/15/2013	3/22/2012							593			4,471

N. Brent Cobb			22,936	218,438	283,969
	3/27/2013	3/27/2013							10,000			71,100
	3/27/2013	3/27/2013				1,750	5,000	7,500				35,550
	3/27/2013	3/27/2013				1,750	5,000	7,500				29,350
	3/15/2013	3/22/2012							593			4,471

Christopher C. Gatch			21,755	207,188	269,344
	3/27/2013	3/27/2013							10,000			71,100
	3/27/2013	3/27/2013				1,750	5,000	7,500				35,550
	3/27/2013	3/27/2013				1,750	5,000	7,500				29,350
	3/15/2013	3/22/2012							450			3,393

(1)	The terms of the Non-Equity Incentive Plan are discussed in further detail under the heading Performance-Based Incentive Compensation in the “Compensation Discussion and Analysis” section above. The actual amounts received by the NEOs in 2013 are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	These amounts represent a minimum payout for the achievement of a plan-specified, minimum level of performance.

(3)	The stock awards granted on March 15, 2013 and approved on March 22, 2012 relate to the 10% premium on the shares earned under the 2012 corporate bonus plan, which vested on December 1, 2013. All other awards vest 33% per year over three years. For a description of the accelerated vesting provisions that apply to such awards, see the section entitled “Executive Compensation—Potential Payments Upon Termination or Change in Control” below.

(4)	Amounts above were calculated in accordance with ASC 718, Stock Compensation. Assumptions used in the calculation of this amount are included in footnote 13 to Cbeyond’s audited financial statements for the fiscal year ended December 31, 2013 included in Cbeyond’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2014. With respect to performance-based awards, the grant date fair value is based on the probable outcome of the performance objective applicable to such awards on the grant date.

(5)	These amounts represent the potential incentives payable pursuant to performance awards granted in fiscal year 2013. The revenue performance awards granted on March 27, 2013 were scheduled to vest on March 27, 2015 and were based upon attaining certain revenue targets over a two year period beginning January 1, 2013. The market performance awards granted on March 27, 2013 were scheduled to vest on March 27, 2016 with the number of shares vesting based on Cbeyond’s TSR compared to the companies comprising the Russell 2000 Index over a three year period beginning January 1, 2013. These shares of performance restricted stock were voluntarily forfeited by the named executive officers, without consideration, effective May 2, 2014.

Outstanding Equity Awards at Fiscal Year-End

2013 Outstanding Equity Awards at Fiscal Year-End Table

Name		Grant Date	Options(1)					Stock Awards(1)
			Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Exercisable	Unexercisable
James F. Geiger	1	2/15/2005	282,422			11.83	2/15/2015
	2	2/1/2006	125,000			11.00	2/1/2016
	3	3/5/2007	51,563			29.62	3/5/2017
	4	2/25/2008	67,330			19.69	2/25/2018
	5	8/8/2008	37,243			16.07	8/8/2018
	6	2/25/2010						8,750	60,288
	7	3/5/2010	56,250	18,750		12.96	3/5/2020
	8	2/7/2011						5,000	34,450
	9	3/4/2011	15,000	15,000		12.75	3/4/2021
	10	4/5/2011	18,000	9,000		12.75	4/5/2021
	11	4/5/2011						3,000	20,670
	12	2/7/2012						9,375	64,594
	13	3/9/2012	6,250	18,750		7.67	3/9/2022
	14	3/22/2012			30,000	7.97	3/22/2022
	15	3/22/2012								15,000	103,350
	16	3/27/2013								12,500	86,125
	17	3/27/2013								12,500	86,125
	18	3/27/2013						25,000	172,250

J. Robert Fugate	19	2/15/2005	54,123			11.83	2/15/2015
	20	2/1/2006	45,000			11.00	2/1/2016
	21	3/5/2007	28,359			29.62	3/5/2017
	22	2/25/2008	29,110			19.69	2/25/2018
	23	8/8/2008	16,102			16.07	8/8/2018
	24	2/25/2010						3,125	21,531
	25	3/5/2010	18,750	6,250		12.96	3/5/2020
	26	2/7/2011						5,000	34,450
	27	3/4/2011	10,000	10,000		12.75	3/4/2021
	28	2/7/2012						5,250	36,173
	29	3/9/2012	3,500	10,500		7.67	3/9/2022
	30	3/22/2012			7,200	7.97	3/22/2022
	31	3/22/2012								3,600	24,804
	32	9/23/2012								70,000	482,300
	33	3/27/2013								5,000	34,450
	34	3/27/2013								5,000	34,450
	35	3/27/2013						10,000	68,900

2013 Outstanding Equity Awards at Fiscal Year-End Table (Continued)

Name		Grant Date	Options(1)					Stock Awards(1)
			Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Exercisable	Unexercisable
N. Brent Cobb	36	11/2/2005	70,876			12.00	11/2/2015
	37	3/5/2007	7,734			29.62	3/5/2017
	38	2/25/2008	19,900			19.69	2/25/2018
	39	8/8/2008	13,855			16.07	8/8/2018
	40	2/25/2010						1,125	7,751
	41	3/5/2010	7,500	2,500		12.96	3/5/2020
	42	11/12/2010						1,250	8,613
	43	2/7/2011						2,500	17,225
	44	3/4/2011	7,500	7,500		12.75	3/4/2021
	45	2/7/2012						10,500	72,345
	46	3/9/2012	3,500	10,500		7.67	3/9/2022
	47	3/22/2012			7,200	7.97	3/22/2022
	48	3/22/2012								7,200	49,608
	49	9/23/2012								70,000	482,300
	50	3/27/2013								5,000	34,450
	51	3/27/2013								5,000	34,450
	52	3/27/2013						10,000	68,900

Joseph A. Oesterling	53	2/15/2005	24,484			11.83	2/15/2015
	54	2/1/2006	45,000			11.00	2/1/2016
	55	3/5/2007	19,852			29.62	3/5/2017
	56	2/25/2008	25,048			19.69	2/25/2018
	57	8/8/2008	13,855			16.07	8/8/2018
	58	2/25/2010						1,125	7,751
	59	3/5/2010	10,000			12.96	3/5/2020
	60	11/12/2010						1,250	8,613
	61	2/7/2011						3,500	24,115
	62	3/4/2011	11,250	3,750		12.75	3/4/2021
	63	2/7/2012						5,250	36,173
	64	3/9/2012	7,000	7,000		7.67	3/9/2022
	65	3/22/2012			3,600	7.97	3/22/2022
	66	3/22/2012								1,800	12,402
	67	9/23/2012								70,000	482,300
	68	3/27/2013								5,000	34,450
	69	3/27/2013								5,000	34,450
	70	3/27/2013						10,000	68,900

2013 Outstanding Equity Awards at Fiscal Year-End Table (Continued)

Name		Grant Date	Options(1)					Stock Awards(1)
			Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Exercisable	Unexercisable
Christopher C. Gatch	71	2/15/2005	24,484			11.83	2/15/2015
	72	2/1/2006	22,500			11.00	2/1/2016
	73	3/5/2007	10,313			29.62	3/5/2017
	74	2/25/2008	25,048			19.69	2/25/2018
	75	8/8/2008	13,855			16.07	8/8/2018
	76	2/25/2010						1,125	7,751
	77	3/5/2010	7,500	2,500		12.96	3/5/2020
	78	2/7/2011						3,500	24,115
	79	3/4/2011	7,500	7,500		12.75	3/4/2021
	80	2/7/2012						5,250	36,173
	81	3/9/2012	2,625	7,875		7.67	3/9/2022
	82	3/22/2012			5,400	7.97	3/22/2022
	83	3/22/2012								3,600	24,804
	84	9/23/2012								35,000	241,150
	85	3/27/2013								5,000	34,450
	86	3/27/2013								5,000	34,450
	87	3/27/2013						10,000	68,900

(1)	The above share-based awards, including option and stock awards, vest at 25% per year over four years from the date of grant, with the exception of the following grants:

•	Awards listed on rows 10 and 11 vested one-third in 2012 and 2013 and one-third will vest in 2014. The relevant performance condition for these awards was considered earned as of December 31, 2011.

•

Awards listed on rows 14, 15, 30, 31, 47, 48, 65, 66, 82 and 83 will vest in 50% increments in 2014 and 2015. The relevant performance condition for these awards was considered earned as of December 31, 2013 at 120% achievement and are disclosed as such in the table above.

•

Awards listed on rows 32, 49, 67 and 84 vest on September 30, 2014 and are based on Cbeyond’s TSR compared to the TSR of companies comprising the Russell 2000 Index over a two-year period beginning October 1, 2012. Awards are disclosed at “target” levels.

•

Awards listed on rows 16, 33, 50, 68 and 85 were scheduled to vest on March 27, 2015 and were based on attaining cumulative 2013 and 2014 revenue targets. As of December 31, 2013 these awards were not expected to vest. Awards are disclosed at “target” levels.

•

Awards listed on rows 17, 34, 69 and 86 were scheduled to vest on March 27, 2016 and were based on Cbeyond’s TSR compared to the TSR of companies comprising the Russell 2000 Index over a two-year period beginning January 1, 2013. Awards are disclosed at “target” levels. These shares of performance restricted stock were voluntarily forfeited by the named executive officers, without consideration, effective May 2, 2014.

•	Awards listed on rows 18, 35, 52, 70 and 87 will vest 33% per year over three years.

•	For a description of the accelerated vesting provisions that apply to such awards, see the section entitled “Executive Compensation—Potential Payments Upon Termination or Change in Control” below.

(2)	All options are issued with a ten-year contractual term from the date of grant.

(3)	The market value of stock awards was determined by multiplying the number of unvested or unearned shares by $6.89, the closing price of Cbeyond common stock on December 31, 2013, the last trading day of 2013, as reported by Nasdaq. For a description of the accelerated vesting provisions that apply to such awards, see the section entitled “Executive Compensation—Potential Payments Upon Termination or Change in Control” below.

Option Exercise and Stock Vested Table

The table below provides information on the option exercises and stock vesting activity for the NEOs in 2013.

2013 Option Exercises and Stock Vested Table

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
James F. Geiger	159,331	471,299	42,156	313,974
J. Robert Fugate	22,829	47,028	18,828	142,705
Joseph A. Oesterling	8,142	22,960	14,894	111,829
N. Brent Cobb	—	—	17,769	134,358
Christopher C. Gatch	8,065	22,882	12,572	96,241

(1)	Value realized on exercise is the difference between the sale price, after transaction costs, and the exercise price of the option.

(2)	Value realized equals the per share fair market value of Cbeyond common stock on the date of vesting multiplied by the number of shares vesting.

Non-Qualified Deferred Compensation

Cbeyond maintains an unfunded voluntary non-qualified deferred compensation plan for the benefit of certain highly compensated employees, including the NEOs. Effective March 1, 2008, eligible employees were permitted to defer the receipt and taxation of up to 50% of base salary and commissions as well as up to 100% of performance-based incentive cash compensation. Deferral elections must be made before the beginning of the calendar year for which they apply and become irrevocable for that plan year. Amounts deferred are deemed to be invested in available investments of the plan based on the participants’ election. Deferred amounts are credited with earnings equal to the actual return on the deemed investments. Participants can elect to receive distributions in a lump sum or in up to ten annual installments and, can elect to begin distributions either upon separation from service or at a specified date prior to separation. In the event of a change of control, the timing of payment of all account balances will be accelerated and will be paid immediately. In addition, participants may elect early distribution of all or some of their deferred account based on hardship, as defined by the plan. Distributions are payable in cash and are subject to ordinary income tax.

Cbeyond has established a trust used to accumulate funds of the non-qualified deferred compensation plan. The assets of the trust are subject to the claims of Cbeyond’s creditors. No amounts were contributed by Cbeyond under the nonqualified deferred compensation plan in 2013.

2013 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Joseph A. Oesterling	—	39,482	74,274	232,771
Christopher C. Gatch	49,599	15,544	14,964	212,765

(1)	Contribution amounts deferred are reported as compensation in the Summary Compensation Table. Amounts that relate to an executive’s deferrals from salary are included in the “Salary” column and amounts that relate to an executive’s deferrals from the corporate bonus are included in the “Non-Equity Incentive Plan Compensation” column. No NEOs are eligible to receive commissions.

Potential Payments Upon Termination or Change of Control

The table “2013 Potential Payments Upon Termination” below reflects the amounts to be paid to each NEO in the event of termination prior to a change of control, termination following a change of control, termination in the event of death, and termination in the event of disability. The amounts shown assume that such termination was effective as of December 31, 2013 and are estimates of the amounts which would be paid out to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of separation.

Payments Made Upon Termination

Cbeyond has entered into employment agreements with its NEOs, each of which are substantially similar. Pursuant to these agreements, Cbeyond will pay specified benefits to a particular executive upon his or her termination (other than termination by Cbeyond for “cause” or for resignation by the executive without “good reason” as each is defined in the employment agreements). “Cause” is broadly defined as (1) executive’s theft, embezzlement, or fraud upon Cbeyond, or unauthorized appropriation of assets or property of Cbeyond; (2) any act or acts of disloyalty, moral turpitude, or material misconduct by executive that injures Cbeyond, or executive’s conviction of a crime which results in injury to Cbeyond; (3) executive’s repeated refusal to carry out instructions; (4) executive’s willful violation of Cbeyond policies resulting in material harm to Cbeyond; or (5) executive’s conviction of a felony or a crime involving moral turpitude. “Good reason” broadly includes: (1) significant reduction in the responsibilities or duties of executive; (2) material reduction in executive’s base salary, bonus opportunities, or benefits; (3) changes to the location of executive’s office by fifty miles or more; or (4) the failure of a successor to Cbeyond to assume the employment agreement. Such termination benefits for all executives through 2013 are as follows:

Termination Before a Change of Control:

•	Base salary in the form of cash severance for one additional year from date of termination (paid in installments over the severance period on Cbeyond’s normal pay dates);

•	Continuation of benefit coverage (paying the terminated NEO for the cost of COBRA during the severance period) if the NEO has Cbeyond -provided health insurance on the date of termination;

•

20% accelerated vesting of each outstanding service-based equity award and 60% accelerated vesting of each outstanding performance-based equity award if the end of the performance period applicable to such award occurs within one year of the executive’s date of termination and the performance objectives applicable to such award are otherwise met; and

•	For option awards granted to the NEO on or after September 30, 2005, a one-year period (two years for Mr. Geiger) for the NEO to exercise such option awards following the date of termination.

Termination After a Change of Control:

•	For all NEOs, base salary in the form of in the form of cash severance for one additional year from date of termination (paid in installments over the severance period on Cbeyond’s normal pay dates);

•

For all NEOs except Mr. Geiger and Mr. Fugate, additional cash severance equal to executive’s bonus (defined as the average bonus paid over the prior three years or, if the executive has not been employed long enough to have been paid a bonus for the three previous years, an amount equal to their target bonus payout for the calendar year in which the date of termination occurs) paid on a lump-sum basis within three business days of the date six months following termination;

•	With respect to Mr. Geiger, additional cash severance equal to executive’s bonus (defined as the average bonus paid over the prior three years) plus, upon Mr. Geiger’s election, either an additional cash severance amount equal to 1.5 times his base salary, subject to certain adjustments described below in Conditions of Termination Benefits, or an additional cash severance amount equal to 0.5 times his annual base salary (all paid on a lump-sum basis within three business days of the date six months following termination);

•

With respect to Mr. Fugate, additional cash severance equal to executive’s bonus (defined as the average bonus paid over the prior three years) plus, upon Mr. Fugate’s election, either an additional cash severance amount equal to 0.5 times his base salary, subject to certain adjustments described below in Conditions of Termination Benefits, or no additional severance amount (all paid on a lump-sum basis within three business days of the date six months following termination); and

•	Continuation of benefit coverage (placing the terminated executive on COBRA) during the severance period;

•	100% accelerated vesting of all equity awards; and

•	For option awards granted to the NEO on or after September 30, 2005, a one-year period (two years for Mr. Geiger) for the NEO to exercise such option awards following the date of termination.

Generally, pursuant to the agreements, a change of control is deemed to occur:

(i)	If any person or group directly or indirectly acquires 50% or more of Cbeyond’s voting securities (other than securities acquired directly or indirectly from Cbeyond or its affiliates and not a result of Cbeyond acquiring shares);

(ii)	If a majority of the Directors, as of any one-year period, are replaced other than in specific circumstances;

(iii)	Upon the consummation of a merger, consolidation, reorganization, business consolidation, sale of Cbeyond or any subsidiary of Cbeyond, or disposition of substantially all of Cbeyond’s assets, other than an event noted above which would result in the voting securities of Cbeyond outstanding immediately prior to the merger continuing to represent at least 50% of the voting power of the securities of Cbeyond outstanding immediately after such event; or

(iv)	Upon the liquidation or dissolution of Cbeyond.

Termination by Reason of Death:

100% accelerated vesting of all equity awards (with the vesting of any performance-based equity awards to be based on “target” levels of performance).

Termination by Reason of Disability:

Accelerated vesting so that 60% of each equity award is immediately vested (if not already vested to that percentage) (with the vesting of any performance-based equity awards to be based on “target” levels of performance).

Conditions of Termination Benefits

An NEO must sign a release within 45 days of his termination in order to receive the termination benefits. All employment agreements provide for nondisclosure of Cbeyond’s confidential information and non-disparagement of Cbeyond and, after the termination of the executive’s employment with Cbeyond, a one-year period of non-solicitation of Cbeyond’s employees and a one-year non-compete obligation. In addition, following a change of control, Messrs. Geiger and Fugate can elect to be bound by an additional eighteen-month and six-month non-solicitation and non-compete obligations in exchange for a lump sum payment equal to 1.5 times and 0.5 times their annual base salaries, respectively. Should Messrs. Geiger and Fugate elect not to be bound by the additional non-solicitation and non-compete obligations, they will be entitled to a lump sum payment equal to 50% and 0% of their annual base salaries, respectively. Any such lump-sum payments are to be paid within three business days of the date six months after their termination date.

Termination of Employment of Joseph A. Oesterling

Mr. Oesterling resigned on December 31, 2013, and in accordance with his employment agreement and separation agreement, he will receive the following benefits in 2014, subject to compliance with a non-compete provision:

•

Base salary in the form of cash severance for one additional year from date of termination at the annual base salary rate in effect on the date of termination ($295,000 paid in installments over the severance period on Cbeyond’s normal pay dates);

•	Continuation of benefit coverage (payment for the cost of COBRA during the severance period at a cost of $21,897);

•	Cash payment of $59,184, equal to 50% of the stock and cash amounts he would have received under the 2013 corporate bonus plan if he was employed on the payout date;

•

Unvested equity will continue to vest for one additional year from date of termination, which includes participation in vesting of performance-based awards if Cbeyond meets the performance criteria; and

•	Payments for consulting services for a period of six months (with a monthly retainer of $10,000), whether or not Cbeyond chooses to make use of his services.

If there is a change in control during 2014, Mr. Oesterling will receive an additional cash severance equal to $166,425 (equal to the average of the amounts paid for his 2011 and 2012 corporate bonuses and the bonus he would have received in 2013 if he had been employed on the payout date) and vesting of all unvested equity awards.

The following table shows the potential payments upon termination for all NEOs:

2013 Potential Payments Upon Termination Table

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Death ($)	Disability ($)
James F. Geiger	Cash Severance—Salary(1)	400,000	1,000,000	—	—
	Cash Severance—Bonus	—	463,690	—	—
	Healthcare Benefits Continuation(2)	14,184	14,184	—	—
	Share-Based Awards—Accelerated Vesting(3)	230,815	610,626	610,626	295,409

	Total	644,999	2,088,500	610,626	295,409

J. Robert Fugate	Cash Severance—Salary(1)	300,000	450,000	—	—
	Cash Severance—Bonus	—	231,845
	Healthcare Benefits Continuation(2)	24,718	24,718	—	—
	Share-Based Awards—Accelerated Vesting(3)	376,883	732,924	732,924	408,233

	Total	701,601	1,439,487	732,924	408,233
N. Brent Cobb	Cash Severance—Salary	295,000	295,000	—	—
	Cash Severance—Bonus	—	167,215	—	—
	Healthcare Benefits Continuation(2)	6,759	6,759	—	—
	Share-Based Awards—Accelerated Vesting(3)	387,907	767,374	767,374	434,070

	Total	689,666	1,236,348	767,374	434,070

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Death ($)	Disability ($)
Joseph A. Oesterling	Cash Severance—Salary/Consulting Payments	—	—	—	—
	Cash Severance—Bonus(4)	—	166,425	—	—
	Healthcare Benefits Continuation	—	—	—	—
	Share-Based Awards—Accelerated Vesting(4)	—	641,569	—	—

	Total	—	807,994	—	—

Christopher C. Gatch	Cash Severance—Salary	280,000	280,000	—	—
	Cash Severance—Bonus	—	159,698	—	—
	Healthcare Benefits Continuation(2)	20,694	20,694	—	—
	Share-Based Awards—Accelerated Vesting(3)	217,035	467,659	467,659	261,476

	Total	517,730	928,051	467,659	261,476

(1)	Amounts for Messrs. Geiger and Fugate were computed assuming they will elect to be bound by the additional eighteen-month and six-month non-complete obligation period, respectively.

(2)	For purposes of quantifying healthcare benefits payable by Cbeyond to an executive during the applicable severance period, Cbeyond relies on assumptions used for financial reporting purposes under generally accepted accounting principles.

(3)	Share-based awards in the table below were calculated based on the difference of the closing market price of Cbeyond common stock on December 31, 2013 of $6.89 less the applicable exercise price of each award, if any, subject to accelerated vesting as a result of a termination under the terms noted above.

(4)	The additional severance payment and equity award vesting due to Mr. Oesterling under his separation agreement if a change in control should occur in 2014 are discussed above.

Mr. Cobb and Mr. Oesterling, the only named executive officers who participate in the NQDCP, are fully vested in NQDCP benefits, but pursuant to their elections under the NQDCP, such NQDCP benefits will become payable immediately upon consummation of a change in control rather than pursuant to the executives’ existing deferral elections, as described above under “Executive Compensation—Non-Qualified Deferred Compensation.”

TRANSACTIONS WITH RELATED PERSONS

Certain Transactions

Cbeyond engages in transactions, arrangements and relationships with many other entities, including financial institutions and professional organizations, in the course of ordinary business activities. Some of Cbeyond’s directors, executive officers, greater than 5% stockholders and their immediate family members may be directors, officers, partners, employees or stockholders of these entities. Cbeyond carries out transactions with these firms on customary terms, and, in many instances, Cbeyond’s directors and executive officers may not have knowledge of them. Except to the extent set forth below, to Cbeyond’s knowledge, in fiscal 2013 no director, executive officer, greater than 5% stockholder or any of their immediate family members had a material interest in any of Cbeyond’s ongoing business transactions or relationships.

Compensation of Employee Directors

James F. Geiger is a member of Cbeyond’s Board of Directors and is also an employee. During fiscal 2013, he was paid and/or earned the following amounts:

Name	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
James F. Geiger	400,000	475,011	—	327,421	8,925	1,211,357

(1)	These amounts reflect the grant date fair value of Stock Awards and Option Awards calculated in accordance with ASC 718, Stock Compensation granted pursuant to the Equity Incentive Plan.

(2)	This amount reflects the amount awarded to Mr. Geiger under the terms of the corporate bonus plan. Mr. Geiger received a portion of the 2013 corporate bonus plan in stock awards. The grant date fair value of the stock awards earned by Mr. Geiger under the 2013 corporate bonus plan, but granted on March 14, 2014, is $64,200.

(3)	This amount reflects the 401(k) matching contribution for 2013.

PROPOSAL NO. 6—ADVISORY NON-BINDING VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, Cbeyond is asking the Cbeyond Stockholders to cast a non-binding advisory vote to approve the compensation paid to its named executive officers as disclosed in this proxy statement in accordance with rules promulgated by the Securities and Exchange Commission.

Cbeyond’s Board of Directors is committed to corporate governance best practices and recognizes the substantial interests that stockholders have in executive compensation matters.

Cbeyond encourages stockholders to review the Compensation Discussion and Analysis within this proxy statement, which describes Cbeyond’s executive compensation philosophy and the design of Cbeyond’s executive compensation programs in great detail. The Board of Directors believes Cbeyond’s executive compensation programs are effective in creating value for its stockholders and moving Cbeyond towards realization of its long-term goals.

Accordingly, Cbeyond is asking the Cbeyond Stockholders to signal their support for the compensation of Cbeyond’s named executive officers by casting a vote “FOR” the following resolution:

RESOLVED, that the compensation of Cbeyond’s named executive officers, as disclosed in the proxy statement for the 2014 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and narrative disclosure, is hereby APPROVED on a non-binding advisory basis.

Because the vote sought by this proposal is advisory in nature only, it will not be binding on either Cbeyond, its Board of Directors, or the Compensation Committee of the Cbeyond Board of Directors. Although the vote is non-binding and advisory, Cbeyond, its Board of Directors, and the Compensation Committee of the Cbeyond Board of Directors value the input of Cbeyond’s stockholders and the Compensation Committee will consider the outcome of the vote when making future executive compensation determinations. In 2011, Cbeyond’s Board of Directors recommended that this advisory vote to approve named executive officer compensation be conducted annually and stockholders voted in favor of this recommendation by a substantial majority. Accordingly, Cbeyond’s Board of Directors has determined that it will hold an advisory vote to approve named executive officer compensation annually until the next vote to determine the frequency of such an advisory vote. Unless the Merger is completed, subsequent to the advisory vote reflected in this proposal, the next advisory vote to approve named executive officer compensation is expected to occur at Cbeyond’s annual stockholders meeting in 2015. Adoption of this resolution requires the affirmative “FOR” vote of a majority of the votes cast for the proposal.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve, on an advisory non-binding basis, the compensation of Cbeyond’s named executive officers, as disclosed in this proxy statement.

OTHER MATTERS

Stockholder Proposals and Nominations

If the Merger is not consummated, stockholder proposals intended for inclusion in Cbeyond’s proxy statement for the 2015 Annual Meeting of Stockholders, submitted in accordance with SEC’s Rule 14a-8, must be received by the Secretary of Cbeyond, Mr. Fugate, at Cbeyond, Inc., 320 Interstate North Parkway, Suite 500, Atlanta, Georgia 30339, no later than February 5, 2015.

Under Cbeyond’s Bylaws, stockholder proposals not submitted for inclusion in Cbeyond’s proxy statement for the 2015 Annual Meeting of Stockholders under SEC Rule 14a-8, and instead sought to be presented directly at the 2015 Annual Meeting, must be received by the Secretary of Cbeyond, Mr. Fugate, at Cbeyond, Inc. 320 Interstate North Parkway, Suite 500, Atlanta, Georgia 30339, no later than April 30, 2015 and no earlier than April 10, 2015. Specifically, Cbeyond’s Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an Annual Meeting must notify the Secretary of Cbeyond thereof in writing not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting, provided, however, that in the event that the date of the Annual Meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 90th day prior to such Annual Meeting and not later than the close of business on the later of the 70th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. These notices must set forth certain information specified in Cbeyond’s Bylaws.

Compliance and Ethics

Cbeyond has adopted a Code of Ethics (also referred to as Cbeyond’s Code of Conduct) for directors, officers and employees. The full text of this code can be found on Cbeyond’s website at ir.cbeyond.net/documents.cfm. Cbeyond shall provide a copy of the Code of Ethics without charge to any person who requests it by sending a request to Cbeyond in care of the Secretary of the Board.

Annual Report on Form 10-K

The 2014 Annual Report on Form 10-K (including exhibits), which this proxy statement refers to as Cbeyond’s “Form 10-K,” is available by accessing Cbeyond’s website at www.cbeyond.com or the SEC’s website at www.sec.gov. Stockholders may request a free copy of Cbeyond’s Form 10-K by writing to Cbeyond, Inc., Attn: Investor Relations, 320 Interstate North Parkway, Suite 500, Atlanta, Georgia 30339. Cbeyond will furnish any exhibit to its Form 10-K if specifically requested to do so.

Householding of Proxy Materials

The SEC allows Cbeyond to send a single proxy statement and annual report to two or more stockholders who share the same address, subject to certain conditions. This practice is known as householding. If your household receives multiple copies of Cbeyond’s proxy statements and annual reports and you wish to receive only one copy, please call your bank or broker or contact Investor Relations by telephone at (678) 486-8023 or by mail at 320 Interstate North Parkway, Suite 500, Atlanta, Georgia 30339. Conversely, if your household receives only one copy of Cbeyond’s proxy statements and annual reports and you would prefer to receive separate copies for each account, please call your bank or broker or contact Investor Relations by telephone or mail as described above and ask to have your accounts removed from the householding program.

WHERE YOU CAN FIND MORE INFORMATION

Cbeyond files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

Cbeyond’s filings with the SEC are also available to the public from commercial document retrieval services and through the SEC’s website at www.sec.gov.

Cbeyond will make available a copy of its public filings on its website at www.cbeyond.com, free of charge, as soon as reasonably practicable after Cbeyond files the reports electronically with the SEC.

Incorporation of Annual Report by Reference

The SEC allows Cbeyond to incorporate by reference information into this proxy statement. This means that Cbeyond can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this proxy statement is considered a part of this proxy statement, and information that Cbeyond files later with the SEC, prior to the closing of the Merger, will automatically update and supersede the previously filed information and be incorporated by reference into this proxy statement.

Cbeyond incorporates by reference into this proxy statement its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 17, 2014 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2014.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of SEC filings and reports, proxy statements or other information concerning Cbeyond or incorporated in this proxy statement by reference, including a copy of Cbeyond’s Form 10-K (which is being delivered to Cbeyond’s stockholders together with this proxy statement), which includes Cbeyond’s consolidated financial statements and notes to Cbeyond’s financial statements for the fiscal year ended December 31, 2013, without charge, by written or telephonic request directed to Cbeyond at (678) 424-2400 or Cbeyond, Inc., 320 Interstate North Parkway, Suite 500, Atlanta, Georgia 30339, Attention: Secretary. If you would like to request documents, please do so no later than July 2, 2014 (five days before the annual meeting) in order to receive them before the annual meeting. A copy of any exhibit to any filing may be obtained upon written request by a stockholder (for a fee limited to Cbeyond’s reasonable expenses in furnishing such exhibit) to Cbeyond’s Secretary at the address noted above. You can also obtain copies of documents Cbeyond files with the SEC at www.sec.gov or www.cbeyond.com.

No persons have been authorized to give any information to or make any representations other than those contained in this proxy statement and, if given or made, such information must not be relied upon as having been authorized by Cbeyond or any other person.

Explanatory Note Regarding the Merger Agreement and Other Documents

This proxy statement contains a description of representations and warranties made in the Merger Agreement and other contracts and documents that are attached or filed as annexes to this proxy statement or are incorporated by reference into this document. The representations and warranties included in the Merger Agreement were made by the parties to the Merger Agreement for their respective contractual benefit. These representations and warranties are made as of specific dates, only for purposes of the Merger Agreement and for the benefit of the parties thereto. These representations and warranties are subject to important exceptions and limitations agreed upon by the parties, including being qualified by confidential disclosures, made for the purposes of allocating contractual risk between the parties rather than establishing these matters as facts, and were made subject to a contractual standard of materiality that may differ from the standard generally applicable under federal securities laws. The Merger Agreement is filed with this proxy statement only to provide investors with information regarding its terms and conditions, and not to provide any other factual information regarding Cbeyond or its business. Information concerning the subject matter of the representations and warranties may have changed, and may continue to change, since the date of the Merger Agreement or the date of this proxy statement, and such subsequent information may or may not be fully reflected in Cbeyond’s public reports. Investors should not rely on the representations and warranties contained in the Merger Agreement or any description thereof as characterizations of the actual state of facts or condition of Cbeyond, its subsidiaries or affiliates. The representations and warranties and other provisions of these contracts and other documents should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement, the documents incorporated by reference into this proxy statement, and reports, statements and filings that Cbeyond publicly files with the SEC from time to time.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE ANNUAL MEETING. CBEYOND HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE 5, 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting, please sign and date the enclosed proxy card and return it promptly in the envelope provided as described in the enclosed proxy card. Giving your proxy now will not affect your right to vote in person if you attend the meeting.

If you have any questions about this proxy statement, the annual meeting or the Merger or need assistance with the voting procedures, you should contact MacKenzie Partners, Inc., Cbeyond’s proxy solicitor, at (800) 322-2885.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

BIRCH COMMUNICATIONS, INC.,

HAWKS MERGER SUB, INC.

AND

CBEYOND, INC.

APRIL 19, 2014

A-i

(continued)

A-ii

(continued)

Exhibit A	Certificate of Merger

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 19, 2014, is entered into by and among Cbeyond, Inc., a Delaware corporation (the “Company”), Birch Communications, Inc., a Georgia corporation (“Parent”), and Hawks Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

RECITALS

WHEREAS, the board of directors of Merger Sub and the board of directors of the Company (the “Company Board”) have approved and declared advisable and in the best interests of each corporation and its respective stockholders, and the board of directors of Parent has approved and declared advisable, this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the “Merger”), as more fully provided in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Company Board has resolved to recommend to its stockholders the adoption of this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions.

(a) As used in this Agreement, the following terms have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided, however, that such agreement (i) need not restrict the making or amending of any Acquisition Proposal and (ii) will not contain any provisions that would prevent the Company from complying with its obligation to provide the required disclosures to Parent pursuant to Section 6.02.

“Acquired Companies” means, collectively, the Company and each of its Subsidiaries.

“Acquired Company Employees” mean all employees of the Acquired Companies who (i) at the Effective Time, continue their employment with the Acquired Companies, or (ii) remain or become, at the Effective Time, employees of the Surviving Corporation as required by Applicable Law.

“Acquisition Proposal” means, other than the Transactions or any other proposal or offer from Parent or any of its Subsidiaries, any proposal, offer or inquiry from a Third Party relating to (A) any sale, lease, exchange, transfer, license or other disposition, in a single transaction or series of related transactions, of (1) twenty percent (20%) or more of the net sales, net income, cash flow or consolidated assets of the Company and its Subsidiaries, taken as a whole, or (2) twenty percent (20%) or more of the combined voting power of the Company; (B) any tender offer or exchange offer that if consummated would result in any Person or group acquiring beneficial ownership of twenty percent (20%) or more of the combined voting power of the Company; (C) the issuance by the Company of twenty percent (20%) or more of its voting securities; or (D) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, share exchange or other transaction involving the Company or any of its Subsidiaries in which a Third Party or its shareholders, if consummated, would acquire (1) twenty percent (20%) or more of the net sales, net income, cash flow or consolidated assets of the Company and its Subsidiaries, taken as a whole, or (2) twenty percent (20%) or more of the combined voting power of the Company or the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing.

“Antitrust Authorities” means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition law authorities of any other jurisdiction (whether United States, foreign or multinational).

“Applicable Law” means, with respect to any Person, any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Balance Sheet” means the consolidated audited balance sheet of the Company as of December 31, 2013 and the notes thereto, as contained in the Company SEC Documents.

“Company Balance Sheet Date” means December 31, 2013.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Company Compensatory Award” means each Company Option and Company Restricted Stock Award that was granted pursuant to a Company Stock Plan.

“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent and Merger Sub in connection with the execution of this Agreement.

“Company IP” means all Intellectual Property Rights owned or purported to be owned by any Acquired Company.

“Company Material Adverse Effect” means a material adverse effect on the assets, liabilities, business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, nor shall any of the following (including the effect of any of the following) be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) any change after the date of this Agreement in Applicable Law, GAAP or any applicable accounting standards or any interpretation thereof; (b) general economic, political or business conditions or changes therein in the geographies in which the Acquired Companies operate (including commencement, continuation or escalation of war, armed hostilities or national or international calamity); (c) financial and capital markets conditions, including interest rates and currency exchange rates, and any changes therein in the geographies in which the Acquired Companies operate; (d) any change generally affecting the industries in which the Company and its Subsidiaries operate in the geographies in which the Acquired Companies operate; (e) the entry into or announcement of this Agreement, the pendency or consummation of the Transactions or the performance of this Agreement; (f) the compliance with the terms of this Agreement or the taking of any action (or the omission of any action) required or contemplated by this Agreement; (g) any act of God or natural disaster; (h) any acts of terrorism or change in geopolitical conditions in the geographies in which the Acquired Companies operate; (i) any failure of the Company and its Subsidiaries to meet any projections or forecasts (provided that clause (i) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect)); or (j) any matter to which Parent hereafter consents in writing; provided, further, that in the case of the foregoing clauses (a), (b), (c), (d), (g) and (h), except to the extent that such matters materially and disproportionately impact the Company and its Subsidiaries (taken as a whole) relative to other businesses in the industries in which the Company and its Subsidiaries operate.

“Company Option” means any option to purchase Company Common Stock which was granted pursuant to a Company Stock Plan.

“Company Preferred Stock” means the preferred stock, $0.01 par value per share, of the Company.

“Company Products” means the products and services currently designed, developed, manufactured, offered, provided, marketed, licensed, sold, distributed, supported or otherwise made available by or for any Acquired Company, including any product or service currently under development by any Acquired Company.

“Company Restricted Stock” means a share of Company Common Stock granted pursuant to a Company Stock Plan which is subject to vesting or other lapse restrictions.

“Company Restricted Stock Award” means any award of Company Restricted Stock that was granted pursuant to a Company Stock Plan.

“Company Stock Plans” means the Company’s 2000 Stock Incentive Plan, as amended, the Company’s 2002 Equity Incentive Plan and the Company’s 2005 Equity Incentive Award Plan.

“Company Termination Fee” means an amount equal to $8,085,665.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of February 4, 2014 between Parent and the Company.

“Contract” means any legally binding contracts, agreements, subcontracts, leases, purchase orders, licenses, notes, bonds, mortgages, indentures, commitments or other instruments or obligations, in each case whether written or oral.

“Debt Commitment Letters” means one or more executed commitment letters with respect to a debt facility, dated the date hereof, including all exhibits, schedules and annexes thereto and any associated fee letter from the Financing Sources, pursuant to which the Financing Sources have committed, subject to the terms and conditions set forth therein, to provide to Parent and Merger Sub the amount of financing set forth therein, which, among other uses, will be used by Parent or Merger Sub to fund the payment of a portion of the Merger Consideration.

“Environmental Laws” means Applicable Laws governing the protection of human health or the environment, including any Applicable Laws governing production, use, storage, treatment, transportation, disposal handling, emissions, discharges, releases or threatened releases of, or exposure to, Hazardous Substances, or the investigation, clean-up or remediation of Hazardous Substances, in each case, as in effect on or as interpreted as of the date hereof or the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCC” means the Federal Communications Commission.

“Financing Source” means, in its capacity as such, any arranger, agent or lender party to the Debt Commitment Letters or the Financing Agreements.

“Financing Source Parties” means, in their capacity as such, the Financing Sources and their Affiliates and the former, current or future general or limited partners, shareholders, managers, members, directors, officers, employees and agents and Representatives of any such person; provided, that in no event shall Parent, Merger Sub or any of their Affiliates be a Financing Source Party.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal or any self-regulatory organization (including NASDAQ).

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Substances” means any (i) pollutant, contaminant, chemical, (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste, (iii) petroleum or any fraction or product thereof, (iv) asbestos or asbestos-containing material, (v) polychlorinated biphenyl, (vi) chlorofluorocarbons, and (vii) other substance, material or waste, in each case, which are regulated under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person as of any date, (i) any liability of that Person (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, reimbursements and all other amounts payable in connection therewith): (a) for borrowed money; (b) evidenced by a note, debenture or similar instrument; (c) for a purchase money obligation or similar obligation given in connection with the acquisition of any property or assets, including securities; (d) for the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (e) under any lease or similar arrangement that is required in accordance with GAAP to be accounted for by the lessee as a capital lease; or (f) arising out of interest rate swap arrangements and any other arrangements designed to provide protection against fluctuations in interest, and (ii) any guarantee by that Person of any such liability of others described in the preceding clause (i); provided, however, that Indebtedness shall not include (x) undrawn letters of credit and reimbursement obligations in respect of undrawn letters of credit, (y) any liabilities related to inter-company debt between the Company and one or more of its Subsidiaries and (z) any redemption premium, prepayment penalty or similar payment with respect to leases included in the Indebtedness to the extent such leases are not required by their terms to be repaid in full at the Effective Time.

“Intellectual Property Rights” means and includes all: (i) United States and foreign patents, including utility models, industrial designs and design patents, and applications and disclosures relating thereto (and any patents that issue as a result of those patent applications), and any renewals, reissues, reexaminations, extensions, continuations, continuations-in-part, continuing prosecution applications, provisionals, divisions and substitutions relating to any of the patents and patent applications, as well as all related foreign patent and patent applications that are counterparts to such patents and patent applications (collectively, “Patents”); (ii) United States and foreign trademarks, trade names, service marks, service names, trade dress, logos, slogans, corporate names, brand names, and other forms of indicia of origin, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof (collectively, “Trademarks”); (iii) rights in works of authorship including any United States and foreign copyrights and rights under copyrights, whether registered or unregistered, including exclusive exploitation rights and moral rights, and any registrations and applications for registration thereof (collectively, “Copyrights”); (iv) rights in databases and data collections (including knowledge databases, customer lists and customer databases) under the laws of the United States or any other jurisdiction, whether registered or unregistered, and any applications for registration therefor; (v) trade secret rights and other rights in know-how and confidential or proprietary information, commercially practiced processes, business plans, designs, technical data, customer data, financial information, pricing and cost information; (vi) URLs and domain names, including any registrations thereof; (vii) inventions (whether or not patentable); and (viii) other proprietary or intellectual property rights recognized in any jurisdiction worldwide.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, (i) with respect to the Company the actual knowledge of each of James F. Geiger, J. Robert Fugate, Henry C. Lyon, William H. Weber, Tommy Varnell, Brent Cobb, Carrie Wheeler, Chris Gatch and Rob Clancy, and (ii) with respect to Parent and Merger Sub, the actual knowledge of each of Vincent Oddo, Chris Aversano, Edward James and Chris Bunce.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, easement, security interest, claim, pledge, charge or other lien or similar adverse claim of any kind.

“Marketing Period” means the period of 20 Business Days defined as the “Marketing Period” in Section 5 of Exhibit B to the Debt Commitment Letters of even date herewith. Notwithstanding the foregoing, (i) the “Marketing Period” will not commence and will be deemed not to have commenced if, on or prior to the completion of such consecutive 20-Business Day period, the Company will have announced (y) any intention to restate any of the historical financial statements included in the Required Information or (z) that any such restatement is under consideration or may be a reasonable possibility, in which case the Marketing Period will be deemed not to commence unless and until such restatement has been completed and the applicable Required Information has been amended or the Company has announced that it has concluded that no restatement will be required, (ii) if the Company will in good faith reasonably believe it has delivered the Required Information, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Required Information will be deemed to have been delivered on the date specified in that notice, unless Parent in good faith reasonably believes the Company has not completed delivery of the Required Information and, within three Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with reasonable specificity which Required Information Parent reasonably believes the Company has not delivered); provided, however, that notwithstanding this clause (ii), the Required

Information shall be deemed delivered if, in fact, Parent shall have actually received the Required Information, (iii) notwithstanding anything to the contrary, the Marketing Period shall end on any earlier date that is the date on which (A) the proceeds of the Financing are obtained or (B) Parent or one or more of its Affiliates enters into definitive documentation with respect to the Financing which does not contain any condition which is the same or comparable to Section 5 of Exhibit B to the Debt Commitment Letters of even date herewith with respect to the Financing (including on a delayed-draw basis) and (iv) notwithstanding anything to the contrary in this Agreement, the Marketing Period will end on the earlier of (A) 5 Business Days prior to the End Date, and (B) the date (the “Certain Conditions Satisfied Date”) that is 25 Business Days after the date on which all conditions set forth in Section 8.01 (a), (b), (d) and (e) shall have been satisfied or waived by Parent, provided, that the Company has furnished to Parent and the Financing Sources all Required Information (to the extent required at the time delivered) at least 26 Business Days prior to the Certain Conditions Satisfied Date (and, if not, the 25 Business Day period described in the foregoing clause (B) shall be extended by the number of Business Days less than 26 by which the Company had delivered such Required Information prior to the Certain Conditions Satisfied Date); provided, further, that for the avoidance of doubt, the term “Required Information” (solely for the purposes of use of such term in this definition of “Marketing Period” and not for the use of such term elsewhere in this Agreement) will not include financial statements in respect of any fiscal quarter commencing after March 31, 2014 if such fiscal quarter (x) has not concluded at the commencement of the Marketing Period or (y) has concluded within the 44 days preceding the commencement of the Marketing Period.

“Material Leased Real Property” means each parcel of real property leased by the Company or one of its Subsidiaries, the lease of which may not be terminated by the Company or its Subsidiaries, at will or by giving notice of 90 days or less, without cost or penalty and provides for annual rental payments in excess of $100,000.

“NASDAQ” means the Nasdaq Global Market.

“Owned Real Property” means the real property owned by the Company or any of its Subsidiaries, together with all buildings and other structures, facilities or improvements located thereon.

“Parent Termination Fee” means an amount equal to $16,166,830.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by (if then appropriate) appropriate proceedings and for which adequate reserves have been established in accordance with GAAP in the Company’s financial statements included in the Company SEC Documents, (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or encumbrances arising by operation of Applicable Law for amounts not yet due and payable or that are being contested in good faith by (if then appropriate) appropriate proceedings and, to the extent applicable, for which adequate reserves have been established in accordance with GAAP in the Company’s financial statements included in the Company SEC Documents, (c) with respect to Real Property, (i) Liens disclosed on existing title reports or existing surveys made available to Parent and (ii) such other non-monetary Liens, if any, which would not, individually or in the aggregate, interfere materially with the ordinary conduct of the business of the Company and its Subsidiaries at such Real Property or, with respect to Owned Real Property, materially detract from the value of such Real Property, (d) Liens securing Indebtedness reflected in the Company Disclosure Letter or the Company Balance Sheet, (e) Liens to be released on or prior to the Closing Date, and (f) any other customary Liens affecting the tangible personal property of the Company and its Subsidiaries which would not, individually or in the aggregate, interfere materially with any present use of such property or assets or the ordinary course of the business of the Company and its Subsidiaries.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Proceeding” means any claim, action, suit, audit, assessment, litigation, examination, hearing, arbitration or inquiry, or any proceeding or investigation, by or before any Governmental Authority or arbitrator (public or private).

“Real Property” means the Leased Real Property and the Owned Real Property.

“Registered IP” means all Intellectual Property Rights that are registered, recorded, filed or issued under the authority of any Governmental Authority, including all Patents, registered Copyrights, applications to register Copyrights, registered Trademarks, applications to register Trademarks (including intent-to-use applications), registered mask works, domain names and all applications for any of the foregoing.

“Representatives” means a Person’s officers, directors, employees, agents, attorneys, accountants, advisors and other authorized representatives.

“Required Information” means (i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the last three full fiscal years ended at least 90 days prior to the Closing Date (it being acknowledged and agreed by the parties to this Agreement that the information contemplated by this clause (i) has already been delivered to Parent); (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for each subsequent fiscal quarter ended at least 45 days prior to the Closing Date (excluding the fourth quarter of any fiscal year) (it being acknowledged and agreed by the parties to this Agreement that, with respect to each fiscal quarter, the information contemplated by this clause (ii) will be deemed to be delivered to Parent upon the filing by the Company of its Quarterly Report on Form 10-Q for such fiscal quarter with the SEC); and (iii) all financial, business and other pertinent information regarding the Company and its Subsidiaries as is required to allow Buyer to satisfy the conditions set forth in paragraphs 4 and 5 of Exhibit B to the Debt Commitment Letter (solely with respect to information regarding the Company and its Subsidiaries) and excluding any historical financial statements, which are addressed solely in clause (i) and (ii) above); provided, that, notwithstanding anything in this Agreement to the contrary, in no event shall the information required to be delivered pursuant to this definition be deemed to include, or shall the Company otherwise be required to provide any information described in the proviso to clause (ii) of Section 7.10(b).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to a Person, a corporation or other entity of which (i) more than fifty percent (50%) of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person, or (ii) such Person is a general partner.

“Superior Proposal” means a bona fide written Acquisition Proposal (except the references therein to “twenty percent (20%)” shall be replaced by “fifty percent (50%)”) made by a Third Party which, the Company Board determines in good faith, after consultation with its financial and outside legal advisors, taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal (including conditions to consummation), (A) if accepted, is reasonably likely to be consummated in accordance with its terms and (B) if consummated would result in a transaction that is more favorable to the Company’s stockholders from a financial point of view than the Transactions (including any adjustment to the terms and conditions to which Parent irrevocably commits in accordance with Section 6.02(d)).

“Takeover Statute” means Section 203 of the DGCL.

“Tax” means any and all taxes, including any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax.

“Tax Return” means any return, report, declaration, information return or other document (including schedules thereto, other attachments thereto or amendments thereof) filed or required to be filed with any Taxing authority in connection with the determination, assessment or collection of any Tax, or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Third Party” means any Person other than Parent, Merger Sub and their respective Affiliates.

“Transactions” means the Merger and the other transactions contemplated by this Agreement.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	6.02(c)
Aggregate Merger Consideration Cap	3.01(a)
Agreement	Preamble
Alternative Acquisition Agreement	6.02(a)
Alternative Financing	7.10(a)
Antitrust Laws	4.03
Book-Entry Shares	3.01(b)
Cancelled Shares	3.01(d)
Capitalization Date	4.05(a)
Certificate	3.01(b)
Certificate of Merger	2.02(a)
Charter Documents	4.01(c)
Closing	2.01
Closing Date	2.01
Communications Act	4.15(c)
Company	Preamble
Company Board	Recitals
Company Board Recommendation	4.02(b)
Company Closing Certificate	8.02(d)
Company Cure Period	9.01(e)
Company Financial Advisor	4.20
Company Financial Statements	4.06(a)
Company Fundamental Representations	8.02(a)(i)
Company Licenses	4.15(a)
Company Material Contract	4.09(a)
Company Parties	9.03(e)
Company SEC Documents	4.06(a)
Company Stockholder Meeting	7.02(c)
Continuing Employee	7.07(a)
Copyrights	1.01
Debt Commitment Letters	Recitals
Delaware Secretary of State	2.02(a)
DGCL	Recitals
Dissenting Share	3.06
DTC	3.02(e)
DTC Payment	3.02(e)

Term	Section
Effective Time	2.02(a)
Employee Plans	4.17(a)
End Date	9.01(b)
Enforceability Exceptions	4.02(a)
Exchange Fund	3.02(a)
FCC Consents	4.03
FCC Rules	4.15(c)
FCC Submissions	7.01(a)
Financing	5.08(a)
Financing Agreements	7.10(a)
Insurance Policies	4.14
Interconnection Agreement	4.21(b)
Leased Real Property	4.12(b)
Merger	Recitals
Merger Consideration	3.01(a)
Merger Sub	Preamble
Network Facilities	4.21(a)
Notice of Adverse Recommendation Change	6.02(d)
Offering Documents	7.10(b)
Option Consideration	3.05(a)
Parent	Preamble
Parent Closing Certificate	8.03(c)
Parent Cure Period	9.01(f)
Parent Fundamental Representations	8.03(a)(i)
Parent Parties	9.03(e)
Patents	1.01
Paying Agent	3.02(a)
Proxy Date	7.02(c)
Proxy Statement	7.02(a)
PSC Consents	4.03
PSC Rules	4.15(c)
PSC Submissions	7.01(a)
Required Company Stockholder Approval	4.02(a)
Sarbanes-Oxley Act	4.06(a)
Solvent	5.08(b)
State PSC	4.15(a)
State Telecommunications Laws	4.15(c)
Surviving Corporation	2.02(a)
Telecommunications Act	4.21(b)
Terminating Company Breach	9.01(e)
Terminating Parent Breach	9.01(f)
Trademarks	1.01
UNEs	4.21(b)
U.S. Employee Plans	4.17(c)

Section 1.02 Definitional and Interpretative Provisions.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation,” and (vi) the word “or” shall be disjunctive but not exclusive.

(b) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(c) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder.

(d) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(e) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

(f) The word “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.

(g) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(h) All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(i) The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(j) Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States.

ARTICLE 2

DESCRIPTION OF THE TRANSACTION

Section 2.01 The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Transactions (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 555 Eleventh Street, NW, Washington, DC 20004, at 10:00 a.m. on the later of (a) the date which is three Business Days after the date on which all conditions set forth in Section 8.01 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), and (b) the earlier of (i) a date during the Marketing Period specified by Parent on at least two Business Days’ notice to the Company, and (ii) two Business Days following the final day of the Marketing Period, or at such other time and place as Parent and the Company may mutually agree. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.

Section 2.02 The Merger.

(a) Contemporaneously with the Closing, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a certificate of merger in the form attached hereto as Exhibit A (the “Certificate of Merger”) and executed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL in order to consummate the Merger. The Merger shall become effective at the time the Certificate of Merger has been filed with the Delaware Secretary of State (such time the “Effective Time”). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue its existence as a wholly owned Subsidiary of Parent under the laws of the State of Delaware. The Company, in its capacity as the corporation surviving the Merger, is sometimes referred to in this Agreement as the “Surviving Corporation.”

(b) The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

(c) Subject to Section 7.04, at the Effective Time, (i) the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company and the provision relating to the incorporator shall be omitted, and (ii) the bylaws of the Surviving Corporation shall be amended and restated in their entirety to be identical to the bylaws of Merger Sub in effect immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company, in each case, until thereafter amended in accordance with the DGCL and as provided in such certificate of incorporation or bylaws.

(d) From and after the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation and, unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, in each case, until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The Company shall use commercially reasonable efforts to deliver to Parent resignations of the directors of the Company to be effective as of the Effective Time.

(e) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the property, rights, privileges, powers and franchises of the Company or (ii) otherwise carry out the provisions of this Agreement, the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts (including any filing or recording) necessary, proper or desirable to vest, perfect or confirm title to and possession of such property, rights, privileges, powers and franchises in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of the Company or otherwise to take any and all such action.

ARTICLE 3

CONVERSION OF SECURITIES

Section 3.01 Effect of Merger on Capital Stock.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company or their respective stockholders, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares and except for any Dissenting Shares) shall be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $10.00 (such amount of cash hereinafter referred to as the “Merger

Consideration”), payable to the holder thereof, without interest, in accordance with Section 3.02. The parties agree that the sum of (i) the aggregate Merger Consideration (excluding with respect to shares of Company Restricted Stock issued in accordance with Section 6.01(a)(i) of the Company Disclosure Letter) and (ii) the aggregate Option Consideration will not exceed $323,426,610.00 plus the aggregate of the exercise prices of any Company Options exercised after the Capitalization Date and prior to or on the Closing Date (the “Aggregate Merger Consideration Cap”). In the event the Aggregate Merger Consideration Cap would be exceeded, the Merger Consideration will be adjusted accordingly.

(b) From and after the Effective Time, all of the shares of Company Common Stock converted into the Merger Consideration pursuant to this Article 3 shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (each, a “Certificate”) and each holder of a non-certificated share of Company Common Stock represented by book-entry (each, a “Book-Entry Share”), in each case outstanding immediately prior to the Effective Time and representing any such shares of Company Common Stock, shall thereafter cease to have any rights with respect to such securities, except the right to receive the Merger Consideration, without interest.

(c) Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be equitably adjusted to reflect such reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or stock dividend thereon.

(d) At the Effective Time, all shares of Company Common Stock that are owned directly by Parent, Merger Sub or any of their Subsidiaries immediately prior to the Effective Time or held in treasury of the Company (in each case, other than any such Company Common Stock held on behalf of Third Parties) (the “Cancelled Shares”) shall, by virtue of the Merger, and without any action on the part of the holder thereof, be cancelled and retired without any conversion thereof and shall cease to exist and no payment shall be made in respect thereof.

(e) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 3.02 Surrender and Payment.

(a) Prior to the Effective Time, Parent shall select a reputable bank or trust company (the identity of which shall be reasonably acceptable to the Company) to act as Paying Agent in the Merger (the “Paying Agent”) for the payment of (i) the Merger Consideration in respect of each share of Company Common Stock outstanding immediately prior to the Effective Time represented by a Certificate and each Book-Entry Share outstanding immediately prior to the Effective Time, in each case, other than the Cancelled Shares and except for any Dissenting Shares and (ii) the Option Consideration payable by the Paying Agent pursuant to Section 3.05. Concurrently with the Effective Time and subject to Section 3.05(a), Parent shall deposit or cause to be deposited with the Paying Agent cash in an amount sufficient to pay the aggregate Merger Consideration and Option Consideration required to be paid by the Paying Agent in accordance with this Agreement (such cash shall be referred to in this Agreement as the “Exchange Fund”). In the event the Exchange Fund shall be insufficient to make the payments in connection with the Merger Consideration contemplated by Section 3.01 or the Option Consideration contemplated by Section 3.05, Parent shall promptly deposit or cause to be deposited additional funds with the Paying Agent in an amount that is equal to the deficiency in the amount required to make such payment. The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued pursuant to Section 3.01 and the Option Consideration contemplated to be issued pursuant to Section 3.05 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

(b) As soon as reasonably practicable after the Effective Time and in any event not later than the third Business Day following the Effective Time, Parent will cause the Paying Agent to send to each holder of record of a Certificate that immediately prior to the Effective Time represented shares of Company Common Stock (other than the Cancelled Shares and except for any Dissenting Shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent) in such form as Parent and the Company may reasonably agree, for use in effecting delivery of shares of Company Common Stock to the Paying Agent, and (ii) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) in exchange for the Merger Consideration.

(c) Upon the later of the Effective Time and surrender of a Certificate (or affidavit of loss in lieu thereof) for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor and Parent shall cause the Paying Agent to pay in exchange therefor as promptly as practicable, the Merger Consideration pursuant to the provisions of this Article 3, and the Certificates surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) and as a condition to such payment the Person requesting such payment shall pay, or cause to be paid, any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

(d) Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article 3. In lieu thereof, each holder of record of one or more Book-Entry Shares whose shares of Company Common Stock were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time (or at any later time at which such Book-Entry Shares shall be so converted) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share, the Merger Consideration. No interest shall be paid or accrue on any cash payable to holders of Book-Entry Shares.

(e) Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) to ensure that (i) if the Closing occurs at or prior to 2:00 p.m. Eastern time on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount in cash in immediately available funds equal to the number of shares of Company Common Stock held of record by DTC or such nominee immediately prior to the Effective Time multiplied by the Merger Consideration (such amount, the “DTC Payment”), and (ii) if the Closing occurs after 2:00 p.m. Eastern time on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the first Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment. No interest shall be paid or accrue on the DTC Payment.

(f) After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. From and after the Effective Time, the holders of Certificates or Book-Entry Shares representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided in this Agreement or by Applicable Law. If, after the Effective Time, Certificates are presented to the Paying Agent, the Surviving Corporation or Parent, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 3.

(g) Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Company Common Stock or holders of Company Options after the date which is one year following the Effective Time shall be returned to Parent upon demand. Any holder of shares of Company Common Stock who has not exchanged his, her or its shares of Company Common Stock for the Merger Consideration in accordance with this Section 3.02 and any holder of a Company Option who has not received the Option Consideration in accordance with Section 3.05 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration or Option Consideration in respect of such holder’s shares of Company Common Stock or Company Options. Notwithstanding the foregoing, none of Parent, the Company or the Surviving Corporation shall be liable to any holder of shares of Company Common Stock or Company Options for any Merger Consideration or Option Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. Any Merger Consideration remaining unclaimed by shares of Company Common Stock at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority will become, to the extent permitted by Applicable Law, the property of Parent or its designee, free and clear of all claims or interests of any Person previously entitled thereto.

(h) All Merger Consideration or Option Consideration issued and paid upon conversion of the Company Common Stock or the Company Options, respectively, in accordance with the terms of this Agreement, shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Company Common Stock or Company Options, as the case may be.

(i) Any portion of the Merger Consideration deposited with the Paying Agent pursuant to this Section 3.02 to pay for shares of Company Common Stock for which appraisal rights shall have been perfected shall be returned to Parent upon demand.

Section 3.03 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by Parent or the Paying Agent, the posting by such Person of a bond, in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate as contemplated by this Article 3.

Section 3.04 Withholding Rights. Each of Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment pursuant to the Code or under any provision of federal, state, local or foreign Tax law. To the extent that amounts are so deducted or withheld and paid over to the appropriate Governmental Authority by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.05 Treatment of Company Compensatory Awards.

(a) Effective immediately prior to the Effective Time, each Company Option that is outstanding and unexercised shall (i) vest in full, and (ii) by virtue of the Merger and without any action on the part of the holders thereof, shall be cancelled immediately prior to the Effective Time and converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration less the exercise price per share of such Company Option, subject to any applicable withholding or other Taxes required by Applicable Law to be withheld in accordance with Section 3.04 (the “Option Consideration”). Each holder of an outstanding Company Option shall be entitled to receive in exchange for the cancellation thereof the Option Consideration, if any, with respect to each share of

Company Common Stock subject to such outstanding Company Option and Parent shall cause such payment to be made to the holder of such Company Option, if a current or former employee of the Company, through the payroll system of the Surviving Corporation or, if not a current or former employee of the Company, through the Paying Agent, in each case, payable as soon as practicable following the Closing Date (and, in the case of current or former employees of the Company, in no event later than the next regularly scheduled payroll run of the Surviving Corporation following the Closing Date). For the avoidance of doubt, if the exercise price per share of any Company Option, whether vested or unvested as of the Effective Time, is equal to or greater than the Merger Consideration, then by virtue of the occurrence of the Effective Time and without any action on the part of Parent, Merger Sub, the Company or the holders thereof, the Company Option will automatically terminate and be cancelled without payment of any consideration to the holder thereof.

(b) Effective immediately prior to the Effective Time,

(i) except as provided in Section 6.01(a)(i) of the Company Disclosure Letter, each share of Company Restricted Stock the vesting of which is time-based shall automatically become fully vested and the restrictions thereon shall lapse; and

(ii) each Company Restricted Stock Award the vesting of which is performance-based shall automatically become fully vested, and the restrictions thereon shall lapse, with respect to that number of shares of Company Restricted Stock subject to such Company Restricted Stock Award determined based on the achievement of the applicable performance goals set forth in such Company Restricted Stock Award, as measured at the Effective Time in accordance with the terms of such Company Restricted Stock Award, and any remaining unvested shares of Company Restricted Stock shall be immediately forfeited without payment of any consideration to the holder thereof.

(c) Not less than ten days prior to the Effective Time, the Company shall send a written notice in a form reasonably acceptable to Parent to each holder of an outstanding Company Option or Company Restricted Stock Award that shall inform such holder of the treatment of the Company Options and Company Restricted Stock Awards provided in this Section 3.05.

(d) Prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions that are necessary for the treatment of Company Compensatory Awards as set forth in Section 3.05.

(e) Following the Effective Time, no holder of a Company Compensatory Award or any participant in any Company Stock Plan, or other Company Employee Plan or employee benefit arrangement of the Company or under any employment agreement shall have any right hereunder to acquire any capital stock or other equity interests (including any “phantom” stock or stock appreciation rights) in the Company, any of its Subsidiaries or the Surviving Corporation.

Section 3.06 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, with respect to each share of Company Common Stock as to which the holder thereof shall have (i) not voted in favor of the Merger, (ii) properly complied with the provisions of Section 262 of the DGCL as to demand appraisal rights and (iii) not effectively withdrawn or lost its rights to appraisal (each, a “Dissenting Share”), if any, such Dissenting Shares shall not be converted into a right to receive any portion of the Merger Consideration and the holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (x) if any holder of Dissenting Shares, under the circumstances permitted by and in accordance with the DGCL, affirmatively withdraws or loses (through failure to perfect or otherwise) the right to appraisal of such Dissenting Shares, (y) if any holder of Dissenting Shares fails to establish his, her or its entitlement to appraisal rights as provided in the DGCL or (z) if any holder of Dissenting Shares takes or fails to take any action the consequence of which is that such holder is not entitled to payment for his, her or its shares under Section 262 of the DGCL, such shares of Company Common Stock held by such holder or holders (as the case may be) shall thereupon cease to constitute Dissenting Shares, and each such share of Company Common Stock shall, to the fullest extent permitted by Applicable Law, thereafter be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without interest thereon, the Merger Consideration. The Company will give Parent reasonable notice of all written notices received by the Company pursuant to Section 262 of the DGCL. Without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company shall not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. From and after the Effective Time, no holder of Dissenting Shares shall be entitled to vote his, her or its Dissenting Shares for any purpose or receive payment of dividends or other distributions with respect to his, her or its Dissenting Shares (except dividends and distributions payable to stockholders of record at a date which is prior to the Effective Time).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as set forth (subject to Section 10.05) in the Company Disclosure Letter or (ii) as disclosed in the Company SEC Documents prior to the date hereof (but, in each case, (A) without giving effect to any amendment thereof filed with, or furnished to the SEC after the date hereof and (B) excluding any disclosures contained under the heading “Risk Factors” or any disclosure of risks included in any “forward-looking statements” disclaimer), but only to the extent that such Company SEC Documents are publicly available on the SEC’s Electronic Data Gathering and Retrieval System and it is reasonably apparent from a reading of such Company SEC Documents that such disclosure is relevant to a particular Section of this Article 4 (it being understood that this clause (ii) shall not be applicable to Section 4.02 or Section 4.05), the Company represents and warrants to Parent and Merger Sub:

Section 4.01 Corporate Existence and Power.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to carry on its business as currently conducted. The Company is duly qualified to do business as a foreign corporation and, where such concept is recognized, is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Section 4.01(b) of the Company Disclosure Letter sets forth a true, correct and complete list of the Company’s Subsidiaries, each of which (i) has been duly organized and is validly existing and, where such concept is recognized, in good standing under the Applicable Laws of the jurisdiction of its organization; (ii) is duly qualified to do business and, where such concept is recognized, is in good standing as a foreign entity in all jurisdictions in which the conduct of its business or the activities it is engaged makes such licensing or qualification necessary, except where the failure to be so qualified and in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iii) has all corporate or equivalent power and authority required to carry on its business as currently conducted.

(c) The Company has delivered or made available to Parent a true and correct copy of the certificate of incorporation, bylaws or similar organizational documents, each as amended to date (the “Charter Documents”), of the Company and each of its Subsidiaries. No Acquired Company is in violation of any of the provisions of its Charter Documents.

Section 4.02 Corporate Authorization.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company Board, subject only to the approval of the Company’s stockholders as described below, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or for the Company to consummate the Transactions (other than, with respect to the Merger, the filing of the Certificate of Merger with the Delaware Secretary of State). Assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (collectively, the “Enforceability Exceptions”). The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock to adopt this Agreement (the “Required Company Stockholder Approval”) is the only vote of the holders of any of the Company Capital Stock necessary to adopt this Agreement and approve the Merger and the other Transactions.

(b) At a meeting duly called and held, the Company Board has (i) determined that this Agreement and the Transactions are fair to, advisable and in the best interests of the Company’s stockholders, (ii) approved this Agreement and the Transactions and (iii) resolved (subject to Section 6.02) to recommend adoption of this Agreement by the stockholders of the Company (such recommendation, the “Company Board Recommendation”).

Section 4.03 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no consent, approval or authorization of, or filing with, any Governmental Authority other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and any other laws analogous to the HSR Act existing in foreign jurisdictions (together with the HSR Act, “Antitrust Laws”), (iii) receipt of such consents from, or registrations, declarations, notices or filings made to or with, the FCC as are required in order to effect the transfer of control of the Company Licenses or as are otherwise necessary to consummate and make effective the Merger and the other Transactions (the “FCC Consents”), (iv) receipt of such consents from, or registrations, declarations, notices or filings made to or with, State PSCs as are required in order to effect the transfer of control of the Company Licenses or as are otherwise necessary to consummate and make effective the Merger and the other Transactions, including the Financing (the “PSC Consents”), (v) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” laws, (vi) compliance with any applicable rules of NASDAQ, and (vii) except where failure to take any such actions or filings would not reasonably be expected to have a Company Material Adverse Effect, or prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions.

Section 4.04 Non-Contravention. Except as set forth on Section 4.04 of the Company Disclosure Letter, the execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Transactions do not and will not (i) contravene, conflict with or result in any violation or breach of any provision of the Charter Documents of the Company or any of its Subsidiaries, (ii) assuming compliance with the matters referred to in Section 4.03, and subject to obtaining the Required Company Stockholder Approval, contravene, conflict with or result in a violation or breach of any Applicable Law, or (iii) assuming compliance with the matters referred to in Section 4.03, and subject to obtaining the Required Company Stockholder Approval, require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any Company Material Contract or any material permit governing the operation of the business of the Acquired Companies, except in the case of clauses (ii) and

(iii) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation, or loss that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.05 Capitalization; Subsidiaries.

(a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 15,000,000 shares of Company Preferred Stock. As of April 17, 2014 (the “Capitalization Date”), there were outstanding (i) 33,086,786 shares of Company Common Stock (including 2,204,707 shares of Company Restricted Stock), (ii) zero shares of Company Preferred Stock, and (iii) Company Options to purchase an aggregate of 2,533,215 shares of Company Common Stock.

(b) As of the Capitalization Date, the Company has reserved 2,533,215 shares of Company Common Stock for issuance on exercise, vesting or other conversion to Company Common Stock of Company Options. All outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable. Section 4.05(b) of the Company Disclosure Letter contains, as of the Capitalization Date, a complete and correct list of each outstanding Company Option and Company Restricted Stock Award, including the holder, date of grant, the number of shares of Company Common Stock subject to such Company Compensatory Award as of the date of this Agreement, exercise price and vesting schedule (including the number of vested and unvested shares as of the date of this Agreement).

(c) Except as provided in Section 4.05(a) and for changes since the Capitalization Date resulting from (x) the exercise, vesting or other conversion to Company Common Stock of Company Compensatory Awards outstanding on such date or granted after the date of this Agreement in accordance with the terms of this Agreement and (y) the grant of Company Compensatory Awards after the date of this Agreement in accordance with the terms of this Agreement, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

(d) There are no outstanding obligations of the Company to repurchase or redeem any of its securities.

(e) All outstanding shares of capital stock of the Subsidiaries of the Company are validly issued, fully paid (to the extent required under the applicable governing documents) and nonassessable, and all such shares are owned, directly or indirectly, by the Company free and clear of any Liens (other than Permitted Liens). No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or other agreements calling for it to issue, deliver or sell, or cause to be issued, delivered or sold any of its equity securities or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating such Subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or other similar agreements (except, in each case, to or with the Company or any of its Subsidiaries). There are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any of its capital stock or other equity interests.

(f) There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or equity interests of the Company or any of its Subsidiaries.

Section 4.06 Company SEC Documents; Company Financial Statements.

(a) Since January 1, 2012, the Company has timely filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, proxy statements, schedules, statements and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Company or any of its Subsidiaries with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of their respective filing dates or, if amended, the date of the last such amendment prior to the date hereof, the Company SEC Documents (i) did not (or with respect to Company SEC Documents filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder. None of the Company’s Subsidiaries is currently required to file any forms, reports or other documents with the SEC. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC comment.

(b) All of the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (collectively, the “Company Financial Statements”) (A) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Regulation S-X and except that such unaudited statements may not contain footnotes) and (B) fairly present in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries as of the dates and for the periods referred to therein (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments, none of which individually or in the aggregate were material in amount).

(c) The Company has designed and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting for the Company and its Subsidiaries. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (ii) since January 1, 2012 has disclosed to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

Section 4.07 Absence of Certain Changes. Between the Company Balance Sheet Date and the date of this Agreement, (i) there have not been any facts, circumstances, events, changes, effects or occurrences, that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practice and with modifications to past practice as publicly announced or otherwise disclosed to Parent prior to the date hereof, and (iii) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date hereof, would require consent of Purchaser pursuant to clauses (i)(1), (ii), (iv), (v), (vi), (vii) or (viii) of Section 6.01(a).

Section 4.08 No Undisclosed Liabilities; Indebtedness.

(a) There is no liability, debt or obligation of or claim against the Company or any of its Subsidiaries of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations (i) reflected or reserved for on the Company Balance Sheet or disclosed in the notes thereto, (ii) that have arisen since the Company Balance Sheet Date in the ordinary course of the operation of business of the Company and its Subsidiaries consistent with past practices, (iii) incurred in connection with the Transactions, (iv) disclosed in Section 4.08(a) the Company Disclosure Letter or (v) which would not reasonably be expected to have a Company Material Adverse Effect.

(b) As of the date hereof, the Acquired Companies have no Indebtedness except as set forth in Section 4.08(b) of the Company Disclosure Letter.

Section 4.09 Company Material Contracts.

(a) Section 4.09(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of each Contract to which the Company or any of its Subsidiaries is a party, and which falls within any of the following categories:

(i) any joint venture or partnership agreement that is material to the operation of the Company and its Subsidiaries, taken as a whole;

(ii) any Contract (other than Interconnection Agreements) that involves annual future expenditures or receipts by the Company or any of its Subsidiaries of more than $500,000;

(iii) any Contract relating to Indebtedness;

(iv) Interconnection Agreements;

(v) any Contract for Material Leased Real Property;

(vi) any Contract pursuant to which any material Intellectual Property Right is, or is required to be, licensed to any Acquired Company (other than Contracts for commercially available off-the-shelf software, non-disclosure agreements, and Contacts under which licensing of Intellectual Property Rights is incidental to the primary subject matter of the Contract);

(vii) any Contract of the Company or one of its Subsidiaries that materially restricts or limits the ability of the Acquired Companies, or the Surviving Corporation after the Effective Time, to compete in any line of business, in any geographic area or with any Person;

(viii) any settlement agreement requiring payment of $250,000 or more by any Acquired Company that has not been fully performed; and

(ix) any other “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC).

Each Contract of the type described in this Section 4.09(a) is referred to herein as a “Company Material Contract.” True and complete copies of each Company Material Contract have been made available by the Company to Parent, or publicly filed with the SEC.

(b) Each Company Material Contract is a valid, binding and enforceable obligation of the Company or one of its Subsidiaries and, to the Knowledge of the Company, of the other party or parties thereto, in accordance with its terms, subject to the Enforceability Exceptions, and each Company Material Contract is in full force and effect, except where the failure to be valid, binding, enforceable and in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (except for those Company Material Contracts that expire or terminate in accordance with their terms after the date hereof). As of the date of this Agreement, none of the Company or any of its Subsidiaries has received written notice of any material violation or default under any Company Material Contract. The Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it under each Company Material Contract and, to the Knowledge of the Company, each other party to each Company Material Contract has in all material respects performed all obligations required to be performed by it under such Company Material Contract.

Section 4.10 Compliance with Applicable Laws. Except with respect to (a) matters set forth on Section 4.10 of the Company Disclosure Letter, and (b) compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 4.18), the Company and its Subsidiaries are, and at all times since January 1, 2012 have been in compliance with, and are not and have not been in default under or violation of any Applicable Laws, except where the failure to be in compliance with such Applicable Laws has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions. As of the date hereof, none of the Company or any of its Subsidiaries has received any written notice from any Governmental Authority of a material violation of any Applicable Law at any time during the past two years.

Section 4.11 Litigation. Except (a) as set forth on Section 4.11 of the Company Disclosure Letter and (b) Proceedings under Environmental Law (as to which certain representations and warranties are made pursuant to Section 4.18), as of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened Proceedings against the Company or any of its Subsidiaries that (i) would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, or (ii) that challenges, or that would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate, the Transactions. Except those incurred in the ordinary course of its business, there is no Governmental Order binding upon the Company or any of its Subsidiaries or pursuant to which any of their respective assets is subject.

Section 4.12 Real Property.

(a) Section 4.12(a) of the Company Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of all Owned Real Property. Except as set forth on Section 4.12(a) of the Company Disclosure Letter, the Company or one of its Subsidiaries has good and marketable fee simple title to all Owned Real Property, subject only to any Permitted Liens.

(b) Section 4.12(b) of the Company Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of all Material Leased Real Property and each other parcel of real property leased by the Company or one of its Subsidiaries (the “Leased Real Property”). Except as set forth on Section 4.12(b) of the Company Disclosure Letter, (i) the Company or one of its Subsidiaries has a valid and enforceable leasehold estate in, and enjoys peaceful and undisturbed possession of, all Material Leased Real Property, subject to the Enforceability Exceptions and any Permitted Liens, (ii) the Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it under each Contract in respect of Material Leased Real Property, and (iii) as of the date of this Agreement, neither the Company nor any Subsidiary has received any written notice from any lessor of such Material Leased Real Property of, nor does the Company have Knowledge of the existence of, any default, event or circumstance that, with notice or lapse of time, or both, would constitute a default by the party that is the lessee or lessor of such Material Leased Real Property.

Section 4.13 Intellectual Property.

(a) Section 4.13(a) of the Company Disclosure Letter accurately identifies as of the date hereof each material item of Registered IP owned by any Acquired Company and the jurisdiction in which such item of Registered IP has been registered or filed and the applicable application, registration, or serial or other similar identification number and any other Person that has an ownership interest (other than a Permitted Lien) in such item of Registered IP. To the Knowledge of the Company, each material item of Registered IP is valid and subsisting and (except for applications) enforceable. To the Knowledge of the Company, the Acquired Companies have made all filings and payments and taken all other actions required to be made or taken to maintain each material item of Registered IP.

(b) The Acquired Companies exclusively own all right, title and interest to and in the Company IP free and clear of any Liens (other than Permitted Liens and non-exclusive licenses granted by the Acquired Companies in the ordinary course). Except as set forth in Section 4.09(a)(vi) of the Company Disclosure Letter, no Acquired Company has granted any exclusive right to use any material Company IP to any Person. The Acquired Companies have a policy requiring each Person who is or was an employee, officer, director, consultant or contractor of any Acquired Company and who is or was involved in the creation or development of any Company IP to sign an agreement containing (i) an assignment to the applicable Acquired Company of all Intellectual Property Rights in such Person’s contribution to the Company IP, and (ii) non-disclosure obligations for the protection of trade secrets of the Acquired Companies.

(c) To the Knowledge of the Company, each of the Acquired Companies owns or otherwise has the right to use all Intellectual Property Rights which are material to the conduct of business of the Acquired Companies as currently conducted, taken as a whole, and are used in, held for use in, or necessary for the conduct the business of the Acquired Companies as currently conducted.

(d) To the Knowledge of the Company, none of the Acquired Companies are currently infringing or misappropriating any Intellectual Property Right of any other Person. No material claims of infringement, misappropriation, or similar claim involving Intellectual Property Rights of another Person or related Proceeding or investigation is pending or to the knowledge of the Company threatened against any Acquired Company. No Acquired Company has from January 1, 2012 through the date hereof, received any written notice alleging infringement or misappropriation of any Intellectual Property Right of another Person.

(e) The Acquired Companies take commercially reasonable measures to protect, safeguard and maintain the confidentiality of all material proprietary information which is owned by an Acquired Company and which the Acquired Companies hold as a trade secret.

Section 4.14 Insurance Coverage. The Company has made available to Parent true and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries (the “Insurance Policies”). Each of the Insurance Policies is in full force and effect, all premiums due thereon have been paid in full and the Company and its Subsidiaries are in compliance in all material respects with the terms and conditions of such Insurance Policies. There is no claim in excess of $250,000 by any Acquired Company pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed. No Acquired Company has received written notice of any pending or threatened cancellation with respect to any Insurance Policies.

Section 4.15 Regulatory Matters.

(a) Except as set forth on Section 4.15(a) of the Company Disclosure Letter, and except with respect to licenses, approvals, consents, registrations and permits required under applicable Environmental Laws (as to which certain representations and warranties are made pursuant to Section 4.18), the Company and its Subsidiaries hold all material permits, approvals, authorizations, certificates, registrations and licenses issued by the FCC or the state public service or public utility commissions or other similar state regulatory bodies (“State PSCs”), and all other material regulatory permits, approvals, licenses and other authorizations, including franchises, ordinances and other agreements granting access to public rights of way, issued or granted to the Company or any of its Subsidiaries by a Governmental Authority (the “Company Licenses”) that are required for the Company and each of its Subsidiaries to conduct its business, as presently conducted, except where the failure to hold Company Licenses has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions.

(b) Each Company License is valid and in full force and effect and has not been suspended, revoked, cancelled or adversely modified, except where the failure thereof to be in full force and effect, or the suspension, revocation, cancellation or modification thereof, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No Company License is subject to (i) any conditions or requirements that have not been imposed generally upon licenses in the same service, unless such conditions or requirements are set forth on the face of the applicable authorization or would not reasonably be expected to have a Company Material Adverse Effect, or (ii) any pending proceeding by or before the FCC or State PSCs to suspend, revoke or cancel such Company License, or any judicial review of a decision by the FCC or State PSCs with respect thereto, unless such pending proceeding or judicial review has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions. To the Knowledge of the Company, there has not been any event, condition or circumstance that would preclude any Company License from being renewed in the ordinary course (to the extent that such Company License is renewable by its terms), except where the failure thereof to be renewed would not reasonably be expected to have a Company Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions.

(c) The licensee of each Company License is in compliance with such Company License and has fulfilled and performed all of its obligations with respect thereto, including all reports, notifications and applications required by the Communications Act of 1934, as amended (the “Communications Act”), or the rules, regulations, written policies and orders of the FCC (together with the Communications Act, the “FCC Rules”) or similar state telecommunications laws (the “State Telecommunications Laws”) and the rules, regulations, written policies and orders of State PSCs (collectively with the State Telecommunications Laws, the, “PSC Rules”), and the payment of all regulatory fees and contributions, except (i) for exemptions, waivers or similar concessions or allowances and (ii) where such failure of such licensee to be in compliance, fulfill or perform its obligations or pay such fees or contributions has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions.

(d) Section 4.15(d) of the Company Disclosure Letter sets forth a list of all material regulatory permits, approvals, authorizations, certificates, registrations and licenses issued or granted to the Company or any of its Subsidiaries by the FCC or any PSC, in each case, that constitute Company Licenses, together with the name of the entity holding such Company License. The Company or a wholly owned Subsidiary of the Company directly or indirectly owns one hundred percent (100%) of the equity interests and controls one hundred percent (100%) of the voting power and decision-making authority of each licensee of the Company Licenses, except where the failure to own such equity or control such voting power and decision making authority of such licensees has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No Company License, order or other agreement, obtained from, issued by or concluded with any State PSC would impose restrictions of the ability of any Subsidiary of the Company to make payments, dividends or other distributions to the Company or any other Subsidiary that limits, or would reasonably be expected to limit, the cash funding and management alternatives of the Company on a consolidated basis in a manner disproportionate to restrictions applied by other State PSCs.

Section 4.16 Tax Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect,

(a) all Tax Returns required to be filed by or with respect to an Acquired Company have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are true, correct and complete in all respects; no Acquired Company is currently the beneficiary of any extension of time within which to file any Tax Return;

(b) all Taxes of each Acquired Company (whether or not shown to be due and payable on any Tax Return) have been timely paid (other than Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company Financial Statements in accordance with GAAP);

(c) no deficiency for any amount of Taxes has been proposed, asserted or assessed, in each case, in writing by any Governmental Authority against any Acquired Company that remains unpaid;

(d) there are no audits, examinations or other Proceedings ongoing or pending with respect to any Taxes of any Acquired Company;

(e) there are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of any Acquired Company (other than extensions that arise as a result of filing Tax Returns by the extended due date therefor);

(f) all Taxes required to be withheld or collected by an Acquired Company have been withheld and collected and, to the extent required by Applicable Law, timely paid to the appropriate Governmental Authority;

(g) there are no Liens for Taxes upon any property or assets of any Acquired Company, except for Liens for current Taxes not yet delinquent that may thereafter be paid without interest or penalty, and Liens for Taxes being contested in good faith by (if then applicable) appropriate proceedings and for which adequate reserves have been established on the Company Financial Statements in accordance with GAAP;

(h) in the last two years, no Acquired Company has been a party to any transaction treated by the parties as a distribution to which Section 355 of the Code applies;

(i) no Acquired Company (i) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a United States consolidated federal income Tax Return (other than the affiliated group of which the Company is the common parent), (ii) has any liability for the Taxes of any other Person (other than another Acquired Company) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Tax law or as a transferee or successor or by Contract or otherwise; or (iii) is a party to any Tax sharing agreement, in the case of clauses (ii) and (iii), other than pursuant to any Contracts or agreements not primarily related to Taxes; and

(j) no Acquired Company has engaged in a listed transaction within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

Section 4.17 Employees and Employee Benefit Plans.

(a) Section 4.17(a) of the Company Disclosure Letter sets forth an accurate and complete list identifying each material “employee benefit plan,” as defined in Section 3(3) of ERISA, each material employment, severance or similar Contract and each other plan or arrangement (written or oral) providing for compensation, bonuses, commission, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits, change of control payments, post-employment or retirement benefits and other time-off benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by any Acquired Company or any ERISA Affiliate and covers any employee or former employee of any Acquired Company, or with respect to which such Acquired Company has any liability, other than governmentally administered plans and plans mandated by Applicable Law. Such plans are referred to collectively herein as the “Employee Plans.” Except as set forth in Section 4.17(a) of the Company Disclosure Letter, there are no stock option, restricted stock or other stock related Employee Plans other than the Company Stock Plans.

(b) No Acquired Company or any ERISA Affiliate (nor any predecessor thereof) maintains, contributes to, or has any obligation with respect to, or has in the preceding six years maintained, contributed to, or had any obligation with respect to any pension plan subject to Title IV of ERISA or Section 412 or Section 430 of the Code, any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, a multiple employer plan, as defined in Section 413(c) of the Code, or a multiple employer welfare arrangement, as defined in Section 3(40) of ERISA.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect, each Acquired Company (i) has performed all obligations required to be performed by such Acquired Company under each Employee Plan established or maintained for the benefit of any employee or service provider (or former employee or service provider) who performs services in the United States of America (the “U.S. Employee Plans”) and (ii) is not in default with respect to or in violation of, and has no Knowledge of any default or violation by any other party to, any U.S. Employee Plan. Except as has not had and would not reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect, each U.S. Employee Plan has been established and maintained in accordance with its terms and in compliance with Applicable Law, including ERISA and the Code. Each U.S. Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (or, in the case of an Employee Plan that is maintained pursuant to the adoption of a master or prototype or volume submitter plan document, the sponsor of the master or prototype or volume submitter document has obtained from the IRS an opinion letter to the effect that the form of such document is acceptable for the establishment of a qualified retirement plan), or has pending or has time remaining in which to file, an application for such determination from the IRS, and, to the Knowledge of the Company, there is no reason why any such determination (or opinion) letter should be revoked or not be reissued.

(d) Except as provided in this Agreement or as required by Applicable Law, and except as set forth in Section 4.17(d) of the Company Disclosure Letter, the consummation of the Transactions will not (either alone or together with any other event, including a subsequent termination of employment or services) entitle any current or former employee or independent contractor of any Acquired Company to severance pay or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Plan (including any acceleration of vesting with respect to a Company Compensatory Award held by employees of an Acquired Company as a result of the Transaction or any termination of employment in connection therewith). Except as set forth in Section 4.17(d) of the Company Disclosure Letter, no payment or benefit (including vesting of Company Compensatory Awards) that will or may be made by any Acquired Company or their ERISA Affiliates to any current or former employee or other service provider of any Acquired Company is reasonably expected to be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code. There is no Contract by which any Acquired Company is bound to compensate any employee for excise Taxes paid pursuant to Section 4999 of the Code.

(e) Except as set forth on the Company Balance Sheet or as set forth in Section 4.17(e) of the Company Disclosure Letter, no Acquired Company or ERISA Affiliate has any current or projected liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of any Acquired Company or any ERISA Affiliate, except as required under Section 4980B of the Code or under Part 6 of Subtitle B of Title I of ERISA or except for the continuation of coverage through the end of the calendar month in which termination from employment occurs. No condition exists that would prevent any Acquired Company or any ERISA Affiliate from amending or terminating any Employee Plan that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA in accordance with its terms.

(f) No Acquired Company is a party to or bound by, or is currently negotiating in connection with entering into, any collective bargaining agreement or other labor-related contract or arrangement with a labor union, works council or similar organization. There are no labor unions or other organizations representing, or, to the Knowledge of the Company, purporting to represent or attempting to represent, any employee of the Acquired Companies, nor has any such action or attempt occurred within the past three years. There is no pending or, to the Knowledge of the Company, threatened labor strike, dispute, walkout, work stoppage, slowdown or lockout with respect to employees of the Acquired Companies, and no such strike, dispute, walkout, slowdown or lockout has occurred within the past three years. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Acquired Company is in compliance with all Applicable Laws regarding employment, employment practices, terms and conditions of employment, employment safety and health, immigration, wages and hours, and employee-independent contractor classification, and with respect to employees each Acquired Company (i) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing and (ii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits for employees (in each case, other than routine payments to be made in the normal course of business, and not yet overdue, and consistent with past practice). There are no pending, or the Knowledge of the Company, threatened Proceedings or, to the Knowledge of the Company, investigations, pertaining to employment or employment practices between any Acquired Company and any of its respective current or former employees, in each case, as would reasonably be expected to have a Company Material Adverse Effect. The Acquired Companies are in compliance in all material respects with the Worker Adjustment and Retraining Act of 1998, as amended.

(g) No Acquired Company has engaged in any transaction with respect to any Employee Plan that would be reasonably likely to subject any Acquired Company to any Tax or penalty (civil or otherwise) imposed by ERISA, the Code or other Applicable Law that could reasonably be expected to have a Company Material Adverse Effect. There do not exist any pending or, to the Knowledge of the Company, threatened Proceedings (other than routine claims for benefits) with respect to any Employee Plan that could reasonably be expected to have a Company Material Adverse Effect.

(h) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Employee Plan or other Contract to which one of the Acquired Companies is a party and that is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) (i) has, at all times since the adoption of Section 409A of the Code, been administered in all material respects in good-faith compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder, (ii) has been, since the later of (A) January 1, 2009 and (B) such Employee Plan’s or Contract’s inception date, in a written form that complies with, and has been administered in compliance with, Section 409A of the Code and the final regulations promulgated and in effect thereunder, and (iii) no amount under any such plan or arrangement is or has been subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code. Neither the Company nor any other Acquired Company has any obligation to gross-up or indemnify any individual with respect to any such Tax.

Section 4.18 Environmental Matters. Except as set forth on Section 4.18 of the Company Disclosure Letter, the Company and its Subsidiaries are and at all times since January 1, 2012 have been in compliance with, and are not and have not been in default under or in violation of any Environmental Laws, except for any such instance of non-compliance that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Section 4.18 of the Company Disclosure Letter, the Company and its Subsidiaries hold all permits required under applicable Environmental Laws to permit the Company and its Subsidiaries to operate their assets in a manner in which they are now operated and maintained and to conduct the business of the Company and its Subsidiaries as currently conducted, except where the absence of any such permit has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Section 4.18 of the Company Disclosure Letter, as of the date of this Agreement, there are no written claims or notices of violation pending or, to the Knowledge of the Company, issued to or threatened, against the Company or any of its Subsidiaries alleging violations of or liability under any Environmental Law, except for any such claim or notice that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. This Section 4.18 provides the sole and exclusive representations and warranties of the Company in respect of environmental matters, including any and all matters arising under Environmental Laws.

Section 4.19 Information in the Proxy Statement. The Proxy Statement (and any amendment thereof or supplement thereto) at the date mailed to the Company’s stockholders and at the time of any meeting of the Company’s stockholders to be held in connection with the Merger, and at the time of any amendments thereof or supplements thereto, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements therein based on information supplied by Parent or Merger Sub for inclusion in the Proxy Statement. Any financial projections or forward-looking statements in the Proxy Statement will be prepared by the Company in good faith. The Proxy Statement (and any amendment thereof or supplement thereto) will comply as to form in all material respects with the provisions of the Exchange Act and any other applicable federal securities laws.

Section 4.20 No Brokers. Except for UBS Securities LLC (the “Company Financial Advisor”), there is no investment banker, broker, finder or other financial intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the Transactions.

Section 4.21 Networks.

(a) Section 4.21(a) of the Company Disclosure Letter sets forth, as of the date hereof, the following information related to the network of the Company and its Subsidiaries: (i) a list of all switch locations of the Company and its Subsidiaries and (ii) maps that depict generally the fiber routes operated by the Company and its Subsidiaries (collectively, the “Network Facilities”). The Network Facilities described in Section 4.21(a) of the Company Disclosure Letter, taken as a whole, are in all material respects in good operating condition and repair, ordinary wear and tear excepted. With respect to each Network Facility, except as set forth on Section 4.21(a) of the Company Disclosure Letter, to the Knowledge of the Company, any notices or other actions required to be taken to renew the term of such Network Facility for any upcoming renewal term have been taken or given in the manner and within the time provided in such Network Facility agreement or contract (or the time period provided for giving of such notice or to undertake such action has not expired) to effectively renew the term of such Network Facility agreement or contract for the upcoming term thereof to the extent that such Network Facility agreement or contract is renewable by its terms and the Company or its applicable Subsidiary intends to renew such Network Facility agreement or Contract. To the Knowledge of the Company, as of the date of this Agreement, no event has occurred, or circumstance exists, that, but for the passage of time or giving of notice, would preclude any Network Facility agreement or Contract from being renewed in accordance with the terms thereof to the extent the Company or its applicable Subsidiary intends to renew such Network Facility agreement or contract. Each of the Network Facilities described in Section 4.21(a) of the Company Disclosure Letter is free and clear of all Liens (other than Permitted Liens), subject, however, to the terms of the agreements or contracts pursuant to which such Network Facilities were acquired.

(b) Section 4.21(b) of the Company Disclosure Letter lists, as of the date hereof, material interconnection agreements entered into pursuant to Sections 251 and 252 of the Telecommunications Act of 1996 (the “Telecommunications Act”) in the states of California, Colorado, Florida, Georgia, Illinois, Texas and Washington which represent the highest revenue-producing states for the Company’s and its Subsidiaries’ regulated businesses, including amendments to implement the FCC’s Triennial Review Remand Order, to the extent such amendments have been adopted (the “Interconnection Agreements”), between the Company or its Subsidiaries and the largest incumbent local exchange carriers in such states. All Interconnection Agreements include the general terms, conditions and pricing for any unbundled network elements (“UNEs”), collocation or other network facilities or services provided under Sections 251 and 252 of the Telecommunications Act.

Section 4.22 Personal Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Subsidiary of the Company owns and has good title to all of its personal property and has valid leasehold interests under enforceable leases in all of its leased properties, in the case of each of the foregoing, free and clear of all Liens except for Permitted Liens.

Section 4.23 Opinion. The Company Board has received an opinion from the Company Financial Advisor to the effect that, as of the date of such opinion and subject to the assumptions, limitations and qualifications set forth in such opinion, the Merger Consideration to be received by holders of shares of Company Common Stock in the Merger is fair, from a financial point of view, to such holders. Such opinion has not been amended or rescinded as of the date of this Agreement.

Section 4.24 Takeover Statutes. Assuming the accuracy of the representations contained in Section 5.07, the Company Board has taken all necessary actions so that the restrictions applicable to business combinations contained in the Takeover Statute are, and will be, inapplicable to the execution, delivery and performance of this Agreement.

Section 4.25 No Additional Representations or Warranties. Except as provided in this Article 4, neither the Company nor any of its Affiliates, nor any of their respective directors, officers, employees, stockholders, partners, members or other Representatives has made, or is making, any representation or warranty whatsoever to Parent or Merger Sub or their Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to Parent or Merger Sub or their Affiliates.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub each represent and warrant to the Company:

Section 5.01 Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate power and authority required to carry on its business as currently conducted. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation and, where such concept is recognized, is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not materially impair the ability of Parent or Merger Sub to consummate the Transactions.

Section 5.02 Corporate Authorization. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement have been duly and validly authorized by all necessary action on the part of Parent and Merger Sub (subject, with respect to Merger Sub, only to approval by its sole stockholder), and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize the execution and delivery of this Agreement or for each of Parent and Merger Sub to consummate the Transactions (other than, with respect to the Merger, the filing of the Certificate of Merger with the Delaware Secretary of State). Assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement has been duly and validly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

Section 5.03 Governmental Authorization. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) compliance with Antitrust Laws, (iii) receipt of the FCC Consents, (iv) receipt of the PSC Consents, (v) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” laws, (vi) compliance with any applicable rules of NASDAQ and (vii) except where failure to take any such actions or filings would not materially impair or delay the ability of Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement on a timely basis. Parent does not have Knowledge of any facts (including with respect to the direct or indirect ownership of Parent) that would materially impair, delay or preclude Parent’s ability to obtain any FCC Consents or PSC Consents.

Section 5.04 Non-Contravention. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement, the consummation by each of Parent or Merger Sub of the Transactions and the compliance by each of Parent or Merger Sub with any of the provisions of this Agreement does not and will not (i) contravene, conflict with or result in any violation or breach of any provision of the Charter Documents of Parent or Merger Sub, (ii) assuming the consents, approvals, authorizations and compliance with the matters referred to in Section 5.03 have been received and any condition precedent to such consents, approvals, authorizations and compliance has been satisfied, conflict with or result in a violation of breach of any Applicable Law nor (iii) assuming compliance with the matters referred to in Section 5.03, require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any Contract, except in the case of clauses (ii) and (iii), any such violation, breach, default, right, termination, amendment, acceleration, cancellation or loss that would not materially impair or delay the ability of Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement on a timely basis.

Section 5.05 Litigation. As of the date of this Agreement, there are no pending or, to the Knowledge of Parent, threatened, lawsuits, actions, suits, claims or other proceedings at law or in equity or, to the Knowledge of Parent, investigations before or by any Governmental Authority against Parent or any of its Subsidiaries that would reasonably be expected to materially impair the ability of Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement on a timely basis. There is no unsatisfied judgment or any open injunction binding upon Parent or any of its Subsidiaries which would reasonably be expected to materially impair the ability of Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement on a timely basis.

Section 5.06 No Brokers. Except for Lazard Frères & Co LLC, there is no investment banker, broker, finder or other financial intermediary that has been retained by or is authorized to act on behalf of any of Parent or its Subsidiaries who might be entitled to any fee or commission from Parent or any of its Subsidiaries in connection with the Transactions.

Section 5.07 Ownership of Company Capital Stock.

(a) Parent and Merger Sub and their respective Subsidiaries do not beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of Company Common Stock or other securities of the Company or any options, warrants or other rights to acquire Company Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company.

(b) Neither Parent nor any of its Affiliates has entered into any agreement, arrangement, understanding or other Contract, or authorized, committed or agreed to enter into any agreement, arrangement, understanding or other Contract, (i) with respect to the acquisition, disposition, voting or holding of Company Common Stock with any beneficial owner thereof or any Affiliates of any beneficial owner (other than this Agreement) or (ii) pursuant to which: (A) any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration, (B) any stockholder of the Company (x) agrees to vote to adopt this Agreement or the Merger or (y) agrees to vote against, or not to tender its shares of Company Common Stock in, any Acquisition Proposal or (C) any third party has agreed to provide, directly or indirectly, equity capital to Parent or the Company to finance in whole or in part the Merger.

Section 5.08 Financial Resources.

(a) Parent has delivered to the Company true, correct and complete copies (provided that the associated fee letter has been redacted with respect to customarily redacted fee and “market flex” terms) of Debt Commitment Letters to provide, subject to the terms and conditions therein, debt financing in an aggregate amount set forth therein (being collectively referred to as the “Financing”). As of the date of this Agreement, the Debt

Commitment Letters have not been amended, modified, withdrawn, terminated or rescinded in any respect, and do not contain any material misrepresentation by Parent. As of the date of this Agreement, the Debt Commitment Letters, in the form so delivered, are in full force and effect and are legal, valid and binding obligations of Parent and, to the Knowledge of Parent, the other parties thereto, subject to the Enforceability Exceptions, and no event has occurred which (with or without notice, lapse of time or both) would reasonably be expected to constitute a breach thereunder on the part of Parent or Merger Sub. No amendment or modification to, or withdrawal, termination or rescission of, any of the Debt Commitment Letters is contemplated. Parent has fully paid any and all commitment fees or other fees in connection with the Debt Commitment Letters that are payable on or prior to the date of this Agreement and will pay all additional fees as and when they become due. As of the date of this Agreement, neither Parent nor Merger Sub has any reason to believe that any of the conditions to the Financing would not reasonably be expected to be satisfied on a timely basis or that the Financing would not reasonably be expected to be available to Parent and Merger Sub on the date on which the Closing should occur pursuant to Section 2.01. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of any party to the Debt Commitment Letters under any term or condition of the Debt Commitment Letters or that would, individually or in the aggregate, permit the financial institutions party thereto to terminate, or to not make the funding of the facilities to be established thereunder upon satisfaction of all conditions thereto; provided that Parent is not making any representations in this Section 5.08 regarding the effect of the inaccuracy of any of the representations and warranties of the Company in this Agreement. Neither Parent nor Merger Sub has incurred any obligation, commitment, restriction or liability of any kind, and neither of them is contemplating or aware of any obligation, commitment, restriction or liability of any kind, in either case which would reasonably be expected to materially impair or adversely affect the Financing. The aggregate proceeds contemplated by the Debt Commitment Letters, together with available cash of Company and Parent, will be sufficient for Merger Sub and the Surviving Corporation to complete the Transactions, and to satisfy all of the obligations of Parent and Merger Sub under this Agreement, including (x) paying the Merger Consideration at Closing, (y) effecting the repayment or refinancing of all Indebtedness of the Company as of the Closing Date, if necessary, and (z) paying all related fees and expenses (collectively, the “Financing Purposes”). Except for the fee letters referred to in the Debt Commitment Letters, as of the date hereof, there are no side letters or other agreements, contracts, arrangements or understandings related to the funding of the Financing other than as expressly set forth in the applicable Debt Commitment Letters. The fee letters between Parent and the Financing Sources included in the Debt Commitment Letters do not contain any conditions precedent or other contingencies (x) related to the funding of the full amount of the Financing or any provisions that could reduce the aggregate amount of the Financing set forth in the Debt Commitment Letters or the aggregate proceeds contemplated by the Debt Commitment Letters (other than by increase in upfront fees or original issue discount to the extent that, after such increase, the aggregate proceeds will still be sufficient to fund the Financing Purposes) or (y) that could otherwise adversely affect the conditionality, enforceability or availability of the Debt Commitment Letters with respect to all or any portion of the Financing.

(b) Assuming the satisfaction of the conditions set forth in Section 8.02(a), Section 8.02(b) and Section 8.02(c), each of Parent and the Surviving Corporation will, after giving effect to all of the Transactions, including any financing transactions entered into in connection with the Transactions and the payment of the Merger Consideration and the Option Consideration, be Solvent at and immediately after the Effective Time. For the purposes of this Agreement, the term “Solvent” means that, as of any date of determination and with respect to any Person: (a) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value of the present assets of such Person and its Subsidiaries, taken as a whole; (b) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole; and (c) such Person and its Subsidiaries, taken as a whole, do not have debts including current obligations beyond their ability to pay or refinance such debts as they mature in the ordinary course of business; provided, however, for the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

Section 5.09 Information in the Proxy Statement. The information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement (and any amendment thereof or supplement thereto) will not, at the date mailed to the Company’s stockholders and at the time of the meeting of the Company’s stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

Section 5.10 Ownership of Merger Sub; No Prior Activities. All of the outstanding equity interests of Merger Sub are owned directly by Parent. Except for obligations or liabilities incurred in connection with its formation and the Transactions, Merger Sub has not and will not prior to the Effective Time have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 5.11 Management Arrangements. As of the date hereof, except as previously disclosed to the Company, none of Parent or Merger Sub, or their respective executive officers, directors or affiliates, has entered into any agreement, arrangement or understanding with any of the executive officers, directors or affiliates of the Company that is currently in effect or would become effective in the future (upon consummation of the Merger or otherwise) and that would be required to be disclosed under Item 1005(d) of Regulation M-A under the Exchange Act.

Section 5.12 No Outside Reliance. Notwithstanding anything contained in this Article 5 or any other provision hereof, each of Parent and Merger Sub acknowledges and agrees that neither the Company nor any of its Affiliates, nor any of its or their respective Representatives, has made, or is making, any representation or warranty whatsoever, express or implied (and neither Parent nor Merger Sub has relied on any representation, warranty or statement of any kind by the Company or any of its Affiliates or any of their respective Representatives), beyond those expressly given in Article 4, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Company Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” or reviewed by Parent or any of its Affiliates, agents or representatives pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to Parent or any of its Affiliates or Representatives are not and will not be deemed to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in this Agreement. Except as otherwise expressly set forth in this Agreement, each of Parent and Merger Sub understands and agrees that any inventory, equipment, vehicles, assets, properties and business of the Company and its Subsidiaries are furnished “as is”, “where is” and, subject only to the representations and warranties contained in Article 4, with all faults and without any other representation or warranty of any nature whatsoever.

ARTICLE 6

COVENANTS OF THE COMPANY

Section 6.01 Conduct of the Company.

(a) The Company agrees that, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 9.01, except as set forth in Section 6.01(a) of the Company Disclosure Letter or as required by Applicable Law or expressly contemplated by this Agreement or otherwise with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its Subsidiaries to, (x) conduct its operations, in all material respects, in the ordinary course of business, (y) use its commercially reasonable efforts to preserve intact its business organization, satisfactory relationships with its employees, and the goodwill and current relationships of the Company and its Subsidiaries with customers, suppliers and other Persons with which the Company or any of its Subsidiaries has business relations, subject, in each case, to modifications to the Company’s business which were publicly announced or otherwise disclosed to Parent prior to the date hereof and (z) use its commercially reasonable efforts to conduct its operations in accordance with the cash forecast set forth on Section 6.01(a)(z) of the Company Disclosure Letter; provided, however, that no action by the Company or its Subsidiaries specifically permitted by any provision of the following sentence shall be deemed a breach of the covenants contained in this sentence unless such action would constitute a breach of such specific provision in the following sentence. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 6.01(a) of the Company Disclosure Letter or as required by Applicable Law or expressly contemplated by this Agreement, or otherwise with the prior written consent of Parent (such shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 9.01:

(i) (1) amend the Charter Documents of the Company or any of its Subsidiaries, except as otherwise required by Applicable Law; or (2) authorize for issuance, issue, grant, sell, deliver, dispose of, pledge or otherwise encumber any equity securities of the Company or (other than to the Company or any of its Subsidiaries) any of its Subsidiaries; provided, however, that the Company may (A) issue shares of Company Common Stock upon the exercise of any Company Options outstanding as of the date hereof or issued in accordance with clause (v) below, and (B) issue equity securities in accordance with clause (v) below;

(ii) make, pay or declare any dividend or distribution to the stockholders of the Company or redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any equity securities of the Company or any of its Subsidiaries, other than the repurchase or forfeiture of outstanding shares of restricted stock pursuant to the terms of the Company Stock Plans;

(iii) except in the ordinary course of business, enter into, renew or extend any Company Material Contract, or materially adversely modify, terminate (excluding any expiration in accordance with its terms), or otherwise waive, release or assign to a Third Party any material rights, claims or benefits of any Acquired Company under any Company Material Contract;

(iv) sell, assign, transfer, convey, lease, license, encumber or otherwise dispose of any material assets or properties, except in the ordinary course of business;

(v) except as specifically permitted in Section 6.01(a)(v) of the Company Disclosure Letter, not to exceed the limitations provided therein (and in all events in accordance with the terms of an Employee Plan in existence as of the date hereof) or as required by Applicable Law (including to avoid adverse Tax consequences under Section 409A of the Code, but, in such case, subject to Parent’s prior review): (A) grant or increase any change-in-control, severance or termination pay to (or amend any such existing arrangement with) any director, officer, consultant or employee of any Acquired Company, (B) establish, adopt or amend (except as required by Applicable Law) any collective bargaining agreement, (C) establish, adopt, accelerate or amend any bonus, commission, profit-sharing, thrift, pension, retirement, deferred compensation, stock option, restricted stock or other Employee Plan covering any director, officer, advisor, consultant or employee of any Acquired Company or (D) increase compensation, bonus, commission or other benefits payable, except in the ordinary course of business consistent with past practice for non-officer employees, or grant any stock option, restricted stock or other equity award, to any director, officer or employee of any Acquired Company;

(vi) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, any corporation, partnership, association, joint venture or other business organization or division thereof;

(vii) make any material loans or material advances of money to any Person (other than the Company and its Subsidiaries), except for (A) advances to employees or officers of the Company or any of its Subsidiaries for expenses or (B) extensions of credit to customers, in each case, incurred in the ordinary course of business;

(viii) (A) make or rescind any material income Tax election to the extent such action would adversely affect Parent or the Company and its Subsidiaries with respect to a Taxable period (or portion thereof) beginning after the Closing Date or (B) except as required by GAAP, change any material accounting principles, methods or practices;

(ix) create, incur, suffer to exist or otherwise be liable with respect to any Indebtedness not described in Section 4.08(b) of the Company Disclosure Letter or increase the amount of any outstanding Indebtedness described in Section 4.08(b) of the Company Disclosure Letter; provided, however, that notwithstanding the foregoing, the Company and its Subsidiaries may incur Indebtedness in the ordinary course of business with respect to capital lease obligations relating to or arising from up to 750 fiber-lit buildings and the associated core rings;

(x) make any capital expenditures that are not contemplated by the capital expenditure budget set forth in Section 6.01(a)(x) of the Company Disclosure Letter (taking into account the restrictions set forth in Section 6.01(a)(ix) above);

(xi) materially change recurring or non-recurring rates, promotions, sales incentives, commission plans, credit policies or collections procedures;

(xii) fail to maintain, or allow to lapse, or abandon, including by failing to pay the required fees in any jurisdiction, any material Intellectual Property Rights;

(xiii) commence, settle or offer to settle any Proceeding except for the commencement of Proceedings or settlements that require the payment of less than $500,000 as the sole remedy;

(xiv) materially accelerate the billing or other realizations of accounts receivable or delay the payment of, or fail to pay or satisfy when due, any accounts payable outside the ordinary course of business consistent with past practice; or

(xv) enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 6.01(a).

(b) Nothing contained in this Agreement shall give Parent, directly or indirectly, any right to control or direct the operations of the Company and its Subsidiaries prior to the Closing. Prior to the Closing, each of the Company and Parent shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

(c) Parent shall not, and shall not permit any of its Subsidiaries to, take any action or fail to take any action that could reasonably be expected to result in any of the conditions set forth in Article 8 not being satisfied or that could otherwise be reasonably expected to prevent or delay the consummation of the Transactions.

Section 6.02 No Solicitation.

(a) From and after the date hereof, the Company shall, and shall cause its Subsidiaries and use reasonable best efforts to cause its and their Representatives to, (x) cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Third Party that may be ongoing with respect to an Acquisition Proposal, and (y) request any such Third Party to promptly comply with its obligations under the applicable confidentiality agreement to return or destroy all confidential information concerning the Company and its Subsidiaries. Subject to Section 6.02(b), from and after the date hereof until the Effective Time or the date, if any, on which this Agreement is terminated in accordance with Article 9, the Company shall not, and shall cause its Subsidiaries and use reasonable best efforts to cause its and their Representatives not to, (i) solicit, initiate, or knowingly facilitate or encourage any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the books or records or officers of the Company or any of its Subsidiaries to, any Third Party with respect to an Acquisition Proposal, or (iii) except as required by the duties of the members of the Company Board under Applicable Law, waive, terminate, modify or release any Person (other than Parent, Merger Sub and their respective Affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation. Subject to Section 6.02(c), from and after the date hereof until the Effective Time or the date, if any, on which this Agreement is terminated in accordance with Article 9, the Company shall not, and shall cause its Subsidiaries and use reasonable best efforts to cause its Representatives not to (A) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement (other than an Acceptable Confidentiality Agreement) with respect to any Acquisition Proposal (an “Alternative Acquisition Agreement”); or (B) take any action to exempt any Third Party from the restrictions on “business combinations” contained in the Takeover Statute or otherwise cause such restrictions not to apply.

(b) Notwithstanding anything to the contrary contained in Section 6.02(a), if at any time following the date hereof and prior to adoption of this Agreement by the Required Company Stockholder Approval (i) the Company has received a written Acquisition Proposal from a Third Party that did not result from a breach of this Section 6.02 and (ii) the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal, then the Company may (x) furnish non-public information to such Third Party and (y) engage in discussions or negotiations with such Third Party with respect to the Acquisition Proposal; provided, that (A) prior to so furnishing such information, the Company receives from the Third Party an executed Acceptable Confidentiality Agreement and (B) any non-public information concerning the Company or any of its Subsidiaries made available to any Third Party shall, to the extent not previously made available to Parent, be made available to Parent as promptly as reasonably practicable (and in no event later than twenty-four hours) after it is made available to such Third Party. Notwithstanding anything to the contrary set forth in Section 6.02 or elsewhere in this Agreement, the Company, its Subsidiaries and its Representatives may, in any event, contact any Third Party to seek to clarify and understand the terms and conditions of any inquiry or proposal made by such Third Party solely to determine whether such written Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal.

(c) Except as expressly permitted by this Section 6.02(c), neither the Company Board nor any committee thereof shall (i) withdraw, change, amend, modify or qualify, or otherwise propose publicly to withdraw, change, amend, modify or qualify, in a manner adverse to Parent, the Company Board Recommendation; (ii) fail to include the Company Board Recommendation in the Proxy Statement; or (iii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal made or received after the date hereof (any of the actions described in clauses (i) through (iii) of this Section 6.02(c), an “Adverse Recommendation Change”); or (iv) cause or permit the Company to enter into any Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the receipt of the Required Company Stockholder Approval, the Company Board shall be permitted, subject to compliance with Section 6.02(d), (x) to terminate this Agreement to concurrently enter into a definitive Alternative Acquisition Agreement and/or (y) to effect any Adverse Recommendation Change, if the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that failure to take such action would be inconsistent with the directors’ fiduciary duties under Applicable Law.

(d) The Company Board shall not be entitled to effect an Adverse Recommendation Change or terminate this Agreement pursuant to Section 9.01(h) unless and until (i) the Company has provided written notice (a “Notice of Adverse Recommendation Change”) to Parent that the Company intends to take such action, which notice includes, as applicable, (x) written notice of the material terms of the Superior Proposal which enabled the Company Board to make the determination that the Acquisition Proposal is a Superior Proposal, or (y) in the case of any Adverse Recommendation Change that is not related to a Superior Proposal, a reasonably detailed summary of the basis of such action, (ii) during the three Business Day period following Parent’s receipt of the Notice of Adverse Recommendation Change, the Company shall, and shall use reasonable best efforts to cause its Representatives to, negotiate with Parent in good faith (unless Parent indicates in writing that it has no desire to so negotiate) to make such adjustments in the terms and conditions of this Agreement so that the failure to make such Adverse Recommendation Change would no longer be inconsistent with the directors’ fiduciary duties under Applicable Law; and (iii) following the end of the three Business Day period, the Company Board shall have determined in good faith, after consultation with its financial and outside legal advisors, taking into account any changes to this Agreement irrevocably offered in writing by Parent in response to the Notice of Adverse Recommendation Change or otherwise, that the Superior Proposal giving rise to the Notice of Adverse Recommendation Change continues to constitute a Superior Proposal and/or, as applicable, in the case of any Adverse Recommendation Change that is not related to a Superior Proposal, that the failure to make such Adverse Recommendation Change would still be inconsistent with its fiduciary duties under Applicable Law. In the event of any material amendment of such Superior Proposal or any material change to the facts and circumstances relating to the Adverse Recommendation Change, the Company shall be required to issue a new Notice of Adverse Recommendation Change or otherwise comply again with the requirements of this Section 6.02(d); provided, however, that for purposes of this sentence, references to the three Business Day period above shall be deemed to be references to a two Business Day period.

(e) As promptly as reasonably practicable (and in any event within one Business Day) after receipt of any Acquisition Proposal or any request for non-public information or inquiry that would reasonably be expected to lead to an Acquisition Proposal, the Company shall provide Parent with written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the person or group of persons making any such Acquisition Proposal, request or inquiry. In addition, the Company shall provide Parent as promptly as reasonably practicable (and in any event within one Business Day) with written notice setting forth all such information as is reasonably necessary to keep Parent reasonably informed in all material respects of all oral or written communications regarding, and the status and material details (including material amendments or proposed material amendments) of, any such Acquisition Proposal, request or inquiry.

(f) Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through its Representatives, from (i) taking and disclosing to the Company’s stockholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company’s stockholders), (ii) making any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iii) any other communication to the Company’s stockholders if (in the case of this clause (iii)) the Company Board has determined in good faith, after consultation with its financial and outside legal advisors, that the failure to do so would be inconsistent with the directors’ fiduciary duties under Applicable Law.

Section 6.03 Access to Information. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or any of its Subsidiaries by Third Parties that may be in the Company’s or any of its Subsidiaries’ possession from time to time, and except for any information that is subject to attorney-client privilege or other privilege from disclosure, the Company shall, and shall cause its Subsidiaries to, afford to Parent and its Representatives reasonable access, during normal business hours, in such manner as to not unreasonably interfere with the normal operation of the Company and its Subsidiaries, to their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Company and its Subsidiaries, and shall furnish Parent and its Representatives with existing financial and operating data and other information concerning the affairs of the Company and its Subsidiaries as such Representatives may reasonably request; provided, that such investigation shall only be upon reasonable notice and shall be at Parent’s sole cost and expense; provided, further, that Parent and its Representatives shall not be permitted to perform any environmental sampling at any Owned Real Property or Leased Real Property, including sampling of soil, groundwater, surface water, building materials, or air or wastewater emissions. All information obtained by Parent, Merger Sub and their respective Representatives shall be subject to the Confidentiality Agreement. The Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, use commercially reasonable efforts to cooperate with Parent in integration planning (including data systems migration) to the extent permissible under Applicable Law; provided, that such efforts shall not be required to the extent they would unreasonably interfere with the ordinary course operations of the business of the Acquired Companies.

ARTICLE 7

ADDITIONAL COVENANTS OF THE PARTIES

Section 7.01 Appropriate Action; Consents; Filings.

(a) The Company, Parent and Merger Sub shall use their respective reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Law, including Antitrust Law, or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders, including the FCC Consents and PSC Consents, required to be obtained by Parent, Merger Sub or the Company, or any of their respective Subsidiaries, or to avoid any Proceeding by any Governmental Authority (including those in connection with the Antitrust Laws), in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions and (iii)(A) as promptly as reasonably practicable, and in any event within ten Business Days after the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under the HSR Act, (B) as promptly as reasonably practicable, and in any event within ten Business Days after the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required in order to obtain the FCC Consents (the “FCC Submissions”), (C) as promptly as reasonably practicable, and in any event within twenty Business Days after the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required in order to obtain the PSC Consents listed on Section 7.01(a)(iii)(C) of the Company Disclosure Letter (the “PSC Submissions”), (D) as promptly as reasonably practicable after the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any other Applicable Law and (E) at the request of Parent, the Company will, not later than four Business Days prior to Closing, file to withdraw any Company Licenses for jurisdictions listed on Section 7.01(a)(iii)(E) of the Company Disclosure Letter (which withdrawal may be effective as of the Closing Date). The Company and Parent shall furnish to each other all information required for any application or other filing under the rules and regulations of any Applicable Law in connection with the Transactions.

(b) The Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to Third Parties, and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any Third Party consents, (i) necessary, proper or advisable to consummate the Transactions, or (ii) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time.

(c) Without limiting the generality of anything contained in this Section 7.01, each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any Proceeding with respect to the Merger or any of the other Transactions; (ii) keep the other parties informed as to the status of any such request or Proceeding; (iii) promptly inform the other parties of any communication to or from any Governmental Authority regarding the Merger or any of the other Transactions; (iv) respond as promptly as practicable to any additional requests for information received by any party from any Antitrust Authority, the FCC, any State PSC or any other Governmental Authority with respect to the Transactions or filings contemplated by Section 7.01(a); and (v) use reasonable best efforts to (A) obtain termination or expiration of the waiting period under the HSR Act and such other approvals, consents and clearances as may be necessary, proper or advisable under any Applicable Laws and (B) prevent the entry in any Proceeding brought by a Governmental Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the Transactions. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Merger or any of the other Transactions. In addition, except as may be prohibited by any Governmental Authority or by Applicable Law, in connection with any such request or Proceeding, each party hereto will permit Representatives of the other parties to be present at each meeting or conference relating to such request or Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request or Proceeding.

(d) Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent related to any Applicable Law, Parent shall cooperate in good faith with the Governmental Authorities and undertake promptly any and all action required to complete lawfully the Transactions as soon as practicable (but in any event prior to the End Date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any Proceeding in any forum by or on behalf of any Governmental Authority or the issuance of any Governmental Order that would (or to obtain the agreement or consent of any Governmental Authority to the Transactions the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Merger, including (i) proffering and consenting and/or agreeing to a Governmental Order or other agreement providing for the sale, licensing or other disposition, or the holding separate of, or other limitations or restrictions on, particular assets, categories of assets or lines of business of the Acquired Companies and (ii) promptly effecting the disposition, licensing or holding separate of assets or lines of business of the Acquired Companies, in each case, at such time as may be necessary to permit the lawful consummation of the Transactions on or prior to the End Date, except if any of the aforementioned actions, either individually or in the aggregate, is or would reasonably be expected to have a Company Material Adverse Effect.

(e) Parent shall be solely responsible for and pay all fees payable to the Antitrust Authorities or with respect to FCC Submissions and PSC Submissions in connection with the Transactions.

Section 7.02 Proxy Statement.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and cause to be filed with the SEC in preliminary form a proxy statement relating to the Company Stockholder Meeting (together with any amendments or supplements thereto, the “Proxy Statement”). Except as contemplated by Section 6.02, the Proxy Statement shall include the Company Board Recommendation with respect to the Merger. The Company shall promptly notify Parent upon the receipt of any comments from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Proxy Statement, and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. Each of the parties hereto shall use their reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement. The Company shall use its reasonable best efforts so that the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response (which comments shall be provided promptly and be considered in good faith).

(b) Parent shall furnish to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement, including such information that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). Parent will, upon request of the Company, confirm and/or supplement the information relating to Parent or Merger Sub supplied by it for inclusion in the Proxy Statement, such that at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Stockholders Meeting, such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Unless this Agreement is validly terminated pursuant to Article 9, the Company shall, as promptly as reasonably practicable, (x) establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (including any adjournment or postponement thereof, the “Company Stockholder Meeting”) and (y) mail to the holders of Company Common Stock as of the record date established for the Company Stockholders Meeting a Proxy Statement (such date, the “Proxy Date”). The Company shall duly call, convene and hold the Company Stockholders Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that the Company may postpone, recess or adjourn the Company Stockholders Meeting with the consent of Parent, such consent not to be unreasonably withheld or delayed: (i) for the absence of a quorum, (ii) to solicit additional proxies for the purpose of obtaining the Required Company Stockholder Approval, or (iii) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with its outside legal counsel) is necessary under Applicable Laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company’s stockholders prior to the Company Stockholders Meeting; provided, further, that such postponement, recess or adjournment shall not exceed thirty days in the aggregate. Unless the Company Board shall have effected an Adverse Recommendation Change, the Company shall use its reasonable best efforts to solicit proxies in favor of the adoption of this Agreement.

(d) If at any time prior to the Effective Time any event or circumstance relating to the Company or Parent or any of the Company’s or Parent’s Subsidiaries, or their respective officers or directors, is discovered by the Company or Parent, respectively, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the others. Each of Parent, Merger Sub and the Company agrees to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

Section 7.03 Confidentiality; Public Announcements. Without limiting any other provision of this Agreement, each of Parent and the Company shall consult with the other and issue a joint press release with respect to the execution of this Agreement. Thereafter, neither the Company nor Parent, nor any of their respective Subsidiaries, shall issue any press release or other announcement (to the extent not previously publicly disclosed or made in accordance with this Agreement) with respect to this Agreement, the Transactions or any Acquisition Proposal without the prior consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), except (i) as such press release or other announcement may be required by Applicable Law or the applicable rules of a national securities exchange, in which case the party required to issue the release or make the announcement shall use its commercially reasonable efforts to provide the other party with a reasonable opportunity to review and comment on such release or announcement in advance of its issuance, (ii) that each of the Company and its Subsidiaries may make announcements from time to time to their respective employees, customers, suppliers and other business relations and otherwise as the Company may reasonably determine is necessary to comply with Applicable Law or the requirements of any agreement to which the Company or any of its Subsidiaries is a party, or (iii) in connection with an Adverse Recommendation Change if and to the extent permitted by the terms of this Agreement.

Section 7.04 Indemnification of Officers and Directors.

(a) From and after the Effective Time, Parent agrees that it shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each present and former director, officer and employee of the Company or any of its Subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or any of its Subsidiaries, as the case may be, would have been permitted under Applicable Law and its respective Charter Documents in effect on the date of this Agreement to indemnify such person (including promptly advancing expenses as incurred to the fullest extent permitted under Applicable Law). Without limiting the foregoing, Parent shall cause the Surviving Corporation and each of its Subsidiaries (i) to maintain for a period of not less than six (6) years from the Effective Time provisions in its Charter Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Company’s and its Subsidiaries’ former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the Charter Documents of the Company or such Subsidiary, as applicable, in each case, as of the date of this Agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Applicable Law.

(b) For a period of six (6) years from the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Company’s or any of its Subsidiaries’ directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current insurance coverage; provided, however, that (i) the Company may and (if the Company does not) Parent and the Surviving Corporation shall cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining at or prior to the Closing Date a prepaid, non-cancelable six-year “tail” policy (containing terms not less favorable than the terms of such current insurance coverage) with respect to matters existing or occurring at or prior to the Effective Time and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 7.04 shall be continued in respect of such claim until the final disposition thereof; provided, further, that in no event shall the annual cost of such policies exceed 250% of the last annual premium paid therefor.

(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 7.04 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Corporation. In the event that Parent or the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 7.04.

(d) Parent shall assume, and be jointly and severally liable for, and shall cause the Company and its Subsidiaries to honor, each of the covenants in this Section 7.04.

Section 7.05 Section 16 Matters. Prior to the Effective Time, the Company shall take such actions as are required to cause the disposition of Company Common Stock, Company Options, Company Restricted Stock Awards or other securities in connection with the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

Section 7.06 Stockholder Litigation. The Company shall keep Parent fully informed on a current basis regarding any stockholder litigation against the Company or its directors or officers relating to the Transactions, whether commenced prior to or after the execution and delivery of this Agreement. Without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company shall not voluntarily make any material payment with respect to, or settle or offer to settle, any stockholder litigation.

Section 7.07 Employee Matters.

(a) Following the Closing Date for the remainder of 2014, Parent shall or shall cause the Surviving Corporation to maintain for employees of the Acquired Companies who continue in the employ of Parent, the Surviving Corporation or any of their respective Subsidiaries following the Closing Date (“Continuing Employees”), (i) the same base salary as provided to the Continuing Employees as of the date hereof, (ii) the Corporate Bonus Plan identified in Section 4.17 of the Company Disclosure Letter; provided that in making the annual determination of the bonus a Continuing Employee is eligible to receive, (x) Parent shall utilize the performance goals in effect as of the Effective Time to determine the pro rata portion of the bonus in respect of the portion of calendar year 2014 ending on the last day of the calendar month ending prior to the Closing, and (y) Parent may change the performance goals used to determine the pro rata portion of the bonus attributable to the portion of calendar year 2014 occurring from and after the last day of the calendar month ending prior to the Closing, and (iii) employee benefits which are substantially comparable in the aggregate to those provided to the employees of Parent and its Subsidiaries who are at comparable positions to the Continuing Employees immediately prior to Closing. This Section 7.07 shall not limit the obligation of Parent to maintain any compensation arrangement or benefit plan that, pursuant to an existing contract, must be maintained for a period beyond December 31, 2014. No provision of this Agreement shall be construed as a guarantee of continued employment of any Continuing Employee and this Agreement shall not be construed so as to prohibit Parent or any of its Subsidiaries from having the right to terminate the employment of any Continuing Employee, provided that any such termination is effected in accordance with Applicable Law.

(b) From and after the Closing, Parent shall give each Continuing Employee full credit for all purposes (including for purposes of eligibility to participate, level of benefits, early retirement eligibility and early retirement subsidies, vesting and benefit accrual, except for benefit accrual purposes under any employee benefits plan of Parent that is a defined benefit pension plan) under any employee benefit plans, arrangements, collective agreements and employment-related entitlements (including under any applicable pension, 401(k), savings, medical, dental, life insurance, vacation, long-service leave or other leave entitlements, post-retirement health and life insurance, termination indemnity, severance or separation pay plans) provided, sponsored, maintained or contributed to by Parent or any of its Subsidiaries for such Continuing Employee’s service with the Company or any of its Subsidiaries, and with any predecessor employer, to the same extent recognized by the Company or any of its Subsidiaries, except to the extent such credit would result in the duplication of benefits for the same period of service.

(c) Parent shall (i) waive for each Continuing Employee and his or her dependents, any waiting period provision, payment requirement to avoid a waiting period, pre-existing condition limitation, actively at work requirement or any other restriction that would prevent immediate or full participation under the welfare plans of Parent or any of its Subsidiaries applicable to such Continuing Employee to the extent such waiting period, pre-existing condition limitation, actively at work requirement or other restriction would not have been applicable to such Continuing Employee under the terms of the welfare plans of the Company and its Subsidiaries, and (ii) give full credit under the welfare plans of Parent and its Subsidiaries applicable to each Continuing Employee and his or her dependents for all co-payments and deductibles satisfied prior to the Closing in the same plan year as the Closing, and for any lifetime maximums, as if there had been a single continuous employer.

Section 7.08 Third Party Consents. The Company and its Subsidiaries will use commercially reasonable efforts in connection with obtaining any consents, authorizations or approvals required in order to consummate the Merger pursuant to the terms of any Contract to which the Company or any of its Subsidiaries is a party so as to maintain and preserve the benefits under such Contract as of the consummation of the Merger; provided, that the Company may not, without Parent’s written consent, make, or agree to make, any material payments or material amendments, concessions or waivers in connection therewith.

Section 7.09 Notices of Certain Events. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other parties of (a) the occurrence, or non-occurrence, of any event that would reasonably be expected to cause any condition to the obligations of any party to effect the Merger or any other Transaction not to be satisfied or (b) the failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Merger or any other Transaction contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 7.09 shall not cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

Section 7.10 Financing.

(a) Subject to the terms and conditions of this Agreement, Parent and Merger Sub will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, on a timely basis, all things necessary, proper or advisable to arrange and obtain the Financing on the terms (including the “market flex” provisions) and conditions described in the Debt Commitment Letters. Parent and Merger Sub will not permit any amendment, supplement or modification to be made to, or any waiver of any provision, right or remedy under, the Financing Agreements without the Company’s prior written consent, which consent shall not be unreasonably withheld, if such amendment, modification or waiver would (i) reduce (or would reasonably be expected to have the effect of reducing) the aggregate amount of the Financing, if the aggregate proceeds would not be sufficient to fund the Financing Purposes, (ii) impose new or additional conditions, (iii) otherwise amend, modify or expand any conditions, to the receipt of the Financing, in the case of this clause (iii), in a manner adverse to Parent or Merger Sub or the Company, or (iv) otherwise expand, amend or modify any other provision of the Debt Commitment Letters, in the case of this clause (iv), in a manner that would reasonably be expected to (x) delay or prevent or make less likely the funding of the Financing (or satisfaction of the conditions precedent to the Financing) on the Closing Date or (y) adversely impact the ability of Parent or Merger Sub or the Company, as applicable, to enforce its rights against other parties to the Financing Agreements, in each of clauses “(x)” and “(y)” in any material respect. Subject to compliance with the other provisions of this Section 7.10(a), Parent and Merger Sub may amend the Debt Commitment Letters to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Commitment Letters as of the date of this Agreement, and in connection therewith amend economic and other arrangements with respect to the existing and additional lenders, lead arrangers, bookrunners, syndication agents or similar entities. In the event of such amendment of the Debt Commitment Letters as permitted by the immediately preceding sentence, the financing under such amended Debt Commitment Letters will be deemed to be the “Financing” as such term is used in this Agreement. Without limiting the foregoing, Parent and Merger Sub will use their reasonable best efforts to (1) maintain in effect the Debt Commitment Letters (including any definitive agreements entered into in connection therewith), (2) satisfy on a timely basis all conditions in the Financing Agreements applicable to Parent and Merger Sub to obtaining the Financing, (3) provide to the Financing Sources, no later than May 31, 2014, or sooner to the extent reasonably practicable, the information and materials referred to in Section 5 of Exhibit B to the Debt Commitment Letters of even date herewith (assuming timely compliance by Company with its obligations hereunder in respect of delivery of Required Information), (4) cause the Marketing Period to be concluded on or before the date of the last to occur of the satisfaction or waiver of the conditions to the obligations of Parties set forth in Section 8.01(a), 8.01(b), 8.01(d) and 8.01(e), (5) negotiate and enter into definitive agreements with respect to the Debt Commitment Letters on the terms (taking into account “market flex” provisions) and conditions contained in the Debt Commitment Letters, and other terms consistent with (but in no event containing conditions or contingencies to the funding of the full amount of the Financing not contemplated in) the Debt Commitment Letters (such definitive agreements, together with the Debt Commitment Letters, the “Financing Agreements”), and promptly upon execution thereof provide complete executed copies of such definitive agreements to the Company, (6) comply in all material respects with each Financing Agreement, (7) enforce in all material respects their rights under the Financing Agreements, and (8) consummate the Financing at or prior to the Closing. Parent shall give the Company prompt written notice (A) of any breach or default by any party to any Debt Commitment Letter or other Financing Agreements of which Parent or Merger Sub becomes aware, (B) if and when Parent or Merger Sub becomes aware that any portion of the Financing contemplated by any Debt Commitment Letter may not be available for the Financing Purposes, (C) of the receipt of any written notice or other written communication from any Person with respect to any (1) actual or potential breach, default, termination or repudiation by any party to any Debt Commitment Letter or other Financing Agreements or (2) material dispute or disagreement between or among any parties to any Debt Commitment Letter or other Financing Agreements (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Financing or Financing Agreements), and (D) of any expiration or termination of any Debt Commitment Letter or other Financing Agreements. Without limiting the foregoing, when reasonably requested by the Company in writing, Parent and Merger Sub shall keep the Company informed on a reasonably current basis in reasonable detail of the status of their efforts to arrange the

Financing and provide to the Company copies of executed copies of the definitive documents related to the Financing (provided that any fee letters, engagement letters or other agreements that, in accordance with customary practice, are confidential by their terms may be redacted so as not to disclose such terms that are so confidential) and copies of any of the written notices or communications described in the preceding sentence. If any portion of the Financing becomes, or would reasonably be expected to become, unavailable on the terms and conditions contemplated by the applicable Financing Agreements (after taking into account flex terms), Parent will use its reasonable best efforts to arrange and obtain alternative financing from alternative sources in an amount sufficient to consummate the Transactions with terms and conditions not materially less favorable, taken as a whole, to Parent than the terms and conditions set forth in the applicable Financing Agreements; provided that such alternative financing shall not, without the prior written consent of the Company, be subject to any material additional or modified conditions or other contingencies to funding than those contained in the Debt Commitment Letters in effect on the date of this Agreement (such alternative financing, “Alternative Financing”) as promptly as practicable following the occurrence of such event. In such event, (1) the term “Financing” as used in this Agreement will be deemed to include any such alternative debt financing, (2) the term “Financing” will be deemed to include the Alternative Financing, (3) the term “Debt Commitment Letters” will be deemed to include any commitment letters with respect to any such alternative debt financing and (4) the term “Financing Agreements” will be deemed to include any definitive agreement with respect to the Alternative Financing. Parent and Merger Sub shall provide notice to the Company promptly upon receiving the Financing.

(b) From and after the date hereof until the earliest of (x) the Closing, (y) the termination of this Agreement and (z) the date on which the Financing is obtained, the Company will use reasonable best efforts to provide, and to cause its Subsidiaries to provide, to Parent at Parent’s cost and expense, and will use reasonable best efforts to cause its and their Representatives to provide, all cooperation reasonably requested by Parent that is customary and necessary to permit Parent to arrange, obtain and syndicate the Financing and cause the conditions in the Financing Agreements to be satisfied, including (i) assisting with the preparation of offering and syndication documents and materials, including information memoranda, lender presentations, rating agency materials and presentations, and similar documents and materials, in connection with the Financing, and providing reasonable and customary authorization letters to the Financing Sources authorizing the distribution of information to prospective lenders and containing customary information (all such documents and materials, collectively, the “Offering Documents”); provided, that the provision of financial or other information or data is addressed solely by clause (ii) below, (ii) preparing and furnishing to Parent and the Financing Sources, as promptly as practicable after it is requested, with all Required Information and other information and disclosures relating to the Company and as shall be reasonably requested by Parent to assist in preparation of the Offering Documents; provided, that, for the avoidance of doubt, the Company shall not be required to prepare or furnish under this Section 7.10(b) or otherwise, (A) pro forma financial statements, pro forma financial information or pro forma adjustments, including those giving effect to the consummation of the Merger, (B) any description of all or any component of the Financing, including any such description to be included in any liquidity or capital resources disclosure and any projections, risk factors or other forward-looking statements relating to all or any component of the Financing, or (C) any other information or statements customarily prepared by the acquiror in like transactions, (iii) causing a member of senior management of the Company to participate at reasonable times in a reasonable number of presentations, due diligence sessions, and sessions with ratings agencies in connection with the Financing, (iv) requesting the Company’s independent auditors to cooperate with Parent’s reasonable best efforts to obtain the Financing, (v) assisting in the preparation of, and executing and delivering, definitive financing documents, including guarantee and collateral documents, hedging agreements, solvency certifications and other certificates and documents as may reasonably be requested by Parent, (vi) facilitating the pledging of collateral for the Financing, including taking commercially reasonable actions necessary to permit the Financing Sources to evaluate the Acquired Companies’ assets and cash management systems for the purpose of establishing collateral arrangements and establishing, as of the Effective Time, bank and other accounts and blocked account agreements and lockbox arrangements in connection with the Financing, (vii) using reasonable best efforts to obtain from the Company’s existing lenders customary payoff letters, lien releases, and instruments of termination or discharge, and (viii) cooperating with Parent to satisfy the conditions precedent to the Financing to the extent within the control of the Acquired Companies; provided, however, in each case, that (A) no obligation of the Company or any of its Subsidiaries under any certificate, document, agreement or instrument (other than the authorization and representation letters referred to above) will be effective until the Effective Time, (B) none of the Company or any of its Subsidiaries shall be required to pay any commitment or other fee or amount or incur any liability in connection with the Financing prior to the Effective Time, (C) the pre-Closing Board of Directors of the Company and the directors, managers and general partners of the Company’s Subsidiaries shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing is obtained except such resolutions of the directors, managers and general partners of the Company’s Subsidiaries as would not become effective until the Effective Time, (D) none of the Company or any of its Subsidiaries shall be required to execute any definitive financing documents, including any credit or other agreements, pledge or security documents, or other certificates, legal opinions or documents in connection with the Financing that become effective prior to the Effective Time, (E) except as expressly provided above, neither the Company nor any of its Subsidiaries shall be required to take any corporate actions prior to the Effective Time to permit the consummation of the Financing and (F) Parent and Merger Sub shall jointly and severally indemnify, defend and hold harmless the Company and its Subsidiaries, and their respective pre-Closing directors, officers and representatives, from and against any and all damages incurred, directly or indirectly, in connection with the Financing or any information provided in connection therewith. In connection with the foregoing, the Company will file with the SEC all quarterly reports on Form 10-Q for the quarterly fiscal periods ending on and after March 31, 2014 not later than 45 days following the end of each fiscal quarter of the Company. The Company hereby consents to the use of its Subsidiaries’ logos in connection with the Financing; provided, however, that such logos are used solely in a manner that does not harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries. The Company will, upon request of Parent, use its reasonable best efforts to periodically update any Required Information to be included in any Offering Document to be used in connection with such Financing so that Parent may ensure that any such Required Information does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading. Parent shall promptly reimburse the Company and its Subsidiaries for all out-of-pocket costs (including reasonable attorneys’ fees) incurred by the Company or its Subsidiaries in connection with such Financing cooperation.

ARTICLE 8

CONDITIONS TO THE TRANSACTION

Section 8.01 Conditions to the Obligations of Each Party. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or written waiver by all parties, if permissible under Applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Required Company Stockholder Approval. The Required Company Stockholder Approval shall have been obtained.

(b) Antitrust Approvals. The waiting period (and any extension thereof) applicable to the consummation of the Transaction under the HSR Act shall have expired or been terminated.

(c) No Injunction. The consummation of the Merger shall not then be enjoined or prohibited by any order, judgment, decree, injunction or ruling (whether temporary, preliminary or permanent) of a court of competent jurisdiction.

(d) FCC Consents. The FCC Consents requested in the FCC Submissions, as further set forth in Section 8.01(d) of the Company Disclosure Letter, shall have been obtained from, or in the case of FCC Consents that only require notification to the FCC, made to, the FCC, and any conditions thereof shall have been satisfied and such FCC Consents shall be in full force and effect.

(e) PSC Consents. The PSC Consents requested in the PSC Submissions, as further set forth in Section 8.01(e) of the Company Disclosure Letter, shall have been obtained from, or in the case of PSC Consents that only require notification to a State PSC, made to, the applicable State PSCs, and any conditions thereof shall have been satisfied and such PSC Consents shall be in full force and effect, unless waived by Parent.

Section 8.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by each of Parent and Merger Sub, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:

(a) Representations and Warranties.

(i) Each of the representations and warranties made by the Company in Sections 4.01(a), 4.02, 4.05(a), 4.05(c), 4.23 and 4.24 (collectively, the “Company Fundamental Representations”) shall, if qualified by materiality or “Company Material Adverse Effect”, have been true and correct in all respects or, if not so qualified by materiality or “Company Material Adverse Effect”, have been true and correct in all material respects, in each case, as of the Closing Date as if made on the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date; and

(ii) Each of the representations and warranties made by the Company in this Agreement other than the Company Fundamental Representations (without giving effect to any references to any “Company Material Adverse Effect” or other “materiality” qualifications) shall be true and correct in all respects as of the Closing Date as if made on the Closing Date, in each case, (A) except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date, and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) Covenants. Each of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects, except for the covenants and obligations in Section 6.01(a)(z), Section 6.01(a)(i)(2), Section 6.01(a)(ix) and Section 6.01(a)(x) which shall have been complied with and performed in all respects.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any facts, circumstances, events, changes, effects or occurrences that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Executed Agreements and Documents. Parent shall have received a certificate executed on behalf of the Company by its authorized representative (the “Company Closing Certificate”) to the effect that the conditions set forth in Sections 8.02(a), 8.02(b) and 8.02(c) have been satisfied.

Section 8.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:

(a) Representations and Warranties.

(i) Each of the representations and warranties made by Parent and Merger Sub in Sections 5.01, 5.02 and 5.08 (collectively, the “Parent Fundamental Representations”) shall, if qualified by materiality, be true and correct in all respects or, if not so qualified by materiality, be true and correct in all material respects, in each case, as of the Closing Date as if made on the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date; and

(ii) Each of the representations and warranties made by Parent and Merger Sub in this Agreement other than the Parent Fundamental Representations (without giving effect to any references to materiality qualifications) shall be true and correct in all respects as of the Closing Date as if made on the Closing Date, in each case, (A) except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger or perform their respective obligations under this Agreement on a timely basis.

(b) Covenants. Each of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c) Parent Closing Certificate. The Company shall have received a certificate executed on behalf of Parent by its authorized representative and to the effect that the conditions set forth in Sections 8.03(a) and 8.03(b) have been satisfied (the “Parent Closing Certificate”).

ARTICLE 9

TERMINATION

Section 9.01 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time notwithstanding receipt of the Required Company Stockholder Approval (except as expressly noted), only as follows:

(a) by mutual written agreement of the Company and Parent;

(b) by either the Company or Parent, if the Closing shall not have occurred on or before midnight on October 19, 2014 (subject to the proviso below, the “End Date”), whether such date is before or after the date of the receipt of Required Company Stockholder Approval; provided, however, that (i) each of Parent and the Company shall have the right, in its sole discretion, to extend the End Date to a date not beyond January 19, 2015, if the conditions set forth in Section 8.01(b), 8.01(d) or 8.01(e) (or, with respect to matters addressed in such Sections, Section 8.01(c)) have not been satisfied or waived on or prior to such date, but all other conditions set forth in Article 8 have been satisfied or waived (except for those conditions that by their nature are to be satisfied by actions taken at the Closing), and Parent will seek a three-month extension of the Debt Commitment Letters on terms not less favorable, in the aggregate, than those set forth in the Debt Commitment Letters, and without any increase (other than immaterial increases) in the fees payable in connection therewith (provided that, (x) if the Debt Commitment Letters are extended for a period of less than three months, the End Date will instead be extended for such shorter period and (y) if the Debt Commitment Letters are not extended for any period, the End Date will remain October 19, 2014); and (ii) neither (x) the right to extend the End Date pursuant to this Section 9.01(b) nor (y) the right to terminate this Agreement pursuant to this Section 9.01(b) may be exercised by any party whose failure to perform any material covenant or obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of any such closing condition to be satisfied on or before the End Date;

(c) by either the Company or Parent, if any Governmental Order of a court of competent jurisdiction enjoining or otherwise prohibiting prior to the Effective Time, the consummation of the Merger, and such Governmental Order shall have become final and nonappealable (which Governmental Order the party seeking to terminate this Agreement shall have used its reasonable best efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 7.01);

(d) by either the Company or Parent, if (i) the Company Stockholder Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s stockholders shall have voted on a proposal to adopt this Agreement and (ii) this Agreement shall not have been adopted at such meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Approval; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 9.01(d) if the failure to obtain such stockholder approval results from a material breach of this Agreement by such party;

(e) by Parent, if there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 8.02(a) or 8.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts, then, for a period of up to forty five days after receipt by the Company of notice from Parent of such breach, but only as long as the Company continues to use its reasonable best efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective and the End Date shall be automatically extended until the end of the Company Cure Period, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period;

(f) by the Company, if there is any breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, such that the conditions specified in Section 8.03(a) or 8.03(b) would not be satisfied at the Closing (a “Terminating Parent Breach”), except that, if such Terminating Parent Breach is curable by Parent or Merger Sub through the exercise of its reasonable best efforts, then, for a period of up to forty five days after receipt by Parent of notice from the Company of such breach, but only as long as Parent or Merger Sub, as applicable, continues to use its reasonable best efforts to cure such Terminating Parent Breach (the “Parent Cure Period”), such termination shall not be effective and the End Date shall be automatically extended until the end of the Parent Cure Period, and such termination shall become effective only if the Terminating Parent Breach is not cured within the Parent Cure Period;

(g) by Parent, if, prior to receipt of the Required Company Stockholder Approval, an Adverse Recommendation Change shall have occurred; provided that Parent’s right to terminate this Agreement pursuant to this Section 9.01(g) shall expire at 5:00 p.m. Eastern Time on the fifteenth Business Day following the date on which such Adverse Recommendation Change occurs;

(h) by the Company, at any time prior to the receipt of the Required Company Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal; provided, that the Company has complied with the provisions of Section 6.02(d) and that it pays to Parent the Company Termination Fee in accordance with Section 9.03; or

(i) by the Company, if after the Marketing Period has ended, (x) all of the conditions to Closing set forth in Section 8.01 and Section 8.02 have been satisfied or waived (other than (1) conditions that, by their nature, are to be satisfied at Closing and which were, at the time of termination, capable of being satisfied and (2) the approvals listed in Section 8.01(e)(B) of the Company Disclosure Letter which, for purposes of this Section 9.01(i), shall be deemed to have been obtained on the date which is 5 Business Days prior to the End Date), (y) the Company has irrevocably notified Parent in writing after the end of the Marketing Period that it is ready, willing and able to consummate the Closing and that all conditions set forth in Section 8.03 have been satisfied (or are capable of being satisfied or have been deemed satisfied) or that it is willing to waive any unsatisfied conditions in Section 8.03 for purposes of consummating the Merger and (z) Parent and Merger Sub have failed to consummate the Closing prior to the earlier of one Business Day prior to the End Date and three Business Days following delivery of such written notice from the Company.

The party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give a notice of such termination to the other party setting forth a brief description of the basis on which such party is terminating this Agreement.

Section 9.02 Effect of Termination. Except as otherwise set forth in this Section 9.02 and Section 9.03, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or stockholders, other than liability of the Company, Parent or Merger Sub, as the case may be, for any intentional and willful breach of this Agreement occurring prior to such termination. The provisions of Sections 7.03, 9.02, 9.03, Article 10 and the Confidentiality Agreement shall survive any termination of this Agreement.

Section 9.03 Expenses; Termination Fees.

(a) Except as set forth in Section 7.01(e) and this Section 9.03, each party hereto shall bear its own expenses incurred in connection with this Agreement and the Transactions whether or not such Transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants; provided, however, that in the event that the Transactions are not consummated, Parent shall pay all fees and expenses in connection with any financing arrangements, regardless of whether such financing fees and expenses were to be incurred by the Company or any of its Subsidiaries.

(b) If, but only if, this Agreement is terminated:

(i) (x) by Parent or the Company pursuant to Section 9.01(b) and (y) (A) an Acquisition Proposal has been made to the Company after the date hereof and has not been withdrawn prior to the termination of this Agreement and (B) within twelve months of the termination of this Agreement, the Company (1) enters into a definitive agreement for the consummation of such Acquisition Proposal and such Acquisition Proposal is subsequently consummated (regardless of whether such consummation occurs within the twelve-month period) or (2) consummates such Acquisition Proposal, then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee within one Business Day after the date on which such Acquisition Proposal is consummated (provided, however, that for purposes of this Section 9.03(b)(i), the references to “twenty percent (20%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”);

(ii) (x) by Parent or the Company pursuant to Section 9.01(d) and (y) (A) an Acquisition Proposal has been made to the Company after the date hereof and has not been withdrawn prior to the date of the Company Stockholders Meeting (including any adjournments and postponements thereof), (B) such Acquisition Proposal was publicly disclosed prior to the date of the Company Stockholders Meeting (including any adjournments and postponements thereof) and (C) within twelve months of the termination of this Agreement, the Company (1) enters into a definitive agreement for the consummation of such Acquisition Proposal and such Acquisition Proposal is subsequently consummated (regardless of whether such consummation occurs within the twelve-month period) or (2) consummates such Acquisition Proposal, then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee within one Business Day after the date on which such Acquisition Proposal is consummated (provided, however, that for purposes of this Section 9.03(b)(ii), the references to “twenty percent (20%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”);

(iii) by Parent pursuant to Section 9.01(g) or by the Company pursuant to Section 9.01(h), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee (x) within three Business Days following such termination pursuant to Section 9.01(g) or (y) concurrently with such termination pursuant to Section 9.01(h); or

(iv) by the Company pursuant to Section 9.01(f) or 9.01(i), then Parent shall pay, or cause to be paid, to the Company the Parent Termination Fee within three Business Days following such termination.

(c) Each of the Company, Parent and Merger Sub acknowledges and agrees that the agreements contained in Sections 9.02 and 9.03 are an integral part of the Transactions, and that, without these agreements, neither Parent nor Merger Sub nor the Company would enter into this Agreement. The Company, Parent and Merger Sub acknowledge and agree that neither the Company Termination Fee nor the Parent Termination Fee is a penalty, but rather each is liquidated damages in a reasonable amount that will compensate the Company, Parent and Merger Sub in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger. The parties hereto acknowledge and hereby agree that in no event shall the Company or Parent be required to pay the Company Termination Fee or Parent Termination Fee on more than one occasion, as applicable.

(d) Any amounts payable pursuant to Section 9.03(b) or this Section 9.03(d) shall be paid by wire transfer of same day funds in accordance with this Section 9.03 to an account designated by the receiving party at least one Business Day prior to the date such fee is to be paid by Parent or the Company, as applicable. If either the Company or Parent, as applicable, fails to pay when due any amount payable under Section 9.03(b), and in order to collect such amount, the party entitled to such payment commences a suit that results in a judgment against the Company for the Company Termination Fee or Parent for the Parent Termination Fee, as applicable, then (i) the party obligated to make such payment shall reimburse the other party for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with such suit and (ii) the party obligated to make such payment shall pay to the other party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent or the Company, as applicable, in full) at the rate of interest per annum equal to the “Prime Rate” as set forth on the date such payment became past due in The Wall Street Journal “Money Rates” column.

(e) Notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated pursuant to Sections 9.01(f) or 9.01(i), the Company’s receipt of the Parent Termination Fee from Parent pursuant to Section 9.03(b)(iv) and the payment of any amounts due pursuant to Section 9.03(d) shall be the sole and exclusive remedy of the Acquired Companies against (i)(A) Parent and Merger Sub and (B) any of Parent’s or Merger Sub’s respective former, current and future Affiliates, assignees, stockholders, controlling persons, directors, officers, employees, agents, attorneys and other Representatives (the Persons described in clauses (A) and (B), collectively, the “Parent Parties”) for any losses or damages arising from or relating to this Agreement, any breach of any representation, warrant, covenant or agreement in this Agreement or the failure of the Transactions to be consummated and (ii) any Financing Source Party arising from or related to the Agreement, any breach of any representation, warranty, covenant or agreement in this Agreement or the failure of the Transactions to be consummated.

(f) Notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated pursuant to Section 9.01(b), Section 9.01(d), Section 9.01(g) or Section 9.01(h), Parent’s receipt of the Company Termination Fee from the Company pursuant to Section 9.03(b)(i)-(iii), as the case may be, and the payment of any amounts due pursuant to Section 9.03(d) shall be the sole and exclusive remedy of Parent and Merger Sub against (i) (A) the Company and (B) any of the Company’s former, current and future Affiliates, assignees, stockholders, controlling persons, directors, officers, employers, agents, attorneys and other Representatives (the Persons described in clauses (A) and (B), collectively, the “Company Parties”) for any losses or damages arising from or relating to this Agreement, any breach of any representation, warranty, covenant or agreement in this Agreement or the failure of the Transactions to be consummated and (ii) any Financing Source Party for any losses or damages arising from or relating to this Agreement, any breach of any representation, warranty, covenant or agreement in this Agreement or the failure of the Transactions to be consummated.

ARTICLE 10

MISCELLANEOUS

Section 10.01 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by nationally recognized overnight delivery service, or (iv) when delivered by facsimile or email (in each case in this clause (iv), solely if receipt via email is confirmed via return email from the primary recipient acknowledging receipt), addressed as follows:

if to Parent or Merger Sub, to:

Birch Communications, Inc.

3060 Peachtree Road NW, Suite 1065

Atlanta, Georgia 30305

Attention: Vincent Oddo

Facsimile No.: (478) 405-3130

Email: vincent.oddo@birch.com

with a copy to (which shall not constitute notice):

Jones Day

1420 Peachtree Street, NE

Suite 800

Atlanta, Georgia 30309

Attention: William B. Rowland

Facsimile No.: (404) 581-8330

Email: wbrowland@jonesday.com

if to the Company, to:

Cbeyond, Inc.

320 Interstate North Parkway, Suite 500

Atlanta, Georgia 30339

Attention: James F. Geiger

Facsimile No.: (678) 424-2500

Email: jim.geiger@cbeyond.net

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
555 Eleventh Street, N.W., Suite 1000
Washington, D.C. 20004-1304
Attention:	Christopher Kaufman
David I. Brown
Marc A. Granger
Facsimile No.: (202) 637-2201

Email:	christopher.kaufman@lw.com
david.brown@lw.com
marc.granger@lw.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

Section 10.02 Remedies Cumulative; Specific Performance. The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. In furtherance of the foregoing, the parties hereby further acknowledge and agree that prior to the Closing, the Company shall be entitled to specific performance (i) to enforce specifically the terms and provisions of and to prevent or cure breaches of this Agreement (including Section 7.10(a)) by Parent and (ii) to cause Parent to consummate the Transactions contemplated hereby including to effect the Closing in accordance with the terms and subject to the conditions in this Agreement if (A) all conditions in Sections 8.01 and 8.02 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, (B) Parent fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.01, (C) the Financing (or, if Alternative Financing is being used in accordance with Section 7.10(a), pursuant to the commitments with respect thereto) has been funded or will be funded at the Closing and (D) the Company has irrevocably confirmed that if specific performance is granted and the Financing (or, if Alternative Financing is being used in accordance with Section 7.10(a), pursuant to the commitments with respect thereto) are funded, then the Closing will occur. In furtherance of the foregoing, it is hereby acknowledged and agreed that the Company shall be entitled to specific performance to cause Parent to enforce the terms of the Debt Commitment Letters, including by demanding that Parent file one or more lawsuits against the Financing Sources to fully enforce such sources’ obligations thereunder and Parent’s rights thereunder if (i) all of the conditions set forth in Sections 8.01 and 8.02 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing), and Parent fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.01 and (ii) all of the conditions to the consummation of the financing provided by the Debt Commitment Letters (or, if Alternative Financing is being used in accordance with Section 7.10(a), pursuant to the commitments with respect thereto) have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing). To the extent any party hereto brings an action, suit or proceeding to enforce specifically the performance of the terms and provisions of this Agreement (other than an action to enforce specifically any provision that expressly survives termination of this Agreement), the End Date shall automatically be extended to (i) the twentieth Business Day following the resolution of such action, suit or proceeding or (ii) such other time period established by the court presiding over such action, suit or proceeding (it being understood that this Section 10.02 shall not be deemed to alter, amend, supplement or otherwise modify the terms of any Debt Commitment Letter (including the expiration or termination provisions thereof)). Notwithstanding the foregoing, in the event of a termination of this Agreement under circumstances in which the Parent Termination Fee is paid, the Company will not be entitled to seek or obtain a decree or order of specific performance to enforce the observance or performance of, and will not be entitled to seek or obtain an injunction restraining the breach of, or to seek or obtain damages or any other remedy at law or in equity relating to any breach of any covenant or obligation of Parent or Merger Sub. Notwithstanding the foregoing, in the event of a termination of this Agreement under circumstances in which the Company Termination Fee is payable, neither Parent or Merger Sub will be entitled to seek or obtain a decree or order of specific performance to enforce the observance or performance of, and will not be entitled to seek or obtain an injunction restraining the breach of, or to seek or obtain damages or any other remedy at law or in equity relating to any breach of any covenant or obligation of the Company.

Section 10.03 No Survival of Representations and Warranties. The representations and warranties of contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

Section 10.04 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that no amendment or waiver shall be made subsequent to receipt of the Required Company Stockholder Approval which requires further approval of the stockholders of the Company pursuant to Section 251(d) of the DGCL without such further stockholder approval.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 10.05 Disclosure Letter References. The parties hereto agree that any reference in a particular Section of the Company Disclosure Letter shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties (or covenant, as applicable) of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties (or covenant, as applicable) would be reasonably apparent to an individual who has read that reference and such representations and warranties (or covenant, as applicable). The listing of any matter on a party’s Disclosure Letter shall not be deemed to constitute an admission by such party, or to otherwise imply, that any such matter is material, is required to be disclosed by such party under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in a party’s Disclosure Letter relating to any possible breach or violation by such party of any Contract or Applicable Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in a party’s Disclosure Letter be deemed or interpreted to expand the scope of such party’s representations, warranties and/or covenants set forth in this Agreement.

Section 10.06 Binding Effect; Benefit; Assignment.

(a) This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (i) the past, present and future officers, directors and employees of the Company or any of its Subsidiaries (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 7.04 and (ii) from and after the Effective Time, the holders of shares of Company Common Stock and holders of Company Options shall be intended third-party beneficiaries of, and may enforce, Articles 2 and 3.

(b) Except as provided in Section 10.13, this Agreement shall not be assigned by any party by operation of law or otherwise without the prior written consent of the other parties, provided that Parent or Merger Sub may assign any of their respective rights and obligations to any direct or indirect Subsidiary of Parent without the consent of the Company, but no such assignment shall relieve Parent or Merger Sub, as the case may be, of its obligations hereunder. Any purported assignment in violation of this Section 10.06(b) shall be void.

Section 10.07 Governing Law. Except as provided in Section 10.13, this Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

Section 10.08 Jurisdiction. Except as provided in Section 10.13, each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any Federal court of the United States of America sitting in Delaware, and any appellate court from any appeal thereof, in any Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Court of Chancery of the State of Delaware or such Federal court and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such Proceeding in the Court of Chancery of the State of Delaware or such Federal court. Each of the parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.09 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.09.

Section 10.10 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 10.11 Entire Agreement. This Agreement, the Confidentiality Agreement and each of the documents, instruments and agreements delivered in connection with the Transactions, including each of the Exhibits and the Company Disclosure Letter, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

Section 10.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.

Section 10.13 Acknowledgement Regarding Commitment Letters. The Company, on behalf of itself and each of its Subsidiaries, Affiliates and stockholders, hereby (i) acknowledges that none of the Financing Source Parties shall have any liability under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby, including, but not limited to, any dispute related to, or arising from, the Debt Commitment Letters or the performance thereof and (ii) waives any rights or claims against any of the Finance Source Parties in connection with this Agreement, the Financing or the Debt Commitment Letters, whether at law or equity, in contract, in tort or otherwise, and the Company, on behalf of itself and each of its Subsidiaries, Affiliates and stockholders, agrees not to commence (and if commenced agrees to dismiss or otherwise terminate, and not to assist) any action, arbitration, audit, hearing, investigation, litigation, petition, grievance, complaint, suit or proceeding against any Financing Source Party in connection with this Agreement or the transactions contemplated in connection herewith. The foregoing is not intended to, and does not, limit or qualify (i) the obligations and liabilities of the parties to the Debt Commitment Letters to each other pursuant to the Debt Commitment Letters or (ii) the Company’s rights against Parent and Merger Sub under Section 10.02. The parties hereby acknowledge that the Financing Source Parties are express third party beneficiaries of this Section 10.13. The parties hereby acknowledge that this Section 10.13 may not be amended in a manner adverse to the Financing Source Parties without the prior written consent of the Financing Sources. This Section 10.13 shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the conflicts of laws principles thereof. With respect to any dispute or proceeding relating to this Section 10.13, the Company, on behalf of itself and each of its Subsidiaries, Affiliates or stockholders, (w) submits to the exclusive jurisdiction of the New York state courts or federal courts of the United States of America sitting in the Borough of Manhattan and any appellate court from any thereof, and agrees that all claims in respect of any such litigation may be heard and determined only in such New York state court or, to the extent permitted by law, in such federal court, (x) waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any proceeding in such New York state court or in any such federal court, (y) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such proceeding in any such court, and (z) agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit in on the judgment or any other manner provided by law. THE COMPANY, ON BEHALF OF ITSELF AND EACH OF ITS SUBSIDIARIES, AFFILIATES AND STOCKHOLDERS HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY SUCH PROCEEDING BROUGHT BY OR ON BEHALF OF SUCH PARTY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

BIRCH COMMUNICATIONS, INC.

By:	/s/ Vincent M. Oddo
	Name:	Vincent M. Oddo
	Title:	President and Chief Executive Officer

HAWKS MERGER SUB, INC.

By:	/s/ Vincent M. Oddo
	Name:	Vincent M. Oddo
	Title:	President and Chief Executive Officer

CBEYOND, INC.

By:	/s/ James F. Geiger
	Name:	James F. Geiger
	Title:	Chairman, Chief Executive Officer and President

Annex B

[LETTERHEAD OF UBS SECURITIES LLC]

April 19, 2014

The Board of Directors

CBeyond, Inc.

320 Interstate North Parkway, Suite 500

Atlanta, Georgia 30339

Dear Members of the Board:

We understand that CBeyond, Inc., a Delaware corporation (the “Company”), is considering entering into a transaction whereby Birch Communications, Inc., a Georgia corporation (“Parent”), will effect a merger involving the Company. Pursuant to the terms of an Agreement and Plan of Merger, dated as of April 19, 2014 (the “Agreement”), among Parent, the Company and Hawks Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, Parent will undertake a series of transactions whereby the Company will become a wholly owned subsidiary of Parent (the “Transaction”). Pursuant to the terms of the Agreement, all of the issued and outstanding shares of the common stock, $0.01 par value per share, of the Company (“Company Common Stock”), will be converted into the right to receive, for each outstanding share of Company Common Stock, $10.00 in cash (the “Consideration”), subject to adjustment as more fully set forth in the Agreement. The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company Common Stock of the Consideration to be received by such holders in the Transaction.

UBS Securities LLC (“UBS”) has acted as financial advisor to the Company in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with the delivery of this opinion and a significant portion of which is contingent upon consummation of the Transaction. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by an authorized committee of UBS.

Our opinion does not address the relative merits of the Transaction or any related transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the Transaction or any related transaction. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any related transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or any related documents or the form of the Transaction or any related transaction. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration. In rendering this opinion, we have assumed, with your consent, that (i) the parties to the Agreement will comply with all material terms of the Agreement, (ii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof, and (iii) the adjustment (if any) to the Consideration will not be material in any respect to our analyses or opinion. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company, Parent or the Transaction.

B-1

The Board of Directors

CBeyond, Inc.

April 19, 2014

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company that were not publicly available, including financial forecasts and estimates prepared by the management of the Company that you have directed us to utilize for purposes of our analysis; (iii) conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company; (iv) performed a discounted cash flow analysis of the Company in which we analyzed the future cash flows of the Company using financial forecasts and estimates prepared by the management of the Company; (v) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (vi) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vii) reviewed current and historical market prices of Company Common Stock; (viii) reviewed the Agreement; and (ix) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate. At your request, we have contacted third parties to solicit indications of interest in a possible transaction with the Company and held discussions with certain of these parties prior to the date hereof.

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We have further relied upon and assumed at your direction, without independent verification, that there has been no change in the business, asset, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us except for such changes as would not be material to our analysis or opinion, and that there is no information or any facts that would make any of the information discussed with or reviewed by us incomplete or misleading. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of Company Common Stock in the Transaction is fair, from a financial point of view, to such holders.

This opinion is provided for the benefit of the Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Consideration in the Transaction.

Very truly yours,

/s/ UBS SECURITIES LLC

UBS SECURITIES LLC

B-2

Annex C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to

§ 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

CBEYOND, INC. 320 INTERSTATE NORTH PARKWAY SE SUITE 500 ATLANTA, GA 30339	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

      TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M76075-Z63200 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CBEYOND, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
4.	Election of Class III Directors		☐	☐	☐
Nominees:
1) James F. Geiger
2) Kevin Costello

The Board of Directors recommends you vote FOR proposals 1, 2, 3, 5 and 6.								For	Against	Abstain
1.	Adoption of the Merger Agreement and approval of the Merger and other transactions contemplated by the Merger Agreement.							☐	☐	☐
2.	Advisory non-binding vote regarding merger-related compensation.							☐	☐	☐
3.	Approval of the adjournment of the annual meeting, if necessary, to solicit additional votes to approve the proposal to adopt the Merger Agreement.							☐	☐	☐
5.	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2014.							☐	☐	☐
6.	Advisory non-binding vote on the compensation that was paid to the Company’s named executive officers.							☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponement, adjournment or continuation thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

CBEYOND, INC.

JULY 9, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 9:30 A.M., JULY 9, 2014

The Proxy Statement is available at: http://ir.cbeyond.net/annual-proxy.cfm and the annual report to stockholders (Form 10-K) is available at http://ir.cbeyond.net/actuals.cfm.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

M76076-Z63200

CBEYOND, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JULY 9, 2014, AT 9:30 A.M.

The undersigned holder of common stock, par value $0.01, of Cbeyond, Inc. (the “Company”) hereby appoints J. Robert Fugate as proxy for the undersigned, with full power of substitution, to represent and to vote as specified in this proxy all common stock of the Company that the undersigned stockholder would be entitled to vote if present in person at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, July 9, 2014, at 9:30 a.m., local time, at the Hyatt House, 3595 Cumberland Boulevard Southeast, Atlanta, Georgia 30339 and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” all director nominees, “FOR” proposals 1, 2, 3, 5 and 6, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

NOTICE TO PARTICIPANTS IN EMPLOYEES’ SAVINGS PLANS

This card also constitutes voting instructions for participants in the Cbeyond 401(k) Savings Plan (the “Plan”). Your signature on the reverse side of this form will direct the respective Trustee to vote all shares of common stock credited to the account at the Annual Meeting and at any adjournment thereof. According to its Confidential Voting Policy, Cbeyond 401(k) Savings Plan has instructed the Trustees and their agents not to disclose to the Cbeyond 401(k) Savings Plan Board or management how individuals in the Plan have voted. If no instructions are provided, the respective Trustee will vote the respective Plan shares according to the Plan provisions. Internet voting cut-off for participants in these plans is 5:00 PM EDT on July 7, 2014.

continued and to be signed on reverse side